FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-129844

THE DATE OF THIS FREE WRITING PROSPECTUS IS MARCH 27, 2006

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C3
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F and Class X-CP

Approximate Total Principal Balance at Initial Issuance:     $1,571,828,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated March 24, 2006. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent the obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in April 2006. The table on page 7 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C3 certificates. That same table on page 7 of this offering prospectus also contains a list of the non-offered classes of the series 2006-C3 certificates.

You should fully consider the risk factors beginning on page 49 in this offering prospectus and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will disclose in the final prospectus supplement relating to the offered certificates the dollar amount of the expected proceeds from the sale of the offered certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK	LEHMAN BROTHERS

LB-UBS Commercial Mortgage Trust 2006-C3

Commercial Mortgage Pass-Through Certificates, Series 2006-C3

Washington
1 property
$5,492,858
0.3% of total
Nebraska
1 property
$1,395,718
0.1% of total
South Dakota
1 property
$4,200,000
0.2% of total
North Dakota
1 property
$3,289,893
0.2% of total
Minnesota
4 properties
$18,689,831
1.1% of total
Illinois
2 properties
$96,500,000
5.6% of total
Indiana
2 properties
$7,125,000
0.4% of total
Pennsylvania
9 properties
$53,062,993
3.1% of total
New York
24 properties
$383,750,871
22.3% of total
Massachusetts
1 property
$1,815,841
0.1% of total
Oregon
1 property
$8,250,000
0.5% of total
Michigan
4 properties
$55,721,355
3.2% of total
Ohio
2 properties
$56,086,369
3.3% of total
Connecticut
2 properties
$13,784,469
0.8% of total
New Jersey
3 properties
$19,844,710
1.2% of total
California
8 properties
$109,707,695
6.4% of total
District of Columbia
1 property
$105,870,751
6.2% of total
Maryland
2 properties
$106,687,209
6.2% of total
Nevada
1 property
$4,993,336
0.3% of total
Virginia
3 properties
$39,233,000
2.3% of total
Arizona
4 properties
$39,920,548
2.3% of total
Hawaii
1 property
$7,380,000
0.4% of total
Colorado
1 property
$3,100,000
0.2% of total
North Carolina
3 properties
$6,625,495
0.4% of total
Georgia
6 properties
$84,157,362
4.9% of total
Kansas
2 properties
$11,500,000
0.7% of total
Texas
27 properties
$201,924,133
11.7% of total
Tennessee
6 properties
$69,513,590
4.0% of total
Alabama
2 properties
$3,145,433
0.2% of total
Florida
14 properties
$197,426,522
11.5% of total
Distribution of Property Types (1)
Mixed Use 2.4%
Industrial/Warehouse 5.5%
Self Storage 2.1%
Hotel 11.8%
Office 40.9%
Retail 12.6%
Multifamily(2) 24.7%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(2) Multifamily Component includes Mobile Home Park properties representing 0.3% of the Initial Mortgage Pool Balance.

888 Seventh Avenue, New York, NY

Station Place II, Washington, D.C.

200 South Wacker Drive, Chicago, IL

Eastpoint Mall, Baltimore, MD

JCPenney
SEARS

Spring Creek Apartments, Atlanta, GA

Marriott Hotel – Orlando Airport, Orlando, FL

Marriott

623 Fifth Avenue, New York, NY

The Time Hotel, New York, NY

1 Allen Bradley Drive, Mayfield Heights, OH

1010 Second Avenue, San Diego, CA

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
Introduction to the Transaction	7
Relevant Parties	13
Summary of Transaction Parties	18
Relevant Dates and Periods	19
Description of the Offered Certificates	21
The Underlying Mortgage Loans and the Mortgaged Real Properties	34
Legal and Investment Considerations	46
RISK FACTORS	49
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	49
The Offered Certificates Have Uncertain Yields to Maturity	49
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	50
The Interests of the Series 2006-C3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	51
The Interests of the Holders of the Loan-Specific Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders	51
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	52
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	53
Risks Associated with Condominium Ownership	53
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	53
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	54
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Office, Multifamily, Retail and Hotel	54
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	55
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of New York, Texas, and Florida and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following States — California, Maryland, District of Columbia and Illinois	55
Of the 24 Mortgaged Real Properties Located in the State of New York, Six (6) of Those Properties, Representing 16.0% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	56
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	56
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	56
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	56
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	57
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990.	57
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	57
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	58
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	59
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	59
Tenancies in Common May Hinder Recovery	59
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	60
Lending on Income-Producing Real Properties Entails Environmental Risks	60
Lending on Income-Producing Properties Entails Risks Related to Property Condition	63
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	64
With Respect to Two (2) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C3 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	64

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	65
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	65
Investors May Want to Consider Prior Bankruptcies	66
Litigation May Adversely Affect Property Performance	66
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	66
FORWARD-LOOKING STATEMENTS	66
DESCRIPTION OF THE MORTGAGE POOL	67
General	67
Split Mortgage Loans	68
Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers	70
Partial Releases	71
Terms and Conditions of the Underlying Mortgage Loans	72
Mortgage Pool Characteristics	80
Significant Underlying Mortgage Loans	80
Loan Combinations	121
Additional Loan and Property Information	127
Assessments of Property Condition	133
Assignment of the Underlying Mortgage Loans	135
Representations and Warranties	137
Cures and Repurchases	141
Changes in Mortgage Pool Characteristics	142
TRANSACTION PARTICIPANTS	143
The Issuing Entity	143
The Depositor	143
The Sponsors	143
Mortgage Loan Sellers	147
The Servicers	147
The Trustee	153
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	154
THE SERIES 2006-C3 POOLING AND SERVICING AGREEMENT	155
General	155
Overview of Servicing	155
Sub-Servicers	156
Servicing Compensation and Payment of Expenses	157
Trustee Compensation	162
Advances	162
The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders	165
Replacement of the Special Servicer	170
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	172
Modifications, Waivers, Amendments and Consents	172
Required Appraisals	175
Maintenance of Insurance	176
Fair Value Option	177
Realization Upon Defaulted Mortgage Loans	179
REO Properties	180
Inspections; Collection of Operating Information	182
Evidence as to Compliance	183
Accounts	183
Events of Default	192
Rights Upon Event of Default	193
Administration of the Outside Serviced Trust Mortgage Loan	194
SERVICING OF THE 888 SEVENTH AVENUE LOAN COMBINATION	195
DESCRIPTION OF THE OFFERED CERTIFICATES	197
General	197
Registration and Denominations	199
Payments	199
Treatment of REO Properties	211
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	211
Fees and Expenses	215
Reports to Certificateholders; Available Information	227
Voting Rights	231
Termination	231
YIELD AND MATURITY CONSIDERATIONS	233
Yield Considerations	233
Yield Sensitivity	236
Weighted Average Lives	237
USE OF PROCEEDS	238
FEDERAL INCOME TAX CONSEQUENCES	238
General	238
Discount and Premium; Prepayment Consideration	239
Characterization of Investments in Offered Certificates	240
Constructive Sales of Class X-CP Certificates	241
Prohibited Transactions Tax and Other Taxes	241
ERISA CONSIDERATIONS	242
LEGAL INVESTMENT	244
METHOD OF DISTRIBUTION	245
LEGAL MATTERS	246
RATINGS	246
GLOSSARY	248
ANNEX A-1 — CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS	A-1
ANNEX A-2 — CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL	A-2
ANNEX A-3 — CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1.	A-3
ANNEX A-4 — CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2.	A-4
ANNEX A-5 — CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS	A-5
ANNEX A-6 — CERTAIN INFORMATION REGARDING RESERVES	A-6
ANNEX B — CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES	B
ANNEX C-1 — PRICE/YIELD TABLES	C-1
ANNEX C-2 — DECREMENT TABLES	C-2
ANNEX D — FORM OF DISTRIBUTION DATE STATEMENT	D
ANNEX E — REFERENCE RATE SCHEDULE	E
ANNEX F — CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE	F
ANNEX G — GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	G

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

Information about the offered certificates is contained in two separate documents:

•	this offering prospectus, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The Annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this offering prospectus, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors; (ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi) a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C3 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier — Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C3 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C3 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C3 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C3 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C3 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this offering prospectus.

SUMMARY OF OFFERING PROSPECTUS

This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C3 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus.

Series 2006-C3 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(5)(7)	Approx. % Total Credit Support at Initial Issuance(6)(7)	Pass-Through Rate Description		Initial Pass-Through Rate	Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
Offered Certificates(1)
A-1	$43,000,000	2.5%	30.000%(8)	Fixed		%	2.76	04/06-02/11	AAA/Aaa
A-2	$143,000,000	8.3%	30.000%(8)	Fixed		%	4.88	02/11-04/11	AAA/Aaa
A-3	$20,000,000	1.2%	30.000%(8)	Fixed		%	6.80	12/12-05/13	AAA/Aaa
A-AB	$59,000,000	3.4%	30.000%(8)	Fixed	(9)	%	7.17	04/11-06/15	AAA/Aaa
A-4	$523,233,000	30.4%	30.000%(8)	Fixed	(9)	%	9.69	06/15-02/16	AAA/Aaa
A-1A	$415,903,000	24.2%	30.000%(8)	Fixed	(9)	%	8.19	04/06-02/16	AAA/Aaa
A-M	$172,019,000	10.0%	20.000%	Fixed	(9)	%	9.85	02/16-02/16	AAA/Aaa
A-J	$105,362,000	6.1%	13.875%	Fixed	(9)	%	9.93	02/16-03/16	AAA/Aaa
B	$15,052,000	0.9%	13.000%	TBD(10)		%	9.93	03/16-03/16	AA+/Aa1
C	$23,653,000	1.4%	11.625%	TBD(10)		%	9.93	03/16-03/16	AA/Aa2
D	$17,202,000	1.0%	10.625%	TBD(10)		%	9.93	03/16-03/16	AA−/Aa3
E	$12,901,000	0.7%	9.875%	TBD(10)		%	9.93	03/16-03/16	A+/A1
F	$21,503,000	1.3%	8.625%	TBD(10)		%	9.93	03/16-03/16	A/A2
X-CP	$1,554,940,000 (4)	N/A	N/A	Variable IO	(11)	%(13)	N/A	N/A	N/A
Non-Offered Certificates
X-CL	$1,720,194,980 (4)	N/A	N/A	Variable IO	(11)	%(13)	N/A	N/A	N/A
G	$23,652,000	1.4%	N/A	TBD(10)		%	N/A	N/A	N/A
H	$17,202,000	1.0%	N/A	TBD(10)		%	N/A	N/A	N/A
J	$21,503,000	1.3%	N/A	TBD(10)		%	N/A	N/A	N/A
K	$19,352,000	1.1%	N/A	TBD(10)		%	N/A	N/A	N/A
L	$8,601,000	0.5%	N/A	Fixed	(9)	%	N/A	N/A	N/A
M	$8,601,000	0.5%	N/A	Fixed	(9)	%	N/A	N/A	N/A
N	$8,601,000	0.5%	N/A	Fixed	(9)	%	N/A	N/A	N/A
P	$6,451,000	0.4%	N/A	Fixed	(9)	%	N/A	N/A	N/A
Q	$6,450,000	0.4%	N/A	Fixed	(9)	%	N/A	N/A	N/A
S	$4,301,000	0.3%	N/A	Fixed	(9)	%	N/A	N/A	N/A
T	$23,652,980	1.4%	N/A	Fixed	(9)	%	N/A	N/A	N/A
FTH-1(2)	$3,565,305	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
FTH-2(2)	$11,000,000	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
FTH-3(2)	$11,400,000	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
FTH-4(2)	$3,000,000	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
FTH-5(2)	$9,700,000	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
NBT-1(3)	$485,318	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
NBT-2(3)	$2,669,248	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
NBT-3(3)	$1,455,953	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
NBT-4(3)	$485,318	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
NBT-5(3)	$3,771,206	N/A	N/A	Loan-Specific	(12)	%(13)	N/A	N/A	N/A
R-I	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
R-II	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
R-III	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
V	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A

(Footnotes to the foregoing table commence on next page)

(Footnotes from table on previous page)

(1)	The approximate total principal balance of the offered certificates at initial issuance will be $1,571,828,000.

(2)	The class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 623 Fifth Avenue. For purposes of calculating distributions on the series 2006-C3 certificates, the 623 Fifth Avenue underlying mortgage loan, which is sometimes referred to in this offering prospectus as a "split underlying mortgage loan,’’ will be divided into two portions—a non-pooled portion and a pooled portion. The non-pooled portion of the 623 Fifth Avenue underlying mortgage loan will be collectively represented by the class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates. The remaining portion of the 623 Fifth Avenue underlying mortgage loan, which is the pooled portion thereof, will be pooled with the other underlying mortgage loans (or, in one such case, as described in the next footnote, a pooled portion thereof) to back the other classes of the series 2006-C3 certificates, exclusive of the class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates.

(3)	The class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Northborough Tower. For purposes of calculating distributions on the series 2006-C3 certificates, the Northborough Tower underlying mortgage loan, which is also sometimes referred to in this offering prospectus as a "split underlying mortgage loan,’’ will be divided into two portions—a non-pooled portion and a pooled portion. The non-pooled portion of the Northborough Tower underlying mortgage loan will be collectively represented by the class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates. The remaining portion of the Northborough Tower underlying mortgage loan, which is the pooled portion thereof, will be pooled with the other underlying mortgage loans (or, in one such case, as described in the prior footnote, a pooled portion thereof) to back the other classes of the series 2006-C3 certificates, exclusive of the class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates.

(4)	Notional amount.

(5)	The initial mortgage pool balance will be approximately $1,720,194,980. References in this offering prospectus to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just of the respective pooled portions thereof) as of March 13, 2006, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

(6)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this offering prospectus.

(7)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table above does not take into account any of the principal balances of (a) the class FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates or (b) either of the respective non-pooled portions of the split underlying mortgage loans that are represented by those series 2006-C3 certificates.

(8)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(9)	In general, the pass-through rates for the class A-AB, A-4, A-1A, A-M, A-J, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective pooled portions thereof) is below the identified initial pass-through rate for the class A-AB, A-4, A-1A, A-M, A-J, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C3 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(10)	To be determined. The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective pooled portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis; (c) the lesser of (i) a specified fixed pass-through rate and (ii) the rate described in clause (b) above; and (d) the rate described in clause (b) above minus a specified percentage for the subject class. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(11)	The pass-through rates for the class X-CL and X-CP certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2006-C3 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in . See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(12)	The pass-through rates for the class FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates will, in the case of each of those classes, for any interest accrual period, equal the net interest rate deemed to be in effect for the non-pooled portion of the related split underlying mortgage loan as of the date of initial issuance of the offered certificates, which net interest rate will be converted, in some months, to a 30/360 equivalent annual rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

(13)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2006-C3 certificates will be a pooling and servicing agreement to be dated as of March 13, 2006. Except as described in this paragraph, the pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2006-C3 certificates. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 888 Seventh Avenue, which represents 8.5% of the initial mortgage pool balance, is not being serviced under the series 2006-C3 pooling and servicing agreement. The 888 Seventh Avenue underlying mortgage loan is part of a loan combination that also includes two other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two other non-trust mortgage loans. The 888 Seventh Avenue underlying mortgage loan is sometimes referred to in this offering prospectus as the ‘‘outside serviced underlying mortgage loan.’’

The parties to the series 2006-C3 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C3 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C3 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C3 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A.	Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates will be the series 2006-C3 certificates with principal balances and are sometimes referred to as the series 2006-C3 principal balance certificates. In addition:

•	the class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates are sometimes referred to as the class FTH principal balance certificates;

•	the class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates are sometimes referred to as the class NBT principal balance certificates; and

•	the class FTH principal balance certificates and the class NBT principal balance certificates are sometimes referred to as the series 2006-C3 loan-specific principal balance certificates.

The table on page 7 of this offering prospectus identifies for each class of series 2006-C3 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C3 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page 7 of this offering prospectus, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of series 2006-C3 loan-specific principal balance certificates, the actual size of the non-pooled portion of the related split underlying mortgage loan. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C3 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2006-C3 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this offering prospectus; (b) initially equal the sum of (i) the lesser of $ and the total principal balance of the class certificates, (ii) the lesser of $ and the total principal balance of the class certificates, and (iii) the total principal balance of the class , , , , , , , , , , and certificates. The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page 7 of this offering prospectus, although it may be as much as 10% larger or smaller. The total notional amount of the class X-CP certificates will decline over time, and following the distribution date in , will be $0.

The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loan that has an anticipated repayment date.

B.	Total Credit Support at Initial Issuance	The respective classes of the series 2006-C3 certificates, other than the class R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the series 2006-C3 loan-specific principal balance certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates will be the most senior of the series 2006-C3 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C3 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C3 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page 7 of this offering prospectus shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP certificates, through the subordination of other classes of the series 2006-C3 principal balance certificates, exclusive of the series 2006-C3 loan-specific principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP certificates, the credit support shown in the table on page 7 of this offering prospectus represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C3 principal balance certificates, other than the series 2006-C3 loan-specific principal balance certificates, that are subordinate to the indicated class.

The class FTH principal balance certificates represent interests solely in the non-pooled portion of the 623 Fifth Avenue underlying mortgage loan, and class NBT principal balance certificates represent interests solely in the non-pooled portion of the Northborough Tower underlying mortgage loan. Accordingly, the series 2006-C3 loan-specific principal balance certificates will provide limited credit support with respect to losses on, and default-related and other unanticipated expenses related to, the related split underlying mortgage loan, but only to the extent of the non-pooled portion of that split underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on that split underlying mortgage loan that would otherwise be allocable to the non-pooled portion thereof. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C3 certificates. The class V certificates will be neither senior nor subordinate to any other series

2006-C3 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loan with an anticipated repayment date.

C. Pass-Through Rate	Each class of the series 2006-C3 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. The table on page 7 of this offering prospectus provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C3 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C3 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this offering prospectus.

D.	Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C3 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C3 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page 7 of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date (see ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below), the mortgage loan will be paid in full on that date, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page of this offering prospectus for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

E. Ratings	The ratings shown in the table on page 7 of this offering prospectus for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page of this offering prospectus.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest or post-anticipated repayment date additional interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this offering prospectus.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C3 will be the issuing entity for the series 2006-C3 securitization transaction. The issuing entity is sometimes referred to in this offering prospectus and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this offering prospectus.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2006-C3 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants— The Depositor’’ in this offering prospectus.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2006-C3 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc. UBS Real Estate Investments Inc. is an affiliate of UBS Securities LLC. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this offering prospectus.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C3 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C3 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C3 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this offering prospectus.

Initial Special Servicer	CWCapital Asset Management LLC., a Massachusetts limited liability company, will act as the initial special servicer for the mortgage pool, except as discussed under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this offering prospectus.

Non-Trust Mortgage Loan Noteholders	Two (2) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be included in the trust. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust. However, all of the mortgage loans in a given loan combination are cross-defaulted and are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. All of the mortgage loans comprising a given loan combination are cross-defaulted, but none of the loan combinations is cross-collateralized or cross-defaulted with any other loan combination. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this offering prospectus as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Subordinate Non-Trust Loans(2)
1. 888 Seventh Avenue(3)	$145,894,000	8.5%	$145,894,000	$26,766,000
2. City Centre(4)	$8,646,000	0.5%	NAP	$673,000

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(3)	The 888 Seventh Avenue underlying mortgage loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue loan combination that includes: (i) the 888 Seventh Avenue underlying mortgage loan; (ii) the 888 Seventh Avenue pari passu non-trust mortgage loan, with an original principal balance of $145,894,000; and (iii) the 888 Seventh Avenue subordinate non-trust mortgage loan, with an original principal balance of $26,766,000.

(4)	The subject loan combination consists of two (2) mortgage loans, one that will be included in the trust and one that will not be included in the trust.

For a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

As provided below under ‘‘—888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer,’’ the 888 Seventh Avenue underlying mortgage loan is being serviced under the series 2006-C1 pooling and servicing agreement, which is the servicing agreement for the securitization of a related non-trust mortgage loan. The entire City Centre loan combination will, however, be serviced under the series 2006-C3 pooling and servicing agreement by the master servicer and the special servicer thereunder.

Pursuant to one or more co-lender or similar agreements with respect to each of the loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See "Description of the Mortgage Pool—Loan Combinations" and ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus.

888 Seventh Avenue Mortgagee of Record, Master Servicer and Special Servicer	The entire 888 Seventh Avenue loan combination (including the 888 Seventh Avenue underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C3 certificates, will continue to be—serviced and administered pursuant to the series 2006-C1 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2006-C3 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire 888 Seventh Avenue loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire 888 Seventh Avenue loan combination, subject to replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement; and

•	LNR Partners Inc. is the special servicer under the series 2006-C1 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire 888 Seventh Avenue loan combination, subject to replacement pursuant to the terms of the series 2006-C1 pooling and servicing agreement, including, without cause (a) by the holders of a majority interest in a designated controlling class of series 2006-C1 certificates, and (b) as special servicer with respect to the related loan combination only, if and for so long as the total unpaid principal balance of the 888 Seventh Avenue subordinate non-trust mortgage loan, net of any appraisal reduction amount with respect to the subject loan combination allocable under the series 2006-C1 pooling and servicing agreement to that non-trust mortgage loan, is greater than, or equal to, 25% of the original principal balance of that non-trust mortgage loan, also by the holder of the 888 Seventh Avenue subordinate non-trust mortgage loan.

We further discuss appraisal reduction amounts and the allocation thereof under ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Advances of Delinquent Monthly Debt Service Payments’’ below.

Notwithstanding the foregoing, references in this offering prospectus to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C3 pooling and servicing agreement unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C3 certificates will have certain rights and powers under the series 2006-C3 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2006-C3 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C3 certificateholders will be the holders of a non-offered class of series 2006-C3 certificates.

Class FTH Representative	The class FTH representative will, in general, be designated by the holders or beneficial owners of the class FTH principal balance certificates representing a majority of the voting rights evidenced by all of the class FTH principal balance certificates. The class FTH representative will have certain rights and powers under the series 2006-C3 pooling and servicing agreement with respect to the 623 Fifth Avenue underlying mortgage loan, as described under ‘‘Risk Factors— The Interests of the Holders of the Loan-Specific Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Class NBT Representative	The class NBT representative will, in general, be designated by the holders or beneficial owners of the class NBT principal balance certificates representing a majority of the voting rights evidenced by all of the class NBT principal balance certificates. The class NBT representative will have certain rights and powers under the series 2006-C3 pooling and servicing agreement with respect to the Northborough Tower underlying mortgage loan, as described under ‘‘Risk Factors—The Interests of the Holders of the Loan-Specific Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus.

Underwriters	Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. In connection therewith—

•	Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

Lehman Brothers Inc. is our affiliate and an affiliate of one or more of the mortgage loan sellers. UBS Securities LLC is an affiliate of another mortgage loan seller. See ‘‘Method of Distribution’’ in this offering prospectus.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	March 13, 2006.

Issue Date	The date of initial issuance for the offered certificates will be on or about April 10, 2006.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in April 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the first record date will be the date of initial issuance of the offered certificates. The registered holders of the series 2006-C3 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for the 888 Seventh Avenue underlying mortgage loan may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to the 888 Seventh Avenue underlying mortgage loan and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this offering prospectus to ‘‘collection period’’ will mean, individually and collectively, as applicable, the foregoing two collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution dates for the respective classes of the offered certificates with principal balances are as follows:

•	for the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates, the distribution date in ; and

•	for the class A-J, B, C, D, E and F certificates, the distribution date in .

See ‘‘Ratings’’ in this offering prospectus.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that each underlying mortgage loan, if any, with an anticipated repayment date is paid in full on that date;

•	the assumption that no borrower otherwise prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this offering prospectus.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1
A-2
A-3
A-AB
A-4
A-1A
A-M
A-J
B
C
D
E
F
X-CP

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this offering prospectus and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 2006-C3 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, A-1A,X-CL and X-CP
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the split mortgage loan non-pooled portions will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C3 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP classes is described under ‘‘—Payments—Payments of Interest’’ below. The class R-I, R-II, R-III and V certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus, the class FTH principal balance certificates will collectively represent a right to receive, and the class NBT principal balance certificates will likewise collectively represent a right to receive, in each such case out of payments (or advances in lieu thereof) and other collections on the related split underlying mortgage that are allocated on a subordinated basis to the non-pooled portion thereof, monthly payments of: (a) interest at the respective pass-through rates for the various classes of those series 2006-C3 certificates; and (b) as to the subject split underlying mortgage loan, either a pro rata share (generally based on the relative sizes of the pooled and non-pooled portions of that split underlying mortgage loan) of—or, under certain default scenarios, only after payment in full of the balance of the pooled portion of that split underlying mortgage loan, any remaining portion of—any and all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, the subject split underlying mortgage loan.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park (with the exception of one multifamily property);

•	a loan group no. 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties (but excluding one multifamily property).

Loan group no. 1 will contain a total of 92 underlying mortgage loans that represent 75.8% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 32 underlying mortgage loans that represent 24.2% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments— Priority of Payments’’ below in this offering prospectus, amounts collected with respect to loan group no. 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2006-C3 certificates—other than the class R-I, R-II, R-III and V certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C3 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C3 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C3 certificates, from available funds attributable to loan group no. 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

•	in the case of the class X-CP and X-CL certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C3 certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2.

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or X-CP classes, then payments of interest will be made on those classes of series 2006-C3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or the non-pooled portions of the split underlying mortgage loans.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment— on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C3 certificates, including the offered certificates, but excluding the series 2006-C3 loan-specific principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that—

•	any such resulting interest shortfall that is attributable to a prepayment of the non-pooled portion of the 623 Fifth Avenue underlying mortgage loan would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class FTH principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; and

•	any such resulting interest shortfall that is attributable to a prepayment of the non-pooled portion of the Northborough Tower underlying mortgage loan would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class NBT certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2006-C3 principal balance certificates (exclusive of the series 2006-C3 loan-specific principal balance certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group no. 2;

•	on any given distribution date, beginning with the distribution date in April 2011, the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2006-C3 principal balance certificates (exclusive of the series 2006-C3 loan-specific principal balance certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective split mortgage loan pooled portions only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C3 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C3 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group. Notwithstanding the foregoing, no amounts collected with respect to any split underlying mortgage loan and otherwise distributable with respect to any class of series 2006-C3 loan-specific principal balance certificates may be applied to reimburse or pay interest on advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than the split underlying mortgage loan evidenced by that class of series 2006-C3 loan-specific principal balance certificates.

On any distribution date, as described under ‘‘Description of the Mortgage Pool— Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates— Payments’’ in this offering prospectus, the class FTH principal balance certificates will represent with respect to the 623 Fifth Avenue underlying mortgage loan, and the class NBT principal balance certificates will represent with respect to the Northborough Tower underlying mortgage loan, a right to receive either a pro rata share (generally based on the relative sizes of the pooled and non-pooled portions of the subject split underlying mortgage loan) of—or, under certain default scenarios, after payment in full of the principal balance of the pooled portion of the subject split underlying mortgage loan, any remaining portion of— any and all payments (or advances in lieu thereof) and other collections of principal on the subject split underlying mortgage loan. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus.

The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Loan-Specific Principal Balance Certificates’’ in this offering prospectus.

E.	Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2006-C3 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to a specified percentage of the initial total principal balance of the series 2006-C3 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to a split underlying mortgage loan that is allocable to the non-pooled portion thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered

Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

If any prepayment consideration is collected during any particular collection period with respect to a split underlying mortgage loan, primarily as a result of a default and liquidation, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the related pooled portion and the related non-pooled portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the non-pooled portion of the 623 Fifth Avenue underlying mortgage loan will be distributed to the applicable holders of the class FTH principal balance certificates, and the portion of any prepayment consideration allocable to the non-pooled portion of the Northborough Tower underlying mortgage loan will be distributed to the applicable holders of the class NBT principal balance certificates.

Fees and Expenses	The amounts available for distribution on the series 2006-C3 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate (2) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan	Monthly

Type / Recipient (1)	Amount	Frequency
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Monthly
	Late payment charges and default interest actually collected on any underlying mortgage loan, but only to the extent that such late payment charges and default interest (a) accrued on a non-specially serviced mortgage loan and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan or on the 888 Seventh Avenue underlying mortgage loan: (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees), in either case currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed	Time to time
Outside Master Servicing Fee/ Other Master Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, one-twelfth of the related annual outside master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the 888 Seventh Avenue underlying mortgage loan	Monthly

Type / Recipient (1)	Amount	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate(4) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest)	Time to time

Type / Recipient (1)	Amount	Frequency
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account	Monthly
	Late payment charges and default interest collected on any mortgage loan (other than the 888 Seventh Avenue underlying mortgage loan), but only to the extent such late payment charges and default interest (a) accrued on that mortgage loan while it was specially serviced or after the related mortgaged property became an REO property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Time to time
Outside Special Servicing Fee/ Other Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate (3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the 888 Seventh Avenue underlying mortgage loan (with a minimum of $4,000 per month for the entire related loan combination)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	With respect to the 888 Seventh Avenue underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2006-C3 pooling and servicing agreement.	Time to Time

Type / Recipient (1)	Amount	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the 888 Seventh Avenue underlying mortgage loan) and non-trust mortgage loans	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(6), multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (7)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (8)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C3 pooling and servicing agreement (9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Other Master Servicer or Special Servicer of the 888 Seventh Avenue Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2006-C3 pooling and servicing agreement (10).	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate (which includes the outside master servicing fee rate in footnote (3) below) for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation.’’

(3)	The outside master servicing fee rate for the 888 Seventh Avenue underlying mortgage loan will equal 0.01% per annum. The outside special servicing fee rate for the outside serviced trust mortgage loan will equal 0.35% per annum.

(4)	The special servicing fee rate for each mortgage loan will equal 0.25% per annum, as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement— Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(5)	Allocable between the master servicer and the special servicer as provided in the series 2006-C3 pooling and servicing agreement.

(6)	The trustee fee rate will equal 0.0011% per annum, as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Trustee Compensation.’’

(7)	Reimbursable out of collections on the related mortgage loan, except that advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(8)	Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C3 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C3 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C3 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C3 pooling and servicing agreement or allocable overhead.

(10)	Payable out of collections on the 888 Seventh Avenue loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C3 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this offering prospectus.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the split underlying mortgage loan non-pooled portions, may fall below the total principal balance of the series 2006-C3 principal balance certificates, exclusive of the series 2006-C3 loan-specific principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2006-C3 certificates on any distribution date, the total principal balances of the following classes of series 2006-C3 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus—

•	losses on and/or default related or other unanticipated trust fund expenses with respect to the 623 Fifth Avenue underlying mortgage loan will first be allocated to reduce the total principal balance of the class FTH-5, FTH-4, FTH-3, FTH-2 and FTH-1 certificates, in that order, and

•	losses on and/or default related or other unanticipated trust fund expenses with respect to the Northborough Tower underlying mortgage loan will first be allocated to reduce the total principal balance of the class NBT-5, NBT-4, NBT-3, NBT-2 and NBT-1 certificates, in that order, in each case, prior to being allocated to reduce the total principal balance of any class in the foregoing table.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C3 certificates a monthly report substantially in the form of Annex D to this offering prospectus. The trustee’s report will detail, among other things, the payments made to the series 2006-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the split mortgage loan non-pooled portions, is less than 1.0% of the initial total principal balance of the series 2006-C3 principal balance certificates.

See ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

•	‘‘Description of the Mortgage Pool;’’

•	‘‘Risk Factors;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group No. 1;

•	Annex A-4—Certain Characteristics of Loan Group No. 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C3 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one (1) underlying mortgage loan that is secured by a multifamily property. Loan group no. 1 will consist of 92 mortgage loans, with an initial loan group no. 1 balance of $1,304,291,565, representing approximately 75.8% of the initial mortgage pool balance.

Loan group no. 2 will consist of all but one (1) of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan group no. 2 will consist of 32 mortgage loans, with an initial loan group no. 2 balance of $415,903,415, representing approximately 24.2% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on the series 2006-C3 certificates, each of the two (2) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 623 Fifth Avenue and Northborough Tower, respectively, will be divided into two portions—a non-pooled portion and a pooled portion—as described below:

•	the 623 Fifth Avenue underlying mortgage loan is a $95,000,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $56,334,695 and accrues interest at 5.704% per annum, and (b) a non-pooled portion that has a current principal balance of $38,665,305 and accrues interest at 5.12907% per annum; and

•	the Northborough Tower underlying mortgage loan is a $21,000,000 mortgage loan which is deemed to consist of (a) a pooled portion that has a current principal balance of $12,132,957 and accrues interest at 5.66% per annum, and (b) a non-pooled portion that has a current principal balance of $8,867,043 and accrues interest at 5.68368% per annum.

In connection with the foregoing: (a) the 623 Fifth Avenue underlying mortgage loan and the Northborough Tower underlying mortgage loan are sometimes referred to as the split underlying mortgage loans; (b) the respective pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan pooled portions; and (c) the respective non-pooled portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan non-pooled portions.

When reviewing the information that we have included in this offering prospectus, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the respective split mortgage loan non-pooled portions), references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 (exclusive of the respective split mortgage loan non-pooled portions) and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of the split underlying mortgage loans, the cut-off date principal balance of the pooled portion of that mortgage loan) on Annex A-1 to this offering prospectus.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related split mortgage loan pooled portion only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related split mortgage loan pooled portion only.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the pooled portion of that mortgage loan, as if the related non-pooled portion of that mortgage loan is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this offering prospectus is calculated in the following manner:

1.	with respect to the 888 Seventh Avenue underlying mortgage loan, taking into account the 888 Seventh Avenue pari passu non-trust mortgage loan and without regard to the 888 Seventh Avenue subordinate non-trust mortgage loan; and

2.	with respect to the City Centre underlying mortgage loan, without regard to the City Centre non-trust mortgage loan, which is generally subordinate.

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property by name, we mean the mortgaged real property identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular mortgage loan by name, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this offering prospectus.

•	Two (2) mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans bear a different interest rate than anticipated.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Moody’s that three (3) of the mortgage loans that we intend to include in the trust, representing 10.1%% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Two (2) of those mortgage loans are described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ in this offering prospectus.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and/or affiliates thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2006-C3 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this offering prospectus, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of a split underlying mortgage loan, the pooled portion thereof ) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus. Except with respect to the mortgage loan that has an anticipated repayment date, as described below, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month; and

•	123 of the mortgage loans that we intend to include in the trust, representing 99.7% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

One hundred twenty-three (123) of the mortgage loans that we intend to include in the trust, representing 93.8% of the initial mortgage pool balance, of which 91 mortgage loans are in loan group no. 1, representing 91.9% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Twenty-five (25) of the balloon mortgage loans identified in the prior paragraph, representing 39.6% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 34.5% of the initial loan group no. 1 balance, and ten (10) mortgage loans are in loan group no. 2, representing 55.7% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 30 of the balloon mortgage loans identified in the prior paragraph, representing 31.3% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, representing 31.6% of the initial loan group no. 1 balance, and ten (10) mortgage loans are in loan group no. 2, representing 30.5% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

One (1) of the mortgage loans that we intend to include in the trust, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 8.1% of the initial loan group no. 1 balance, provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for that mortgage loan. There can be no assurance, however, that these incentives will result in the subject mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

•	The calculation of interest at a rate per annum in excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

•	The application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

Delinquency/Loss Information	None of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of the 888 Seventh Avenue underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this offering prospectus.

Subject to the discussions below regarding the outside serviced underlying mortgage loan, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property (which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information), minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in a loan combination, in general, first, to any related non-trust mortgage loan that is subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, between the related pari passu non-trust mortgage loan and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this offering prospectus. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto

See ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this offering prospectus. See also ‘‘Description of the Governing Documents— Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A.	Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this offering prospectus, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc., in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C3 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers Holdings Inc (or an affiliate) or UBS Real Estate Investments Inc., as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) a court of competent jurisdiction making a final non-appealable determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C3 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C3 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series

2006-C3 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus.

C. Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’

•	the class FTH representative and the class NBT representative will each be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of the related split underlying mortgage loan, to purchase the related split underlying mortgage loan from the trust fund, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Loan-Specific Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information— Other Financing’’ in this offering prospectus).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:

Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Total cut-off date principal balance	$1,720,194,980	$1,304,291,565	$415,903,415
Number of mortgage loans	124	92	32
Number of mortgaged real properties	139	96	43
Maximum cut-off date principal balance	$145,894,000	$145,894,000	$60,000,000
Minimum cut-off date principal balance	$948,473	$948,473	$1,395,718
Average cut-off date principal balance	$13,872,540	$14,177,082	$12,996,982
Maximum mortgage interest rate	6.920%	6.920%	6.490%
Minimum mortgage interest rate	5.170%	5.430%	5.170%
Weighted average mortgage interest rate	5.852%	5.858%	5.834%
Maximum original term to maturity or anticipated repayment date	180 months	180 months	121 months
Minimum original term to maturity or anticipated repayment date	60 months	60 months	60 months
Weighted average original term to maturity or anticipated repayment date	111 months	113 months	104 months
Maximum remaining term to maturity or anticipated repayment date	170 months	170 months	121 months
Minimum remaining term to maturity or anticipated repayment date	57 months	59 months	57 months
Weighted average remaining term to maturity or anticipated repayment date	109 months	112 months	102 months
Weighted average underwritten debt service coverage ratio	1.32	x	1.33	x	1.31	x
Weighted average cut-off date loan-to-value ratio	70.4%	69.2%	74.1%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the respective non-pooled portions of the split underlying mortgage loans.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this offering prospectus based only on the related split mortgage loan pooled portion, as if the non-pooled portion of each of those mortgage loans is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the pooled and non-pooled portions of each of the split underlying mortgage loans, the cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for (i) the 623 Fifth Avenue underlying mortgage loan is 65.5% and 1.11x, respectively, and (ii) the Northborough Tower underlying mortgage loan is 77.5% and 1.44x, respectively.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of a split underlying mortgage loan, of such part of the monthly debt service payment that is allocable to the related split mortgage loan non-pooled portion).

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of a split underlying mortgage loan, the cut-off date balance of the related split mortgage loan pooled portion only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this offering prospectus.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool— Loan Combinations’’ in this offering prospectus), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated solely on the underlying mortgage loan in that loan combination (or, in the case of the 888 Seventh Avenue loan combination, based on the entire subject loan combination, exclusive of the corresponding non-trust mortgage loan that would, in connection with a material event of default, be subordinate in right of payment to the subject underlying mortgage loan); and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Two (2) mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans bear a different interest rate than anticipated.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this offering prospectus.

B.	Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	24	22.3%
Texas	27	11.7%
Florida	14	11.5%
California	8	6.4%
Maryland	2	6.2%
District of Columbia	1	6.2%
Illinois	2	5.6%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout twenty-two (22) other states. No more than 4.9% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial MortgagePool Balance
Office	27	40.9%
Multifamily	42	24.4%
Retail	25	12.6%
Regional Mall	1	5.5%
Anchored Retail	17	5.3%
Unanchored Retail	7	1.8%
Hotel	14	11.8%
Industrial/Warehouse	16	5.5%
Mixed Use	4	2.4%
Self Storage	9	2.1%
Mobile Home Park	2	0.3%

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	118	81.9%
Leasehold	4	15.5%
Fee Simple/Leasehold	2	2.6%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this offering prospectus and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 44.5% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III, respectively. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

The class X-CP certificates will, and one or more other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. Certain other classes of the offered certificates may, in some cases, be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	an underlying mortgage loan with an anticipated repayment date will be paid in full on that date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this offering prospectus and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this offering prospectus, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this offering prospectus and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this offering prospectus and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP certificates, you should be aware that—

•	the yield to maturity on the class X-CP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C3 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

See ‘‘Yield and Maturity Considerations’’ in this offering prospectus and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C3 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C3 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C3 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C3 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C3 Pooling and Servicing Agreement,’’ ‘‘Servicing of the 888 Seventh Avenue Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this offering prospectus. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class     ,     ,     ,     ,     ,     ,     ,     ,     ,     ,     ,     , or      certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus.

Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C3 principal balance certificates.

The Interests of the Series 2006-C3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C3 certificates representing a majority interest in the controlling class of series 2006-C3 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus; and (b) replace the special servicer under the series 2006-C3 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this offering prospectus. Among other things, the series 2006-C3 controlling class representative may direct the special servicer under the series 2006-C3 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the 888 Seventh Avenue underlying mortgage loan and any related foreclosure property) that the series 2006-C3 controlling class representative may consider advisable, except to the extent that (i) the class FTH representative or the class NBT representative, as applicable, may otherwise do so with respect to a split underlying mortgage loan, and/or (ii) a related non-trust mortgage loan noteholder or a representative thereof may otherwise do so with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C3 controlling class will be a non-offered class of series 2006-C3 certificates. The series 2006-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C3 controlling class representative will exercise its rights and powers on behalf of the series 2006-C3 controlling class certificateholders, and it will not be liable to any other class of series 2006-C3 certificateholders for so doing.

The Interests of the Holders of the Loan-Specific Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class FTH principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the 623 Fifth Avenue underlying mortgage loan, and the holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class NBT principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the Northborough Tower underlying mortgage loan. Those rights and powers are described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer. With respect to each of the split underlying mortgage loans, for so long as the principal balance of the non-pooled portion of the subject split underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such non-pooled portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan and allocated to such non-pooled portion, then the class FTH representative, in the case of the 623 Fifth Avenue underlying mortgage loan, and the class NBT representative, in the case of the Northborough Tower underlying mortgage loan, may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to the subject split underlying mortgage loan.

None of the series 2006-C3 loan-specific principal balance certificates are offered by this offering prospectus. The holders of those certificates are likely to have interests that conflict with the interests of the holders of the offered certificates. You should expect that the class FTH representative will exercise its rights and powers on behalf of the holders of the class FTH principal balance certificates, and the class NBT representative will exercise its rights and powers on behalf of the holders of the class NBT certificates, and neither of those representatives will be liable to any other class of series 2006-C3 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this offering prospectus, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the second, third and fourth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C3 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	hotel;

•	regional mall;

•	industrial/warehouse;

•	anchored retail;

•	mixed use;

•	self-storage;

•	unanchored retail; and

•	mobile home park.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 623 Fifth Avenue and Bridgeworks Retail, representing 3.3% and 0.5%, respectively, of the initial mortgage pool balance and 4.3% and 0.6%, respectively, of the initial loan group no. 1 balance, are secured by the related borrower’s interest in a commercial condominium unit. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 47 mortgaged real properties, securing 27.8% of the initial mortgage pool balance and 36.7% of the initial loan group no. 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 16 of those 47 properties, securing 14.1% of the initial mortgage pool balance and 18.6% of the initial loan group no. 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Multifamily, Retail and Hotel

Twenty-Seven (27) of the mortgaged real properties, securing 40.9% of the initial mortgage pool balance and 53.9% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors —The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Forty-four (44) of the mortgaged real properties (two of which are mobile home parks), securing 24.7% of the initial mortgage pool balance, 0.6% of the initial loan group no. 1 balance and 100.0% of the initial loan group no. 2 balance respectively, are primarily used for multifamily rental purposes. Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under "Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties" in the accompanying base prospectus.

Twenty-five (25) of the mortgaged real properties, securing 12.6% of the initial mortgage pool balance and 16.6% of the initial loan group no. 1 balance, respectively, are primarily used for retail purposes. We consider 18 of the subject retail properties (which include regional malls), securing 10.8% of the initial mortgage pool balance and 14.3% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and seven (7) of the subject retail properties, securing 1.8% of the initial mortgage pool balance and 2.3% of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Fourteen (14) of the mortgaged real properties, collectively securing 11.8% of the initial mortgage pool balance and 15.6% of the initial loan group no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in the States of New York, Texas, and Florida and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of the Following Jurisdictions—California, Maryland, District of Columbia and Illinois

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial MortgagePool Balance
New York	24	22.3%
Texas	27	11.7%
Florida	14	11.5%
California	8	6.4%
Maryland	2	6.2%
District of Columbia	1	6.2%
Illinois	2	5.6%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this offering prospectus contains the address for each mortgaged real property.

Of the 24 Mortgaged Real Properties Located in the State of New York, Six (6) of Those Properties, Representing 16.5% Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Six (6) of the mortgage loans that we intend to include in the trust, representing 16.5% of the initial mortgage pool balance, of which all six (6) are in loan group no. 1, representing 21.8% of the initial loan group no. 1 balance, respectively, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates

One hundred twenty-three (123) of the mortgage loans that we intend to include in the trust, representing 93.8% of the initial mortgage pool balance, of which 91 mortgage loans are in loan group no. 1, representing 91.9% of the initial loan group no. 1 balance, and 32 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans. Twenty-five (25) of those balloon loans, representing 39.6% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 34.5% of the initial loan group no. 1 balance, and ten (10) mortgage loans are in loan group no. 2, representing 55.7% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, one (1) mortgage loan, representing 6.2% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 8.1% of the initial loan group no. 1 balance, provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 29.2% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 44.5% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Moody’s, however, that two (2) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 9.4% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Six (6) mortgage loans, representing 18.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 23.9% of the initial loan group no. 1 balance, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the 888 Seventh Avenue underlying mortgage loan, representing 8.5% of the initial mortgage pool balance and 11.2% of the initial loan group no. 1 balance, respectively, is secured by the related borrower’s interest in a ground lease on the 888 Seventh Avenue mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus. Furthermore, the 623 Fifth Avenue underlying mortgage loan, representing 3.3% of the initial mortgage pool balance and 4.2% of the initial loan group no. 1 balance, respectively, is solely secured by the related borrower’s interest in a ground lease on the 623 Fifth Avenue mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 623 Fifth Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus. In addition, the Time Hotel underlying mortgage loan, representing 3.2% of the initial mortgage pool balance and 4.2% of the initial loan group no. 1 balance, respectively, is secured in part by the related borrower’s interest in a ground lease on the Time Hotel mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans —The Time Hotel Mortgage Loan—Ground Lease’’ in this offering prospectus. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. Furthermore, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990.

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this offering prospectus and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Twelve (12) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The six (6) largest of these separate groups represent 3.3%, 3.1%, 3.0%, 2.7%, 2.1%, and 1.1%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this offering prospectus.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Two (2) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 9.0% of the initial mortgage pool balance and 11.8% of the initial loan group no. 1 balance, respectively, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this offering prospectus, and we have included a table under ‘‘Description of the Mortgage Pool —Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

In addition, with respect to each of two (2) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 6.7% of the initial mortgage pool balance(one (1) of which is in loan group no. 1, representing 4.2% of the initial loan group no. 1 balance, and one (1) of which is in loan group no. 2, representing 14.4% of the initial loan group no. 2 balance, respectively), the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under ‘‘Description of the Mortgage Pool —Significant

Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Further, with respect to each of 20 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 25.9% of the initial mortgage pool balance, 24.7% of the initial loan group no. 1 balance and 29.6% of the initial loan group no. 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Station Place II Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The 200 South Wacker Drive Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The 1 Allen Bradley Drive Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this offering prospectus.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Each of the mortgaged real properties identified on Annex A-1 to this offering prospectus as Meadows at Westbrook, Parkway Commons, BRT Self Storage, Crosby Creek Apartments, Metropolitan Apartments, Shops at Scenic Highway, North Side Manor Apartments, Tuffy Auto Center, and Monroe Road

Mini Storage, respectively, which secure mortgage loans that collectively represent 3.1% of the initial mortgage pool balance, 1.6% of the initial loan group no. 1 balance and 7.7% of the initial loan group no. 2 balance, respectively, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of seven (7) mortgaged real properties, securing 1.0% of the initial mortgage pool balance, 0.7% of the initial loan group no. 1 balance and 2.0% of the initial loan group no. 2 balance, respectively, conducted a transaction screen. Except as otherwise discussed in the next paragraph, all of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of one (1) mortgaged real property, identified on Annex A-1 to this offering prospectus as University Towers, securing a mortgage loan representing 1.8% of the initial mortgage pool balance and 7.6% of the initial loan group no. 2 balance, respectively, a related Phase II environmental site assessment—were completed during the 12-month period ending on the cut-off date.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Dacra Portfolio, which mortgage loan represents 2.0% of the initial mortgage pool balance and 2.6% of the initial loan group no. 1 balance, respectively, the Phase I Environmental Site Assessment with respect to the Melin property indicated that the mortgaged real property is a leaking underground storage tank site due to its historic use as a gas station and is enrolled in a state funded petroleum remediation program with a $75,000 deductible and a $300,000 cap. There can be no assurance that any necessary petroleum remediation will be completed, that the state funded petroleum remediation program will provide the related borrower with sufficient funds to complete any necessary petroleum remediation or that the borrower will have sufficient funds to complete such remediation.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as IBM Distribution Facility, which mortgage loan represents 1.3% of the initial mortgage pool balance and 1.7% of the initial loan group no. 1 balance, respectively, the Phase I consultant observed the presence of four aboveground storage tanks on-site, each situated inside a concrete secondary containment dyke, utilized for supplying fuel oil to the building located on the subject property. According to the Phase I report, tightness tests of the above-ground storage tanks and underground lines reportedly had been conducted in 2005, however, the Phase I consultant did not have access to the results of the testing. Due to the lack of available data regarding the tank and line tightness test, the Phase I consultant recommended a review of the documentation associated with the 2005 testing or performance of an additional tank and line tightness test.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Meadows at Westbrook, which mortgage loan represents 1.0% of the initial mortgage pool balance and 4.3% of the initial loan group no. 2 balance, respectively, the radon testing conducted in connection with the Phase I

Environmental Site Assessment indicated elevated levels of radon and recommended a second radon testing be conducted. The second radon testing has not yet been completed. Based on the results of the second radon testing, mitigation may be warranted. The environmental engineer estimated that the cost of installation of a property wide radon mitigation system would be approximately $102,000. The amount of $127,500 was escrowed at origination of the mortgage loan in connection with the possible need for a radon mitigation system. In addition, the related borrower and the principals of the related borrower provided an indemnity for any liability with respect to radon mitigation. There can be no assurance that the amount escrowed will be sufficient to implement the mitigation system, that the indemnity will be enforceable or that the related borrower and its principals will have sufficient funds to indemnify the lender with respect to radon mitigation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cory Building, which mortgage loan represents 0.5% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, respectively, the Phase I Environmental Site Assessment indicated that three reported petroleum tanks were discovered on the property. The Phase I Environmental Site Assessment stated that a no further action status was granted with respect to one of the tanks in 1999, however, contamination of approximately 1,410 cubic yards of soil (which could not be removed due to the existence of subsurface utilities in the area) and ground water contamination was discovered during the removal of the other two tanks and, in connection therewith, the property is listed as a leaking underground storage tank site. According to the Phase I Environmental Site Assessment, in 2001 and 2002 some contaminated ground water was removed and the level of free-floating product was reduced, but a later test in 2003 indicated that such levels had risen again. In connection with such increased levels, the Phase I Environmental Site Assessment stated that a remedial action work plan was submitted to the New Jersey Department of Environmental Protection in January of 2004 and a product recovery system was installed to remove the free product. The Phase I Environmental Site Assessment stated that quarterly monitoring of the groundwater, with results submitted to the New Jersey Department of Environmental Protection is scheduled until 2007 and that the most recent monitoring results in May 2005 identified chlorinated solvents and petroleum constituents above the regulatory reporting results, which monitoring results were reported to the New Jersey Department of Environmental Protection. The Phase I Environmental Site Assessment stated that the prior property owner has confirmed that they are the responsible party with respect to this matter and has retained the responsibility for remediation. In addition, the related borrower has agreed to provide a 10 year environmental insurance policy with a $3,000,000 limit and no exclusion for known environmental conditions from AIG Environmental, subject to a self insured retention of $500,000. There can be no assurance that the contaminated soil or ground water will ever be removed or remedied by the related borrower or the prior owner or that the environmental insurance policy is in a sufficient amount to cover all liability with respect to such contamination.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Quality Inn Cookstown, which mortgage loan represents 0.4% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, respectively, the Phase I Environmental Site Assessment indicated that the mortgaged real property is adjacent to a former Amoco gas station, which is an active leaking underground storage tank site due to petroleum contamination. According to the Phase I Environmental Site Assessment, six groundwater monitoring wells were installed on the mortgaged real property by Amoco and continuous quarterly monitoring of such wells from 1997 through 2005 has confirmed that the petroleum has encroached upon the mortgaged real property, impacting the shallow groundwater. In addition, the Phase I Environmental Site Assessment indicated that another adjacent property is a site enrolled in the State Voluntary Cleanup Program with groundwater contamination from dry cleaning chemicals. According to the Phase I Environmental Site Assessment, Amoco and the owner of the adjacent dry cleaning site are jointly and severally responsible for remediation of the co-mingled contamination in the ground water and are currently remedying such contamination under the direction and supervision of the New Jersey Department of Environmental Protection. According to the Phase I Environmental Site Assessment, the mortgaged real property contains two drinking water wells, no contamination has been detected in such drinking water wells and, as part of the ongoing remedial efforts, Amoco has agreed to analyze such drinking water wells three times per year, as approved by the New Jersey Department of Environmental Protection. There can be no assurance that Amoco and/or the owner of the adjacent dry cleaning site can or will remediate the groundwater contamination at their respective adjacent properties or on the mortgaged real property or that such contamination will not further spread onto the mortgaged real property or will not affect the water wells thereon.

With respect to the mortgaged real property identified on Annex A-1 to this offering prospectus as Fraser Valley Shopping Center, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, respectively, a Phase II environmental site assessment conducted at the subject property identified limited soil and groundwater contamination attributed to a former on-site dry cleaning facility. One groundwater sample contained tetrachloroethene, also known as PCE, in excess of the drinking water maximum contaminant level. Solvent levels from all other soil and groundwater samples taken during the 2005 Phase II environmental site assessment fell below the applicable regulatory standards. The Phase II consultant recommended, based on the assumption that no off-site migration has occurred and given the low concentrations of contaminant detected, that passive remediation of the subsurface contamination and groundwater monitoring for one to two years would constitute an adequate response action. An escrow has been established to fund the costs of such passive remediation and monitoring. Additionally, the Phase II consultant submitted a notification and response action proposal to the applicable state agency in connection with the subject property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Capital Self Storage-Hanover, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, respectively, the Phase I Environmental Site Assessment indicated that arsenic contaminated soil was capped by the previous owner of the mortgaged real property. As a condition to a release with respect to the contamination from the Pennsylvania Department of Environmental Protection, the deed with respect to the mortgaged real property is required to contain certain restrictions, including no invasion of the underground water and maintenance of all engineering controls with respect to the contaminated soil. There can be no assurance that capping the contaminated soil has contained or will contain the arsenic or that the use restrictions in the deed will be complied with.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this offering prospectus and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Marriott Hotel—Orlando Airport Mortgage Loan—Hotel Assignment, Consent and Recognition Agreement’’ in this offering prospectus. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Two (2) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C3 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Two (2) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this offering prospectus and (b) collectively represent 9.0% of the initial mortgage pool balance and 11.8% of the initial loan group no. 1 balance, respectively, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C3 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C3 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, operating advisor or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C3 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the 888 Seventh Avenue underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents 8.5% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, which is the governing document for the securitization of the 888 Seventh Avenue pari passu non-trust mortgage loan. The series 2006-C1 pooling and servicing agreement is similar but not identical to the series 2006-C3 pooling and servicing agreement. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus. In addition, the series 2006-C3 certificateholders will have limited ability to control the servicing of the 888 Seventh Avenue underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tiburon Apartments, The Willows on Rosemeade, Enclave at Valley Ranch, Creekwood and Hampton Bay Apartments, collectively representing 3.1% of the initial mortgage pool balance and 12.7% of the initial loan group no. 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct ownership interest in the related borrower. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Spring Creek Apartments, 1 Allen Bradley Drive and Eckerd-Durham, collectively representing 6.8% of the initial mortgage pool balance, the related mortgage loan seller or an affiliate thereof has an indirect ownership interest in the related borrower. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this offering prospectus.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of four (4) mortgage loans that we intend to include in the trust, representing 2.4% of the initial mortgage pool balance, (of which three (3) mortgage loans are in loan group no.1, representing 2.3% of the initial loan group no. 1 balance, and one (1) mortgage loans are in loan group no. 2, representing 2.6% of the initial loan group no. 2 balance, respectively), where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

FORWARD-LOOKING STATEMENTS

This offering prospectus and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 124 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $1,720,194,980 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof). However, the actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group No. 1’’ and a ‘‘Loan Group No. 2.’’ ‘‘Loan Group No. 1’’ will consist of all of the mortgage loans backing the series 2006-C3 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loan secured by the Loan Group No. 1 Multifamily Properties (which are identified in the glossary to this offering prospectus). Loan Group No. 1 will consist of 92 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,304,291,565 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), representing approximately 75.8% of the Initial Mortgage Pool Balance. ‘‘Loan Group No. 2’’ will consist of all of the mortgage loans backing the series 2006-C3 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties, which are identified in the glossary to this offering prospectus). Loan Group No. 2 will consist of 32 mortgage loans, with an Initial Loan Group No. 2 Balance of $415,903,415, representing approximately 24.2% of the Initial Mortgage Pool Balance. See Annex B — Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this offering prospectus.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1 (exclusive in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of each Split Mortgage Loan, of the initial Allocated Principal Balance of the respective Non-Pooled Portion thereof) is shown on Annex A-1 to this offering prospectus. Those cut-off date principal balances range from $948,473 to $145,894,000, and the average of those cut-off date principal balances is $13,872,540.

Except in the case of one (1) underlying mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Moody’s that three (3) of the mortgage loans that we intend to include in the trust, representing 10.1% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion thereof).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion).

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Two (2) mortgage loans that we intend to include in the trust, representing 1.8% of the Initial Mortgage Pool Balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans bear a different interest rate than anticipated.

Split Mortgage Loans

General.    For purposes of distributions on the series 2006-C3 certificates, each of the two (2) Split Mortgage Loans will be treated as if it consists of two portions, which we refer to as a Pooled Portion and a Non-Pooled Portion, respectively. The Split Mortgage Loans, identified below, will be deemed to have the following Pooled and Non-Pooled Portions:

(1)	The 623 Fifth Avenue Mortgage Loan is a $95,000,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $56,334,695 and accrues interest at 5.704% per annum (the "623 Fifth Avenue Pooled Portion"), and (b) a Non-Pooled Portion that has a current principal balance of $38,665,305 and accrues interest at 5.12907% per annum (the "623 Fifth Avenue Non-Pooled Portion"); and

(2)	The Northborough Tower Mortgage Loan is a $21,000,000 mortgage loan which is deemed to consist of (a) a Pooled Portion that has a current principal balance of $12,132,957 and accrues interest at 5.660% per annum (the "Northborough Tower Pooled Portion"), and (b) a Non-Pooled Portion that has a current principal balance of $8,867,043 and accrues interest at 5.68368% per annum (the "Northborough Tower Non-Pooled Portion").

The Class FTH Principal Balance Certificates represent beneficial ownership of the 623 Fifth Avenue Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the 623 Fifth Avenue Mortgage Loan that are allocable to the 623 Fifth Avenue Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2006-C3 certificates will be entitled to receive collections of principal and interest on the 623 Fifth Avenue Mortgage Loan that are allocable to the 623 Fifth Avenue Pooled Portion. The Class NBT Certificates represent beneficial ownership of the Northborough Tower Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Northborough Tower Mortgage Loan that are allocable to the Northborough Tower Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2006-C3 certificates will be entitled to receive collections of principal and interest on the Northborough Tower Mortgage Loan that are allocable to the Northborough Tower Pooled Portion.

As and to the extent described under ‘‘—Split Mortgage Loans—Allocation of Payments’’ below, the rights of the holders of the Loan-Specific Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to the related Split Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2006-C3 certificates to receive payments of principal and interest to which they are entitled with respect to the related Split Mortgage Loan.

Allocation of Payments. On or prior to each distribution date, amounts received during the related collection period with respect to each Split Mortgage Loan, together with any amounts advanced with respect to that Split Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that Split Mortgage Loan under the series 2006-C3 pooling and servicing agreement, and taking into account adjustments relating to interest reserve amounts with respect to that Split Mortgage Loan, will be applied as follows:

•	first, for inclusion in the Net Available P&I Funds, as interest with respect to the Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) such Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balance of such Pooled Portion and the related Non-Pooled Portion of the subject Split Mortgage Loan;

•	third, for inclusion in the Net Available P&I Funds, as principal of the Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Pooled Portion immediately prior to the subject distribution date and (2) the entire Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date;

•	fourth, for inclusion in the Net Available P&I Funds, as a reimbursement with respect to the Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the related Split Mortgage Loan that were not otherwise borne by the holders of the related Loan-Specific Principal Balance Certificates and that have not been previously reimbursed;

•	fifth, for inclusion in the Class FTH Available P&I Funds, in the case of the 623 Fifth Avenue Mortgage Loan, or the Class NBT Available P&I Funds, in the case of the Northborough Tower Mortgage Loan, as interest with respect to the Non-Pooled Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Non-Pooled Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	sixth, for inclusion in the Class FTH Available P&I Funds, in the case of the 623 Fifth Avenue Mortgage Loan, or the Class NBT Available P&I Funds, in the case of the Northborough Tower Mortgage Loan, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) such Non-Pooled Portion’s pro rata share of the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balance of such Non-Pooled Portion and the related Pooled Portion of the subject Split Mortgage Loan;

•	seventh, for inclusion in the Class FTH Available P&I Funds, in the case of the 623 Fifth Avenue Mortgage Loan, or the Class NBT Available P&I Funds, in the case of the Northborough Tower Mortgage Loan, as principal of the Non-Pooled Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the Split Mortgage Loan Principal Payment Amount with respect to the subject Split Mortgage Loan for the subject distribution date, over (b) the payments of principal to be made with respect to the related Pooled Portion of the subject Split Mortgage Loan on that distribution date in accordance with clause third above;

•	eighth, for inclusion in the Class FTH Available P&I Funds, in the case of the 623 Fifth Avenue Mortgage Loan, or the Class NBT Available P&I Funds, in the case of the Northborough Tower Mortgage Loan, as a reimbursement with respect to the Non-Pooled Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the subject Split Mortgage Loan that were borne by the holders of the Class FTH Principal Balance Certificates, in the case of the 623 Fifth Avenue Mortgage Loan, or the Class NBT Principal Balance Certificates, in the case of the Northborough Tower Mortgage Loan,, as the case may be, and that have not been previously reimbursed; and

•	ninth, to reimburse the related Loan Specific Class Representative for any outstanding cure payments made with respect to the subject Split Mortgage Loan.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ means, with respect to any particular Split Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to such Split Mortgage Loan as to which the related Loan Specific Class Representative (or a designee of the related Loan Specific Class Representative) has not made a cure payment as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement— The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Loan Specific Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus and in accordance with the series 2006-C3 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when such Split Mortgage Loan is a specially serviced mortgage loan; or (iii) the related mortgaged real property has become an REO Property.

‘‘Split Mortgage Loan Principal Payment Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, the portion of the Total Principal Payment Amount for that distribution date that is allocable to that Split Mortgage Loan.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 13 underlying mortgage loans, collectively representing 8.3% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1.Queensbury Portfolio	9	2.2%
2.Dacra Portfolio	3	2.0%
3.Rochester Apartments	4	1.5%
4.Interline Portfolio-Nashville, Interline Portfolio-Bristol, Interline Portfolio-El Paso, Interline Portfolio-Orlando, Interline Portfolio-Birmingham and Interline Portfolio-Phoenix	6	1.0%

Except in the case of two (2) individual multi-property mortgage loan that we intend to include in the trust, representing 2.2% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 1 Balance, respectively, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1.1 Allen Bradley Drive and Eckerd-Durham	2	3.3%
2.Tiburon Apartments, The Willows on Rosemeade, Enclave at Valley Ranch, Creekwood and Hampton Bay Apartments	5	3.1%
3.1010 Second Avenue and 5435 Balboa	2	3.0%
4.Rochester Apartments, Meadows at Westbrook and North Side Manor Apartments	3	2.7%
5.Windbridge Apartments, The Summit and New England Building	3	2.1%
6.Crossroads Shopping Center, St. Mary’s Plaza and Glendale Food City Shopping Center	3	1.1%

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted with respect to cross-collateralized and individual multi-property underlying mortgage loans which are described above under ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers,’’ and other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans —Defeasance Loans.’’

With respect to the Spring Creek Apartments Mortgage Loan, representing 3.5% of the Initial Mortgage Pool Balance and 14.4% of the Initial Loan Group No. 2 Balance, respectively, the related loan documents permit the related borrower to obtain the release of a certain parcel, subject to the satisfaction of various conditions, as further described under ‘‘—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan— Partial Release’’ in this offering prospectus.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex-A-1 to this offering prospectus as Cypress Financial Center, representing 1.9% of the Initial Mortgage Pool Balance and 2.5% of the Initial Loan Group No. 1 Balance, respectively, the related mortgage permits the release from the lien thereof of an approximately 2,825 square foot lot on the related mortgaged real property, upon tenant’s exercise of its option to purchase such lot (pursuant to a purchase option in favor of such tenant in a related ground lease agreement), and the satisfaction of various conditions, including: (1) (a) if the purchase option is exercised between July 18, 2010 and May 18, 2011, payment of a purchase price of $292,000 by tenant to mortgage lender as prepayment of the mortgage loan, together with any prepayment premium owed to the mortgage lender in an amount equal to the greater of 1% of the prepayment amount and any yield maintenance premium in effect or (b) if the purchase option is exercised upon a foreclosure, payment of a purchase price determined to be market value of the unimproved land, plus any prepayment premium set forth in clause (a) above; (2) no event of default shall exist at the time of the release or will result from such release and transfer; (3) the release shall not constitute a prohibited transaction for or a contribution after the start up day to a ‘‘REMIC trust’’ which owns the mortgage loan and will not disqualify such REMIC trust as a ‘‘real estate mortgage investment conduit’’ within the meaning of Section 860D of the Internal Revenue Code, and the mortgage loan shall continue to constitute a ‘‘qualified mortgage’’ within the meaning of Sections 860D and 860G(a)(3) of the Internal Revenue Code; (4) the portion of the mortgaged real property remaining after the release shall constitute a lawfully subdivided parcel, consisting of a separate and distinct tax lot and shall conform to all applicable zoning by-laws and ordinances; and (5) delivery to the mortgage lender of title endorsements to the related title policy as to the remaining property.

With respect to the Northborough Tower Mortgage Loan, representing 0.7% of the Initial Mortgage Pool Balance and 0.9% of the Initial Loan Group No. 1 Balance, respectively, the related mortgage loan documents provide for a release of a parcel, currently used for parking, to a third party not affiliated with the related borrower, subject to the satisfaction of various conditions including: (a) the absence of any event of default; (b) the deposit by the borrower of $400,000 into the leasing account, to be held as additional security for the mortgage loan, which may be returned to the borrower, absent an event of default, upon the satisfaction of various conditions relating to the termination of the related guaranty payment; (c) delivery to the mortgage lender of such title endorsements as the lender may reasonably determine are necessary to confirm that its existing coverage will remain effective for the remaining properties following the release; (d) the release does not constitute a prohibited transaction for, or contribution after the start up date to, a ‘‘REMIC trust’’; and (e) the remaining related mortgaged real property constitutes a lawfully subdivided parcel(s), consisting of separate and distinct tax lot(s) and complies with applicable zoning laws and ordinances.

With respect to one (1) mortgage loan that we intend to include in the trust, secured by the related mortgaged real property identified on Annex A-1 to this offering prospectus as La Mirada Plaza, representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, respectively, the related mortgage loan documents permit the release from the lien of the mortgage, from time to time, of three release parcels specified in the related mortgage, upon 60 days notice, to a third party, subject to satisfaction of various conditions including: (a) payment to lender of $800,000 per parcel with respect to two of the release parcels (provided that there is no prepayment required with respect to the third release parcel); (b) delivery to lender of title endorsements necessary to confirm that existing coverage will remain effective for the remaining properties following the release; (c) the release may not constitute a prohibited transaction for, or contribution after the start up date to, a ‘‘REMIC trust;’’ (d) the aggregate debt service coverage ratio based on the remaining mortgaged real property must be equal to or greater than 1.25x immediately following the release; and (e) the remaining mortgaged real property must constitute a lawfully subdivided parcel(s), consisting of separate and distinct tax lot(s) and comply with applicable zoning by-laws and ordinances.

Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this offering prospectus.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates. Subject, in some cases, to a next business day convention—

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

•	123 of the mortgage loans that we intend to include in the trust, representing 99.7% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

In addition, in the case of at least one (1) of the underlying mortgage loans, representing 0.1% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, respectively, with respect to the related borrower’s first two defaults to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from the mortgage lender of such default.

Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under

‘‘—ARD Loans’’ below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage interest rates ranged from 5.17% per annum to 6.92% per annum, and the weighted average of those mortgage interest rates was 5.85% per annum.

Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

Balloon Loans. One hundred twenty-three (123) of the mortgage loans that we intend to include in the trust, representing 93.8% of the Initial Mortgage Pool Balance, of which 91 mortgage loans are in Loan Group No. 1, representing 91.9% of the Initial Loan Group No. 1 Balance, and 32 mortgage loans are in Loan Group No. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Twenty-five (25) of the Balloon Loans identified in the prior paragraph, representing 39.6% of the Initial Mortgage Pool Balance, of which 15 mortgage loans are in Loan Group No. 1, representing 34.5% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 55.7% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 30 of the Balloon Loans identified in the prior paragraph, representing 31.3% of the Initial Mortgage Pool Balance, of which 20 mortgage loans are in Loan Group No. 1, representing 31.6% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 30.5% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans. The Station Place II Mortgage Loan, which represents 6.2% of the Initial Mortgage Pool Balance, is in Loan Group No. 1, and represents 8.1% of the Initial Loan Group No. 1 Balance, is an ARD Loan and, as such, is characterized by the following features:

•	a maturity date that is at least 30 years following origination.

•	the designation of an anticipated repayment date that is 10 years following origination. The anticipated repayment date for the Station Place II Mortgage Loan is listed on Annex A-1 to this offering prospectus.

•	the ability of the related borrower to prepay the Station Place II Mortgage Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is 90 days prior to the related anticipated repayment date.

•	until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

•	from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

•	the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the Station Place II Mortgage Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

•	from and after its anticipated repayment date, the accelerated amortization of the Station Place II Mortgage Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the Station Place II Mortgage Loan.

The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

The Station Place II Borrower has entered into a cash management agreement with respect to the Station Place II Mortgaged Property. The Station Place II Borrower or the manager of the Station Place II Mortgaged Property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the Station Place II Mortgage Loan.

Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the Station Place II Mortgage Loan is assumed to mature on its anticipated repayment date.

	Balloon Loans			ARD Loans			All Mortgage Loans
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Original Term to Maturity (Mos.)
Maximum	180	180	121	120	120	N/A	180	180	121
Minimum	60	60	60	120	120	N/A	60	60	60
Weighted Average	110	113	104	120	120	N/A	111	113	104
Remaining Term to Maturity (Mos.)
Maximum	170	170	121	119	119	N/A	170	170	121
Minimum	57	59	57	119	119	N/A	57	59	57
Weighted Average	109	111	102	119	119	N/A	109	112	102
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	N/A	360	360	360
Minimum	180	180	300	360	360	N/A	180	180	300
Weighted Average	349	347	357	360	360	N/A	350	349	357
Remaining Amortization Term (Mos.)
Maximum	360	360	360	359	359	N/A	360	360	360
Minimum	180	180	294	359	359	N/A	180	180	294
Weighted Average	348	346	356	359	359	N/A	349	348	356

The calculation of original and remaining amortization terms in the foregoing table (i) does not take into account 25 mortgage loans that we intend to include in the trust, collectively representing 39.6% of the Initial Mortgage Pool Balance, of which 15 mortgage loans are in Loan Group No. 1, representing 34.5% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 55.7% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date, and (ii) with respect to each of the Split Mortgage Loans, does take into account both the Pooled Portion and the Non-Pooled Portion thereof. In addition, with respect to 30 other mortgage loans that we intend to include in the trust, representing 31.3% of the Initial Mortgage Pool Balance, of which 20 mortgage loans are in Loan Group No. 1, representing 31.6% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 30.5% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below, and for purposes of preparing the foregoing table:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1010 Second Avenue, where the related borrower is required to make additional monthly amortization payments of $54,280.70, on each payment date solely to the extent available from excess cash flow, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Queensbury Portfolio, where the related borrower is required to make additional monthly amortization payments of $36,248.43, solely to the extent available from excess cash flow, on and after the payment date in May 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as University Towers, where the related borrower is required to make additional monthly amortization payments of $35,094.31, solely to the extent available from excess cash flow, on and after the payment date in April 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rio Santa Fe Apartments, where the related borrower is required to make additional monthly amortization payments of $28,674.64, solely to the extent available from excess cash flow, on and after the payment date in March 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Advance Tower, where the related borrower is required to make additional monthly amortization payments of $27,386.38, solely to the extent available from excess cash flow, on and after the payment date in April 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Maple Hill Apartments, where the related borrower is required to make additional monthly amortization payments of $26,420.51, solely to the extent available from excess cash flow, on and after May 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 950 Herndon Parkway, where the related borrower is required to make additional monthly amortization payments of $22,043.53, solely to the extent available from excess cash flow, on and after February 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Westwood Office Center, where the related borrower is required to make additional monthly amortization payments of $19,117.03, solely to the extent available from excess cash flow, on and after March 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 400 South Sepulveda, where the related borrower is required to make additional monthly amortization payments of $10,971.65, solely to the extent available from excess cash flow, on and after the payment date in March 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—

Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this offering prospectus.

Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, an initial prepayment lock-out period is currently in effect for 119 of the mortgage loans that we intend to include in the trust, collectively representing 86.6% of the Initial Mortgage Pool Balance, of which 89 mortgage loans are in Loan Group No. 1, representing 88.3% of the Initial Loan Group No. 1 Balance, and 30 mortgage loans are in Loan Group No. 2, representing 81.2% of the Initial Loan Group No. 2 Balance, respectively. With respect to 112 of the 119 underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 83.6% of the Initial Mortgage Pool Balance, of which 83 mortgage loans are in Loan Group No. 1, representing 84.8% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in Loan Group No. 2, representing 79.6% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 112 mortgage loans begin earlier than the second anniversary of the Issue Date.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 119 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 120 months with respect to the entire mortgage pool, 120 months with respect to Loan Group No. 1 and 120 months with respect to Loan Group No. 2,

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 53 months with respect to the entire mortgage pool, 57 months with respect to Loan Group No. 1 and 53 months with respect to Loan Group No. 2, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 109 months with respect to the entire mortgage pool, 110 months with respect to Loan Group No. 1 and 105 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans— Prepayment Provisions—Other Prepayment Provisions’’ below.

Prepayment Consideration Periods. Seven (7) of the mortgage loans that we intend to include in the trust, representing 3.1% of the Initial Mortgage Pool Balance, of which six (6) mortgage loans are in Loan Group No. 1, representing 3.6% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loans are in Loan Group No. 2, representing 1.6% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount, but do not provide for defeasance.

One (1) other mortgage loan that we intend to include in the trust, representing 5.6% of the Initial Mortgage Pool Balance and 7.3% of the Initial Loan Group No. 1 Balance, respectively, is currently prepayable together with payment of a yield maintenance charge.

Three (3) underlying mortgage loans, representing 4.8% of the Initial Mortgage Pool Balance, of which one (1) mortgage loan is in Loan Group No. 1, representing 0.3% of the Initial Loan Group No. 1 Balance, and two (2) mortgage loans are in Loan Group No. 2, representing 18.8% of the Initial Loan Group No. 2 Balance, respectively, are each currently prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) 1% of the prepaid amount, but do not provide for defeasance.

One (1) of the underlying mortgage loans, representing 3.1% of the Initial Mortgage Pool Balance and 4.0% of the Initial Loan Group No. 1 Balance, respectively, provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this offering prospectus.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C3 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—

Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors — Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open Prepayment Periods. Ninety-eight (98) mortgage loans that we intend to include in the trust, representing 89.6% of the Initial Mortgage Pool Balance, of which 68 mortgage loans are in Loan Group No. 1, representing 88.2% of the Initial Loan Group No. 1 Balance, and 30 mortgage loans are in Loan Group No. 2, representing 94.1% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to the Spring Creek Apartments Mortgage Loan, representing 3.5% of the Initial Mortgage Pool Balance, the related mortgage loan documents permit the related borrowers to obtain a release of certain parcels of the related mortgaged real property, subject to the satisfaction of certain conditions, including, without limitation, prepayment of the Spring Creek Apartments Mortgage Loan by an amount equal to or greater than $13,220,339, together with all prepayment consideration due and payable in connection therewith, as further described under ‘‘—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Partial Release’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex-A-1 to this offering prospectus as Cypress Financial Center, representing 1.9% of the Initial Mortgage Pool Balance, the related mortgage permits the release from the lien of the mortgage of an approximately 2,825 square foot lot on the related mortgaged real property, upon tenant’s exercise of its option to purchase such lot (pursuant to a purchase option in favor of, such tenant in a related ground lease agreement), and the satisfaction of certain conditions, including, without limitation (a) if the purchase option is exercised between July 18, 2010 and May 18, 2011, payment of a purchase price of $292,000 by tenant to lender as prepayment of the mortgage loan, together with any prepayment premium owed to the mortgage lender in an amount equal to the greater of 1% of the prepayment amount and any yield maintenance premium in effect, or (b) if the purchase option is exercised upon a foreclosure, payment of a purchase price determined to be market value of the unimproved land, plus any prepayment premium set forth in clause (a) above, as further described under ‘‘—Partial Releases’’ above in this offering prospectus.

With respect to one (1) mortgage loan that we intend to include in the trust, secured by the related mortgaged real property identified on Annex A-1 to this offering prospectus as La Mirada Plaza, representing 0.4% of the Initial Mortgage Pool Balance, the related mortgage loan documents permit the release from the lien of the mortgage, from time to time, of three release parcels specified in the related mortgage, upon 60 days notice, to a third party, subject to satisfaction of certain conditions including, without limitation, payment to lender of $800,000 per parcel with respect to two of the release parcels, provided that there is no prepayment required with respect to the third release parcel, as further described under ‘‘—Partial Releases’’ above in this offering prospectus.

Defeasance Loans.    One hundred twelve (112) of the mortgage loans that we intend to include in the trust, representing 83.6% of the Initial Mortgage Pool Balance, of which 83 mortgage loans are in Loan Group No. 1, representing 84.8% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in Loan Group No. 2, representing 79.6% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Except in the case of two (2) individual multi-property mortgage loan that we intend to include in the trust, representing 2.2% of the Initial Mortgage Pool Balance and 2.9% of the Initial Loan Group No. 1 Balance, respectively, each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

With respect to the Eastpoint Mall Mortgage Loan, representing 5.5% of the Initial Mortgage Pool Balance and 7.3% of the Initial Loan Group No. 1 Balance, respectively, the Eastpoint Mall Borrower may obtain a release of a portion of the related mortgaged real property from the lien of the related mortgage through partial defeasance, subject to the satisfaction of certain conditions, as set forth under ‘‘—Significant Underlying Mortgage Loans—The Eastpoint Mall Mortgage Loan—Partial Releases’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Peachtree Square Industrial, representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, respectively, provided no event of default has occurred and is continuing, at any time after the date which is two years from the issuance of the series 2006-C3 certificates, in connection with the sale to an unaffiliated third-party of an individual property, other than the commercial roofing premises, the related borrower has the right to defease a portion of the mortgage loan and obtain the release of such individual property from the lien of the mortgage loan upon the satisfaction of certain requirements set forth in the mortgage loan documents including, but not limited to (i) a debt service coverage ratio, after giving effect to the release, of at least the greater of (x) the aggregate debt service coverage ratio of the entire mortgage loan immediately preceding the release, (y) the aggregate debt service coverage ratio relating to the undefeased note immediately preceding the release and (z) 1.40x, and (ii) after giving effect to such release, a loan-to-value ratio of 65% or less with respect to the outstanding balance of the undefeased note.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

In addition, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Meadows at Westbrook, Peachtree Square Industrial and Tropical Village, collectively representing 1.6% of the Initial Mortgage Pool Balance, 0.5% of the Initial Loan Group No. 1 Balance, and 5.1% of the Initial Loan Group No. 2 Balance, respectively, the lender, in certain circumstances, may require the related borrower to partially defease the mortgage loan pursuant to the terms of the related mortgage loan documents.

Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 888 Seventh Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$145,894,000(1)
Loan per Square Foot:	$321(2)
% of Initial Mortgage Pool Balance:	8.5%
Shadow Rating (S&P/Moody’s) :	NAP(3)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.705% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	January 11, 2016
Maturity Balance:	$145,894,000
Borrower:	888 Seventh Avenue LLC
Sponsors:	Vornado Realty L.P. and Vornado Realty Trust
Defeasance/Prepayment:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted on any Payment Date four months prior to stated maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	Tax and Insurance Reserve(4)
TI/LC Reserve(4) (5)
Capital Expenditure Reserve(4)(6)
Lockbox:	Hard(7)
Mezzanine Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1968
Year Renovated:	2003
Square Feet:	908,299
Occupancy:	99.0%(8)
Occupancy Date:	December 1, 2005
Ownership Interest:	Leasehold
Property Management:	Vornado Office Management LLC, an affiliate of the Borrower
U/W NCF:	$20,253,257 (8)
U/W NCF DSCR:	1.20x(8)(9)
Appraised Value:	$430,000,000
Appraisal As of Date:	December 1, 2005
Cut-off Date LTV Ratio:	67.9%(10)
Maturity LTV Ratio:	67.9%(10)

(1)	The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue Loan Combination that includes: (a) the 888 Seventh Avenue Mortgage Loan, (b) the 888 Seventh Avenue Note A Non-Trust Loan, with a cut-off date principal balance of $145,894,000 and (c) the 888 Seventh Avenue Note B Non-Trust Loan, with a cut-off date principal balance of $26,766,000. The 888 Seventh Avenue Note A Non-Trust Loan is, at all times, pari passu in right of payment with the 888 Seventh Avenue Mortgage Loan. The 888 Seventh Avenue Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the 888 Seventh Avenue Loan Combination, subordinate in right of payment to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan. The Cut-off Date Principal Balance in the table above is based on the 888 Seventh Avenue Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 888 Seventh Avenue Loan Combination is $318,554,000.

(2)	Based on the loan amount comprised of the aggregate cut-off date principal balance of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan.

(3)	NAP means not applicable.

(4)	In lieu of ongoing reserve deposits, Vornado Realty, L.P. has delivered a guaranty. However, if a ‘‘Reserve Period’’ is in effect, the borrower is required to make ongoing reserve deposits (or post a letter of credit in lieu thereof) so long as such Reserve Period remains in effect. A ‘‘Reserve Period’’ is any period of time during which the lender has reasonably determined that any one or more of the following conditions exists: (a) an event of default period (the period of time commencing upon the occurrence of any event of default under the 888 Seventh Avenue Mortgage Loan documents and ending on the last day of the third consecutive full calendar month after which such event of default has been cured and no other event of default has occurred) is then in effect, (b) a guarantor rating sweep period (any period commencing at such time as the rating of Vornado Realty, L.P.’s long term unsecured debt obligations fail to be at least investment grade and continuing until such time, if ever, as the rating of Vornado Realty L.P.’s long term unsecured debt obligations are rated at least ‘‘BBB’’ or its equivalent by each of the Rating Agencies for a period of two consecutive full calendar quarters) is then in effect, or (c) Vornado Realty L.P.’s liability under the master leases and guaranties described under ‘‘—Certain Guaranties’’ and ‘‘—Master Leases’’ below and any unfunded deficiency in the reserve accounts exceed 10% of the outstanding principal balance of the 888 Seventh Avenue Loan Combination.

(5)	During a Reserve Period, ongoing monthly deposits of $225,561, up to and including January 11, 2009, and $149,869 thereafter are required. In addition, during a Reserve Period, a deposit of $1,316,490 is required upon the termination of the Computer Associates lease.

(6)	During a Reserve Period, ongoing monthly deposits of $22,707 are required.

(7)	See ‘‘—Lockbox’’ below.

(8)	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 sf, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 sf, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.

(9)	The U/W DSCR is calculated based on interest-only payments based on an interest rate of 5.705% calculated on an actual/360 day basis. Additionally, the U/W DSCR is calculated taking into account debt service payments on both the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (excluding the 888 Seventh Avenue Note B Non-Trust Loan). The U/W DSCR taking into account the entire 888 Seventh Avenue Loan Combination would be 1.10x.

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (excluding the 888 Seventh Avenue Note B Non-Trust Loan). The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire 888 Seventh Avenue Loan Combination would each be 74.1%.

Major Tenant Information
Tenant(1)(9)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Credit Rating(4)	Lease Expiration Date
Soros Fund Management LLC(5)	Asset Management	95,260	10.5%	13.4%	$56.58	NR	6/30/2015
New Line Realty of New York, Inc.(6)	Media	69,232	7.6%	6.1	35.59	NR	6/30/2017
Limited New York Inc.	Apparel	56,145	6.2%	7.0	50.00	NR	1/31/2014
Kaplan Inc.(7)	Education and Training Services	53,740	5.9%	3.2	24.00	NR	2/28/2017
Vornado Entities(8)	Real Estate	47,421	5.2%	9.5	80.72	BBB+/Baa2	MTM/2015
Total		321,798	35.4%	39.3%	$49.03

(1)	Ranked by approximate total square feet.

(2)	The approximate percentage of base rent is based on total underwritten base rental revenues, including certain rent steps and renewal option periods.

(3)	Reflects average underwritten in-place base rent, including certain rent steps and renewal option periods.

(4)	Credit ratings are those by S&P and Moody’s, respectively. NR means not rated.

(5)	Soros Fund Management LLC currently subleases 10,000 square feet of the 28th floor to Victoria’s Secret; Victoria’s Secret has executed a sublease agreement with Soros Fund Management LLC to sublease the entire 28th floor (19,052 square feet) with a commencement date of January 1, 2006. Soros Fund Management LLC has free rent on the 28th floor until April 30, 2006.

(6)	New Line Realty of New York Inc.'s rent increases on 7/1/2007 to $52.00 psf for 67,501 sf and to $35.00 psf for the remaining 1,731 sf.

(7)	Kaplan Inc.’s rent increases on 3/1/2007 to $52.73 psf.

(8)	11,701 sf of space is month-to-month. No contractual obligations to pay rent on 9,212 sf. 1,886 sf is building management office. 33,834 sf expires in 2015. Credit rating is for Vornado Realty L.P., which is the direct tenant of 33,834 sf and the master tenant of 11,701 sf. Vornado Office Management, which is not rated, represents the remaining 1,886 sf.

(9)	Central Parking System of New York, Inc. leases a 69,633 sf below grade parking garage that is not listed here because it is not office space.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	37,999	4.2%	4.2%	$1,583,098	3.9%	3.9%
2007	64,117	7.1	11.2%	2,251,528	5.6	9.5%
2008	73,836	8.1	19.4%	3,417,571	8.5	18.0%
2009	57,470	6.3	25.7%	1,756,036	4.4	22.4%
2010	0	0.0	25.7%	0	0.0	22.4%
2011	41,890	4.6	30.3%	2,493,787	6.2	28.6%
2012	124,592	13.7	44.0%	3,648,747	9.1	37.7%
2013	44,203	4.9	48.9%	1,558,509	3.9	41.6%
2014	75,187	8.3	57.2%	3,721,265	9.3	50.8%
2015	221,397	24.4	81.5%	14,567,873	36.2	87.1%
2016	33,532	3.7	85.2%	1,441,876	3.6	90.7%
2017 and beyond	122,972	13.5	98.8%	3,753,968	9.3	100.0%
Vacant	9,218	1.0	99.8%	—	—
Bldg Mgmt	1,886	0.2	100.0%	—	—
Total	908,299	100.0%		$40,194,258	100.0%

(1)	Based on in-place underwritten base revenues, including certain rent steps and renewal option periods.

(2)	Includes 13,947 sf of month-to-month leases.

The Borrower and Sponsor.    The 888 Seventh Avenue Borrower is 888 Seventh Avenue LLC, a Delaware limited liability company that is owned by Vornado Realty L.P., a Delaware limited partnership. The general partner of Vornado Realty L.P. is Vornado Realty Trust, a Maryland real estate investment trust. Vornado Realty Trust is one of the largest real estate investment trusts in the nation, owning and/or managing approximately 87 million square feet of real estate. Vornado Realty Trust owns and operates office, retail and showroom properties with large concentrations in the New York metropolitan area and in the Washington, D.C. and Northern Virginia area.

The Mortgage Loan.    The 888 Seventh Avenue Mortgage Loan was originated on December 12, 2005 and has a cut-off date principal balance of $145,894,000. The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans, collectively referred to as the ‘‘888 Seventh Avenue Loan Combination,’’ that are all secured by the 888 Seventh Avenue Mortgaged Property. The 888 Seventh Avenue Loan Combination consists of: (i) the 888 Seventh Avenue Mortgage Loan; (ii) the 888 Seventh Avenue Note A Non-Trust Loan; and (iii) the 888 Seventh Avenue Note B Non-Trust Loan. All of the mortgage loans in the 888 Seventh Avenue Loan Combination are obligations of the 888 Seventh Avenue Borrower, are secured by the 888 Seventh Avenue Mortgaged Property and are cross-defaulted with each other. The 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B Non-Trust Loan are collectively referred to in this offering prospectus as the ‘‘888 Seventh Avenue Non-Trust Loans.’’ The respective rights of the holders of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Non-Trust Loans will be governed by the 888 Seventh Avenue Co-Lender Agreement, which is described under ‘‘-Loan Combinations-The 888 Seventh Avenue Mortgage Loan-Co-Lender Agreement’’ below.

The 888 Seventh Avenue Mortgage Loan (as well as the 888 Seventh Avenue Non-Trust Loans) is a ten-year loan with a stated maturity date of January 11, 2016. The 888 Seventh Avenue Loan Combination accrues interest on an Actual/360 Basis. In the absence of default, the 888 Seventh Avenue Mortgage Loan, the 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B Non-Trust Loan will each accrue interest at an interest rate of 5.705% per annum. On the eleventh day of each month from and including February 11, 2006, up to but excluding the stated maturity date, the 888 Seventh Avenue Borrower is required to make a monthly debt service payment of interest only on the 888 Seventh Avenue Mortgage Loan (as well as the 888 Seventh Avenue Non-Trust Loans).

The 888 Seventh Avenue Borrower is prohibited from voluntarily prepaying the 888 Seventh Avenue Mortgage Loan in whole or in part prior to September 11, 2015. From and after September 11, 2015, the 888 Seventh Avenue Borrower may prepay the 888 Seventh Avenue Mortgage Loan on any payment date, in whole or in part, without payment of any prepayment consideration.

The 888 Seventh Avenue Borrower may defease the entire 888 Seventh Avenue Mortgage Loan on any payment date after the expiration of two years following the latest securitization of any mortgage loan comprising the 888 Seventh Avenue Loan Combination, and by doing so obtain the release of the 888 Seventh Avenue Mortgaged Property. A defeasance will be effected by the 888 Seventh Avenue Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 888 Seventh Avenue Borrower under the 888 Seventh Avenue Mortgage Loan and are sufficient to pay off the 888 Seventh Avenue Mortgage Loan in its entirety on September 11, 2015. The 888 Seventh Avenue Borrower’s right to defease the entire 888 Seventh Avenue Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The 888 Seventh Avenue Mortgage Loan is secured by a first priority mortgage lien on the leasehold interest in the 888 Seventh Avenue Mortgaged Property, as described under ‘‘—Ground Leases’’ below. The 888 Seventh Avenue Mortgaged Property is a 46-story office building located in New York, New York, with approximately 908,299 square feet of net rentable area which includes 69,633 square feet of garage space and 15,248 of retail space. The building was originally built in 1968 and currently serves as the headquarters for Vornado Realty Trust. Major tenants include Soros Fund Management LLC with 95,260 square feet (10.5% of total space), New Line Realty of New York, Inc. with 69,232 square feet (7.6% of total space), Limited New York Inc. with 56,145 square feet (6.2% of total space), Kaplan Inc. with 53,740 square feet (5.9% of total space) and various Vornado entities with 47,421 square feet (5.2% of total space). As of December 1, 2005, based on square footage leased, occupancy at the 888 Seventh Avenue Mortgaged Property was 99.0%.

Lockbox.     The 888 Seventh Avenue Borrower is required to direct all tenants at the 888 Seventh Avenue Mortgaged Property to send all rents directly to the lockbox account. Prior to the occurrence and following the termination of a 888 Seventh Avenue Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the 888 Seventh Avenue Borrower. An ‘‘888 Seventh Avenue

Cash Management Event’’ is either: (a) an event of default under the related 888 Seventh Avenue Mortgage Loan documents, or (b) any period commencing upon any date of determination (which is the date that is 45 days following the end of each calendar quarter occurring during the term of the 888 Seventh Avenue Mortgage Loan) if the 888 Seventh Avenue Borrower fails to maintain a debt service coverage ratio of not less than 1.05x with respect to the 12 calendar month period ending on the last day of the calendar quarter completed immediately prior to the date of determination, and continuing until the date of determination on which the lender reasonably determines that a debt service coverage ratio of greater than 1.15x existed with respect to the two consecutive calendar quarters immediately preceding such date of determination. Following the occurrence and during the continuance of an 888 Seventh Avenue Cash Management Event, funds on deposit in the lockbox account are no longer required to be swept to an account maintained and controlled by the 888 Seventh Avenue Borrower, but are instead required to be allocated into sub-accounts pursuant to the instructions of the lender as follows: first, to the payment of the 888 Seventh Avenue Borrower’s monthly real estate tax reserve obligations; second, to the payment of the 888 Seventh Avenue Borrower’s monthly insurance reserve obligation; third, to the deposit of the amount of any outstanding servicing fees to the debt service account; fourth, to the deposit of the amount of any default rate interest and late charges to the debt service account; fifth, to the deposit of the monthly scheduled interest payment to the debt service account; sixth, to the payment of the amount of any approved monthly operating expenses; seventh, to the payment of the 888 Seventh Avenue Borrower’s monthly capital expense reserve obligation; eighth, to the payment of the 888 Seventh Avenue Borrower’s monthly tenant improvement and leasing commission reserve obligation; and ninth, provided no 888 Seventh Avenue Cash Management Event is then existing, to pay any excess to the 888 Seventh Avenue Borrower.

Terrorism Coverage.    In the event that the insurance coverage obtained by the 888 Seventh Avenue Borrower includes an exclusion for acts of terrorism that are defined in the Terrorism Risk Insurance Revision Act of 2005 (‘‘TRIA Acts’’), the 888 Seventh Avenue Borrower is required to maintain coverage against TRIA Acts of not less than the lesser of (1) the full replacement cost of the 888 Seventh Avenue Mortgaged Property or (2) the outstanding principal balance of the 888 Seventh Avenue Loan Combination, provided that the 888 Seventh Avenue Borrower is not required to spend more than $250,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties. In the event that the insurance coverage obtained by 888 Seventh Avenue Borrower includes an exclusion for acts of terrorism that are not defined in the Terrorism Risk Insurance Revision Act of 2005 (the ‘‘Non-TRIA Acts’’), the 888 Seventh Avenue Borrower is required to maintain a primary layer of coverage insuring against Non-TRIA Acts in an amount not less than $100,000,000, provided that the 888 Seventh Avenue Borrower is not required to spend more than $20,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties. Upon the expiration of the Terrorism Risk Insurance Revision Act of 2005, the 888 Seventh Avenue Borrower is required to maintain insurance against acts of terrorism in an amount of not less than the lesser of (1) the full replacement cost of the 888 Seventh Avenue Mortgaged Property or (2) the outstanding principal balance of the 888 Seventh Avenue Loan Combination, provided that such coverage is commercially available and the 888 Seventh Avenue Borrower is not required to spend more than $20,000 per annum for the blanket insurance policy with respect to such matters covering the 888 Seventh Avenue Mortgaged Property and other properties.

Ground Lease.    The interest of the 888 Seventh Avenue Borrower in the land at the 888 Seventh Avenue Mortgaged Property consists of a leasehold interest established pursuant to an Agreement of Lease, dated May 29, 1967, by and between Robert Goldberg et al., collectively as lessor, and Arlen Operating Company, as lessee as amended from time to time and assigned to 888 Seventh Avenue Associates, as lessor, and the 888 Seventh Avenue Borrower, as lessee, respectively, by mesne assignments, covering the property for an initial term expiring on May 28, 2067 (such ground lease as so assigned, the ‘‘888 Seventh Avenue Ground Lease’’). The 888 Seventh Avenue Ground Lease calls for rent in the amount of $3,350,000 until May 28, 2028 to be paid in equal monthly installments. For the period from May 29, 2028 to May 28, 2048, the required rent payable shall be the greater of (i) $3,350,000 or (ii) 6% of the value of the land on a vacant and unimproved basis and free of all leases. For the period from May 29, 2048 to the expiration date of the 888 Seventh Avenue Ground Lease, the required rent payable shall be the greater of (i) the rent payable in 2048 or (ii) 6% of the value of the land considered vacant and unimproved and free of all leases. The 888 Seventh Avenue Ground Lease provides that any mortgage of the ground lessor’s fee interest in the premises will be subject and subordinate to the leasehold estate created by the 888 Seventh Avenue Ground Lease. The ground lessor under the 888 Seventh Avenue Ground Lease delivered an estoppel to the mortgagee under the 888 Seventh Avenue Mortgage Loan confirming, among other things, (i) that there are no defaults under the 888 Seventh Avenue Ground Lease and (ii) that the mortgagee under the 888 Seventh Avenue Mortgage Loan constitutes an ‘‘institutional lender’’ pursuant to the 888 Seventh Avenue Ground Lease and the mortgagee may benefit from any leasehold mortgagee provisions contained in the 888 Seventh Avenue Ground Lease. The 888 Seventh Avenue Ground Lease further provides that: (a) the ground lessee thereunder is entitled to sublet all or any part of the premises without the ground lessor’s consent; (b) any approved ‘‘leasehold interest’’ thereunder may be encumbered without the ground lessor’s consent (but with notice to the ground lessor); (c) any approved ‘‘leasehold mortgagee’’ is entitled to notice of any defaults under the ground lease and an opportunity to cure any such default (or to commence foreclosure proceedings and subsequently cure defaults if such defaults are non-monetary and not susceptible of cure by the leasehold mortgagee at the time of default); (d) in the event of the termination of the ground lease, the ground lessor will enter into a new lease with the approved ‘‘leasehold mortgagee’’ on the same terms as the original ground lease; and (e) so long as any approved ‘‘leasehold mortgage’’ is outstanding, the ground lease may not be modified, changed or supplemented without the prior written consent of the approved leasehold mortgagee.

Certain Guaranties.    Vornado Realty L.P. has delivered a guaranty in respect of rental payments from certain tenants that have the benefit of free rent period concessions during the term of the 888 Seventh Avenue Mortgage Loan. Vornado Realty L.P. has also delivered a reserve account guaranty which guarantees the prompt and unconditional payment of any unpaid reserve account deficiency and any and all ongoing obligations of the 888 Seventh Avenue Borrower to make deposits into the reserve accounts.

Master Leases.    The 888 Seventh Avenue Borrower entered into a master lease with respect to certain demised premises currently leased to Computer Associates that covers all actual rental and certain other expense obligations of the tenant thereunder. The 888 Seventh Avenue Borrower also entered into a master lease with respect to certain space currently occupied by Vornado Realty, L.P. pursuant to unwritten month-to-month leases that covers actual rental payment obligations, but specifies that Vornado Realty, L.P. is only obligated to pay such rent upon an event of default under the 888 Seventh Avenue Mortgage Loan documents or if the debt service coverage ratio falls below 1.00x.

II. The Station Place II Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$105,870,751
Loan per Square Foot:	$292
% of Initial Mortgage Pool Balance:	6.2%
Shadow Rating (S&P/Moody’s):	BBB−/A3
Loan Purpose:	Refinance
Interest Rate:	6.900% per annum(1)
Interest Calculation:	Actual/360
First Payment Date:	March 11, 2006
Amortization Term:	360 months(2)
Anticipated Repayment Date:	February 11, 2016
Hyperamortization:	Yes(3)
Maturity Date:	February 11, 2036
ARD Balance:	$92,157,625
Borrower:	600 Second Street Holdings LLC
Sponsors:	Louis Dreyfus Property Group Inc. and Fisher Brothers Washington LLC
Defeasance/Prepayment:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to the Anticipated Repayment Date.
Up-Front Reserves:	Tax and Insurance Reserve(4) Service Reserve(5) Project Closeout(6)
Ongoing Reserves:	Tax and Insurance Reserve(4) Service Reserve(5) Additional TI Reserve(7) Leasing Reserve(8)
Lockbox:	Hard(9)
Mezzanine Debt:	Permitted Future Mezzanine Debt

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Washington, D.C.
Year Built:	2005
Year Renovated:	NAP(10)
Square Feet:	362,069
Occupancy:	100.0%
Occupancy Date:	February 1, 2006
Ownership Interest:	Fee
Property Management:	Louis Dreyfus Properties, LLC, an affiliated property manager
U/W NCF:	$10,511,998
U/W NCF DSCR:	1.25x
Appraised Value:	$198,000,000
Appraisal As of Date:	December 9, 2005
Cut-off Date LTV Ratio:	53.5%
Maturity LTV Ratio:	46.5%

(1)	Following the anticipated repayment date, the mortgage interest rate for the Station Place II Mortgage Loan will be 8.90% per annum.

(2)	The Station Place II Mortgage Loan has an original term of 120 months until the anticipated repayment date. There are 240 months until stated maturity subsequent to the anticipated repayment date. Loan payments are based on a 30-year schedule.

(3)	Following the anticipated repayment date.

(4)	At closing, the Station Place II Borrower deposited $858,009 into a reserve account for the payment of taxes and insurance premiums when due. Additionally, on a monthly basis the Station Place II Borrower is required to deposit an amount equal to one-twelfth of the taxes and insurance premiums that is estimated to be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes and insurance.

(5)	At closing, the Station Place II Borrower deposited $88,214 into a service rent reserve account in accordance with the lease with the Securities and Exchange Commission (the ‘‘SEC’’). Additionally, on a monthly basis the Station Place II Borrower is required to deposit an amount equal to one-twelfth of $88,214 until the reserve reaches 5% of the net rent. The SEC may withdraw funds from the service rent reserve account if the Station Place II Borrower is in default in providing the services under the lease beyond any applicable grace period or the SEC incurs costs in remedying such default, as more particularly set forth in the lease. In the event that the reserve has been drawn down, the related borrower, in order to maintain the 5% cap, is not required to deposit more than 2% of net rent in any one year.

(6)	At closing, the Station Place II Borrower deposited $9,246,711 into a reserve account for the payment of the remaining costs of the project completion.

(7)	If the SEC repays all or any portion of the tenant improvement allowances and has the right to draw an additional allowance pursuant to the SEC lease, then Station Place II Borrower must deposit the amount repaid by the SEC in an additional tenant improvement reserve. The balance of tenant improvement allowances due to the SEC has been guaranteed by certain principals of the Station Place II Borrower.

(8)	Beginning on February 11, 2012 and through the ARD, the Station Place II Borrower is required to deposit $1,500,000 a year up to a maximum of $6,000,000 into a lease reserve account, which may be in the form of cash or a letter of credit.

(9)	See ‘‘—Lockbox’’ below.

(10)	NAP means not applicable.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF(1)	Lease Expiration Date
U.S. Securities and Exchange Commission ("SEC")	362,069	100.0%	100.0%	$43.03	1/6/2020
Total		100.0%	100.0%

(1)	Reflects average underwritten in-place base rent.

The Borrower and Sponsor.    The Station Place II Borrower is 600 Second Street Holdings LLC, a Delaware limited liability company, which is 50.1% owned by Louis Dreyfus Property Group Inc. (whose ultimate owner is Louis Dreyfus S.A.S.), 49.8% owned by Fisher Brothers Washington LLC and 0.1% owned by LD Residual V LLC.

The Mortgage Loan.    The Station Place II Mortgage Loan was originated on January 30, 2006 and has a cut-off date of March 11, 2006. The Station Place II Mortgage Loan is an ARD Loan with an anticipated repayment date of February 11, 2016 and a stated maturity date of February 11, 2036. The Station Place II Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of a default, the Station Place II Mortgage Loan accrues interest of 6.90% per annum (the ‘‘Station Place II Pre-ARD Interest Rate’’). From and after its anticipated repayment date, in the absence of a default, the Station Place II Mortgage Loan will accrue interest at a revised interest rate equal to 8.90% (the ‘‘Station Place II Post-ARD Interest Rate’’). On the eleventh day of each month, the Station Place II Borrower is required to make principal and interest payments based on a thirty-year amortization schedule. The principal balance of the Station Place II Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

From and after the anticipated repayment date, the Station Place II Borrower must (a) make a payment of principal and interest accrued at the Station Place II Pre-ARD Interest Rate, which payment is applied first to interest and then to the reduction of principal and (b) pay any remaining amounts in the lockbox after payment of certain reserves, (i) first to the reduction of the principal balance of the Station Place II Mortgage Loan until such principal balance is reduced to zero, (ii) second, to the payment of any other amounts then due and payable under the loan documents, and (iii) third, to the payment of interest accrued at the Station Place II Post-ARD Interest Rate to the extent not previously paid.

The Station Place II Borrower is prohibited from voluntarily prepaying the Station Place II Mortgage Loan, in whole or in part, prior to November 11, 2015. From and after November 11, 2015, the Station Place II Borrower may prepay the entire Station Place II Mortgage Loan, in whole only, without payment of any prepayment consideration.

Provided no event of default exists at the time, the Station Place II Borrower may defease the entire Station Place II Mortgage Loan, in whole only, at any time after the date that is two years following securitization of the Station Place II Mortgage Loan, and by doing so obtain the release of the Station Place II Mortgaged Property. A defeasance will be effected by the Station Place II Borrower’s pledging substitute collateral that consists of non-callable fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and that produce payments that replicate the payment obligations of the Station Place II Borrower under the Station Place II Mortgage Loan and that are sufficient to pay off such loans in their entirety on November 11, 2015. The Station Place II Borrower’s right to defease such loans is subject to, among other things, S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The Station Place II Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Station Place II Borrower in the Station Place II Mortgaged Property. The Station Place II Mortgaged Property is an 11-story Class A office building that is located in Washington, D.C.

Lockbox.    The Station Place II Borrower is required to cause all rents to be deposited directly into a segregated lockbox account under the control of the related lender. Funds on deposit in the lockbox account are to be swept on a daily basis to a cash management account under the sole control of the related mortgagee and are required to be applied as follows: (i) first, to the payment of required deposits, if any, into the tax and insurance account, (ii) second, to the payment of any default rate interest and late charges to the debt service account, (iii) third, to the payment of the monthly debt service to the debt service account, (iv) fourth, to the payment of required deposits into the service reserve account, if any, (v) fifth, to the payment of required deposits into the leasing reserve account, and (vi) sixth, provided no event of default is then existing, to the Station Place II Borrower. During an event of default, the funds on deposit in the lockbox account are required to be swept to a cash collateral account under the sole control of the mortgagee, and the mortgagee is permitted to apply such amounts to the payment of the debt in any order in its sole discretion.

Terrorism Coverage.    The Station Place II Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism.

Permitted Mezzanine Debt.    The related loan documents permit the pledge of equity interests in the Station Place II Borrower as security for a mezzanine loan, subject the following requirements, among others: (i) use of a mezzanine lender that is an institutional lender, (ii) achievement of a debt service coverage ratio of at least 1.20x, (iii) achievement of a combined maximum principal amount of the Station Place II Mortgage Loan and the mezzanine loan not in excess of 77% of the then appraised fair market value of the Station Place II Mortgaged Property, (iv) nonexistence or discontinuance of an event of default, (v) compliance with the rating agencies’ then current requirements for a ‘‘conforming’’ mezzanine loan, and (vi) delivery by the Station Place II Borrower of a rating agency confirmation from each of the rating agencies. No more than one mezzanine loan is permitted during the term of the Station Place II Mortgage Loan.

The SEC Lease.    All of the Station Place II Mortgaged Property is leased to the U. S. Securities and Exchange Commission (the ‘‘SEC’’) pursuant to a 14 year lease which expires on January 6, 2020 (the ‘‘SEC Lease’’).

The SEC Lease requires the Station Place II Borrower to maintain property insurance; provided that the SEC is required to pay for the cost of terrorism insurance.

If the entire premises is damaged or destroyed, the SEC may terminate the SEC Lease by giving notice within 60 days. If less than all of the premises is damaged, the SEC receives a pro-rata rent abatement for untenantable space until it is restored, but the SEC cannot terminate the SEC Lease so long as the Station Place II Borrower is diligently pursuing restoration. However, if the premises are substantially damaged in the last five years of the term of the SEC Lease and the premises cannot reasonably be reconstructed within 365 days after the date of casualty, the SEC Lease will immediately terminate.

The SEC Lease requires the Station Place II Borrower to maintain an escrow account to fund the costs of capital expenses (the ‘‘Service Reserve Account’’) into which the Station Place II Borrower deposited $88,214. The Service Reserve Account is being held by the lender. Each year during the term of the SEC Lease, the Station Place II Borrower must make additional deposits into the Service Reserve Account in an amount equal to $88,214 per annum until the Service Reserve Account achieves a minimum balance equal to 5% of the annual net rent and thereafter to make deposits as necessary to maintain such level.

The SEC exercised its right to receive $35.00 per square foot in additional tenant improvement allowances. Such amounts may be repaid by the SEC either (i) as a lump-sum no later than January 6, 2007; or (ii) through payment of additional rent calculated by amortizing the cost over the term of the SEC Lease at a 9.0% interest rate. If any portion of the additional tenant improvement allowance is repaid by the SEC, the SEC may re-draw such amount prior to January 6, 2007. If the SEC repays more than $10,600,000 of such additional tenant improvement allowance prior to January 6, 2007, the Station Place II Borrower must deposit such amounts in excess of $10,600,000 into a reserve account to be held by the lender. The Louis Dreyfus Property Group, Inc. and the Fisher Brothers Washington LLC have guaranteed the obligation of the Station Place II Borrower to re-advance any amounts repaid by the SEC to the extent such obligation exceeds the balance of the above described reserve.

III. The 200 South Wacker Drive Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$95,500,000
Loan per Square Foot:	$126
% of Initial Mortgage Pool Balance:	5.6%
Shadow Rating (S&P/ Moody’s):	NAP (1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.525%
Interest Calculation:	Actual/360
First Payment Date:	March 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	February 11, 2011
Maturity Balance:	$95,500,000
Borrower:	200 South Wacker Property LLC
Sponsor:	Beacon Capital Strategic Partners IV, L.P.
Prepayment/Defeasance:	Prepayment permitted in whole with yield maintenance penalty if prepayment made prior to November 11, 2010. Prepayment permitted without penalty three months prior to Maturity Date.
Up-Front Reserves:	Unfunded Tenant Allowance Reserve(2)
Ongoing Reserves:(6)	Tax and Insurance Reserve(3)
CapEx Reserve(4)
Lease Termination Reserve(5)
Lockbox:	Hard (7)
Mezzanine Debt:	Permitted (8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Chicago, Illinois
Year Built:	1981
Year Renovated:	2005
Square Feet:	758,961
Occupancy:	87.9%
Occupancy Date:	January 1, 2006
Ownership Interest:	Fee
Property Management:	BCSP IV Illinois Property Manager LLC, an affiliate of the borrower (9)
U/W NCF:	$7,675,672
U/W NCF DSCR:	1.43x
Appraised Value:	$133,000,000(10)
Appraisal As of Date:	January 11, 2006
Cut-off Date LTV Ratio:	71.8%
Maturity LTV Ratio:	71.8%

(1)	NAP means not applicable.

(2)	At closing, the 200 South Wacker Drive Borrower deposited $578,508 into an unfunded tenant allowance to pay for unfunded tenant allowances for a specified tenant lease.

(3)	Upon the occurrence and continuance of an event of default or if the DSCR falls below 1.10x, the 200 South Wacker Drive Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months. Provided no event of default exists and the DSCR is equal to or above 1.10x, all tax and insurance funds on deposit shall be promptly returned to the 200 South Wacker Drive Borrower. Notwithstanding the foregoing, so long as the 200 South Wacker Drive Borrower provides evidence of a blanket insurance policy covering the 200 South Wacker Mortgaged Property, the monthly insurance escrow payment will not be required.

(4)	The 200 South Wacker Drive Borrower is required, upon the occurrence and continuance of an event of default or if the DSCR falls below 1.10x, to make monthly escrow deposits into a capital expenditure reserve account in an amount of $12,693. Provided no event of default exists and the DSCR is equal to or above 1.10x, all capital expenditure funds on deposit shall be promptly returned to the 200 South Wacker Drive Borrower.

(5)	The 200 South Wacker Drive Borrower is required to deposit into a lease termination reserve account any fees, payments or other compensation related to any lease termination which in the aggregate for such lease exceeds $350,000 into a lease termination rollover account. In addition, provided that no event of default then exists, if the 200 South Wacker Borrower enters into any new replacement leases with a term of at least 5 years and pays the related tenant improvements and leasing commissions, the 200 South Wacker Drive Borrower is entitled to be reimbursed for such payment.

(6)	In lieu of making payments to any of the reserve accounts, the 200 South Wacker Drive Borrower may deliver a letter of credit.

(7)	See ‘‘—Lockbox ‘‘ below.

(8)	See ‘‘—Permitted Mezzanine Financing’’ below.

(9)	The property manager has sub-contracted the management of the 200 South Wacker Drive Mortgage Property to Buck Management Group LLC, a third-party manager.

(10)	The appraised value upon stabilized occupancy as of February 1, 2010 is $167,000,000.

Major Tenant Information
Tenant(1)	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Boston Consulting Group, Inc.	88,664		11.7%	15.5%	$21.79	NR	1/31/2010
Orbitz, LLC	66,663	(5)	8.8	9.9	$18.58	BBB+/Baa1	11/30/2012(6)
Continental Casualty Company	65,691		8.7	15.8	$30.06	BBB−/ Baa3	6/30/2006(7)
JPMorgan Chase Bank, N.A.	65,556	(8)	8.6	7.0	$13.25	A+/Aa3	7/31/2007
Lehman Brothers Holdings Inc.	44,933		5.9	4.5	$12.54	A+/A1	11/30/2006(9)
Total	331,507		43.7%	52.7%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues, excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those of S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Orbitz, LLC’s square footage includes the space directly leased from the 200 South Wacker Drive Borrower. In addition to this space, Orbitz, LLC subleases 44,169 square feet of the JP Morgan Chase Bank N.A., space which is not reflected in this square footage above. The sublease expires on July 31, 2007.

(6)	Orbitz, LLC has a one-time right to terminate its lease effective April 30, 2009 upon at least 12 month’s prior notice and payment of a termination fee. Orbitz, LLC is expected to exercise its early termination option.

(7)	Continental Casualty Company subleases 43,793 square feet of its space to three sub-tenants, but remains fully responsible for all of its lease obligations. Continental Casualty Company has indicated that it will not be renewing its lease when it expires on June 30, 2006.

(8)	JPMorgan Chase Bank, N.A. also subleases all of its space to two sub-tenants, but remains fully responsible for all of its lease obligations. JPMorgan Chase Bank, N.A., has indicated that it will be vacating its space upon lease expiration.

(9)	Lehman Brothers Holdings Inc’s. lease provides for one, five year renewal option, Lehman Brothers Holdings Inc. has indicated to the 200 South Wacker Drive Borrower that it will be vacating its space upon lease expiration.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)		As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	127,650	16.8%	16.8%	$2,971,333		23.8%	23.8%
2007	73,406	9.7	26.5%	1,000,928		8.0	31.8%
2008	76,615	10.1	36.6%	1,101,845		8.8	40.6%
2009	41,700	5.5	42.1%	806,173		6.5	47.1%
2010	138,748	18.3	60.4%	3,024,419		24.2	71.3%
2011	70,577	9.3	69.7%	1,686,620		13.5	84.8%
2012	77,998	10.3	79.9%	1,424,492		11.4	96.2%
2013	0	0.0	79.9%	0		0.0	96.2%
2014	3,343	0.4	80.4%	53,199		0.4	96.6%
2015	12,866	1.7	82.1%	185,528		1.5	98.1%
2016 and beyond	44,453	5.9	87.9%	239,760		1.9	100.0%
Vacant	91,605	12.1	100.0%
Total	758,961	100.0%		$12,494,297	(2)	100.0%

(1)	Based on in-place underwritten base rental revenues, excluding vacant lease-up assumptions.

(2)	Excludes any grossed up vacancy.

The Borrower and Sponsor.    The 200 South Wacker Drive Borrower is 200 South Wacker Property LLC, a Delaware limited liability company, which is sponsored by Beacon Capital Strategic Partners, IV, L.P. (‘‘Beacon Capital IV’’). Beacon Capital IV is managed by Beacon Capital Partners, LLC, a real estate investment firm headquartered in Boston with offices in Los Angeles and New York City. The firm and its predecessors have been involved in the real estate business for nearly 60 years during which it has acquired, developed and operated urban office and mixed-use properties throughout the U.S. Beacon Capital Partners, LLC was formed in 1998, following the merger of the predecessor public company, Beacon Properties Corporation with Equity Office Properties Trust. Since its establishment, Beacon Capital Partners, LLC has sponsored four investment vehicles representing approximately $2.5 billion of aggregate equity capital from various endowments, foundations and pension funds.

The Mortgage Loan.    The 200 South Wacker Drive Mortgage Loan was originated on January 30, 2006 and has a cut-off date principal balance of $95,500,000. The 200 South Wacker Drive Mortgage Loan is a five-year loan with a stated maturity date of February 11, 2011. The 200 South Wacker Drive Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.525% per annum. On the eleventh day of each month through and including the stated maturity date, the 200 South Wacker Drive Borrower is required to make interest-only payments on the 200 South Wacker Drive Mortgage Loan. The principal balance of the 200 South Wacker Drive Mortgage Loan plus all accrued and unpaid interest thereon is due on the stated maturity date.

Provided no event of default has occurred and is continuing, the 200 South Wacker Drive Borrower may voluntarily prepay the 200 South Wacker Drive Mortgage Loan in whole, but not in part, prior to November 11, 2010 with payment of a yield maintenance premium. From and after November 11, 2010, the 200 South Wacker Drive Borrower may prepay the 200 South Wacker Drive Mortgage Loan, in whole but not in part, without payment of any prepayment consideration. If prepayment is made on a day that is not a monthly payment date, such prepayment shall be accompanied by the amount of interest that would have accrued on the principal amount of such prepayment through the end of the accrual period during which such prepayment is made.

The Mortgaged Property.    The 200 South Wacker Drive Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the 200 South Wacker Drive Mortgaged Property, a 40-story office building located in downtown Chicago’s West Loop area. Built in 1981 and renovated in 2005 the 200 South Wacker Mortgage Property contains 758,961 square feet of net rentable area and provides 41 parking spaces under a lease agreement with a neighboring property that expires on May 31, 2011. The 200 South Wacker Drive Mortgaged Property is leased to a diverse mix of tenants including Boston Consulting Group, Inc., with 88,664 square feet (11.7% of total space), Orbitz, LLC (whose parent company is Cendant), with 66,663 square feet (8.8% of total space), (which is rated BBB+/Baa1 by S&P and Moody’s, respectively), Continental Casualty Company, with 65,691 square feet (8.7% of total space) (which is rated BBB−/Baa3 by S&P and Moody’s, respectively), JP Morgan Chase Bank, N.A., (as successor by merger to Bank One, N.A.) with 65,556 square feet (8.6% of total space) (which is rated A+/Aa3 by S&P and Moody’s, respectively), and Lehman Brothers Holdings Inc., with 44,933 square feet (5.9% of total space) (which is rated A+/A1 by S&P and Moody’s respectively). As of January 1, 2006, based on square footage leased, occupancy at the 200 South Wacker Drive Mortgaged Property was 87.9%.

Lockbox.    The 200 South Wacker Drive Borrower is required to cause all rents to be deposited directly into a lockbox account. Provided no event of default exists, on the last business day of each week, all amounts in the lockbox account in excess of $50,000 shall be disbursed to the 200 South Wacker Drive Borrower. If an event of default occurs, then upon notice from the lender, the 200 South Wacker Drive lockbox bank is required to disburse on each business day all funds in the lockbox account in excess of $50,000 to a cash management account. The 200 South Wacker Drive cash management bank is required to deposit such funds into the following accounts: (i) the tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing twelve months, (ii) the debt service reserve account in an amount sufficient to pay the debt service for the next calendar month, (iii) the capital expenditure reserve account, (iv) the debt service reserve account in an amount sufficient to pay any default interest and late charges, (v) the operating expenses reserve account in an amount sufficient to pay the monthly operating expenses for the next calendar month, and (vi) if any mezzanine financing exists, a mezzanine collection account in an amount sufficient to pay the debt service for the next calendar month and all other amounts then required to be paid under the mezzanine financing. All other amounts shall be retained by the 200 South Wacker Drive cash management bank in the cash management account. If an event of default no longer exists, all funds on deposit with the 200 South Wacker Drive cash management bank will be promptly returned to the 200 South Wacker Drive Borrower.

Terrorism Coverage.    The 200 South Wacker Drive Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism and ‘‘fire following,’’ provided that such insurance is available, and the total annual premium payable by the 200 South Wacker Drive Borrower does not exceed $250,000 per year.

Guaranty.    Beacon Capital Strategic Partners IV, L.P., a Delaware limited partnership has executed a limited payment guaranty in favor of the mortgagee guaranteeing the obligations of the 200 South Wacker Drive Borrower to pay principal, interest, and all other charges due under the related loan documents. Beacon Capital Strategic Partners IV, L.P.'s maximum aggregate liability under the limited payment guaranty is $5,000,000 (the ‘‘Principal Cap’’) plus any enforcement costs incurred by the mortgagee. The Principal Cap will be reduced dollar-for-dollar for various tenant improvement, leasing commission, and rent credit expenses incurred by the 200 South Wacker Drive Borrower in connection with new leases, lease renewals, and various options entered into or executed after January 18, 2006 in accordance with the terms and provisions of the related loan documents for space in the 200 South Wacker Drive Mortgaged Property.

Permitted Mezzanine Financing.    On or after February 11, 2008, and provided no event of default exists under the loan documents, the sole member of the 200 South Wacker Drive Borrower is permitted to incur mezzanine financing up to $10,000,000 provided certain conditions in the loan documents are satisfied, including but not limited to (i) the full amount of the proceeds shall be used solely to improve the 200 South Wacker Drive Mortgaged Property, (ii) the mezzanine lender shall be a qualified mezzanine lender, (iii) the debt service coverage ratio after the mezzanine financing will not be less than 1.25x, (iv) the loan-to-value ratio shall be no greater than 80%, (v) the mezzanine loan shall be subject to the approval of the mortgagee, not to be unreasonably withheld, and the delivery of a rating agency confirmation, (vi) the collateral for the mezzanine financing shall include only pledges of the equity interests in the 200 South Wacker Drive Borrower and any accounts established under a separate mezzanine cash management arrangement, (vii) the mezzanine financing shall be subordinate in all respects to the 200 South Wacker Drive Mortgage Loan, (viii) the mezzanine lender shall enter into an intercreditor agreement with the mortgagee in form and substance reasonably acceptable to the mortgagee and meeting then current rating agency criteria, (ix) if the mezzanine financing bears interest at a variable rate, the mezzanine borrower shall obtain an interest rate cap with a fixed strike price and an interest rate spread such that the blended, weighted average interest rate of (A) the aggregate of such strike price and such spread and (B) the interest rate of the 200 South Wacker Drive Mortgage Loan is no greater than 8.25% per annum, (x) if the mezzanine financing bears interest at a fixed rate, the blended, weighted average interest rate of (A) such fixed rate and (B) the interest rate of the 200 South Wacker Drive Mortgage Loan shall be no greater than 8.25% per annum, and (xi) the mezzanine borrower and any other pledgors shall be structured as not to adversely affect the bankruptcy remote nature of the 200 South Wacker Drive Borrower and shall comply with rating agency criteria (xii) the mezzanine loan shall be co-terminous with the 200 South Wacker Drive Mortgage Loan.

IV. The Eastpoint Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$95,000,000
Loan per Square Foot:	$113(1)
% of Initial Mortgage Pool Balance:	5.5%
Shadow Rating (S&P/Moody’s):	NAP(2)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.665% per annum
Interest Calculation:	Actual/360
First Payment Date:	March 11, 2006
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	February 11, 2016
Maturity Balance:	$85,256,010
Borrower:	Thor Eastpoint Mall LLC
Sponsor:	Thor Equities, LLC
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Rollover Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6) Rollover Reserve(4)
Lockbox:	Hard(7)
Other Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Baltimore, Maryland
Year Built:	1956
Year Renovated:	1972, 1991 and 2005
Gross Square Feet:	844,175(8)
Collateral Square Feet:	676,873(9)
Overall Occupancy:	88.7%
In-Line Occupancy:	83.1%
Occupancy Date:	December 29, 2005
Ownership Interest:	Fee
Property Management:	Thor Equities, LLC
In-Line Sales PSF:	$327(10)
In-Line Cost of Occupancy:	17.7%(10)
U/W NCF:	$8,053,926
U/W NCF DSCR:	1.22x
Appraised Value:	$125,000,000
Appraisal As of Date:	December 16, 2005
Cut-off Date LTV Ratio:	76.0%
Maturity LTV Ratio:	68.2%

(1)	Based on gross leasable area of the entire mall including anchors and any outparcel pads and related outparcel improvements which may not be part of the collateral.

(2)	NAP means not applicable.

(3)	Payments of interest only are required through and including the payment date in February 2009.

(4)	At the closing, the Eastpoint Mall Borrower deposited $500,000 into a rollover reserve account. Additionally, the Eastpoint Mall Borrower is required to make monthly deposits of $17,500 into the rollover reserve account until an amount in excess of $1,130,000 (the ‘‘Cap Amount’’) is maintained in the account. In the event all four of the anchor tenants shall extend their leases for a period two years beyond the maturity date of the loan at the same or greater rent and otherwise on the same or terms more favorable to the Eastpoint Mall Borrower, the required Cap Amount shall be reduced to in excess of $630,000, and any amount in the rollover reserve account in excess of $630,000 will be released to the Eastpoint Mall Borrower. In lieu of making the ongoing monthly rollover reserve deposits, the Eastpoint Mall Borrower may deliver a letter of credit.

(5)	The Eastpoint Mall Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. If the insurance coverage is provided under blanket insurance policies, there shall be on deposit in the tax and insurance account, in addition to amounts required for the payment of taxes, an amount equal to 25% of the annual premiums under the blanket policy that are allocable to the property, as reasonably determined by the holder of the Eastpoint Mall Mortgage Loan..

(6)	The Eastpoint Mall Borrower is required to make monthly escrow deposits of $7,037 into a replacement reserve account until an amount in excess of $168,893 is maintained in the account. In lieu of making the ongoing replacement reserve deposits, the Eastpoint Mall Borrower may deliver a letter of credit.

(7)	See ‘‘—Lockbox’’ below.

(8)	Reflects gross leasable area of the entire mall including anchors and any outparcel pads and related outparcel improvements which may not be part of the collateral.

(9)	Collateral square feet comprising the Eastpoint Mall Mortgaged Property consists of all of the anchor space with the exception of JCPenney, which owns its store, 266,701 square feet of in-line mall space and 123,996 square feet of certain outparcel improvements and other mall space. In addition, the JCPenney pad and three outparcel pads, but not the tenant-owned improvements on these pads, are part of the collateral.

(10)	In-line sales per square foot and in-line cost of occupancy estimated as of 12/29/2005.

Gross Leasable Area (GLA) Overview of Eastpoint Mall
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
JCPenney(2)	151,738	18.0%	BB+/Baa3	8/31/2011
Value City	140,000	16.6	NR/NR	11/30/2009
Sears	87,734	10.4	BB+/Ba1	10/15/2011
Steve & Barry’s University Sportswear	58,442	6.9	NR	1/13/2013
Total Anchor Space	437,914	51.9%
In-Line Mall Space	266,701	31.6
Outparcels(3)	89,204	10.6
Other Space	50,356	6.0
Total GLA	844,175	100.0%

(1)	Credit ratings are those by S&P and Moody’s, respectively and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	JCPenney owns its store, which is not part of the collateral, and leases its pad from the Eastpoint Mall Borrower. The pad is part of the collateral.

(3)	Comprised of six outparcel pads of which 73,640 square feet of outparcel improvements on three of the pads are part of the collateral. All six of the outparcel pads are also part of the collateral.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Dollar Tree	10,800	9/30/2013
New York & Co./Lerner NY	10,050	1/31/2007
Lane Bryant	6,880	1/31/2012
Shoe City	6,565	1/31/2012
Applebee’s Neighborhood Grill	5,779	11/30/2013
Total	40,074

Lease Expiration Information(1)(2)
Year	Approximate Expiring In-Line Square Feet	As % of Total In-Line Square Feet	Cumulative % of Total In-Line Square Feet	Approximate Expiring In-Line Base Revenues(1)	As % of Total In-Line Base Revenues(1)	Cumulative % of Total In-Line Base Revenues(1)
2006(2)	17,181	6.4%	6.4%	$405,032	6.6%	6.6%
2007	56,453	21.2	27.6%	1,319,200	21.4	28.0%
2008	24,848	9.3	36.9%	961,349	15.6	43.6%
2009	14,615	5.5	42.4%	426,840	6.9	50.5%
2010	28,467	10.7	53.1%	1,051,951	17.1	67.5%
2011	11,294	4.2	57.3%	290,134	4.7	72.3%
2012	20,578	7.7	65.0%	597,294	9.7	81.9%
2013	25,929	9.7	74.8%	573,097	9.3	91.2%
2014	11,864	4.4	79.2%	202,511	3.3	94.5%
2015	5,070	1.9	81.1%	217,200	3.5	98.0%
2016 and Beyond	5,205	2.0	83.1%	120,288	2.0	100.0%
Vacant	45,197	16.9	100.0%	—	—
Total	266,701	100.0%	100.0%	$6,164,896	100.0%

(1)	Based on underwritten base rental revenues applicable to in-line tenants only.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Eastpoint Mall Borrower is Thor Eastpoint Mall LLC, a Delaware limited liability company, owned by Thor Urban Operating Fund L.P. Thor Urban Operating Fund L.P. is a private investment fund of Thor Equities, LLC. Thor Equities, LLC was founded in 1986 by its principal and CEO, Joseph J. Sitt. Thor Equities, LLC is a real estate acquisition and development company which through its units, Thor Properties and Thor Urban Development, develops, owns, and manages retail and mixed-use properties concentrated in major metropolitan areas such as New York City, Washington, DC, Chicago, Boston, Detroit, and Los Angeles. Thor Equities, LLC reports that it has a retail portfolio totaling more than 10 million square feet and valued in excess of $2 billion.

The Mortgage Loan.    The Eastpoint Mall Mortgage Loan was originated on January 12, 2006 and has a cut-off date principal balance of $95,000,000. The Eastpoint Mall Mortgage Loan is a 10-year balloon loan with a stated maturity date of February 11, 2016. The Eastpoint Mall Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.665% per annum. On the eleventh day of each month through and including the payment date in February 2009, the Eastpoint Mall Borrower is required to make interest-only payments on the Eastpoint Mall Mortgage Loan. On the eleventh day of each month from and including March 11, 2009, up to but excluding, the stated maturity date, the Eastpoint Mall Borrower is required to make a constant monthly debt service payment on the Eastpoint Mall Mortgage Loan in the amount of $549,275 (based on a 30-year amortization schedule). The outstanding principal balance of the Eastpoint Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Eastpoint Mall Borrower is prohibited from voluntarily prepaying the Eastpoint Mall Mortgage Loan, in whole or in part, prior to November 11, 2015. From and after November 11, 2015, the Eastpoint Mall Borrower may prepay the Eastpoint Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Eastpoint Mall Borrower may defease the entire Eastpoint Mall Mortgage Loan at any time after two years following the Issue Date, and by doing so obtain the release of the Eastpoint Mall Mortgaged Property. A defeasance will be effected by the Eastpoint Mall Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments that replicate the payment obligations of the Eastpoint Mall Borrower under the Eastpoint Mall Mortgage Loan and are sufficient to pay off the Eastpoint Mall Mortgage Loan in its entirety on the stated maturity date. The Eastpoint Mall Borrower’s right to defease the entire Eastpoint Mall Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The Eastpoint Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Eastpoint Mall Borrower in the Eastpoint Mall Mortgaged Property, which is comprised of a portion of Eastpoint Mall, a regional mall with 844,175 square feet of gross leasable area located in Baltimore, Maryland. Eastpoint Mall was originally constructed in 1956 as a two-anchor, open-air center. In 1972, the mall was enclosed and two additional anchors were added. In 1991, Eastpoint Mall was extensively renovated, which included the redevelopment of one of the anchor stores with a ground level food court and the lower and upper levels in to office, retail and storage space. The mall was further renovated in 2005 to coincide with the grand opening of Steve & Barry’s University Sportswear in the anchor space vacated by former anchor Ames. Eastpoint Mall is currently anchored by four department stores, JCPenney, Value City, Sears and Steve & Barry’s University Sportswear with an aggregate of 437,914 square feet. All of the anchors are part of the collateral except for JCPenney, which owns its store and leases its pad from the Eastpoint Mall Borrower. Collateral comprising the Eastpoint Mall Mortgaged Property aggregates 676,873 square feet comprised of 286,176 square feet of anchor space, 266,701 square feet of in-line mall space and 123,996 square feet of outparcel improvements and certain other mall space. Collateral also includes the JCPenney pad, and three other outparcel pads, but not the tenant-owned improvements on those pads. In-line tenants at the Eastpoint Mall Mortgaged Property include Payless ShoeSource, Foot Locker, Ashley Stewart, FYE and other national and regional retailers. The six outparcel tenants are Staples, AMF Bowling, Golden Corral, Bank of America, Mercantile Bank and Checkers. As of December 29, 2005 based on square footage leased, in-line occupancy at the Eastpoint Mall Mortgaged Property was 83.1% and overall mall occupancy was 88.7%.

Lockbox.    The Eastpoint Mall Borrower is required to deposit all income from the Eastpoint Mall Mortgaged Property into a segregated account (the ‘‘Eastpoint Mall Clearing Account’’) that has been pledged to the holder of the Eastpoint Mall Mortgage Loan. Prior to (a) an event of default under the Eastpoint Mall Mortgage Loan, (b) the debt service coverage ratio falling below 1.05 x, or (c) J.C. Penney’s, Sears, Value City or Steve & Barry’s (i) terminating or rejecting its lease in connection with a bankruptcy proceeding or (ii) ceasing normal business operations, (each, an ‘‘Eastpoint Mall Triggering Event’’), the holder of the Eastpoint Mall Mortgage Loan shall authorize sums in the Eastpoint Mall Clearing Account to be transferred to accounts designated by the Eastpoint Mall Borrower. Following an Eastpoint Mall Triggering Event, all funds in the Eastpoint Mall Clearing Account will be transferred to another account that is under the sole control of the mortgage lender (the ‘‘Eastpoint Mall Deposit Account’’). While such Eastpoint Mall Triggering Event exists with respect to the Eastpoint Mall Mortgage Loan, all amounts in the Eastpoint Mall Deposit Account will be applied on each monthly payment date in the following order of priority: (a) first, to the tax and insurance escrow fund (b) second, to the payment of monthly debt service payment amount (c) third, to the replacement reserve monthly deposit, (d) fourth, to the rollover reserve monthly deposit, (e) fifth, to default interest and late payment charges; (f) sixth, to deposit account fees and (g) seventh, to the Eastpoint Mall Borrower, for payment of expenses of the Eastpoint Mall Mortgaged Property in accordance with the annual budget. Remaining amounts shall be retained for payment of the same expenses in subsequent months. At such time as the debt service coverage ratio for the Eastpoint Mall Mortgage Loan is greater than 1.20x for two consecutive quarters, all retained amounts in the Eastpoint Mall Deposit Account will be released, and access by the Eastpoint Mall Borrower to the funds in the Eastpoint Mall Clearing Account will be restored. If an event of default exists, the holder of the Eastpoint Mall Mortgage Loan may apply amounts in the Eastpoint Mall Clearing Account and the Eastpoint Mall Deposit Account to the payment of amounts due with respect to the Eastpoint Mall Mortgage Loan in such order of priority as such holder may determine.

Terrorism Coverage.    The Eastpoint Mall Borrower will be required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage amounts of not less than an amount equal to 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) of the Eastpoint Mall Mortgaged Property and the associated personal property, provided such terrorism insurance is commercially available. Notwithstanding the foregoing, the Eastpoint Mall Borrower shall not be obligated to expend more than $100,000 on insurance premiums for terrorism insurance in any calendar year for the loan year ending on February 10, 2007, and for each loan year thereafter, an amount equal the product of $100,000 and a fraction, the numerator of which is the Index referred to below for the immediately preceding January, and the denominator of which is the Index for January 2006. The Index is the Revised Consumer Price Index for the Urban Wage Earners and Clerical Workers published by the Bureau of Labor Statistics of the United States Department of Labor, for Washington-Baltimore, DC-MD-VA-WV, All Items (Nov. 1996 = 100). If the cost of the required terrorism insurance exceeds such ‘‘cap,’’ the Eastpoint Mall Borrower must purchase the maximum amount of terrorism insurance available with funds equal to the cap amount.

Partial Releases.    After the expiration of the earlier of three years following the closing date or two years following the ‘‘start-up date’’ if the Eastpoint Mall Mortgage Loan becomes the subject of a securitization, the Eastpoint Mall Borrower may obtain the release of the portion of the Eastpoint Mall Mortgaged Property currently leased by AMF by partially defeasing the Eastpoint Mall Mortgage Loan. The Eastpoint Mall Borrower’s right to partially defease the Loan and obtain the release of an individual mortgaged property is subject to, among other things, (i) the partial defeasance of 125% times the amount of the payments remaining for each payment date, and the Maturity Date, times 3.157%, (ii) the remaining Eastpoint Mall Mortgaged Property having a debt service coverage ratio of no less than 1.20x and (iii) rating agency confirmation that the partial defeasance would not result in a qualification, downgrade or withdrawal of ratings then assigned to any class of certificates by the same rating agency. In addition, certain unimproved portions of the Eastpoint Mall Mortgaged Property may be released from the lien of the related mortgage upon the sale thereof to a third party (including an affiliate of the Eastpoint Mall Borrower), without prepayment or defeasance of the Eastpoint Mall Mortgage Loan, subject to the satisfaction of certain conditions, including that such parcels have been subdivided from the remaining Eastpoint Mall Mortgaged Property.

V. The Spring Creek Apartments Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$60,000,000
Loan per Unit:	$50,847
% of Initial Mortgage
Pool Balance:	3.5%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.710% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2011
Maturity Balance:	$60,000,000
Borrowers:	Lyon Spring Creek, LLC and Lyon Spring Creek II, LLC
Sponsor:	Lyon Capital Ventures and an affiliate of Lehman Brothers Holdings Inc.
Prepayment/Defeasance:	Prepayment permitted in whole, or in conjunction with a partial release only, in part, with prepayment penalty if prepayment occurs prior to October 11, 2010. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Deferred Maintenance Reserve(2)
Ongoing Reserves:	Tax and Insurance Reserve(3) Replacement Reserve(4)
Lockbox:	Springing Soft(5)
Mezzanine Debt:	$20,600,000(6)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Location:	Atlanta, GA.
Year Built:	1984-1988
Year Renovated:	NAP(1)
Number of Units:	1,180
Occupancy:	94.7%
Occupancy Date:	December 21, 2005
Ownership Interest:	Fee
Property Management:	Lyon Management Group, Inc., an affiliate of the Borrowers
U/W NCF:	$5,134,226
U/W NCF DSCR:	1.48x
Appraised Value:	$99,100,000(7)
As of Date:	November 22, 2005
Cut-off Date LTV Ratio:	60.5%
Maturity LTV Ratio:	60.5%

(1)	NAP means not applicable.

(2)	At closing, the Spring Creek Apartments Borrowers deposited $328,956 into a deferred maintenance account to pay for specified scheduled repairs.

(3)	The Spring Creek Apartments Borrowers are required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months and one-twelfth of the insurance premiums due for renewal of insurance policies.

(4)	The Spring Creek Apartments Borrowers are required to make monthly deposits into a replacement reserve account in the amount of $20,744, provided however, no monthly deposit is required during such time the amount in the account exceeds $746,798 (the ‘‘Cap Amount’’). Furthermore, if a partial release of the Spring Creek Apartments Mortgaged Property occurs, the monthly reserve amount shall be reduced to $16,174 and the Cap Amount shall be reduced to $582,250, and any excess amount on deposit shall be disbursed to the Spring Creek Apartments Borrowers.

(5)	See ‘‘—Lockbox’’ below.

(6)	Relects the initial advance under a $27,000,000 mezzanine loan made simultaneously with the closing of the Spring Creek Apartments Mortgage Loan. The $6,400,000 balance of the mezzanine loan may be advanced from time to time for actual capital improvement costs. See ‘‘—Mezzanine Financing’’ below.

(7)	Aggregate of appraisal values of $76,000,000 for Spring Creek Apartments Phases 1-3 and $23,100,000 for Spring Creek Apartments Phase 4.

The Borrowers and Sponsor.    The Spring Creek Apartments Borrowers are Lyon Spring Creek, LLC and Lyon Spring Creek II, LLC, each a Delaware limited liability company. The Spring Creek Apartments Borrowers are fully owned and controlled by Lyon Spring Creek Portfolio, LLC (the ‘‘Spring Creek Apartments Mezzanine Borrower’’), which is also the borrower under the mezzanine loan described below in ‘‘—Mezzanine Financing.’’ The Spring Creek Apartments Mezzanine Borrower is owned by Lyon Housing (Atlanta) XXVIII, LLC, a California limited liability company (the ‘‘Lyon Member’’) with a 20.23% managing member interest and by LB Spring Creek Investors, LLC, a Delaware limited liability company (the ‘‘Lehman Member’’) with a 79.77% non-managing member interest. Lyon Housing (Atlanta) XXVIII, LLC is ultimately owned and controlled by affiliates of Lyon Capital Ventures, a privately held multifamily real estate investment company involved in the acquisition, development, renovation and management of apartment communities across the United States. Lyon Capital Ventures, a privately held company whose key principal is Frank T. Suryan, is the multifamily real estate investment company for The William Lyon Companies, a major California-based residential development firm. Lyon Capital Ventures is involved in the acquisition, development, renovation and management of apartment communities in several key markets across the United States. The Lehman Member is wholly owned affiliate of Lehman Brothers Holdings Inc. (‘‘Lehman’’), who also originated the Spring Creek Apartments Mortgage Loan. There is no assurance that Lehman will retain its interest in the Spring Creek Apartments Mezzanine Borrower or the Lehman Member. Although the Lehman Member currently holds a non-managing interest in the Spring Creek Apartments Mezzanine Borrower, it has consent rights to certain major decisions and, if the Lehman Member still holds its interest in the Spring Creek Apartments Borrower as of June 29, 2006, it is entitled to become the managing member thereof.

The Mortgage Loan.    The Spring Creek Apartments Mortgage Loan was originated on December 29, 2005, and has an aggregate cut-off date principal balance of $60,000,000. The Spring Creek Apartments Mortgage Loan is secured by a first priority deed of trust upon the fee interest in the Spring Creek Apartments Mortgaged Property. The Spring Creek Apartments Mortgage Loan is a five-year loan with a stated maturity date of January 11, 2011. The Spring Creek Apartments Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 5.710% per annum. On the eleventh day of each month, to but not including the stated maturity date, the Spring Creek Apartments Borrowers are required to make interest-only payments on the outstanding principal balance of the Spring Creek Apartments Mortgage Loan. The outstanding principal balance of the Spring Creek Apartments Mortgage Loan, plus all accrued and unpaid interest thereon, shall be due and payable on the stated maturity date.

The Spring Creek Apartments Borrowers may voluntarily prepay the Spring Creek Apartments Mortgage Loan, in whole or, only in conjunction with the release of a portion of the Spring Creek Apartments Mortgaged Property as described under ‘‘—Partial Release’’ below, in part, at any time. Any prepayment of the Spring Creek Apartments Mortgage Loan made prior to October 11, 2010 must be accompanied by a prepayment consideration equal to the greater of 1% of the principal amount prepaid and a yield maintenance prepayment penalty. From and after October 11, 2010, the Spring Creek Apartments Borrowers may prepay the Spring Creek Apartments Mortgage Loan, in whole or in part without payment of a prepayment consideration.

The Mortgaged Property.    The Spring Creek Apartments Mortgaged Property is a garden-style apartment complex comprised of 60, three-story buildings situated on approximately 92.5 landscaped acres with on-site parking and located in Atlanta, Georgia. The residential complex, with an aggregate of 1,180 units, was constructed in four phases between 1984 and 1988. The portion of the Spring Creek Apartments Mortgaged Property known as Spring Creek Apartments Phases 1-3 were built between 1984 and 1988 and contain forty-four, three-story buildings on approximately 72.7 acres with a total of 920 units and offers 1,594 parking spaces. The portion of the Spring Creek Apartments Mortgaged Property known as Spring Creek Apartments Phase 4 was developed in 1988 and consists of sixteen, three-story building on approximately 19.8 acres with a total of 260 units and offers 454 parking spaces. Amenities at the Spring Creek Apartments Mortgaged Property include four swimming pools, five lighted tennis courts, sand volleyball courts, two fitness centers, two indoor racquetball courts, jogging/walking trails, picnic areas, three car-care centers, clubhouse and laundry facility. As of December 21, 2005, the occupancy at the Spring Creek Apartments Mortgaged Property was 94.7%.

Mix of Residential Units at the Spring Creek Apartments Mortgaged Property(1)
Property	Location	Year Built/ Renovated	Approximate Number of Units	One Bedroom	Two Bedroom/ One Bath	Two Bedroom/ Two Bath
Spring Creek Apartments (Phases 1-3)	Atlanta, GA	1984-1988/NAP(2)	920	460	0	460
Spring Creek Apartments (Phase 4)	Atlanta, GA	1988/NAP(2)	260	90	60	110
TOTAL			1,180	550	60	570

(1)	Based on the third-party appraisal.

(2)	NAP means not applicable.

Lockbox.    Upon the occurrence of an event of default with respect to the Spring Creek Apartments Mortgage Loan and the continuance thereof for 30 days, the Spring Creek Apartments Borrowers are required to deposit all rent collections into a designated lockbox account under the sole and exclusive control of the mortgage lender.

Terrorism Coverage.    Although the loan documents for the Spring Creek Apartments Mortgage Loan do not expressly require the maintenance of terrorism insurance, the Spring Creek Apartments Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the

Spring Creek Apartments Mortgaged Property located in or around the region in which the Spring Creek Apartments Mortgaged Property is located. The form of all policies (including exclusions and exceptions) are subject to the approval of the mortgage lender.

Mezzanine Financing.    At the time of the closing of the Spring Creek Apartments Mortgage Loans, the Spring Creek Apartments Mezzanine Borrower received a $20,600,000 initial advance under a mezzanine loan in the original principal amount of $27,000,000 (the ‘‘Spring Creek Apartments Mezzanine Loan’’). Pursuant to the terms of the Spring Creek Apartments Mezzanine Loan, the Spring Creek Apartments Mezzanine Borrower is permitted to borrow up to an additional $6,400,000 to pay for the costs of capital improvements to the Spring Creek Apartments Mortgaged Property that are set forth in a budget approved by the holder of the Spring Creek Apartments Mezzanine Loan (the ‘‘Spring Creek Apartments Mezzanine Lender’’). The Spring Creek Apartments Mezzanine Loan is secured by a pledge of 100% of the membership interests of the Spring Creek Apartments Mezzanine Borrower in the Spring Creek Apartments Borrowers (collectively, the ‘‘Spring Creek Apartments Mezzanine Collateral’’). The current Spring Creek Apartments Mezzanine Lender is Lehman Brothers Holdings Inc.

The Spring Creek Apartments Mezzanine Loan is a five-year balloon loan with a scheduled maturity date of January 11, 2011. The Spring Creek Apartments Mezzanine Loan accrues interest at a fixed rate per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Spring Creek Apartments Mezzanine Borrower is required to make interest-only payments on the outstanding principal balance of the Spring Creek Apartments Mezzanine Loan. The principal balance of the Spring Creek Apartments Mezzanine Loan, together with accrued and unpaid interest thereon, is due and payable on the scheduled maturity date.

Upon the occurrence of an event of default with respect to the Spring Creek Apartments Mezzanine Loan and the continuance thereof for 30 days, the Spring Creek Apartments Mezzanine Borrower is required to deposit all rent collections into a segregated lockbox account under the sole and exclusive control of the Spring Creek Apartments Mezzanine Lender. The foregoing lockbox procedures shall not apply during periods that rents from the Spring Creek Apartments Mortgaged Property are required to be deposited into a lockbox account pledged to the holder of the Spring Creek Apartments Mortgage Loan, as described above under ‘‘—Lockbox.’’

The holder of the Spring Creek Apartments Mortgage Loan and the Spring Creek Apartments Mezzanine Lender have entered into an intercreditor agreement (the ‘‘Spring Creek Apartments Intercreditor Agreement’’) that sets forth the relative priorities between the Spring Creek Apartments Mortgage Loan and the Spring Creek Apartments Mezzanine Loan. The Spring Creek Apartments Intercreditor Agreement provides that, among other things:

•	The Spring Creek Apartments Mezzanine Lender may not transfer more than a 49% interest in the Spring Creek Apartments Mezzanine Loan unless (a) it shall have first obtained rating agency confirmation that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C3 certificates or (b) the transferee is an institutional investor that meets specified tests as of the date of transfer.

•	The Spring Creek Apartments Mezzanine Lender may not foreclose on the Spring Creek Apartments Mezzanine Loan Collateral or exercise any other rights to realize upon such collateral without having first obtained rating agency confirmation from S&P and Moody’s as evidenced by written confirmation from such rating agencies that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C3 certificates except in certain limited circumstances set forth in the Spring Creek Apartments Intercreditor Agreement.

•	The Spring Creek Apartments Mezzanine Loan is generally subordinate to the Spring Creek Apartments Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Spring Creek Apartments Mortgage Loan, the Spring Creek Apartments Mezzanine Lender may accept payments due and payable from time to time under the related Spring Creek Apartments Mezzanine Loan documents and may accept prepayments of the Spring Creek Apartments Mezzanine Loan.

•	Prior to the mortgage lender’s commencement of any enforcement action under the Spring Creek Apartments Mortgage Loan documents, the Spring Creek Apartments Mezzanine Lender has the right to receive notice of any event of default under the Spring Creek Apartments Mortgage Loan and the right to cure any monetary default within a period ending five business days after the later of the giving by the mortgage lender of such notice or expiration of the applicable Spring Creek Apartments Borrower’s cure period; provided, however, that the Spring Creek Apartments Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the Spring Creek Apartments Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the Spring Creek Apartments Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Spring Creek Apartments Mezzanine Lender will have the same period of time as the applicable Spring Creek Apartments Loan Borrower to cure such non-monetary default under such Spring Creek Apartments Mortgage Loan; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the Spring Creek Apartments Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

•	If the Spring Creek Apartments Mortgage Loan has been accelerated, any proceeding to foreclose or otherwise realize upon the security for the Spring Creek Apartments Mortgage Loan has been commenced or the Spring Creek Apartments Mortgage Loan is a specially serviced mortgage loan, then the Spring Creek Apartments Mezzanine Lender has the right to purchase the Spring Creek Apartments Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgage lender and any interest charged by the mortgage lender on any advances for monthly payments of principal and/or interest on the Spring Creek Apartments Mortgage Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the Spring Creek Apartments Mortgage Loan documents. Such purchase option will expire upon (a) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Spring Creek Apartments Mortgaged Property or (b) the event triggering the Spring Creek Apartments Mezzanine Lender’s purchase option ceasing to exist.

•	The Spring Creek Apartments Mezzanine Loan documents generally may be modified without the mortgage lender’s consent, although certain provisions of the Spring Creek Apartments Mezzanine Loan documents may not be modified without the mortgage lender’s consent.

Partial Release.    So long as no event of default exists at the time of the proposed release, the Spring Creek Apartments Borrowers may obtain the release of the portion of the Spring Creek Apartments Mortgaged Property known as Spring Creek Apartments Phase 4 by prepaying the Spring Creek Apartments Mortgage Loan by an amount equal to or greater than $13,220,339 and paying all prepayment consideration due and payable in connection therewith. The right of the Spring Creek Apartments Borrowers to obtain such release is also conditioned upon, among other things, the Spring Creek Apartments Mortgage Loan having a debt service coverage ratio of at least 1.25x (based on trailing 12 months net operating income for the remaining mortgaged property and assumed constant monthly payments based on a 30-year amortization schedule) and a loan to appraised value ratio of not more than 65% following the release and related partial prepayment.

VI. The Marriott Hotel — Orlando Airport Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$59,000,000
Loan per Room:	$121,399
% of Initial Mortgage Pool Balance:	3.4%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.680% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	30 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2016
Maturity Balance:	$54,949,085
Borrower:	DiamondRock Orlando Airport Owner, LLC
Sponsor:	DiamondRock Hospitality Company
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	PIP/Required Repairs Reserve(3)
Ongoing Reserves:	Tax and Insurance(4) Replacement Reserve(5)
Lockbox:	Springing Soft(6)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hotel
Location:	Orlando, Florida
Year Built:	1983
Year Renovated:	2003
Number of Rooms:	486 rooms
Occupancy:	79.5%(7)
Occupancy Date:	September 30, 2005(7)
Ownership Interest:	Fee
Property Management:	Marriott Hotel Services, Inc., a subsidiary of Marriott International, Inc.
ADR:	$102.10(7)
RevPAR:	$81.17(7)
U/W NCF:	$5,394,014
U/W NCF DSCR:	1.32x
Appraised Value:	$80,000,000(8)
Appraisal As of Date:	November 1, 2005
Cut-off Date LTV Ratio:	73.8%
Maturity LTV Ratio:	68.7%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in January 2011.

(3)	The Marriott Hotel – Orlando Airport Borrower is required to maintain with lender an $11,400,000 letter of credit, as it may be reduced from time to time, until certain specified property improvements and required repairs are completed.

(4)	The Marriott Hotel – Orlando Airport Borrower is required to make monthly deposits into a reserve for the payment of taxes and insurance. Notwithstanding the foregoing, so as long as Marriott International, Inc., or an affiliate thereof, is the property manager and the insurance is maintained under a Marriott Blanket policy, monthly deposits are not required.

(5)	The Marriott Hotel – Orlando Airport Borrower is required to make monthly deposits into a replacement reserve based on 5% of annual gross income. Notwithstanding the foregoing, so as long as Marriott International, Inc., or an affiliate thereof, is the property manager and is reserving for such items pursuant to the management agreement in an amount not less than the required monthly replacement reserve deposit, the Marriott Hotel-Orlando Airport Borrower shall not be obligated to make such monthly deposits into the replacement reserve account. Lender has a perfected security interest in the FF&E Account established by Manager but the funds in the FF&E Account cannot be applied to the Marriott Hotel – Orlando Airport Mortgage Loan.

(6)	See ‘‘—Lockbox’’ below.

(7)	Average occupancy, average daily rate (‘‘ADR’’) and average revenue per available room (‘‘RevPAR’’), respectively, for the trailing 12 months ending September 30, 2005.

(8)	The prospective appraised value as of November 1, 2006 is $95,000,000, based on assumed completion of renovation program.

The Borrower and Sponsor.    The Marriott Hotel – Orlando Airport Borrower is DiamondRock Orlando Airport Owner, LLC, a Delaware limited liability company. The Marriott Hotel – Orlando Airport Borrower is owned by affiliates of DiamondRock Hospitality Limited Partnership which is ultimately owned and controlled by DiamondRock Hospitality Company. Formed in July 2004, DiamondRock Hospitality Company was listed on the New York Stock Exchange in May 2005 under the symbol DRH. DiamondRock Hospitality Company is a self-advised real estate company that is an owner and acquirer of premium hotels in North America. DiamondRock Hospitality Company, whose chairman and CEO and other senior managers of the company were formerly associated with Marriott International, Inc., has a strategic acquisition and sourcing relationship with Marriott International, Inc., a leading world-wide hospitality company. As of February 16, 2006, DiamondRock Hospitality Company reported that it owned 15 hotels with 6,119 rooms in 10 states and one U.S. territory.

The Mortgage Loan.    The Marriott Hotel – Orlando Airport Mortgage Loan was originated on December 16, 2005 and has a cut off date principal balance of $59,000,000. The Marriott Hotel – Orlando Airport Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2016. The Marriott Hotel – Orlando Airport Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 5.680% per annum. On the eleventh day of each month through and including the payment date in January 2011, the Marriott Hotel – Orlando Airport Borrower is required to make interest-only payments on the Marriott Hotel – Orlando Airport Mortgage Loan. On the eleventh day of each month from and including February 11, 2011, up to but not including the stated maturity date, the Marriott Hotel – Orlando Airport Borrower is required to make a constant monthly payment of $341,689 (based on a 30-year amortization schedule). The remaining principal balance of the Marriott Hotel – Orlando Airport Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Marriott Hotel – Orlando Airport Borrower is prohibited from voluntarily prepaying the Marriott Hotel – Orlando Airport Mortgage Loan, in whole or in part, prior to October 11, 2015. From and after October 11, 2015, the Marriott Hotel – Orlando Airport Borrower may prepay the Marriott Hotel – Orlando Airport Mortgage Loan, in whole but not in part, without prepayment consideration provided, however, in the event that the date of prepayment is not a payment date, the Marriott Hotel-Orlando Airport Borrower is obligated to pay the interest that would have accrued on the Marriott Hotel – Orlando Airport Loan through the end of the interest period in which such prepayment occurred.

The Marriott Hotel – Orlando Airport Borrower may defease the Marriott Hotel – Orlando Airport Mortgage Loan, in whole only, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of the Marriott Hotel – Orlando Airport Mortgaged Property and all other collateral pledged to lender as security for the Marriott Hotel – Orlando Airport Mortgage Loan. A defeasance will be effected by Marriott Hotel – Orlando Airport Borrower’s pledging substitute collateral that consists of non-callable U.S. Treasury obligations or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Marriott Hotel – Orlando Airport Borrower under the Marriott Hotel – Orlando Airport Mortgage Loan and that are sufficient to pay off the Marriott Hotel – Orlando Airport Mortgage Loan in its entirety on the stated maturity date. The Marriott Hotel – Orlando Airport Borrower’s right to defease the Marriott Hotel – Orlando Airport Mortgage Loan is subject to, among other things, S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of any rating then assigned to any class of the series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The Marriott Hotel – Orlando Airport Mortgage Loan is secured by a first mortgage lien on the Marriott Hotel – Orlando Airport Borrower’s fee simple interest in the Marriott Hotel – Orlando Airport Mortgaged Property, a full service hotel containing 486 guestrooms located approximately two miles north of the Orlando International Airport. Some of the amenities at the Marriott Hotel – Orlando Airport Mortgaged Property include an indoor/outdoor swimming pool, spa and wading pool, fitness center, two tennis courts, locker rooms with two dry saunas and two steam rooms, guest laundry facilities, a gift shop, a business center, high-speed internet access, two on-site restaurants, a pool bar and gazebo, room service, approximately 24,000 square feet of meeting space and 539 surface parking spaces. Constructed in 1983, the nine-story hotel’s guest rooms consist of 223 king-size bedrooms, 249 rooms with double beds, 12 suites, and two presidential suites. As part of its recent acquisition of the Marriott Hotel – Orlando Airport Mortgaged Property, the Marriott Hotel – Orlando Airport Borrower has indicated that since acquiring the Marriott Hotel – Orlando Airport Mortgaged Property, the Marriott Hotel – Orlando Airport Borrower has announced a significant capital expenditure program in excess of $11,000,000 for the year 2006 that will include renovation of the hotel guestrooms and bathrooms, the hotel meeting rooms and lobby.

Historical Performance Information
Year	Average Occupancy(1)	ADR(2)	RevPAR(3)
2003	78.3%	$83.56	$65.40
2004	83.4%	$88.42	$73.76
TTM 9/05	79.5%	$102.10	$81.17

(1)	Occupancy is the occupancy for the respective period shown, the calendar years 2003 and 2004 and the trailing 12 months ending 9/30/2005.

(2)	Average daily rate for the respective period shown.

(3)	Revenue per available room for the respective period shown.

For the trailing 12 months ending September 30, 2005, the occupancy, ADR and RevPAR penetration rates at the Marriott Hotel – Orlando Airport Mortgaged Property were approximately 107.6%, 105.8% and 113.8%, respectively, as reported in the STAR Trend Report for September 2005.

Management Agreement.    The Marriott Hotel – Orlando Airport Mortgaged Property is managed by Marriott Hotel Services, Inc. (the ‘‘Marriott Hotel Manager’’), an affiliate of Marriott International, Inc. pursuant to a management agreement dated November 23, 2005 (the ‘‘Marriott Hotel Management Agreement’’). The Marriott Hotel Management Agreement has a term of approximately thirty (30) years and expires on December 31, 2035. There are no extension options pursuant to which the Marriott Hotel Management Agreement may be extended. The operation and management of the Marriott Hotel – Orlando Airport Mortgaged Property are under the exclusive supervision and control of the Marriott Hotel Manager. Subject to the terms and conditions of the Marriott Hotel Management Agreement, the Marriott Hotel Manager has full discretion and control in all matters relating to the management and operation of the Marriott Hotel – Orlando Airport Mortgaged Property. Pursuant to the Marriott Hotel Management Agreement, the manager is responsible for collecting all revenues of the Marriott Hotel – Orlando Airport Mortgaged Property and applying such revenues in the manner referred to under ‘‘—Lockbox’’ below. Pursuant to the Marriott Hotel Management Agreement, the manager is entitled to receive a base management fee of 3% of gross revenues of the Marriott Hotel – Orlando Airport Mortgaged Property and an incentive management fee and an additional management fee which are each based, in part, on the performance of the Marriott Hotel – Orlando Airport Mortgaged Property. The Marriott Hotel Management Agreement is generally not terminable except in limited situations based on the performance of the manager under the Marriott Hotel Management Agreement and based on decreased revenues with respect to the Marriott Hotel – Orlando Airport Mortgaged Property over a specified period that result from specified occurrences only and such termination, may in limited situations, require payment of a termination fee to the manager under the Marriott Hotel Management Agreement.

Pursuant to a separate agreement between the lender and the Marriott Hotel Manager, the lender has agreed not to terminate the Marriott Hotel Management Agreement following the exercise of remedies by the lender under the Marriott Hotel – Orlando Airport Mortgage Loan provided that (a) the Marriott Hotel – Orlando Airport Borrower did not have the right to terminate the Marriott Hotel Management Agreement and (b) following the exercise of remedies by the lender under the Marriott Hotel – Orlando Airport Mortgage Loan, the Marriott Hotel Management Agreement will continue as a direct agreement between the Marriott Hotel Manager and the lender.

Lockbox.    As long as the Marriott Hotel Management Agreement with the Marriott Hotel Manager has not been terminated, the Marriott Hotel Manager is entitled pursuant to the Marriott Hotel Management Agreement to collect all revenues of the Marriott Hotel – Orlando Airport Mortgaged Property and is not required to deposit such revenues into a lockbox account. Pursuant to the Marriott Hotel Management Agreement, the Marriott Hotel Manager will apply the revenues from the Marriott Hotel – Orlando Airport Mortgaged Property in the following manner: first, to the payment of operating expenses, including taxes, insurance, base management fees, replacement reserves and other operating expenses, second, to pay to the Marriott Hotel – Orlando Airport Borrower an amount sufficient to pay debt service on the Marriott Hotel – Orlando Airport Mortgage Loan, third, to pay an amount equal to incentive and additional management fees and fourth, to pay the balance to the Marriott Hotel – Orlando Airport Borrower. Pursuant to the Marriott Hotel – Orlando Airport Mortgage Loan, any amounts payable to the Marriott Hotel – Orlando Airport Borrower under the Marriott Hotel Management Agreement are to be deposited by the Marriott Hotel Manager into an account which is under the control of the lender and applied to the payment of debt service on the Marriott Hotel – Orlando Airport Mortgage Loan and provided that a event of default shall not have occurred under the Marriott Hotel – Orlando Airport Mortgage Loan, any balance remaining will be released to the Marriott Hotel – Orlando Airport Borrower. Following termination of the Marriott Hotel Management Agreement, the Marriott Hotel – Orlando Airport Borrower is obligated to cause all revenues from the Marriott Hotel – Orlando Airport Mortgaged Property to be deposited into a lockbox account under the control of the lender and thereafter applied to the payment of taxes, insurance, debt service on the Marriott Hotel – Orlando Airport Mortgage Loan, reserves required under the Marriott Hotel – Orlando Airport Mortgage Loan and then to operating expenses incurred in connection with the operation of the Marriott Hotel – Orlando Airport Mortgaged Property.

Insurance. The Marriott Hotel – Orlando Airport Mortgage Loan requires the Marriott Hotel – Orlando Airport Borrower to maintain insurance for the benefit of the Marriott Hotel – Orlando Airport Mortgaged Property which satisfies the requirements set forth in the Marriott Hotel – Orlando Airport Mortgage Loan documents. Notwithstanding the foregoing, as long as the Marriott Hotel – Orlando Airport Management Agreement with Marriott Hotel Services, Inc. has not been terminated, Borrower may maintain the insurance required under the loan documents under the insurance program in effect for hotels managed by Marriott and described in the Marriott Hotel – Orlando Airport Management Agreement provided that the long-term debt credit rating of the insurance carriers providing such insurance is not less than ‘‘A’’ by S&P.

PIP/Letter of Credit.    The Marriott Hotel – Orlando Airport Borrower has delivered an $11,400,000 letter of credit, which may be reduced from time to time, to support completion of certain required repairs to the Marriott Hotel – Orlando Airport Mortgaged Property and certain other improvements to the Marriott Hotel — Orlando Airport Mortgaged Property under a property improvement program required under the Marriott Hotel Management Agreement. The lender is entitled to draw on the letter of credit to pay the costs of the required repairs and improvements to the Marriott Hotel – Orlando Airport Mortgaged Property but, following a default by the Marriott Hotel - Orlando Airport Borrower, cannot apply the proceeds of the letter of credit to the Marriott Hotel – Orlando Airport Mortgage Loan. Upon completion of the specified required repairs and other improvements to the Marriott Hotel — Orlando Airport Mortgaged Property the letter credit will be released by the lender to or as directed by the Marriott Hotel - Orlando Airport Borrower.

VII. The 623 Fifth Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$56,334,695(1)
Loan per Square Foot:	$161(2)
% of Initial Mortgage Pool Balance:	3.3%(2)
Shadow Rating (S&P/Moody’s):	AAA/A3(3)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.704% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2005
Amortization Term:	30 years(5)
Anticipated Repayment Date:	NAP(6)
Hyperamortization:	NAP(6)
Maturity Date:	June 11, 2015
Maturity Balance:	$50,285,249
Borrower:	Fifth Avenue Building Company LLC
Sponsor:	Charles Steven Cohen
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	Free Rent Reserve(7) Rollover Reserve(8)
Ongoing Reserves:	Tax and Insurance Reserve(9) Ground Lease Reserve(10) Replacement Reserve(11) Rollover Reserve(12)
Lockbox:	Hard(13)
Other Debt:	NAP(6)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1989
Year Renovated:	NAP(6)
Square Feet:	350,878
Occupancy:	82.8%
Occupancy Date:	November 1, 2005
Ownership Interest:	Leasehold
Property Management:	Cohen Brothers Realty Corporation, an affiliate of the borrower
U/W NCF:	$7,169,759(14)
U/W NCF DSCR:	1.81x(15)
Appraised Value:	$145,000,000(16)
Appraisal As of Date:	July 1, 2005
Cut-off Date LTV Ratio:	38.9%(17)
Maturity LTV Ratio:	34.7%(17)

(1)	The 623 Fifth Avenue Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the 623 Fifth Avenue Pooled Portion and the 623 Fifth Avenue Non-Pooled Portion. The Cut-Off Date Principal Balance in the table above is based on the 623 Fifth Avenue Pooled Portion only. The 623 Fifth Avenue Mortgage Loan (including the 623 Fifth Avenue Pooled Portion and the $38,665,305 623 Fifth Avenue Non-Pooled Portion) is $95,000,000.

(2)	Based on the 623 Fifth Avenue Pooled Portion only.

(3)	The shadow rating is based on the 623 Fifth Avenue Pooled Portion only.

(4)	The mortgage interest rate set forth above is for the 623 Fifth Avenue Pooled Portion only. The rate on the 623 Fifth Avenue Non-Pooled Portion is 5.12907%.

(5)	Payments of interest only are required through and including the payment date in May 2008.

(6)	NAP means not applicable.

(7)	At closing, the 623 Fifth Avenue Borrower was required to make an upfront deposit of $2,888,143 into a free rent reserve account for the payment of free rent concessions outstanding on certain tenants’ leases and future contemplated leases. Notwithstanding the foregoing, in lieu of the upfront cash deposit, the sponsor has provided a guaranty of such free rent reserve obligations.

(8)	At closing, the 623 Fifth Avenue Borrower was required to make an upfront deposit into a rollover reserve account (i) $4,465,364 for certain outstanding tenant improvements and leasing commissions and (ii) $5,600,000 to be used forexpenses related to leasing space which is vacant as of the date of origination. Notwithstanding the foregoing, in lieu of the upfront cash deposits, the sponsor has provided a guaranty of such rollover reserve obligations.

(9)	The 623 Fifth Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the ensuing 12 months.

(10)	The 623 Fifth Avenue Borrower is required to make monthly escrow deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payments payable during the ensuing 12 months.

(11)	The 623 Fifth Avenue Borrower is required to make monthly escrow deposits into a replacement reserve account in an amount equal to $4,375 (subject to certain periodic increases as determined by the lender in its reasonable discretion).

(12)	On each payment date from and after September 11, 2006, the 623 Fifth Avenue Borrower is required to make monthly payments into a rollover account reserve in the amount of $125,000. In addition, the 623 Fifth Avenue Borrower is required to deposit all lease termination payments, lease cancellation payments, lease surrender payments, buy-out fees, reimbursements for tenant improvements and leasing commissions into the rollover reserve account. Notwithstanding the foregoing, in lieu of the monthly cash deposits or other required deposits, the sponsor has provided a guaranty of the rollover reserve obligations.

(13)	See ‘‘—Lockbox’’ below.

(14)	Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 623 Fifth Avenue Mortgaged Property is projected to be $8,299,107 based on the assumed lease-up of currently vacant space, at the appraiser’s estimate of fair market rent and other lease-up assumptions.

(15)	U/W DSCR based on in-place U/W Net Cash Flow is calculated taking into account the 623 Fifth Avenue Pooled Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire 623 Fifth Avenue Mortgage Loan (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan would be 1.11x. Based on the projected U/W NCF of $8,299,107 (described in footnote (14) above), the U/W DSCR taking into account the 623 Fifth Avenue Pooled Portion only (excluding the 623 Fifth Avenue Non-Pooled Portion) would be 2.17x, and the U/W DSCR for the entire 623 Fifth Avenue Mortgage Loan (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan) would be 1.29x.

(16)	The appraised value assuming stabilized occupancy as of July 1, 2007 is $170,000,000.

(17)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 623 Fifth Avenue Pooled Portion only (excluding the 623 Fifth Avenue Non-Pooled Portion). The Cut-off Date LTV Ratio and the Maturity LTV based on the entire 623 Fifth Avenue Mortgage Loan (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan) would be 65.5% and 58.5%, respectively.

Major Tenant Information
Tenant(1)	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)		Ratings(4)	Lease Expiration Date(5)
UBS Securities LLC	42,844		12.2%	13.5%	$60.40		AA+/Aa2	10/5/2015
Satellite Asset Management, L.P.	40,888		11.7	17.8	$80.31		NR	3/31/2011
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,708	(6)	10.2	14.5	$77.69	(7)	A+/Aa3	5/31/2016(8)
WAMU Capital Corp.	29,062		8.3	8.4	$55.16	(9)	A−/A3	5/31/2014
DEPFA BANK plc	22,876		6.5	7.0	$58.42		AA−/Aa3	11/30/2014
Total	171,378		48.8%	61.1%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)	Reflects average in-place base rent.

(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)	UBS Securities LLC, Satellite Asset Management, L.P., Merrill Lynch Pierce, Fenner & Smith Incorporated, WAMU Capital Corp., and DEPFA BANK plc each have one five-year renewal options.

(6)	Merrill Lynch, Pierce, Fenner & Smith Incorporated has an option to expand to the entire 33rd floor for a 10-year term with notice required by March 31, 2006 (or 45 days after landlord notifies tenant that landlord has a third party offer on the space).

(7)	Merrill Lynch, Pierce, Fenner & Smith Incorporated’s lease provides for scheduled rent abatements through May 16, 2006. The rent per square foot reflects overall rent per square foot for all leased space excluding any scheduled rent abatements.

(8)	Merrill Lynch, Pierce, Fenner & Smith Incorporated has the right to terminate its lease with respect to the 35th and 36th floors (21,383 square feet) on or after May 17, 2011 with 12 months prior notice and payment of a termination fee. Merrill Lynch, Pierce, Fenner & Smith Incorporated also has the right to terminate its lease with respect to the 34th floor (14,425 square feet) on or after November 17, 2010 provided that it is not in default, gives 12 months prior notice and pay a termination fee. If Merrill Lynch, Pierce, Fenner & Smith Incorporated exercises its right to expand to the 33rd floor, it will have the right to terminate that space on or after the fifth anniversary of their new lease commencement date by giving 12 months prior notice and paying a termination fee.

(9)	WAMU Capital Corp.’s lease provides for scheduled rent abatements for each of December 2006 and January 2007.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	6,655	1.9%	1.9%	$485,780	2.5%	2.5%
2007	17,737	5.1	7.0%	991,520	5.2	7.7%
2008	7,908	2.3	9.2%	474,480	2.5	10.2%
2009	0	0.0	9.2%	0	0.0	10.2%
2010	30,369	8.7	17.9%	1,709,341	8.9	19.1%
2011	40,888	11.7	29.5%	3,413,630	17.8	36.9%
2012	13,621	3.9	33.4%	934,710	4.9	41.7%
2013	0	0.0	33.4%	0	0.0	41.7%
2014	51,938	14.8	48.2%	2,939,323	15.3	57.1%
2015	56,888	16.2	64.4%	3,520,298	18.3	75.4%
2016 and beyond	64,489	18.4	82.8%	4,715,610	24.6	100.0%
Vacant	60,385	17.2	100.0%	—	—
Total	350,878	100.0%		$19,184,691	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month leases.

The Borrower and Sponsor.    The 623 Fifth Avenue Borrower is Fifth Avenue Building Company LLC, a New York limited liability company, which is ultimately owned and controlled by Charles Steven Cohen, president and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, headquartered in New York City, is a privately held firm which has been active for over 40 years in real estate investment, ownership, management and development. Cohen Brothers Realty Corporation reports that it owns and manages over 11 million square feet of commercial space in New York, Texas, and Southern California. Other Manhattan properties include 750 Lexington Avenue, 135 East 57th Street, 622 Third Avenue, 805 Third Avenue, 979 Third Avenue, 3 Park Avenue and 475 Park Avenue South.

The Mortgage Loan.    The 623 Fifth Avenue Mortgage Loan was originated on June 10, 2005 and has a cut off-date principal balance of $95,000,000. The 623 Fifth Avenue Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this offering prospectus as the 623 Fifth Avenue Pooled Portion, which has a cut-off principal balance of $56,334,695, and the 623 Fifth Avenue Non-Pooled Portion, which has a cut-off date principal balance of $38,665,305. The Class FTH Certificates represent the beneficial ownership of the 623 Fifth Avenue Non-Pooled Portion, and the holders of the offered certificates and certain non-offered classes of the series 2006-C3 certificates will be entitled to received collections of principal and interest on the 623 Fifth Avenue Pooled Portion. See ‘‘—Split Mortgage Loans’’ above in this offering prospectus.

The 623 Fifth Avenue Mortgage Loan is a 10-year loan with a stated maturity date of June 11, 2015. The 623 Fifth Avenue Pooled Portion accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.704% per annum. The 623 Fifth Avenue Non-Pooled Portion accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.12907%. On the eleventh day of each month through and including the payment date in May 11, 2008, the 623 Fifth Avenue Borrower is required to make interest-only payments on the entire 623 Fifth Avenue Mortgage Loan. On the eleventh day of each month from and including June 11, 2008, up to but excluding the stated maturity date, the 623 Fifth Avenue Borrower is required to make a monthly debt service payment of principal and interest (calculated based on a 30-year amortization schedule) on the 623 Fifth Avenue Pooled Portion. The remaining principal balance of the 623 Fifth Avenue Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The 623 Fifth Avenue Borrower is prohibited from voluntarily prepaying the 623 Fifth Avenue Mortgage Loan in whole or in part prior to December 11, 2014. From and after December 11, 2014, the 623 Fifth Avenue Borrower may prepay the 623 Fifth Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

The 623 Fifth Avenue Borrower may defease the entire 623 Fifth Avenue Mortgage Loan in whole, but not in part, at any time after the second anniversary of the Issue Date, but prior to December 11, 2014 and by doing so obtain the release of the 623 Fifth Avenue Mortgaged Property. A defeasance will be effected by the 623 Fifth Avenue Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 623 Fifth Avenue Borrower under the 623 Fifth Avenue Mortgage Loan and that are sufficient to pay the 623 Fifth Avenue Mortgage Loan in its entirety on the stated maturity date. The 623 Fifth Avenue Borrower’s right to defease the entire 623 Fifth Avenue Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The 623 Fifth Avenue Mortgage Loan is secured by a first priority leasehold mortgage encumbering the 623 Fifth Avenue Borrower’s interest in the office condominium unit of a 36-story office building situated in midtown Manhattan (the ‘‘623 Fifth Avenue Mortgaged Property’’). The 623 Fifth Avenue Mortgaged Property is located between East 49th and 50th Streets above the rear portion of Saks Fifth Avenue Department Store, which occupies the first through ninth floors in a separate condominium unit which is not part of the collateral. The 623 Fifth Avenue Mortgaged Property has 350,878 of net rentable square feet and was constructed in 1989. Major tenants include UBS Securities LLC with 42,844 square feet (12.2% of the total space) (which is rated AA+/Aa2 by S&P and Moody’s respectively), Satellite Asset Management, L.P. with 40,888 square feet (11.7% of the total space), Merrill Lynch, Pierce, Fenner & Smith Incorporated, with 35,708 square feet (10.2% of the total space) (which is rated A+/Aa3 by S&P and Moody’s respectively, WAMU Capital Corp., with 29,062 square feet (8.3% of the total space) (which is rated A−/A3 by S&P and Moody’s, respectively) and DEPFA BANK plc with 22,876 square feet (6.5% of the total space) (which is rated AA−/Aa3 by S&P and Moody’s, respectively). As of November 1, 2005, based on square footage leased, occupancy at the 632 Fifth Avenue Mortgage Property was 82.8%.

Lockbox.    The 623 Fifth Avenue Borrower is required to cause all tenants to deposit rents directly into a lockbox account. All funds in the lockbox account will be swept daily by the lockbox bank into the cash management account. Funds in the cash management account will be applied to fund the reserves required to be maintained by the 623 Fifth Avenue Borrower and to the payment of debt service on the 623 Fifth Avenue Mortgage Loan. Any excess funds will be paid to the 623 Fifth Avenue Borrower provided no event of default under the 623 Fifth Avenue Mortgage Loan shall have occurred and be continuing. At the direction of the lender, the cash management bank will apply the funds in the cash management account in the following order of priority: first to monthly escrow payments of tax, insurance and ground rent, second to debt service payments, third to the payment of the replacement reserve fund, fourth, to payment of the lender for any other amounts due.

Terrorism Coverage.    The 623 Fifth Avenue Borrower is required, in accordance with the related loan documents, to maintain terrorism insurance, subject to a cap on the annual premium of $200,000.

Ground Lease.    The 623 Fifth Avenue Mortgaged Property is a leasehold interest pursuant to that certain Indenture of Lease dated as of July 29, 1986 between Saks & Company, as landlord, and Swiss Bank Corporation, as tenant, as assigned and amended, a memorandum of which was recorded on October 7, 1986 (the ‘‘623 Fifth Avenue Ground Lease’’). The landlord under the 623 Fifth Avenue Ground Lease is an affiliate of the 623 Fifth Avenue Borrower. The term of the ground lease will expire on December 31, 2086. The base rent under the 623 Fifth Avenue Ground Lease is adjusted every twenty years to equal the greater of (i) the prior year’s ground rent and (ii) the product of the fair market value of the fee estate multiplied by the percentage of the fair market value of land comparably located in Manhattan that a willing owner would accept as annual fixed ground rent. The annual base rent under the 623 Fifth Avenue Ground Lease is currently $2,420,000. The 623 Fifth Avenue Ground Lease provides for periodic adjustments of the base rent. In addition to base rent, the 623 Fifth Avenue Borrower is obligated to pay to the ground lessor a percentage rent equal to 20% of the 623 Fifth Avenue Borrower’s ‘‘net income,’’ which is based on, among other things, the fixed rent payable by tenants occupying space in the 623 Fifth Avenue Mortgaged Property.

Condominium.    The 623 Fifth Avenue Mortgaged Property is a leasehold interest in a condominium pursuant to a certain declaration establishing a plan for condominium ownership under Article 9-B of the Real Property Law of the State of New York, dated May 11, 1995 and recorded in the New York County Office of the Register of the City of New York on June 2, 1995.

Guaranties.    In connection with the 623 Fifth Avenue Mortgage Loan, Charles Steven Cohen executed and delivered at closing a payment guaranty whereby Mr. Cohen guaranteed the payment of (i) debt service during any period that the debt service for the period exceeds the net operating income for such period and (ii) ground rent due under the 623 Fifth Avenue Ground Lease during any period that the ground rent exceeds the net operating income for such period (ground rent will be excluded from the calculation of net operating income in determining the ground rent shortfall). The payment guaranty will terminate when and if the ‘‘adjusted debt service coverage ratio’’ equals or exceeds 1.35x. The ‘‘adjusted debt service coverage ratio’’ means a ratio for the applicable period in which (i) the numerator is the net operating income as determined by annualizing the rents from only those leases at the 623 Fifth Avenue Mortgaged Property where the tenant has begun paying regular installments of rent and (ii) the denominator is the debt service for such period; provided, however that during the period that the loan is ‘‘interest only,’’ the calculation will include an assumed payment of principal based on a 30-year amortization schedule.

Mr. Cohen also executed and delivered at closing (i) a guaranty of free rent reserve fund in lieu of a required free rent reserve deposit pursuant to which Mr. Cohen guaranteed all amounts required to be in the free rent reserve account and (ii) a rollover reserve guaranty in lieu of the required upfront rollover deposits for certain tenant improvements and leasing commissions and other expenses related to leasing space at the 623 Fifth Avenue Mortgaged Property and guaranteeing all amounts required to be deposited in the rollover reserve account.

VIII. The Time Hotel Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$55,000,000
Loan per Room:	$284,974
% of Initial Mortgage Pool Balance:	3.2%
Shadow Rating (S&P/Moody's) :	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.790% per annum
Interest Calculation:	Actual/360
First Payment Date:	February 11, 2006
Amortization Term:	27 years(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	January 11, 2016
Maturity Balance:	$50,269,062
Borrower:	Consulate Hotel Associates, LLC
Sponsors:	Hampshire Hotels Manhattan LLC
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Renovation Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Ground Rent Reserve(5)
Replacement Reserve(6)
Lockbox:	Hard/Hotel(7)
Other Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Hotel
Location:	New York, New York
Year Built:	1927
Year Renovated:	1999-2000
Number of Rooms:	193 rooms(8)
Occupancy:	86.8%(9)
Occupancy Date:	December 31, 2005(9)
Ownership Interest:	Leasehold(10)
Property Management:	JS Hospitality Management Corporation, a third- party manager
ADR:	$228.81(9)
RevPAR:	$198.58(9)
U/W NCF:	$5,813,768(11)
U/W NCF DSCR:	1.44x(12)
Appraised Value:	$80,500,000
Appraisal As of Date:	January 1, 2006
Cut-off Date LTV Ratio:	68.3%
Maturity LTV Ratio:	62.4%

(1)	NAP means not applicable.

(2)	Payments of interest only are required through and including the payment date in December 2010.

(3)	At the closing, the Time Hotel Borrower deposited $700,000 into a renovation reserve account for room renovations and certain other renovations at the Time Hotel Mortgaged Property.

(4)	The Time Hotel Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies.

(5)	The Time Hotel Borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one-twelfth of the ground lease payments payable, or estimated by lender to be payable, during the next ensuing 12 months under the ground lease. See ‘‘—Ground Lease’’ below.

(6)	The Time Hotel Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to one twelfth of 4% of the gross income of the property during the preceding fiscal year.

(7)	See ‘‘—Lockbox’’ below.

(8)	Includes one single room occupant (‘‘SRO’’) unit.

(9)	Average occupancy, average daily rate (‘‘ADR’’) and revenue per available room (‘‘RevPAR’’), respectively, for the year ending December 31, 2005.

(10)	The Time Hotel Mortgaged Property is subject to a ground lease that expires October 31, 2045 with no extensions. See ‘‘—Ground Lease’’ below.

(11)	Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the Time Hotel Mortgaged Property is projected to be $6,011,479, based on assumed stabilized occupancy per third-party appraisal and assumed increase in ADR reflecting the average of 2005 RevPar and budgeted 2006 RevPar.

(12)	Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow for the Time Hotel Mortgaged Property of $6,011,479 (as described in footnote (11) above), the Time Hotel Mortgage Loan has an U/W NCF DSCR of 1.49x.

The Borrower and Sponsor.    The Time Hotel Borrower is Consulate Hotel Associates, a New York limited liability company that is owned by Hampshire Hotels Manhattan, LLC. Hampshire Hotels Manhattan, LLC is an owner of hotels in New York City and currently owns three hotels, including the boutique hotels, the Time Hotel and the Night Hotel, which opened in early 2006. The third hotel property is the Days Inn Broadway.

The Mortgage Loan.    The Time Hotel Mortgage Loan was originated on December 29, 2005 and has a cut-off date principal balance of $55,000,000. The Time Hotel Mortgage Loan is a ten-year loan with a stated maturity date of January 11, 2016. The Time Hotel Mortgage Loan accrues interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 5.790% per annum. On the eleventh day of each month through and including the payment date in December 2010, the Time Hotel Borrower is required to make interest-only payments on the Time Hotel Mortgage Loan. On the eleventh day of each month from and including January 11, 2011, up to but not including the stated maturity date, the Time Hotel Borrower is required to make a constant monthly payment of $336,017 (based on a 27-year amortization schedule). The remaining principal balance of the Time Hotel Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Time Hotel Borrower is prohibited from voluntarily prepaying the Time Hotel Mortgage Loan, in whole or in part, prior to October 11, 2015. From and after October 11, 2015, the Time Hotel Borrower may prepay the Time Hotel Mortgage Loan in whole or in part, without premium or penalty, provided Borrower pays to the lender all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment.

The Time Hotel Borrower may defease the entire Time Hotel Mortgage Loan in whole, but not in part, at any time after the second anniversary of the Issue Date and by doing so obtain the release of the Time Hotel Mortgaged Property. A defeasance will be effected by the Time Hotel Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Time Hotel Borrower under the Time Hotel Mortgage Loan and that are sufficient to pay off the Time Hotel Mortgage Loan in its entirety on the stated maturity date. The Time Hotel Borrower’s right to defease the entire Time Hotel Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The Time Hotel Mortgage Loan is secured by a leasehold interest in the Time Hotel Mortgaged Property. The Time Hotel was originally constructed in 1927 and was purchased by current owners in 1996. The Time Hotel Mortgaged Property is located in the Times Square area of Manhattan. The 17-story hotel was renovated in 1999-2000 for approximately $20.7 million and re-opened as a full-service, boutique hotel with 193 rooms, including one remaining single room occupant unit. Amenities at the Time Hotel Mortgaged Property include restaurant and lounge facilities that are leased to a third party operator, gift shop, fitness room and a triplex penthouse. The guestrooms at the Time Hotel Mortgaged Property consist of 47 superior king rooms, 52 deluxe king rooms, 35 superior queen rooms, 10 standard double rooms, 19 deluxe double/double rooms, two queen suites, 25 king suites, one triplex penthouse, one single room occupant unit and a recently vacated single room occupant unit being returned to hotel room inventory. For the period of 2006-2007 the Time Hotel Borrower has planned an approximately $1.5 million renovation program for the hotel. Average occupancy at the Time Hotel Mortgaged Property for the year ending December 31, 2005 was 86.8%. The following chart highlights additional performance information for the Time Hotel Mortgaged Property.

Historical Performance Information
Year	Average Occupancy(1)	ADR(2)	RevPAR(3)
2003	78.1%	$176.33	$137.78
2004	80.5%	$195.28	$157.12
2005	86.8%	$228.81	$198.58

(1)	Average occupancy is the occupancy for the respective 12-month period shown, the calendar years 2003, 2004 and 2005.

(2)	Average daily rate for the respective period shown.

(3)	Revenue per available room for the respective period shown.

For the 12 months through December 31, 2005, the occupancy, ADR and RevPAR penetration rates at the Time Hotel Mortgaged Property were approximately 106.2%, 93.0% and 98.8%, respectively, as reported in the December 2005 STAR Trend Report.

Management Agreement.    The Time Hotel Borrower is managed by JS Hospitality Management Corp. pursuant to a management agreement expiring on December 31, 2015. Pursuant to the management agreement, manager is entitled to receive an annual Management Fee equal to 4% of all revenues and income during each twelve month period of January 1 through December 31 solely for the rental of hotel rooms and apartment units and from telephones, vending, concessions and commercial space (including restaurant) at the Time Hotel Mortgaged Property, less all applicable occupancy, sales and other use taxes.

The Time Hotel Borrower has assigned its interest in the management agreement to the lender as security for the Time Hotel Mortgage Loan under the assignment of contracts, licenses, permits, agreements, warranties and approvals. The Time

Hotel Borrower, the manager and the lender entered into a consent, subordination and recognition agreement. where the manager will give the lender prior written notice of any default by Time Hotel Borrower with respect to which the manager intends to take any action (including, without limitation, any action to terminate the management agreement and/or to withhold any payments thereunder). The manager will not take any action with respect to such default until the expiration of 30 days after the lender’s receipt of such notice. If such default has not been cured by the expiration of the cure period provided herein, the manager will have all the rights otherwise available to it under the management agreement and at law (including the right to terminate the management agreement).

If the lender acquires title to the Time Hotel Mortgaged Property, through foreclosure, deed in lieu of foreclosure or the exercise of any other remedy, the lender may terminate the management agreement without cause by written notice to the manager. Upon such termination, unless expressly assumed by the lender, the lender will not have any liability to the manager for any unpaid fees or expenses of any kind, including, without limitation, any termination fees or penalties under the management agreement.

Lockbox.    The Time Hotel Borrower has agreed to pledge and deposit all income, rents, room rates, issues, profits, revenues, deposits and other benefits from the Time Hotel Mortgaged Property into an interest-bearing escrow account.

For so long as any sums in respect of the Time Hotel Mortgage Loan remain outstanding, any income, rents, room rates, issues, profits, revenues, deposits and other benefits related to the Time Hotel Mortgaged Property shall be deposited into the lockbox account and the lender will at all times have sole possession and control of the lockbox account. Prior to an event of default, funds held in the lockbox account will be released for distribution in the following order: (i) first, to fund the tax, insurance and ground lease escrow account; (ii) second, the balance, if any, to reimburse the lender for any unpaid cost and expenses incurred by the lender on the Time Hotel Borrower’s behalf or in the enforcement of the lender’s rights, including servicing fees; (iii) third, the balance, if any, to fund the payment of interest and other sums then due under the instrument evidencing the Time Hotel Mortgage Loan; (iv) fourth, the balance, if any, to fund the replacement reserve account to the extent of the Time Hotel Borrower’s obligation as set forth in the replacement agreement; and (v) fifth, 100% of the balance, if any, to Time Hotel Borrower.

Upon the occurrence of an event of default under the loan documents, the lender will be entitled to withdraw any and all funds remaining in the lockbox account and any other accounts the Time Hotel Borrower is required to maintain, and apply the same to the indebtedness outstanding under the loan documents in the lender’s sole discretion.

Terrorism Coverage.    The Time Hotel Borrower is required to have insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage with coverage amounts of not less than the full insurable value of the improvements and 12 months of business interruption/loss of rents insurance. Notwithstanding the foregoing sentence, the Time Hotel Borrower will not be obligated to expend more than $280,000 in any fiscal year on insurance premiums for terrorism insurance and if the cost of the terrorism insurance required amount exceeds $280,000, the Time Hotel Borrower will purchase the maximum amount of terrorism insurance available with funds equal to the terrorism insurance cap; provided, however, that if such terrorism insurance is customarily maintained by owners of hotel properties in the United States as part of all risk coverage, the Time Hotel Borrower will maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premiums.

Ground Lease.    Forrest Affiliates, L.L.C. is the fee owner of the land on which the Time Hotel Mortgaged Property is situated. Time Hotel Mortgaged Property is subject to a ground lease with Forrest as the landlord under the ground lease and the Time Hotel Borrower as the tenant.

The ground lease commenced on November 15, 1996 and will terminate on October 31, 2045. Subject to the upward adjustment below, the Time Hotel Borrower shall pay the ground lessor annual base rent: (1) for the first lease year through lease year five, $600,000 per annum; (2) for lease years six through ten, $800,000 per annum; (3) for lease years 11 through 15, $1,000,000 per annum; (4) for lease years 16 through 20, $1,250,000 per annum; (5) for lease years 21 through 25, $1,562,500 per annum; (6) for lease years 26 through 30, $1,953,125 per annum; (7) for lease years 31 through 35, $2,441,406.25 per annum; for lease years 36 through 40, $3,051,757.81 per annum; for lease years 41 through 45, $3,814,697.27 per annum; and (10) for lease years 46 through the termination date, $4,768,371.58.

Commencing in lease years six through ten, base rent will be at an annual rate which is the greater of (i) the base rent specified in (2) through (10) above, or (ii) one plus two-thirds of the percentage increase in the CPI for the month of September of the last lease year of the base rent period immediately preceding the base rent period in question (‘‘base month’'’) multiplied by the adjusted rent for said immediate preceding base rent period. Specified base rent shall be deemed the adjusted rent for lease years one through five. Notwithstanding the foregoing, specified base rent shall be the greater of

(y) the respective specified base rent as so set forth, or (z) 125% of the adjusted rent for the base rent period immediately preceding the base rent period in question.

In addition to base rent, the ground lease provides that the Time Hotel Borrower pay Forrest Affiliates, L.L.C. supplemental rent in equal monthly installments of (i) $9,375 to November 1, 2024, and (ii) $11,246.60 from December 1, 2024 to November 1, 2044. The Time Hotel Borrower has the right to offset the supplemental rent then due and payable against a corresponding amount of interest and principal then due and payable to the Time Hotel Borrower under a certain promissory note dated November 1, 1996 by Forrest Affiliates, L.L.C. to the Time Hotel Borrower in the principal amount of $1,250,000. Such note, which matures November 1, 2044, has been pledged by the Time Hotel Borrower to the lender as additional collateral for the Time Hotel Mortgage Loan.

IX. The 1 Allen Bradley Drive Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$52,700,000
Loan per Square Foot:	$114
% of Initial Mortgage Pool Balance:	3.1%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.710% per annum
Interest Calculation:	Actual/360
First Payment Date:	April 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	March 11, 2016
Maturity/ARD Balance:	$52,700,000
Borrower:	CRE Rockwell Mayfield Heights LLC
Sponsor:	Master Triple Net Holdings LLC
Prepayment/Defeasance:	Prepayment via yield maintenance allowed throughout the term of the loan. In addition, defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to stated maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	Tax and Insurance Reserve(2)
Lockbox:	Hard
Mezzanine Debt:	Permitted Future Mezzanine Debt(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Mayfield Heights, Ohio
Year Built:	1995
Year Renovated:	Ongoing
Square Feet:	462,000
Occupancy:	100.0%
Occupancy Date:	February 14, 2006(4)
Ownership Interest:	Fee
Property Management:	Owner Managed
U/W NCF:	$3,868,430(5)
U/W NCF DSCR:	1.27x(5)
Appraised Value:	$62,800,000
Appraisal As of Date:	January 16, 2006
Cut-off Date LTV Ratio:	83.9%
Maturity/ARD LTV Ratio:	83.9%

(1)	NAP means not applicable.

(2)	Deposits into the tax and insurance reserve will not be required if no event of default exists with respect to the 1 Allen Bradley Drive Mortgage Loan and for so long as certain conditions set forth in the mortgage are met, including the payment of all insurance premiums and taxes by the sole tenant.

(3)	See "—Permitted Mezzanine Financing" below.

(4)	Rockwell Automation, Inc., the sole tenant of the 1 Allen Bradley Drive Property, owned and occupied the 1 Allen Bradley Drive Property prior to selling it to the previous owner, which sold the 1 Allen Bradley Drive Property to the Borrower on the date of the 1 Allen Bradley Mortgage Loan, subject to the lease between FR 1 Allen Bradley Drive, LLC and Rockwell Automation, Inc.

(5)	U/W NCF includes base rent calculated by taking the average rental payment over ten years.

Major Tenant Information
Tenant	Approximate Square Feet	% Total Square Feet	% Total Base Revenues	Rent PSF	Lease Expiration Date
Rockwell Automation, Inc.	462,000	100%	100%	$8.50	11/8/2020	(1)
Total		100%	100%

(1)	Tenant may terminate lease at end of year 12 (11/8/17) upon 12 months prior notice and payment equal to one year of base rent.

Borrower and Sponsor. The 1 Allen Bradley Drive Borrower is a Delaware limited liability company. The sole member of the 1 Allen Bradley Drive Borrower is Master Triple Net Holdings LLC, the Sponsor, which is wholly owned by UBS Real Estate Investments Inc. (‘‘UBSREI’’).

The Mortgage Loan. The 1 Allen Bradley Drive Mortgage Loan was originated on February 23, 2006 and has a cut-off date principal balance of $52,700,000.00. The 1 Allen Bradley Drive Mortgage Loan is a ten-year loan with a stated maturity date of March 11, 2016. The 1 Allen Bradley Drive Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.710% per annum. On the eleventh day of each month through and including February 2016, the 1 Allen Bradley Drive Borrower is required to make interest-only payments on the 1 Allen Bradley Drive Mortgage Loan. The principal balance of the 1 Allen Bradley Drive Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The 1 Allen Bradley Borrower may choose between either yield maintenance or defeasance prepayment options. The 1 Allen Bradley Drive Borrower may voluntarily prepay the 1 Allen Bradley Drive Mortgage Loan at any time prior to the last three months of the term of 1 Allen Bradley Drive Mortgage Loan, in whole but not in part, with payment of a required yield maintenance premium and at least 60 days prior written notice.

The 1 Allen Bradley Drive Borrower may also elect to defease the 1 Allen Bradley Drive Mortgage Loan on any payment date after the expiration of two years following the initial issuance of the series 2006-C3 certificates, and by doing so obtain the release of the 1 Allen Bradley Drive Mortgaged Property. Defeasance may be effected by the 1 Allen Bradley Drive Borrower’s pledging substitute collateral that consists of direct, non-callable United States Treasury obligations, United States government securities and/or other non-callable instruments that, among other conditions to be met, will not result in a reduction, downgrade or withdrawal of the ratings for the series 2006-C3 certificates. Defeasance collateral must be sufficient to produce payments that replicate the payment obligations of the 1 Allen Bradley Drive Borrower under the 1 Allen Bradley Drive Mortgage Loan and to pay off the 1 Allen Bradley Drive Mortgage Loan in its entirety on the date that is three months prior to the maturity date. The 1 Allen Bradley Drive Borrower’s right to defease the 1 Allen Bradley Drive Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The 1 Allen Bradley Drive Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests of the 1 Allen Bradley Borrower in an office building located at 1 Allen Bradley Drive, Mayfield Heights, Ohio (the ‘‘1 Allen Bradley Drive Mortgaged Property’’). The 1 Allen Bradley Drive Mortgaged Property consists of approximately 462,000 square foot, single-user office building to be used for office and related functions. The 1 Allen Bradley Drive Mortgaged Property is fully leased to a single tenant, Rockwell Automation, Inc. (‘‘Rockwell’’) which has commenced paying rent under its lease (‘‘Rockwell Lease’’) as of November 9, 2005 (see further description of Rockwell Lease below). Rockwell was in occupancy of the 1 Allen Bradley Drive Mortgaged Property prior to the date of the Lease, as Rockwell was the owner of the 1 Allen Bradley Drive Mortgaged Property prior to the date of the lease. Rockwell is in occupancy of the property for the purpose of using it as Rockwell’s automation and control group’s headquarters and other related functions. The Mortgaged Property has a certificate of occupancy.

Rockwell Lease. The 1 Allen Bradley Drive Mortgaged Property is fully leased to Rockwell under the Rockwell Lease, which has a fifteen year initial term expiring on November 8, 2020, with four consecutive optional extension terms of five years each. Rockwell has the option to terminate the Rockwell Lease on November 8, 2017, provided that Rockwell must first (i) timely deliver to the 1 Allen Bradley Drive Borrower, as landlord, twelve months’ prior written notice of termination, and (ii) pay a termination fee in an amount equal to twelve month’s initial basic rent, half of which fee is required to be paid with delivery of a termination notice, and the balance of which is required to be paid on the termination date. The leased premises are used as the corporate headquarters for Rockwell. The lease is a ‘‘triple net’’ lease, with Rockwell, as tenant, responsible for maintenance of the 1 Allen Bradley Drive Property and the improvements located thereon, as well as payment of real property taxes, utilities and insurance related to the ownership and operation of the 1 Allen Bradley Drive Property. Nevertheless, during the last two years of the lease term, the 1 Allen Bradley Drive Borrower, as landlord, is responsible for making any replacements to the improvements and/or the leased premises that would be considered capital expenditures under GAAP; however, if Rockwell elects to exercise the next extension option, Rockwell is required to reimburse the 1 Allen Bradley Drive Borrower for any such capital expenditures.

The Rockwell lease requires the following property insurance coverage: (i) commercial general liability insurance: $1,000,000 per occurrence and $10,000,000 aggregate; (ii) all risk insurance: in amounts not less than the actual replacement cost of the improvements at the 1 Allen Bradley Drive Mortgaged Property; (iii) worker's compensation coverage or a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State of Ohio; (iv) business interruption insurance at limits to cover all rent due during the period of repair or restoration after a casualty in the amount of all basic rent, taxes and insurance premiums required under the lease for a twelve month period, with insurance naming mortgagee as loss payee solely with respect to rent payable to or for the benefit of mortgagee; (v) comprehensive boiler and machinery insurance in an amount not less than $1,000,000 per accident for damaged to property; and (vi) during any period in which substantial alterations at the 1 Allen Bradley Drive Mortgaged Property are being undertaken, builder's risk insurance covering the total completed value and general liability, and workers' compensation insurance with respect to the improvements being constructed, altered or repaired; and (vii) such other insurance on or in connection with the 1 Allen Bradley Drive Mortgaged Property as mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the 1 Allen Bradley Drive Mortgaged Property and by companies the size and nature of Rockwell.

If all of the 1 Allen Bradley Drive Mortgaged Property or any substantial portion (as mutually and reasonably determined by mortgagee and Rockwell) of the 1 Allen Bradley Drive Mortgaged Property shall be totally damaged or destroyed by a casualty and, in any such case, Rockwell certifies and covenants to mortgagee that it will forever abandon operations at the 1 Allen Bradley Drive Mortgaged Property (each of the foregoing events, a "Termination Event"), then Rockwell at Rockwell's election may terminate the lease by so advising mortgagee in a written notice (a "Termination Notice") delivered within thirty (30) days after the occurrence of the casualty in question. In such event the lease shall terminate on the date of the pertinent casualty, and rent shall be appropriately prorated as of such termination date. In the event of such termination, all proceeds and awards with respect to the 1 Allen Bradley Drive Mortgaged Property shall be payable to mortgagee. In the event of any partial casualty such that there is no Termination Event and/or no Termination Notice is delivered, the lease shall continue. Promptly after any such partial casualty, Rockwell shall commence and diligently continue to restore the 1 Allen Bradley Drive Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such event. After mortgagee pays Rockwell any insurance proceeds actually received by mortgagee, Rockwell shall restore the Leased Premises in accordance with the lease.

Lockbox.    The 1 Allen Bradley Drive Borrower is required to deposit, or cause to be deposited, all rents and accounts receivables from the 1 Allen Bradley Drive Mortgaged Property into a deposit account with the clearing or lockbox bank, which account is pledged to mortgagee. The lockbox bank will disburse the funds on deposit in such deposit account to the cash collateral account established by mortgagee. The deposit bank will allocate (without disbursing) the funds on deposit in the cash collateral account in the following order, as and when received first, to the tax and insurance account for the payment of the required monthly tax and insurance escrow if required; second, to the payment of the monthly debt service payment amount to the monthly debt service account with respect to the 1 Allen Bradley Drive Mortgage Loan; third, to the monthly debt service account for the payment of any other amounts then due and payable with respect to the 1 Allen Bradley Drive Mortgage Loan; and last, provided no event of default then exists, to the borrower remainder subaccount. Mortgagee can elect to have a single bank fulfill the functions of both the lockbox bank and the deposit bank.

Terrorism Coverage.    The 1 Allen Bradley Drive Borrower is not required to maintain casualty and rental interruption insurance that covers terrorist actions; however, as of the date of the closing of the 1 Allen Bradley Drive Mortgage Loan, terrorism coverage was in place with respect to the 1 Allen Bradley Drive Property.

Permitted Mezzanine Financing.    The related loan documents permit the pledge of the equity interests in the 1 Allen Bradley Drive Borrower as security for one or more a mezzanine loans, subject to the satisfaction the following conditions, among others (a) a combined debt service coverage ratio of the 1 Allen Bradley Drive Mortgage Loan and all such mezzanine loans for the 12 full calendar months immediately preceding the date of determination of no less than 1.00x, (b) the combined loan-to-value ratio of the Loan and all such mezzanine loans will be no greater than 90%, and (c) an intercreditor agreement with the mezzanine lenders is provided in the form attached to an agreement entered into between the 1 Allen Bradley Drive Borrower and mortgagee at the closing of the 1 Allen Bradley Drive Mortgage Loan.

Transfers:    Subject to certain permitted transfers in the loan documents, the 1 Allen Bradley Drive Borrower is generally not permitted to, without the mortgagee’s prior written consent, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the 1 Allen Bradley Drive Property or any part thereof or any direct or indirect interest therein or in the 1 Allen Bradley Drive Borrower or permit the 1 Allen Bradley Drive Property or any part thereof or any direct or indirect interest therein or in 1 Allen Bradley Drive Borrower to be transferred. The 1 Allen Bradley Drive Mortgage Loan documents also provide that the mortgagee’s consent to a transfer will not be unreasonably withheld after consideration of all relevant factors, provided there is no event of default and the transferee passes certain credit and underwriting review criteria.

Besides other typical transfer prohibition exceptions, such as transfers made in connection with estate planning, the loan documents also contain generally standard provisions allowing transfers resulting from death or inheritance subject to conditions such as the absence of an event of default, that no more than 49% of the interests in the 1 Allen Bradley Drive Borrower be transferred, that no entity that had not owned more than 49% of the 1 Allen Bradley Drive Borrower would end up owning more that 49% of the 1 Allen Bradley Drive Borrower as a result of the transfer, and that the single purpose nature and bankruptcy remoteness of the 1 Allen Bradley Drive Borrower and its owners are maintained.

Notwithstanding restrictions on transfers in the 1 Allen Bradley Drive Mortgage Loan documents, holders of direct or indirect interests in the 1 Allen Bradley Drive Borrower as of the closing date (‘‘1 Allen Bradley Drive Interest Holder’’) may transfer their interest in the 1 Allen Bradley Drive Borrower (or any entity directly or indirectly holding an interest in Borrower) to a non-1 Allen Bradley Drive Interest Holder, without mortgagee’s consent if no such transfer (or series of transfers) will result in (a) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 75% of the interests in the 1 Allen Bradley Drive Borrower (or any entity directly or indirectly holding an interest in the 1 Allen Bradley Drive Borrower), or (b) a transfer in the aggregate of more than 75% of the interests in the 1 Allen Bradley Drive Borrower. No such transfer will be permitted if an event of default has occurred and remains uncured; such transfer would result in a change of control of the 1 Allen Bradley Drive Borrower (or its managing member/general partner); or if such transfer does not meet certain legal and financial review criteria.

Additionally, the 1 Allen Bradley Drive Mortgage Loan documents provide broad transfer rights of the ownership interests in the 1 Allen Bradley Drive Borrower and in the sole member of the 1 Allen Bradley Drive Borrower between (a) UBSREI, (b) UBS AG, (c) funds advised by UBSREI and/or UBS AG (individually or collectively, ‘‘UBS’’), (d) any affiliate of UBS, and (e) any other entity if UBS, an affiliate of UBS, or a fund advised by UBS or an affiliate of UBS either directly or indirectly (1) controls such entity or (2) is empowered to directly or indirectly conduct all day-to-day management of the 1 Allen Bradley Drive Property and has the right to directly or indirectly participate in all day-to-day management of the 1 Allen Bradley Drive Property. A transfer of all of the direct or indirect interests in the 1 Allen Bradley Drive Borrower to an affiliate of UBSREI or UBS AG (or to an entity in which either of UBSREI or UBS AG holds a direct or indirect interest) is expressly permitted without any prior consent.

The loan documents also include additional permitted transfers, such as (I) the transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of the 1 Allen Bradley Borrower that is publicly traded on a national exchange (including, for so long as it is an indirect owner of the 1 Allen Bradley Borrower, UBSREI), or (II) the merger or consolidation of UBS with or into, or sale of UBS to, any other person or entity (each, a ‘‘UBS Transfer’’ and, collectively, the ‘‘UBS Transfers’’); provided, however, that, if any UBS Transfer or series of related UBS Transfers (other than the sale of publicly traded shares in UBS in the ordinary course of business) will result in a change in control of UBS, then mortgagee’s prior written consent (not to be unreasonably withheld, conditioned or delayed) will be required in connection with such UBS Transfer unless after giving effect to such UBS Transfer, UBS (or the successor entity thereto) will be (i) a reputable person or entity of good character, creditworthy and with sufficient financial worth considering the obligations and covenants assumed and undertaken (with mortgagee agreeing that a tangible net worth of $100,000,000 will be acceptable), as evidenced by financial statements and other information reasonably requested by mortgagee, and (ii) a person or entity which is experienced in owning and managing commercial real estate. In addition, notwithstanding the foregoing, nothing contained in the loan documents will in any way restrict or prohibit, nor will any notice to mortgagee or consent of mortgagee be required in connection with (aa) the transfer or issuance of any direct or indirect interests in the Sponsor, (bb) the merger or consolidation of the Sponsor with or into any other entity; provided, however, that, immediately after giving effect to each such transfer, UBS (or any successor entity permitted above) will continue to control, directly or indirectly, the business and operations of the Sponsor, regardless of the percentage of equity interests in the Sponsor owned by UBS (or any successor entity permitted above), or (cc) transfers of direct or indirect interests in the 1 Allen Bradley Borrower among existing holders of direct or indirect interests in the 1 Allen Bradley Borrower, provided that at all times such existing holders of direct or indirect interests will be directly or indirectly wholly-owned by the Sponsor. In addition, the lender is required, pursuant to the loan documents, to consider all requests for consent to any transfer in a reasonable manner, with all reasonable promptness and without unnecessary delay.

X. The 1010 Second Avenue Mortgage Loan

Mortgage Loan Information
Cut-off Date Principal Balance:	$39,945,719
Loan per Square Foot:	$123
% of Initial Mortgage Pool Balance	2.3%
Shadow Rating (S&P/Moody's):	NAP(1)
Loan Purpose:	Acquisition
Interest Rate:	5.580% per annum
Interest Calculation:	Actual/360
First Payment Date:	March 11, 2006
Amortization Term:	Interest Only(2)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	February 11, 2016
Maturity Balance:	$33,486,316
Borrower:	Executive Complex LP
Sponsors:	David Y. Lee
Defeasance/Prepayment:	Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted on scheduled payment dates three months prior to scheduled maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	Replacement Reserve(3)
Rollover Escrow(4)
Amortization Escrow(5)
Re-tenant Escrow(6)
Lockbox:	Hard(7)
Mezzanine Debt:	NAP(1)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	San Diego, CA
Year Built:	1963/1973
Year Renovated:	2002
Square Feet:	324,341(8)
Occupancy:	94.2%
Occupancy Date:	January 10, 2006
Ownership Interest:	Fee and Leasehold
Property Management:	Jamison Services, Inc., an affiliated property manager
U/W NCF:	$2,865,813
U/W NCF DSCR:	1.27x(9)
Appraised Value:	$50,000,000
Appraisal As of Date:	12/1/2005
Cut-off Date LTV Ratio:	79.9%
Maturity LTV Ratio:	67.0%

(1)	NAP means not applicable.

(2)	Commencing on the payment date in March 2006 and on each payment date thereafter up to and including the payment date in January 2016, in addition to the interest-only payments required, a constant payment in the amount of $54,280.70 shall be required, and such amounts shall accrue if not available from excess cash flow. If the required constant payment is not made, excess cash flow will be deposited in the Amortization Escrow to fund future required constant payments.

(3)	The 1010 Second Avenue Borrower is required to deposit, in equal monthly installments, $44,521 per annum into a replacement reserve.

(4)	The 1010 Second Avenue Borrower is required to deposit, in equal monthly installments, $296,808 per annum into a tenant improvement/leasing commission reserve.

(5)	From and after the date that is the earlier of (i) nine months prior to the termination date of the lease with the City of San Diego, and (ii) the ‘‘Notice Date’’ under such lease, and until either (a) such lease has been extended or (b) replacement tenants for all of the space occupied by the City of San Diego have executed leases, taken occupancy of the space, commenced paying rent and executed an estoppel certificate (a ‘‘1010 Second Avenue Excess Cashflow Sweep Period’’), all excess cash flow is required to be deposited in the amortization escrow fund and applied in accordance with the loan documents.

(6)	If the City of San Diego exercises any of its rights to relinquish a portion of its premises, and, as a result of such relinquishment, tenants under executed leases occupy an aggregate of less than 90% of the rentable square feet at the mortgaged real property, the 1010 Second Avenue Borrower is required to deposit, in six equal monthly installments, a sum equal to the product of $10 and the number of square feet of space that has been relinquished.

(7)	See ‘‘—Lockbox’’ below.

(8)	Square Feet includes 26,867 square feet of storage space, 409 square feet of mail room space and 257 square feet of common area space.

(9)	U/W NCF DSCR is calculated based on interest-only payments based on an interest rate of 5.580% calculated on a Actual/360 basis.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total of Square Feet(2)	% Total Base Revenues(3)	Rent PSF(4)	Lease Expiration Date
City of San Diego	136,321	45.93%	46.1%	$17.88	3/31/2014
Neil, Dymott, Frank, Harrison, & McFall, APLC	23,908	8.06	10.3	$22.80	12/31/2012
CardioNet	19,929	6.71	6.3	$16.80	8/31/2006
The Fashion Institute of Design and Merchandising	18,268	6.15	6.7	$19.39	11/30/2008
HMC Architects	10,932	3.68	4.9	$23.89	7/31/2011 (5)
Total	209,358	70.53%	74.4%

(1)	Ranked by approximate total square feet.

(2)	The percentages of total square feet are based on total office space only.

(3)	The percentages of total base rent are based on occupied underwritten base rental revenues for office space only.

(4)	Reflects average underwritten in-place base rent.

(5)	HML Architects leases multiple spaces at the property with lease expiration dates as follows: 9,157 square feet on 7/31/2011 and 1,775 square feet on 10/31/2006.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Occupied Square Feet	Cumulative % of Total Occupied Square Feet	Approximate Expiring Base Revenues	As % of Total Base Revenues	Cumulative % of Total Base Revenues
Vacant	18,777	6.3%	6.3%	$0	0.0%	0.0%
MTM	16,062	5.4	11.7%	323,300	6.1	6.1%
2006	31,505	10.6	22.4%	571,163	10.8	16.9%
2007	9,194	3.1	25.5%	200,952	3.8	20.7%
2008	29,070	9.8	35.2%	516,016	9.8	30.5%
2009	6,827	2.3	37.5%	146,332	2.8	33.3%
2010	6,086	2.1	39.6%	111,715	2.1	35.4%
2011	19,058	6.4	46.0%	433,425	8.2	43.6%
2012	23,908	8.1	54.1%	545,102	10.3	53.9%
2013	0	0.0	54.1%	0	0.0	53.9%
2014	136,321	45.9	100.0%	2,436,879	46.1	100.0%
2015	0	0.0	100.0%	0	0.0	100.0%
Total	296,808	100.0%		$5,284,886

The Borrower and Sponsor.    The ‘‘1010 Second Avenue Borrower’’ is Executive Complex LP, a California limited partnership, which is 1.0% owned by its general partner, Jamison Executive Complex, Inc., a California corporation and 99.0% owned by multiple limited partners. Jamison Executive Complex, Inc. is wholly owned by David Y. Lee. In addition, David Y. Lee controls 25.7% of the limited partnership interests in the 1010 Second Avenue Borrower.

The Mortgage Loan.    The 1010 Second Avenue Mortgage Loan was originated on January 27, 2006 and has a cut-off date balance of $39,945,719. The 1010 Second Avenue Mortgage Loan is a 10-year balloon loan with a stated maturity date of February 11, 2016. The 1010 Second Avenue Mortgage Loan will accrue interest on an Actual/360 Basis. In the absence of a default, the 1010 Second Avenue Mortgage Loan will accrue interest at a fixed rate of 5.580% per annum. On the eleventh day of each month during the term of the 1010 Second Avenue Mortgage Loan, the 1010 Second Avenue Borrower is required to make interest and, solely to the extent of available excess cash flow, principal payments based on a thirty-year amortization schedule. To the extent the 1010 Second Avenue Borrower does not have sufficient excess cash flow to pay any monthly scheduled principal payment, such amount will accrue. The principal balance of the 1010 Second Avenue Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The 1010 Second Avenue Borrower is prohibited from voluntarily prepaying the 1010 Second Avenue Mortgage Loan, in whole or in part, prior to November 11, 2015. From and after November 11, 2015, the 1010 Second Avenue Borrower may prepay the entire 1010 Second Avenue Mortgage Loan, in whole only, without payment of any prepayment consideration.

Provided no event of default exists at the time, the 1010 Second Avenue Borrower may defease the 1010 Second Avenue Mortgage Loan, in whole only, at any time after the date that is two years following securitization, and by doing so obtain the release of the 1010 Second Avenue Mortgaged Property. A defeasance will be effected by the 1010 Second Avenue Borrower’s pledging substitute collateral that consists of non-callable fixed rate obligations that are ‘‘government securities’’

within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, and that produce payments that replicate the payment obligations of the 1010 Second Avenue Borrower and that are sufficient to pay off such loan in their entirety on February 11, 2016. The 1010 Second Avenue Borrower’s right to defease the loan is subject to, among other things, S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C3 certificates by such rating agency.

The Mortgaged Property.    The 1010 Second Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple and leasehold interest of the 1010 Second Avenue Borrower in the 1010 Second Avenue Mortgaged Property. The 1010 Second Avenue Mortgaged Property consists of a 25-story and an 8-story office building with an attached 11-story parking garage, that is located in San Diego, California.

Lockbox.    The 1010 Second Avenue Borrower is required to cause all rents from the four largest tenants at the 1010 Second Avenue Mortgaged Property to be deposited directly into a segregated lockbox account under the control of the lender. Prior to a 1010 Second Avenue Sweep Event, all other rents and revenues may be collected by the property manager and deposited into the lockbox account. Until the occurrence of a 1010 Second Avenue Sweep Event, funds on deposit in the lockbox account are to be swept on a periodic basis to 1010 Second Avenue Borrower's operating account. From and after the occurrence of a 1010 Second Avenue Sweep Event, all tenants are to deposit their rents directly into the lockbox and all funds on deposit in the lockbox account are to be swept on a daily basis to a cash management account under the sole control of the lender and are required to be applied as follows: (i) first, to the payment of required deposits into the tax and insurance escrow account, (ii) second, to the payment of the monthly debt service to the debt service subaccount, (iii) third, to the payment of the monthly debt service subaccount, (iv) fourth, to the payment of required deposits into the replacement escrow account, if any, (v) fifth, to the payment of required deposits into the rollover escrow account, (vi) sixth, to the operating expenses subaccount, (vii) seventh, to the casualty and condemnation proceeds subaccount, (viii) eighth, to the extraordinary receipts subaccount, (ix) ninth, to the amortization escrow fund subaccount, (x) tenth, if during a 1010 Second Avenue Excess Cashflow Sweep Period, to the excess cashflow subaccount, and (xi) eleventh, if not during a 1010 Second Avenue Excess Cashflow Sweep Period and provided no event of default is then existing, to the 1010 Second Avenue Borrower remainder subaccount. During an event of default, the funds on deposit in the lockbox account are required to be swept to a cash collateral account under the sole control of the lender, and the lender is permitted to apply such amounts to the payment of the debt in any order in its sole discretion. A ‘‘1010 Second Avenue Sweep Period’’ shall exist upon the earliest to occur of (i) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter, (ii) six months prior to the maturity date, (iii) an event of default, or (iv) the failure of the 1010 Second Avenue Borrower to pay when due all or any part of the required amortization payment.

Terrorism Coverage.    The 1010 Second Avenue Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism.

Guaranties.    In addition to the recourse carve outs guaranty, David Y. Lee has provided a guaranty of (i) all ground rent due under the 1010 Second Avenue Ground Lease described under ‘‘—Ground Lease’’ below; (ii) the fair market rent for any vacant portion of the 1010 Second Avenue Mortgaged Property in excess of 10% of the rentable area of the 1010 Second Avenue Mortgaged Property; and (iii) the refurbishment obligations of the 1010 Second Avenue Borrower under the lease with the County of San Diego. David Y. Lee has also provided a full recourse guaranty, with a maximum liability of $9,700,000, which terminates if the operating expenses of the 1010 Second Avenue Mortgaged Property are less than $2,715,155 on an annual basis for at least 24 consecutive months. David Y. Lee may make a one-time request to reduce the maximum liability of this guaranty based upon a pro rata reduction in the operating expenses over the 24 months prior to such request.

Ground Lease.    The interest of the 1010 Second Avenue Borrower in a portion of the parking garage at the 1010 Second Avenue Mortgaged Property consists of a leasehold interest established pursuant to an Agreement of Lease, dated May 1, 1962, by and between the 1010 Second Avenue Borrower, as successor in interest to the ground lessee, and the Estate of Daisy G. Richards, by Charles H. Richards, trustee, as ground lessor, with an initial term expiring on April 30, 2061 (such ground lease, the ‘‘1010 Second Avenue Ground Lease’’). The ground lessor under the 1010 Second Avenue Ground Lease provided an agreement confirming, among other things, (i) that there are no defaults under the 1010 Second Avenue Ground Lease and (ii) ground lessor consents to the deed of trust in favor of lender encumbering the leasehold interest of the 1010 Second Avenue Borrower. The 1010 Second Avenue Ground Lease and/or the agreement from the ground lessor further provides that: (a) the ground lessee thereunder is entitled to sublet all or any part of the premises without the ground lessor’s consent; (b) lender, its successors and assigns are entitled to notice of any defaults under the ground lease and an opportunity to cure any such default (or to commence foreclosure proceedings and subsequently cure defaults if such defaults are non-monetary and not susceptible of cure by the leasehold mortgagee at the time of default); (c) in the event of a default that cannot be cured by the lender or in the event of a bankruptcy of the lessee, the lender or its successors and assigns have the right to enter into a new ground lease with the ground lessor on the same terms as the original ground lease; (d) the ground lease may not be terminated, modified, changed or supplemented without the prior written consent of the lender or its successors and assigns and (e) in the event of a total destruction or condemnation of the leasehold property, all insurance proceeds or condemnation awards will be applied first to the payment of the outstanding balance of the 1010 Second Avenue Mortgage Loan.

Loan Combinations

General. The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Subordinate Non-Trust Loans(2)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Offering Prospectus)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1. 888 Seventh Avenue(3)	$145,894,000	8.5%	$145,894,000	LB-UBS 2006-C1 Commercial Mortgage Trust	$26,766,000	Loan seller affiliate	1.10x	74.1%
2. City Centre	$8,646,000	0.5%	NAP	NAP	$673,000	Our affiliate	1.10x	70.6%

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan and any Pari Passu Non-Trust Loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any Pari Passu Non-Trust Loan in the subject Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)	The 888 Seventh Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 888 Seventh Avenue Loan Combination that includes: (a) the 888 Seventh Avenue Mortgage Loan; (b) the 888 Seventh Avenue Note A Non-Trust Loan, with an original principal balance of $145,894,000, which is a Pari Passu Non-Trust Loan; and (c) the 888 Seventh Avenue Note B Non-Trust Loan, with an original principal balance of $26,766,000, which is a Subordinate Non-Trust Loan. The 888 Seventh Avenue Note A Non-Trust Loan is, at all times, pari passu in right of payment with the 888 Seventh Avenue Mortgage Loan. The aggregate cut-off date principal balance of the 888 Seventh Avenue Loan Combination is $318,554,000.

Set forth below is a brief description of the co-lender arrangement regarding the three (3) underlying mortgage loans that are each part of a Loan Combination.

The 888 Seventh Avenue Mortgage Loan. The 888 Seventh Avenue Mortgage Loan, which has an unpaid principal balance of $145,894,000 and represents 8.5% of the Initial Mortgage Pool Balance, is part of the 888 Seventh Avenue Loan Combination, which is comprised of three (3) mortgage loans that are all secured by the 888 Seventh Avenue Mortgaged Property. The 888 Seventh Avenue Loan Combination is comprised of: (a) the 888 Seventh Avenue Mortgage Loan; (b) a Pari Passu Non-Trust Loan (the ‘‘888 Seventh Avenue Note A Non-Trust Loan’’), with an original principal balance of $145,894,000; and (c) a Subordinate Non-Trust Loan (the ‘‘888 Seventh Avenue Note B Non-Trust Loan’’), with an original principal balance of $26,766,000. The 888 Seventh Avenue Note A Non-Trust Loan and the 888 Seventh Avenue Note B

Non-Trust Loan together constitute the 888 Seventh Avenue Non-Trust Loans. See ‘‘—Significant Underlying Mortgage Loans — The 888 Seventh Avenue Mortgage Loan’’ above for a more detailed description of the 888 Seventh Avenue Mortgage Loan. See ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the 888 Seventh Avenue Non-Trust Loan Noteholders. The 888 Seventh Avenue Non-Trust Loans will be serviced under the series 2006-C1 pooling and servicing agreement, which is the governing document for the securitization transaction involving the 888 Seventh Avenue Note A Non-Trust Loan. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

Co-Lender Agreement.    The three (3) holders of the mortgage loans comprising the 888 Seventh Avenue Loan Combination are bound by the terms and provisions of the 888 Seventh Avenue Co-Lender Agreement, which generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will have the ability to advise and direct the series 2006-C1 master servicer and/or the series 2006-C1 special servicer with respect to certain specified servicing actions under the series 2006-C1 pooling and servicing agreement regarding the 888 Seventh Avenue Loan Combination, including certain actions involving foreclosure or material modification of the 888 Seventh Avenue Loan Combination (see ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus), subject to certain conditions described in the 888 Seventh Avenue Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination will be (A) the holder of the 888 Seventh Avenue Note B Non-Trust Loan or its designee, if and for so long as the unpaid principal balance of the 888 Seventh Avenue Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the 888 Seventh Avenue Loan Combination that is allocable to the 888 Seventh Avenue Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of the 888 Seventh Avenue Non-Trust Loan, and (B) otherwise, the holder of the 888 Seventh Avenue Mortgage Loan and the holder of the 888 Seventh Avenue Note A Non-Trust Loan, each of whom may act directly or through a representative (which representative, in the case of the 888 Seventh Avenue Mortgage Loan, under the series 2006-C3 pooling and servicing agreement, will be the series 2006-C3 controlling class representative). Notwithstanding the foregoing, if the holder of the 888 Seventh Avenue Mortgage Loan and the holder of the 888 Seventh Avenue Note A Non-Trust Loan have not, within the requisite time period provided for in the 888 Seventh Avenue Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C1 special servicer or the series 2006-C1 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2006-C1 special servicer or the series 2006-C1 master servicer, as applicable, under the series 2006-C1 pooling and servicing agreement will be binding on all such parties, subject to the conditions described under ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

•	Purchase Option. If and for so long as the 888 Seventh Avenue Loan Combination is specially serviced and a scheduled payment on the 888 Seventh Avenue Loan Combination is at least 60 days delinquent, the holder of the 888 Seventh Avenue Note B Non-Trust Loan has the option to purchase the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C1 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

•	Cure Rights. The holder of the 888 Seventh Avenue Note B Non-Trust Loan has the right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events are permitted during the term of the 888 Seventh Avenue Loan Combination, (ii) no more than three consecutive cure events are permitted and (iii) no more than four cure events, whether or not consecutive, are permitted within any 12-month period. An individual ‘‘cure event’’ means the one-month period for which the holder of the promissory note for 888 Seventh Avenue Note B Non-Trust Loan has exercised its cure rights under the 888 Seventh Avenue Co-Lender Agreement.

Priority of Payments.    Pursuant to the 888 Seventh Avenue Co-Lender Agreement, following the allocation of payments to each mortgage loan in the 888 Seventh Avenue Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 888 Seventh Avenue Mortgage Loan or the 888 Seventh Avenue Note A Non-Trust Loan for which the holder of the 888 Seventh Avenue Note B Non-Trust Loan has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan — Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan at a time when the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•	third, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue Note B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the 888 Seventh Avenue Note B Non-Trust Loan in an amount equal to (i) all scheduled principal payments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the 888 Seventh Avenue Loan Combination, all principal payments attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•	sixth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to the 888 Seventh Avenue Note B Non-Trust Loan, any prepayment consideration attributable to the 888 Seventh Avenue Note B Non-Trust Loan in accordance with the related loan documents;

•	ninth, to the 888 Seventh Avenue Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

Pursuant to the 888 Seventh Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan for which the holder of the 888 Seventh Avenue Note B Non-Trust Loan has not exercised its cure rights as described under ‘‘—Loan Combinations—The 888 Seventh Avenue Mortgage Loan—Co-Lender Agreement—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan at a time when the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan are being specially serviced, collections on the 888 Seventh Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed cure payments paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to the 888 Seventh Avenue B-Note Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to the 888 Seventh Avenue Note B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	seventh, to the 888 Seventh Avenue Note B Non-Trust Loan, any prepayment consideration attributable to the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	eighth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the 888 Seventh Avenue Note B Non-Trust Loan, any late payment charges and Default Interest due in respect of the 888 Seventh Avenue Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan;

•	eleventh, to the 888 Seventh Avenue Note B Non-Trust Loan, any other amounts paid by the 888 Seventh Avenue Borrower and due in respect of the 888 Seventh Avenue Note B Non-Trust Loan;

•	twelfth, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the 888 Seventh Avenue Note B Non-Trust Loan Noteholder with respect to the 888 Seventh Avenue Loan Combination pursuant to the 888 Seventh Avenue Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the 888 Seventh Avenue Co-Lender Agreement.

The City Centre Loan Combination. The City Centre Loan Combination is comprised of two (2) mortgage loans that are both secured by the City Centre Mortgaged Property. See ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus for a more detailed description of certain rights of the holders of the mortgage loans that comprises the City Centre Loan Combination. The City Centre Non-Trust Loan will be serviced, along with the City Centre Mortgage Loan, under the series 2006-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that neither the master servicer nor the trustee shall be required to make P&I advances with respect to the City Centre Non-Trust Loan).

Co-Lender Agreement.    The holders of the mortgage loans comprising the City Centre Loan Combination are bound by the terms and provisions of the City Centre Co-Lender Agreement. The City Centre Co-Lender Agreement generally includes the following provisions, among others:

•	Consent Rights. The Loan Combination Controlling Party for the City Centre Loan Combination will have the ability to advise and direct the master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan Combination, including those involving foreclosure or material modification of the City Centre Mortgage Loan and the City Centre Non-Trust Loan (see ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus), subject to certain conditions described in the related City Centre Co-Lender Agreement. As of any date of determination, the Loan Combination Controlling Party for the City Centre Loan Combination will be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the City Centre Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the subject Loan Combination, is equal to or greater than 25.0% of the original principal balance of such Non-Trust Loan, and (B) otherwise, the holder of the City Centre Mortgage Loan or its designee (which designee, in accordance with the series 2006-C3 pooling and servicing agreement, will be the series 2006-C3 controlling class representative).

•	Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2006-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Priority of Payments.    Pursuant to the City Centre Co-Lender Agreement, following the allocation of payments to each mortgage loan in the City Centre Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the City Centre Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the related underlying mortgage loan, in an amount equal to (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable,

(c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, in each such case principal to be attributable to the related underlying mortgage loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable, in each such case principal to be attributable to the related Non-Trust Loan under the related loan documents or the related Co-Lender Agreement, as applicable, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the subject Loan Combination;

•	fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the related Co-Lender Agreement, as applicable;

•	sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the City Centre Loan Combination pursuant to the City Centre Co-Lender Agreement or the applicable servicing agreement; and

•	tenth, for such remaining purposes as are provided in the City Centre Co-Lender Agreement.

Pursuant to the City Centre Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the City Centre Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

•	first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable;

•	sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable;

•	seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eighth, to the related Non-Trust Loan, any late payment charges and Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents or the City Centre Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

•	tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

•	eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan Noteholder with respect to the City Centre Loan Combination pursuant to the City Centre Co-Lender Agreement or the applicable servicing agreement; and

•	twelfth, for such remaining purposes as are provided in the City Centre Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Forty seven (47) of the mortgaged real properties, securing 27.8% of the Initial Mortgage Pool Balance, 36.7% of the Initial Loan Group No. 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Sixteen (16) of the mortgaged real properties, securing 14.1% of the Initial Mortgage Pool Balance, 18.6% of the Initial Loan Group No. 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Three (3) of the mortgaged real properties, securing 2.2% of the Initial Mortgage Pool Balance, and 9.3% of the Initial Loan Group No. 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this offering prospectus.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. For example, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as New England Building, representing 0.3% of the Initial Mortgage Pool Balance, two of the top three tenants are government entities whose leases permit termination at any time with only limited notice.

Ground Leases. Six (6) of the mortgage loans that we intend to include in the trust, representing 18.1% of the Initial Mortgage Pool Balance, and 23.9% of the Initial Loan Group No. 1 Balance, respectively, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. For example, the 888 Seventh Avenue Mortgage Loan and the Time Hotel Mortgage Loan are each secured by the related borrower’s interest in a ground lease on the related mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Ground Lease’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Time Hotel Mortgage Loan—Ground Lease,’’ respectively, in this offering prospectus. In addition, the 623 Fifth Avenue underlying mortgage loan is secured by the related borrower’s interest in a ground lease on the 623 Fifth Avenue mortgaged real property, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 623 Fifth Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options. With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Cypress Financial Center, representing 1.9% of the Initial Mortgage Pool Balance and 2.5% of the Initial Loan Group No. 1 Balance, respectively, the ground lease between the related borrower and the lessee gives the lessee an option to purchase a lot constituting approximately 2,825 square feet on the related mortgaged real property, subject to the satisfaction of certain conditions, as further described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Other Prepayment Provisions’’ in this offering prospectus.

Rights of First Refusal. With respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Tuffy Auto Center and Armata’s Plaza, representing 0.1% and 0.1%, respectively, of the Initial Mortgage Pool Balance, and 0.1% and 0.1%, respectively, of the Initial Loan Group No. 1 Balance, respectively, the lease between the related borrower and tenant gives that tenant a right of first refusal with respect to any bona fide offer from a third party for the purchase of the mortgaged real property, which offer the related borrower desires to accept. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first refusal will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or the first transfer by the mortgagee to a third party.

Other Financing. In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this offering prospectus, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors — Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this offering prospectus and ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan’’ and ‘‘Description of the Mortgage Pool —Loan Combinations’’ above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the Spring Creek Apartments Mortgage Loan, which mortgage loan represents 3.5% of the Initial Mortgage Pool Balance and 14.4% of the Initial Loan Group No. 2 Balance, respectively, there is mezzanine financing secured by a pledge of 100% of the equity interests in the related borrower in the amount of $27,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Alderwood Apartments, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, respectively, the general partner of the managing member of the related borrower has pledged 100% of its limited partnership interests to Wells Fargo Bank to secure a pre-existing credit line from Wells Fargo. The mortgage lender did not require a subordination or intercreditor agreement.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this offering prospectus, those mortgage loans, collectively representing 25.9% of the Initial Mortgage Pool Balance, 24.7% of the Initial Loan Group No. 1 Balance, and 29.6% of the Initial Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Station Place II	$105,870,751	77%	1.20x
200 South Wacker Drive	$95,500,000	80%	1.25x
1 Allen Bradley Drive	$52,700,000	90%	1.00x
Queensbury Portfolio	$37,250,000	80%	1.20x
Rio Santa Fe Apartments	$26,700,000	80%	1.25x
Knoxville Hilton	$20,412,516	85%	1.15x
Tiburon Apartments	$15,840,000	85%	1.15x
The Willows on Rosemeade	$10,380,000	85%	1.15x
Enclave at Valley Ranch	$9,100,000	85%	1.15x
Creekwood	$8,800,000	85%	1.15x
Hampton Bay Apartments	$8,580,000	85%	1.15x
Bridgeworks Retail	$8,400,000	85%	1.15x
BRT Self Storage	$7,134,469	85%	1.10x
80 University Place	$7,000,000	85%	1.15x
Crossroads Shopping Center	$6,684,789	85%	1.15x
Crosby Creek Apartments	$6,640,000	85%	1.15x
St. Mary’s Plaza	$6,160,981	85%	1.15x
Glendale Food City Shopping Center	$6,111,094	85%	1.15x
Eckerd-Durham	$3,731,000	N/A	1.00x
Fraser Valley Shopping Center	$3,100,000	90%	1.15x

For a more detailed description of the permitted mezzanine financing with respect to the Station Place II Mortgage Loan, the 200 South Wacker Drive Mortgage Loan and the 1 Allen Bradley Drive Mortgage Loan, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Station Place II Mortgage Loan—Permitted Mezzanine

Debt,’’ ‘‘—Significant Underlying Mortgage Loans—The 200 South Wacker Drive Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Significant Underlying Mortgage Loans—The 1 Allen Bradley Drive Mortgage Loan—Permitted Mezzanine Financing’’ above.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this offering prospectus.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this offering prospectus. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this offering prospectus, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred-ten (110) mortgage loans that we intend to include in the trust, representing approximately 95.0% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	22	46.0%
Hard/Hotel	2	3.3%
Springing Hard	15	6.7%
Soft	3	4.8%
Springing Soft	68	34.3%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.	a failure to meet a specified debt service coverage ratio; and/or

4.	an event of default under the mortgage loan.

Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Forty-one (41) of the mortgaged real properties, securing 23.2% of the Initial Mortgage Pool Balance, 19.3% of the Initial Loan Group No. 1 Balance, and 35.5% of the Initial Loan Group No. 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C3 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this offering prospectus.

Environmental Assessments. With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this offering prospectus for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Lodge on Perrin Creek, representing 0.6% of the Initial Mortgage Pool Balance and 2.6% of the Initial Loan Group No. 2 Balance, respectively, one building was partially damaged by fire prior to origination. Twenty-four units are still being repaired.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	79 mortgage loans, with an aggregate cut-off date principal balance of $956,163,025, from the Lehman Mortgage Loan Seller, and

•	45 mortgage loans, with an aggregate cut-off date principal balance of $764,031,955, from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C3 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of the 888 Seventh Avenue Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C3 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the 888 Seventh Avenue Mortgage Loan (with the exception of the original mortgage notes evidencing the 888 Seventh Avenue Mortgage Loan) have been delivered to the trustee under the series 2006-C1 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 888 Seventh Avenue Note A Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C3 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C3 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C3 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C3 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C3 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this offering prospectus for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C3 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are, subject to the discussion in the next sentence, notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C3 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a material document omission (a ‘‘Material Document Omission’’) as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below. Notwithstanding the foregoing, under certain circumstances, a notice of a Material Document Omission with respect to an underlying mortgage loan must be delivered to us or the UBS Mortgage Loan Seller, as applicable, within a 12-month period following the first anniversary of the initial custodial certification given with respect to such mortgage loan, as required under the series 2006-C3 pooling and servicing agreement, in order for that notice to be effective and give rise to any rights against us or the UBS Mortgage Loan Seller, as applicable.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than the 888 Seventh Avenue Mortgage Loan), and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, the documents required to be included in the related Servicing File for the subject underlying mortgage loan. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan is not so delivered, and if a written request therefor is not made by the master servicer within approximately 15 months of the Issue Date, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver that document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. The master servicer will not be under any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this offering prospectus), we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C3 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2)

certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the 888 Seventh Avenue Mortgage Loan, the trustee under the series 2006-C1 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C3 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this offering prospectus.

If, as provided in the series 2006-C3 pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of that breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2006-C3 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including, without limitation, unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

• to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C3 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C3 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C3 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to 90 days following the date on which either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C3 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C3 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this offering prospectus, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this offering prospectus.

A copy of the series 2006-C3 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C3 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series 2006-C3 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C3 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C3, a common law trust created under the laws of the State of New York pursuant to the series 2006-C3 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C3 is sometimes referred to in this offering prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C3 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the series 2006-C3 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C3 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc. Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C3 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2005.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc. UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C3 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) $4.0 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. Its has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this offering prospectus.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1) Appraisals:    UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2) Environmental Assessment:    UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3) Engineering Assessment:    In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4) Seismic Report:    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, and UBSREI are the mortgage loan sellers for the series 2006-C3 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. UBSREI is an affiliate of UBS Securities LLC. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General. The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C3 pooling and servicing agreement, and are described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C3 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Sub-Servicers’’ in this offering prospectus.

The Initial Master Servicer. Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C3 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,331	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities. In addition to servicing loans related to commercial mortgage-backed securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of March 21, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C3 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus within the time required by the Series 2006-C3 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C3 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this offering prospectus concerning Wachovia has been provided by it.

Wachovia is also the master servicer under the series 2006-C1 pooling and servicing agreement, which governs the servicing of the 888 Seventh Avenue Loan Combination.

The Initial Special Servicer.    CWCapital Asset Management LLC. ("CWCAM"), a Massachusetts limited liability company, will initially be appointed as special servicer of the underlying mortgage loans under the series 2006-C3 pooling and servicing agreement. The principal servicing offices of CWCAM are located at 700 Twelfth Street, N.W., Suite 700, Washington, DC 20005 and its telephone number is (888) 880-8958. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation's special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI Mae, Inc. and the special servicing operations of CRIIMI Mae Services L.P., the special servicing subsidiary of CRIIMI Mae, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder. CWCAM is a wholly owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not service any CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the series 2006-C3 certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also services as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI Mae Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C3 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C3 certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the series 2006-C3 certificateholders. CWCAM is not an affiliate of the depositor, either sponsor, the trust fund, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

There are no specific relationships involving or relating to the series 2006-C3 securitization transaction or the underlying mortgage loans between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding CWCAM has been provided by CWCAM.

The Initial Special Servicer of the 888 Seventh Avenue Loan Combination. LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), whose principal executive offices are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, is the initial special servicer under the series 2006-C1 pooling and servicing agreement, which governs the servicing of the 888 Seventh Avenue Loan Combination.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C1 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C1 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to that securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C1 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C1 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C1 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, acquired one or more classes of the series 2006-C1 certificates and is the initial series 2006-C1 controlling class representative. Otherwise, except for LNR Partners acting as special servicer for the series 2006-C1 securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party— apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C3 pooling and servicing agreement, on behalf of the series 2006-C3 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C3 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 590 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of February 28, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions and asset-backed securities transactions for which it currently serves as trustee numbers 408 with an outstanding certificate balance of approximately $266.2 billion.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C3 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C3 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C3 certificateholders and prepare a monthly statement to series 2006-C3 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C3 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2006-C3 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C3 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C3 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C3 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2006-C1 pooling and servicing agreement, which governs the administration of the 888 Seventh Avenue Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘The Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, some of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Offering Prospectus—Relevant Parties—Underwriters’’ in this offering prospectus.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this offering prospectus.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C3 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this offering prospectus.

THE SERIES 2006-C3 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C3 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C3 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C3 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C3 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loan, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C3 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the City Centre Loan Combination is to be serviced and administered under the series 2006-C3 pooling and servicing agreement, while the 888 Seventh Avenue Combination is subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2006-C3 pooling and servicing agreement. The City Centre Loan Combination is the only Serviced Loan Combination.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of the Serviced Loan Combination. The City Centre Non-Trust Loan is the only Serviced Non-Trust Loan.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2006-C3 pooling and servicing agreement. The 888 Seventh Avenue Loan Combination, which is being serviced and administered under the series 2006-C1 pooling and servicing agreement and not under the series 2006-C3 pooling and servicing agreement, is the only Outside Serviced Loan Combination.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to the underlying mortgage loan that is part of the Outside Serviced Loan Combination. The 888 Seventh Avenue Mortgage Loan is the only Outside Serviced Trust Mortgage Loan.

The following summaries describe some of the material provisions of the series 2006-C3 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C3 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2006-C3 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loan) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loan, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C3 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Non-Pooled Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Non-Pooled Portion of each Split Mortgage Loan, but excluding, if applicable, the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event, and any related REO Properties.

Despite the foregoing, the series 2006-C3 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loan) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C3 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C3 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this offering prospectus.

The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination.

In general, the Serviced Non-Trust Loan will be serviced and administered under the series 2006-C3 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loan will not be serviced under the series 2006-C3 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement, for so long as the 888 Seventh Avenue Note A Non-Trust Loan is part of the Series 2006-C1 Securitization, the 888 Seventh Avenue Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2006-C1 Securitization (subject to replacement of each such party), in accordance with the series 2006-C1 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Non-Pooled Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loan) under the series 2006-C3 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combination, see ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C3 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C3 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C3 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C3 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C3 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C3 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C3 certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C3 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C3 pooling and servicing agreement, and under this ‘‘The Series 2006-C3 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C3 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C3 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C3 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C3 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C3 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C3 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C3 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C3 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C3 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loan) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to the underlying mortgage loans under the series 2006-C3 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The weighted average master servicing fee rate for the mortgage pool is 0.0218% per annum as of the cut-off date. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer in addition to the master servicing fee rate payable to the series 2006-C1 master servicer with respect to the Outside Serviced Trust Mortgage Loan.

A fee comparable to the above-described master servicing fee will also be payable with respect to the 888 Seventh Avenue Mortgage Loan under the series 2006-C1 pooling and servicing agreement, which fees will be calculated on a 30/360 Basis at 0.01% per annum.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loan) and the Serviced Non-Trust Loan will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum.

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C3 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C3 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, the Outside Serviced Trust Mortgage Loan or any related REO Property) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C3 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C3 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of a Split Mortgage Loan by the related Loan-Specific Class Representative, as the case may be, as described under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus, unless such purchase occurs more than 90 days after the purchase option arose;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus.

In addition, with respect to each Split Mortgage Loan, any liquidation fees payable with respect to the related Non-Pooled Portion will be paid to the special servicer, first, from collections on such Non-Pooled Portion and then from the related Pooled Portion. Any such payment from the Pooled Portion will reduce amounts distributable to holders of the series 2006-C3 certificates.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C3 certificateholders.

Outside Serviced Loan Combination.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combination in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2006-C3 pooling and servicing agreement and may reduce amounts payable to the series 2006-C3 certificateholders, except that any special servicing fee with respect to the Outside Serviced Loan Combination will be calculated at 0.35% per annum and be subject to a monthly minimum of $4000.

Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of the Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C3 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of the Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C3 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C3 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of the Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to the Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls. The series 2006-C3 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C3 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this offering prospectus. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C3 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this offering prospectus.

Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C3 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C3 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C3 pooling and servicing agreement. In addition, the series 2006-C3 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C3 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2006-C3 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) ), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.0011% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C3 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2006-C3 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2006-C3 pooling and servicing agreement. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C3 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C3 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C3 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments. The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of the Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this offering prospectus.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C3 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C3 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be entitled to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for an ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Serviced Non-Trust Loan or any of the 888 Seventh Avenue Non-Trust Loans.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances. If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance—including the portion of any P&I advance with respect to the Non-Pooled Portion of a Split Mortgage Loan—that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C3 certificates (exclusive of the Loan-Specific Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no amounts received with respect to any Split Mortgage Loan and that are otherwise payable on the Loan-Specific Principal Balance Certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than that Split Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C3 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C3 certificateholders to the detriment of other classes of series 2006-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C3 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C3 certificateholders.

Interest on Advances. Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on any Split Mortgage Loan that are otherwise distributable with respect to the Loan-Specific Principal Balance Certificates may not be used to pay interest on any advance other than advances made with respect to that Split Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C3 certificates.

The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders

Series 2006-C3 Controlling Class. As of any date of determination, the controlling class of series 2006-C3 certificateholders will be the holders of the most subordinate class of series 2006-C3 principal balance certificates, other than the Loan-Specific Principal Balance Certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C3 principal balance certificates, exclusive of the Loan-Specific Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C3 certificateholders will be the holders of the most subordinate class of series 2006-C3 principal balance certificates, other than the Loan-Specific Principal Balance Certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C3 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C3 certificates. For clarification, the controlling class of series 2006-C3 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II, R-III or V certificates, which do not have principal balances.

Selection of the Series 2006-C3 Controlling Class Representative. The series 2006-C3 pooling and servicing agreement permits the holder or holders of series 2006-C3 certificates representing a majority of the voting rights allocated to the series 2006-C3 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this offering prospectus. In addition, if the series 2006-C3 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C3 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C3 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C3 certificates representing a majority of the voting rights allocated to the series 2006-C3 controlling class that a series 2006-C3 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C3 controlling class certificates will be the series 2006-C3 controlling class representative.

If the series 2006-C3 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C3 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties. The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to the Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer’s taking, any of the following actions under the series 2006-C3 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2006-C3 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans and certain other mortgage loans in the trust, subject to conditions set forth in the series 2006-C3 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, subject to conditions set forth in the series 2006-C3 pooling and servicing agreement;

•	any acceptance of a change in the property management company for a mortgage loan in the trust that has an unpaid principal balance greater than $5,000,000, unless no material lender discretion is involved;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions specified in the series 2006-C3 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take—or, if and to the extent applicable, consent to the master servicer’s taking—any such action without waiting for the series 2006-C3 controlling class representative’s response.

In addition, the series 2006-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C3 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C3 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Non-Pooled Portion of any Split Mortgage Loan, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then the series 2006-C3 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Split Mortgage Loan and, instead, the Loan Specific Class Representative will generally be entitled to exercise those rights and powers with respect to that Split Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series 2006-C3 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C3 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C3 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C3 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C3 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C3 controlling class representative, by any Loan-Specific Class Representative or by the Loan Combination Controlling Party for any Loan

Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C3 pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C3 controlling class representative, any Loan-Specific Class Representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced if—

•	the special servicer has, as described above, notified the series 2006-C3 controlling class representative, the related Loan-Specific Class Representative or the related Loan Combination Controlling Party in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C3 controlling class representative, the Loan-Specific Class Representative or the related Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Furthermore, during the time that the series 2006-C3 controlling class representative is not part of the related Loan Combination Controlling Party with respect to the Outside Serviced Loan Combination, the series 2006-C3 controlling class representative may have certain consultation rights with respect to the servicing thereof.

With respect to the 888 Seventh Avenue Loan Combination, the provisions of the series 2006-C1 pooling and servicing agreement and the 888 Seventh Avenue Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combination in this ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ section.

Limitation on Liability of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders. The series 2006-C3 controlling class representative will not be liable to the trust or the series 2006-C3 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C3 controlling class representative will not be protected against any liability to a series 2006-C3 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C3 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C3 certificates, that:

•	the series 2006-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C3 certificates;

•	the series 2006-C3 controlling class representative may act solely in the interests of the holders of the series 2006-C3 controlling class;

•	the series 2006-C3 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C3 certificates other than the series 2006-C3 controlling class;

•	the series 2006-C3 controlling class representative may take actions that favor the interests of the holders of the series 2006-C3 controlling class over the interests of the holders of one or more other classes of series 2006-C3 certificates;

•	the series 2006-C3 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C3 controlling class; and

•	the series 2006-C3 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C3 controlling class, and no series 2006-C3 certificateholder may take any action whatsoever against the series 2006-C3 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee and the Loan-Specific Class Representatives, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2006-C3 controlling class representative is entitled.

Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    With respect to 888 Seventh Avenue Loan Combination, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the 888 Seventh Avenue Note B Non-Trust Loan Noteholder has the option to purchase the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan (together only), as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue Loan Combination—Co-Lender Agreement—Purchase Option’’ in this offering prospectus.

With respect to City Centre Loan Combination, if and for so long as such Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan combination becoming at least 60 days delinquent, then the holder of the City Centre Non-Trust Loan has the option to purchase the City Centre Mortgage Loan, as further described under "Description of the Mortgage Pool—Loan Combinations—The City Centre Avenue Loan Combination—Co-Lender Agreement—Purchase Option" in this offering prospectus.

Right to Cure Defaults.    With respect to the 888 Seventh Avenue Mortgage Loan, the 888 Seventh Avenue Note B Non-Trust Loan Noteholder will have an assignable right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, with respect to the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan, as further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue Loan Combination—Co-Lender Agreement—Cure Rights’’ in this offering prospectus.

Additional Rights of the Loan-Specific Class Representatives; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class FTH Representative, with respect to the 623 Fifth Avenue Mortgage Loan, and the Class NBT Representative, with respect to the Northborough Tower Mortgage Loan, will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the subject Split Mortgage Loan, and after the subject Split Mortgage Loan has become a specially serviced mortgage loan, to purchase that Split Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of that Split Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2006-C3 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class FTH Representative has the right, with respect to the 623 Fifth Avenue Mortgage Loan, and the Class NBT Representative has the right, with respect to the Northborough Tower Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within five days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that, as to each such Split Mortgage Loan, (x) no more than three consecutive cures of defaulted scheduled payments are permitted, and (y) no more than eight total cures over the term of the subject Split Mortgage Loan are permitted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C3 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C3 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C3 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C3 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C3 controlling class to replace the special servicer, those series 2006-C3 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2006-C3 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2006-C3 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C3 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C3 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C3 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C3 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2006-C3 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the Outside Serviced Trust Mortgage Loan. However, with respect to the 888 Seventh Avenue Loan Combination, if and for so long as the holder of the 888 Seventh Avenue Note B Non-Trust Loan is the related Loan Combination Controlling Party, (i) the related Loan Combination Controlling Party may terminate an existing series 2006-C1 special servicer under the series 2006-C1 pooling and servicing agreement with respect to, but solely with respect to, the 888 Seventh Avenue Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the subject Loan Combination that has resigned or been terminated, subject to receipt by the series 2006-C1 trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section, and (ii) the majority holders of the series 2006-C1 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the subject Loan Combination, without cause.

Similarly, with respect to each Split Mortgage Loan, if and for so long as the Allocated Principal Balance of the related Non-Pooled Portion thereof, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Non-Pooled Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Non-Pooled Portion, then:

•	the Class FTH Representative may terminate an existing special servicer with respect to, but solely with respect to, the 623 Fifth Avenue Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the 623 Fifth Avenue Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C3 controlling class certificates cannot terminate a special servicer appointed by the Class FTH Representative with respect to the 623 Fifth Avenue Mortgage Loan, without cause;

•	the Class NBT Representative may terminate an existing special servicer with respect to, but solely with respect to, the Northborough Tower Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Northborough Tower Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C3 controlling class certificates cannot terminate a special servicer appointed by the Class NBT Representative with respect to the Northborough Tower Mortgage Loan, without cause.

If the special servicer for any Serviced Loan Combination or Split Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C3 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C3 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C3 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C3 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to the Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any waivers, modifications or amendments of any mortgage loan documents (other than with respect to the Outside Serviced Trust Mortgage Loan), including with respect to the Serviced Non-Trust Loan.

With respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency (except as specifically required under the series 2006-C3 pooling and servicing agreement) or the consent of the special servicer or the series 2006-C3 controlling class representative—

•	approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 25,000 square feet and (b) 20% of the related mortgaged real property;

•	approving a change of the property manager at the request of the related borower; provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related underlying mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject underlying mortgage is not part of a Loan Combination;

•	approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

•	approving annual budgets for the related mortgaged real property; provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

•	subject to other restrictions herein regarding principal prepayments, waiving any provision of an underlying mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	approving modifications, consents or waivers (other than those set forth in the series 2006-C3 pooling and servicing agreement) in connection with a defeasance permitted by the terms of the related underlying mortgage loan if the master servicer receives an opinion of counsel (which opinion of counsel shall be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Internal Revenue Code or result in a "prohibited transaction" under the REMIC Provisions; and

•	approving or consenting to grants of easements and rights-of-way that do not materially effect the use or value of the related mortgaged real property or the related borrower's ability to make payments with respect to the subject underlying mortgage loan; provided that the underlying mortgage loan does not have an outstanding principal balance in excess of 2% of the outstanding principal balance of the mortgage pool;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C3 pooling and servicing agreement and (4) the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2006-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2006-C3 certificates.

The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2006-C3 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2006-C3 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2006-C3 controlling class representative with respect to material decisions and settlement proposals. In addition, the special servicer may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2006-C3 pooling and servicing agreement.

The series 2006-C3 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C3 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2006-C3 certificateholders and the related Serviced Non-Trust Loan Noteholder), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not the Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

The master servicer will be permitted, with the special servicer’s consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if—

•	that ARD Loan is not being specially serviced,

•	prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

•	the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2006-C3 certificateholders, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2006-C3 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2006-C3 pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

Further, with respect to each Serviced Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

•	no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Serviced Non-Trust Loan; and

•	no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Serviced Non-Trust Loan, to the fullest extent possible.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus.

Notwithstanding the foregoing, the master servicer and special servicer for the Series 2006-C1 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 888 Seventh Avenue Loan Combination, under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section. Any modification, waiver or amendment of the payment terms of the 888 Seventh Avenue Loan Combination will be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the 888 Seventh Avenue Co-Lender Agreement, such that no holder of a mortgage loan comprising the 888 Seventh Avenue Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the 888 Seventh Avenue Co-Lender Agreement.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C3 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.

As a result of any appraisal, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; (b) in the case of a Loan Combination, the determination of the identity of the related Loan Combination Controlling Party; and (c) in the case of a Split Mortgage Loan, the determination of whether the series 2006-C3 controlling class representative or the related Loan-Specific Class Representative has servicing consent rights. See ‘‘Description of the Series 2006-C3 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2006-C3 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) or, if applicable, any Loan Combination, the series 2006-C3 controlling class representative, the related Loan-Specific Class Representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C3 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C3 controlling class representative, the related Loan-Specific Class Representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 888 Seventh Avenue Loan Combination will be determined based upon appraisals obtained in accordance with the series 2006-C1 pooling and servicing agreement, on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the 888 Seventh Avenue Mortgage Loan and may affect the identity of the related Loan Combination Controlling Party.

Maintenance of Insurance

The series 2006-C3 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the master servicer (with respect to non-specially serviced mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) determines in its reasonable judgment (subject to any required consent of the series 2006-C3 controlling class representative, the related Loan Combination Controlling Party or the Loan-Specific Class Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the related Loan Specific Class Representative, in the case of a mortgaged real property that secures a Split Mortgage Loan (for so long as such Loan Specific Class Representative is entitled to exercise servicing consent rights with respect to that Split Mortgage Loan), or the series 2006-C3 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C3 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C3 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C3 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the 888 Seventh Avenue Loan Combination, the master servicer and/or the special servicer under the series 2006-C1 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C3 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, the Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C3 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C3 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to the 888 Seventh Avenue Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2006-C3 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C3 pooling and servicing agreement and the Servicing Standard. Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C3 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C3 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, including, without limitation, with respect to the 888 Seventh Avenue Mortgage Loan, the restrictions on transfer of the 888 Seventh Avenue Mortgage Loan to specified entities set forth in the related loan agreement.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) or Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C3 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C3 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C3 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C3 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing pooling and servicing agreement for the Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under such Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C3 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C3 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s) ), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C3 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to the Outside Serviced Loan Combination. In the event the 888 Seventh Avenue Mortgaged Property is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will likely be substantially similar to those described above with respect to the special servicer under the series 2006-C3 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the Series 2006-C3 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to the Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to the Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C3 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than the mortgaged real property related to the Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2006-C3 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than the mortgaged real property or any REO Property related to the Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this offering prospectus. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to the Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2006-C3 pooling and servicing agreement. Such information will be made available to the series 2006-C3 certificateholders by the trustee as provided in this offering prospectus.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C3 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C3 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C3 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C3 certificateholders, at their expense, upon written request to the trustee.

Accounts

General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C3 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C3 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C3 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C3 pooling and servicing agreement.

Deposits.     Under the series 2006-C3 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C3 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2006-C1 pooling and servicing agreement and/or the 888 Seventh Avenue Co-Lender Agreement with respect to the 888 Seventh Avenue Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to the Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering the Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C3 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances —Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C3 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C3 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C3 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C3 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for the Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C3 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C3 certificateholders without cause, all as set forth in the series 2006-C3 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of the Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to reimburse the related Loan-Specific Class Representative (or its designee) for cure payments on a Split Mortgage Loan;

22.	to pay any other items described in this offering prospectus as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2006-C3 pooling and servicing agreement.

Withdrawals from any Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 25. of the prior paragraph.

The series 2006-C3 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Loan Combination. The series 2006-C3 pooling and servicing agreement will also prohibit the application of amounts received on a Split Mortgage Loan and allocable to the Non-Pooled Portion thereof to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to that Split Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Loan Combination-specific accounts.

REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2006-C3 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2006-C3 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C3 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2006-C3 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C3 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C3 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C3 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts— Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C3 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on any Split Mortgage Loan that are otherwise payable with respect to the related Loan-Specific Principal Balance Certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than that Split Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C3 certificates. For any distribution date, the funds available to make payments on the series 2006-C3 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds that represent prepayment consideration collected on any Split Mortgage Loan during the related collection period that is allocable to the Non-Pooled Portion thereof, which will be paid to the holders of the related Loan-Specific Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus,

•	the portion of those funds allocable to principal of, interest on and loss/reimbursement with respect to the respective Non-Pooled Portions of each of the Split Mortgage Loans (see ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus), referred to in this offering prospectus as the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, which will be paid to the holders of the related Loan-Specific Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates—Payments—Payments on the Loan-Specific Principal Balance Certificates’’ in this offering prospectus;

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under ‘‘—Payments—Payments of Post-ARD Additional Interest’’ below, and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C3 certificates (exclusive of the Loan-Specific Principal Balance Certificates), as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this offering prospectus.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account. The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C3 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in January 2007, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the 888 Seventh Avenue Mortgage Loan, the related mortgage interest rate, minus an actual/360 equivalent of 0.01%, which is the per annum rate at which the master servicing fee under the Series 2006-C1 pooling and servicing agreement accrues on a 30/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of a Split Mortgage Loan, each interest reserve amount will be allocable between the Pooled Portion thereof and the Non-Pooled Portion thereof based upon one day’s interest at the related deemed mortgage interest rate on each of those portions, with preference given to the Pooled Portion in the event of insufficient funds.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund. If we, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C3 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C3 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C3 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C3 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2006-C3 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C3 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C3 pooling and servicing agreement, by series 2006-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C3 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C3 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C3 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C3 pooling and servicing agreement, by series 2006-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C3 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C3 certificates are qualified, downgraded or withdrawn in connection therewith; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2006-C3 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2006-C3 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loan.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2006-C3 certificateholders, S&P and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C3 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C3 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C3 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C3 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C3 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C3 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C3 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C3 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C3 pooling and servicing agreement.

The holders of series 2006-C3 certificates entitled to a majority of the voting rights for the series 2006-C3 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C3 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C3 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C3 certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-C3 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C3 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this offering prospectus requires the written consent of the trustee. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C3 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C3 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C3 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to the Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2006-C3 certificateholders entitled to waive a comparable event of default under the series 2006-C3 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2006-C3 controlling class representative or the holders of series 2006-C3 certificates entitled to 25% of the series 2006-C3 voting rights, will be required to) pursue such rights, if any, as the holder of the Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 888 Seventh Avenue Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C1 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C3 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2006-C3 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2006-C3 controlling class representative or the holders of series 2006-C3 certificates entitled to at least 25% of the series 2006-C3 voting rights.

No series 2006-C3 certificateholder will have the right under the series 2006-C3 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C3 certificateholders entitled to not less than 25% of the series 2006-C3 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C3 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loan

The Outside Serviced Trust Mortgage Loan and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the 888 Seventh Avenue Loan Combination. If the trustee is requested to take any action in its capacity as holder of the Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this offering prospectus, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2006-C3 controlling class representative.

SERVICING OF THE 888 SEVENTH AVENUE LOAN COMBINATION

The series 2006-C1 pooling and servicing agreement initially governs the servicing and administration of the 888 Seventh Avenue Loan Combination and any related REO Property. The series 2006-C1 pooling and servicing agreement is the governing document for the Series 2006-C1 Securitization, which closed prior to the Issue Date. Under the series 2006-C1 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association, the initial special servicer is LNR Partners, Inc. and the initial series 2006-C1 controlling class representative (which is comparable to the series 2006-C3 controlling class representative) is an affiliate of that special servicer. The master servicer, special servicer and trustee under the series 2006-C3 pooling and servicing agreement will not have any obligation or authority to supervise the series 2006-C1 master servicer, the series 2006-C1 special servicer or the series 2006-C1 trustee or to make servicing advances with respect to the 888 Seventh Avenue Loan Combination. The series 2006-C1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C3 securitization and the servicing arrangements under the series 2006-C1 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C3 pooling and servicing agreement. In that regard—

•	one or more parties to the series 2006-C1 pooling and servicing agreement will be responsible for making servicing advances with respect to the 888 Seventh Avenue Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the 888 Seventh Avenue Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 888 Seventh Avenue Mortgage Loan;

•	the mortgage loans that form the 888 Seventh Avenue Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2006-C3 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 888 Seventh Avenue Loan Combination);

•	the mortgage loans that form the 888 Seventh Avenue Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C3 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2006-C1 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 888 Seventh Avenue Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C3 pooling and servicing agreement with respect to other underlying mortgage loans, except that the special servicing fee under the Series 2006-C1 pooling and servicing agreement is calculated at 0.35% per annum and, in the case of the entire 888 Seventh Avenue Loan Combination, subject to a $4,000 monthly minimum;

•	any modification, extension, waiver or amendment of the payment terms of the 888 Seventh Avenue Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the 888 Seventh Avenue Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement;

•	in the case of the 888 Seventh Avenue Loan Combination, the master servicer and special servicer under the series 2006-C1 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the City Centre Loan Combination (see ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Non-Trust Loan Noteholders’’), subject to the discussion under "Description of the Mortgage Pool—Loan Combinations—The 888 Seventh Avenue "Mortgage Loan—Co-Lender Agreement—Consent Rights" in this offering prospectus, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the 888 Seventh Avenue Loan Combination has consent rights may be different in some respects;

•	in connection with the foregoing bullet, in the case of the 888 Seventh Avenue Loan Combination, if the holders of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan—or their respective representatives—are together acting as the related Loan Combination Controlling Party, and if those holders—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties;

•	in the case of the 888 Seventh Avenue Loan Combination, the related Loan Combination Controlling Party (if and for so long as the holder of the 888 Seventh Avenue Note B Non-Trust Loan is the related Loan Combination Control Party), depending on the circumstances, will have the right to replace the special servicer with respect to the 888 Seventh Avenue Loan Combination under the series 2006-C1 pooling and servicing agreement without consulting the series 2006-C3 controlling class representative (on behalf of the trust as holder of the 888 Seventh Avenue Mortgage Loan);

•	subject to the rights of the holder of the 888 Seventh Avenue Note B Non-Trust Loan described in the prior bullet, the holders of a majority interest in the Series 2006-C1 controlling class (which is substantially the same as the series 2006-C3 controlling class) will have the right to replace the special servicer under the series 2006-C1 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C3 pooling and servicing agreement by the holders of a majority interest in the series 2006-C3 controlling class, as described under "The Series 2006-C3 Pooling and Servicing Agreement—Replacement of the Special Servicer" in this offering prospectus.

•	in general, the respective parties to the series 2006-C1 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C3 pooling and servicing agreement; and

•	if the 888 Seventh Avenue Mortgage Loan becomes no longer subject to the series 2006-C1 pooling and servicing agreement, then the 888 Seventh Avenue Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2006-C1 pooling and servicing agreement and, if applicable, the special servicer under the series 2006-C1 pooling and servicing agreement, on terms substantially similar to those in the series 2006-C1 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the 888 Seventh Avenue Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 888 Seventh Avenue Mortgage Loan unless the holders of all mortgage loans comprising the 888 Seventh Avenue Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Moody's of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2006-C3 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C3 certificates will be issued, on or about February 1, 2006, under the series 2006-C3 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C3 Pooling and Servicing Agreement—Accounts’’ in this offering prospectus.

The series 2006-C3 certificates will include the following classes:

•	the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C3 certificates that are offered by this offering prospectus, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T, FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4, NBT-5, R-I, R-II, R-III and V classes, which are the classes of series 2006-C3 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this offering prospectus.

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates are the series 2006-C3 certificates that will have principal balances and are sometimes referred to as the series 2006-C3 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C3 principal balance certificates (other than Loan-Specific Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C3 principal balance certificates (other than Loan-Specific Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C3 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2006-C3 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2006-C3 certificates through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (b) the total principal balance of the class , , , , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , and certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , , and certificates outstanding from time to time and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

•	during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , , and certificates outstanding from time to time, and (d) the lesser of $ 0 and the total principal balance of the class certificates outstanding from time to time; and

•	following the distribution date in , $0.

The total initial notional amount of the class X-CP certificates will be approximately $     , although it may be as much as 10% larger or smaller.

The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C3 certificates will be divided into:

1.	Loan Group No. 1, which will consist of 92 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $1,304,291,565, representing approximately 75.8% of the Initial Mortgage Pool Balance.

2.	Loan Group No. 2, which will consist of 32 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $415,903,415, representing approximately 24.2% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C3 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest. All of the classes of the series 2006-C3 certificates, except for the R-I, R-II, R-III and V classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C3 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C3 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C3 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in          .

On each distribution date, subject to the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Loan-Specific Principal Balance Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C3 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C3 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C3 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C3 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Loan-Specific Principal Balance Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2006-C3 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Non-Pooled Portion of a Split Mortgage Loan will be allocated on a pro rata basis to the respective classes of related Loan-Specific Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C3 certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2006-C3 certificates (exclusive of the Loan-Specific Principal Balance Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C3 certificates for the related interest accrual period.

Calculation of Pass-Through Rates. The table on page 7 of this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series 2006-C3 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C3 certificates.

The pass-through rates for the class A-1, A-2 and A-3 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for that class.

The pass-through rates for the class A-AB, A-4, A-1A, A-M, A-J, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page 7 of this offering prospectus as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-AB, A-4, A-1A, A-M, A-J, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C3 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to one of the following: (a) a specified fixed pass-through rate; (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period; (c) a rate equal to the lesser of (i) a specified fixed pass-through rate and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period; and (d) the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified percentage for the subject class of series 2006-C1 certificates.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in          , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C3 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C3 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in          , on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in          , the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in           and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). In general, the total principal balance of each class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C3 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in          , on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this offering prospectus for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C3 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C3 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in          , the total principal balance of each class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C3 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect to each class of Loan-Specific Principal Balance Certificates, for any interest accrual period, will be equal to the Net Mortgage Pass-Through Rate for the Non-Pooled Portion of the related Split Mortgage Loan for the related distribution date.

The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal. Subject to the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments— Priority of Payments’’ or ‘‘—Payments—Payments on the Loan-Specific Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C3 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C3 principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date.

The Total Principal Payment Amount for any distribution date will consist of the Class FTH Principal Payment Amount for that distribution date, which is payable with respect to the Class FTH Principal Balance Certificates, the Class NBT Principal Payment Amount for that distribution date, which is payable with respect to the Class NBT Principal Balance Certificates, and the Net Total Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 2006-C3 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

•	on any given distribution date, beginning with the distribution date in April 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C3 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this offering prospectus. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this offering prospectus.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C3 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Payment Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C3 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Loan-Specific Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) is reduced to zero.

The Class FTH Principal Payment Amount for each distribution date will be allocated to the class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class FTH Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class FTH Principal Payment Amount.

The Class NBT Principal Payment Amount for each distribution date will be allocated to the class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class NBT Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class NBT Principal Payment Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments —Payments on the Loan-Specific Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C3 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C3 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Non-Pooled Portion of a Split Mortgage Loan) that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C3 certificates (exclusive of the Loan-Specific Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Loan-Specific Principal Balance Certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). For purposes of determining the respective portions of the Net Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts. As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C3 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C3 principal balance certificates, then, subject to the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments —Priority of Payments’’ or ‘‘—Payments—Payments on the Loan-Specific Principal Balance Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments— Payments on the Loan-Specific Principal Balance Certificates’’ below and elsewhere in this offering prospectus mean, in the case of any class of series 2006-C3 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C3 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments. On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Net Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2006-C3 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1) payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2) payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3) payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4) payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5) payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6) payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7) payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8) payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9) payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10) payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11) payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12) payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13) payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14) payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15) payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16) payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17) payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18) payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C3 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Payment Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Non-Pooled Portion of a Split Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C3 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C3 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in ,

1.	% thereof to the holders of the class X-CL certificates, and

2.	% thereof to the holders of the class X-CP certificates; and

•	on any distribution date subsequent to the distribution date in , 100% thereof to the holders of the class X-CL certificates.

If any prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Pooled Portion and the Non-Pooled Portion of that Split Mortgage Loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Loan-Specific Principal Balance Certificates related to that Split Mortgage Loan, pro rata, based on the amount of principal then being prepaid with respect to each such class of Loan-Specific Principal Balance Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this offering prospectus.

Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

    Payments on the Loan-Specific Principal Balance Certificates.

Payments with Respect to the Class FTH Principal Balance Certificates.    On each distribution date, the trustee will apply the Class FTH Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class FTH Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	FTH-1	Interest up to the total interest payable on that class
2	FTH-1	Principal up to the total principal payable on that class
3	FTH-1	Reimbursement up to the total loss reimbursement amount for that class
4	FTH-2	Interest up to the total interest payable on that class
5	FTH-2	Principal up to the total principal payable on that class
6	FTH-2	Reimbursement up to the loss reimbursement amount for that class
7	FTH-3	Interest up to the total interest payable on that class
8	FTH-3	Principal up to the total principal payable on that class
9	FTH-3	Reimbursement up to the loss reimbursement amount for that class
10	FTH-4	Interest up to the total interest payable on that class
11	FTH-4	Principal up to the total principal payable on that class
12	FTH-4	Reimbursement up to the loss reimbursement amount for that class
13	FTH-5	Interest up to the total interest payable on that class
14	FTH-5	Principal up to the total principal payable on that class
15	FTH-5	Reimbursement up to the loss reimbursement amount for that class

Payments with Respect to the Class NBT Principal Balance Certificates.    On each distribution date, the trustee will apply the Class NBT Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class NBT Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	NBT-1	Interest up to the total interest payable on that class
2	NBT-1	Principal up to the total principal payable on that class
3	NBT-1	Reimbursement up to the total loss reimbursement amount for that class
4	NBT-2	Interest up to the total interest payable on that class
5	NBT-2	Principal up to the total principal payable on that class
6	NBT-2	Reimbursement up to the loss reimbursement amount for that class
7	NBT-3	Interest up to the total interest payable on that class
8	NBT-3	Principal up to the total principal payable on that class
9	NBT-3	Reimbursement up to the loss reimbursement amount for that class
10	NBT-4	Interest up to the total interest payable on that class
11	NBT-4	Principal up to the total principal payable on that class
12	NBT-4	Reimbursement up to the loss reimbursement amount for that class
13	NBT-5	Interest up to the total interest payable on that class
14	NBT-5	Principal up to the total principal payable on that class
15	NBT-5	Reimbursement up to the loss reimbursement amount for that class

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C3 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C3 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C3 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C3 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C3 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this offering prospectus, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may decline below the total principal balance of the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). If this occurs following the payments made to the series 2006-C3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C3 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of a Split Mortgage Loan will be allocated to the related Loan-Specific Principal Balance Certificates, as and to the extent described below.

As a result of Realized Losses and Additional Trust Fund Expenses with respect to the 623 Fifth Avenue Mortgage Loan, the Allocated Principal Balance of the Non-Pooled Portion thereof may decline below the total principal balance of the Class FTH Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C3 certificates on any distribution date, then the respective total principal balances of the class FTH-5, FTH-4, FTH-3, FTH-2 and FTH-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class FTH Principal Balance Certificates equals the Allocated Principal Balance of the 623 Fifth Avenue Non-Pooled Portion that will be outstanding immediately following that distribution date.

As a result of Realized Losses and Additional Trust Fund Expenses with respect to the Northborough Tower Mortgage Loan, the Allocated Principal Balance of the Non-Pooled Portion thereof may decline below the total principal balance of the Class NBT Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C3 certificates on any distribution date, then the respective total principal balances of the class NBT-5, NBT-4, NBT-3, NBT-2 and NBT-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class NBT Principal Balance Certificates equals the Allocated Principal Balance of the Northborough Tower Non-Pooled Portion that will be outstanding immediately following that distribution date.

The reductions in the total principal balances of the respective classes of series 2006-C3 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the subject classes of series 2006-C3 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD Additional Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this offering prospectus, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for the Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to the Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2006-C3 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Non-Pooled Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C3 principal balance certificates, the total principal balances of one or more classes of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the respective Non-Pooled Portions of the Split Mortgage Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C3 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the product of the related annual master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account(4).	Monthly
Additional Master Servicing Compensation / Master Servicer	•Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee/ Master Servicer of the Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, one-twelfth of the product of the related annual outside master servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.	Compensation	Out of payments of interest with respect to the Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate(6) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the custodial account(7)	Time to time
Outside Special Servicing Fee/ Special Servicer of Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, one-twelfth of the product of the related annual outside special servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for its entire related loan combination).	Compensation	Out of payments with respect to the Outside Serviced Loan Combination	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan(7)	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds(8) an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest).	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or Post-ARD Additional Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be(7)	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of Outside Serviced Trust Mortgage Loan	With respect to the Outside Serviced Trust Mortgage Loan, the related liquidation fee rate and workout fee rate due and owing under the applicable outside servicing agreement.(9)	Compensation	Out of payments with respect to the Outside Serviced Loan Combination.	Time to Time
Additional Special Servicing Compensation / Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(10)	•All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loan) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate(11), multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date.	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(12)	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(13)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(14)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(13)	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to Time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of the Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to Time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property(4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or a Loan-Specific Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C3 controlling class certificates or the Loan-Specific Principal Balance Certificates, as the case may be)	Time to time

Type / Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C3 pooling and servicing agreement, the series 2006-C3 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii))(15)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C3 pooling and servicing agreement or the series 2006-C3 certificates(15)	Indemnification	Amounts on deposit on the master servicer’s custodial account(16)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of the Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2006-C3 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the Outside Serviced Loan Combination	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series 2006-C3 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C3 certificates.

(3)	The master servicing fee rate (which includes the outside master servicing fee rate under footnote (5) below) for each mortgage loan will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum, as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Outside Serviced Trust Mortgage Loan will equal 0.01% per annum. The outside special servicing fee rate for the Outside Serviced Trust Mortgage Loan will equal 0.35% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal 0.25% per annum., as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(7)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.

(8)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation— Liquidation Fee’’ in this offering prospectus.

(9)	The liquidation fee rate and the workout fee rate with respect to the outside serviced trust mortgage loan will equal 1.0% per annum.

(10)	Allocable between the master servicer and the special servicer as provided in the series 2006-C3 pooling and servicing agreement.

(11)	The trustee fee rate will equal 0.0011% per annum, as described in this offering prospectus under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Trustee Compensation.’’

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(13)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable.

(14)	If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holder of the related Subordinate Serviced Non-Trust Loan as collections of interest on and/or principal of, or any other relevant amounts with respect to, that Non-Trust Loan included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.

(15)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C3 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C3 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C3 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C3 pooling and servicing agreement, or allocable overhead.

(16)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

Reports to Certificateholders; Available Information

Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this offering prospectus.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this offering prospectus, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C3 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loan) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA historical liquidation report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to the Outside Serviced Trust Mortgage Loan, the reports required to be delivered to the holder of those mortgage loans by the series 2006-C1 master servicer, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2006-C3 pooling and servicing agreement. To the extent any such information with respect to the Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the series 2006-C1 master servicer, the series 2006-C3 master servicer is required to aggregate that information with the CMSA reports the series 2006-C3 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2006-C3 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to the Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C3 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C3 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2006-C3 certificateholders and beneficial owners of series 2006-C3 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C3 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kathryn Hawkinson, telephone number (312) 904-6561.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C3 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C3 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C3 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information. The series 2006-C3 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C3 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C3 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C3 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this offering prospectus;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C3 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus; and

•	upon request, except in the case of the Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C3 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this offering prospectus.

•	with respect to the Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C3 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C3 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C3 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C3 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II and R-III certificates.

Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Loan-Specific Certificates, the respective total principal balances of the respective classes of the Class FTH Principal Balance Certificates will be deemed reduced by their respective shares of any Appraisal Reduction Amount with respect to the 623 Fifth Avenue Mortgage Loan, as follows: any Appraisal Reduction Amount with respect to the 623 Fifth Avenue Mortgage Loan will be deemed allocated to so reduce the total principal amounts of the class FTH-5, FTH-4, FTH-3, FTH-2 and FTH-1 certificates, in that order, in each case up to the total principal amount thereof. Similarly, solely for purposes of allocating voting rights to the Loan-Specific Certificates, the respective total principal balances of the respective classes of the Class NBT Principal Balance Certificates will be reduced by their respective shares of any Appraisal Reduction Amount with respect to the Northborough Tower Mortgage Loan, as follows: any Appraisal Reduction Amount with respect to the Northborough Tower Mortgage Loan will be deemed allocated to so reduce the total principal amounts of the class NBT-5, NBT-4, NBT-3, NBT-2 and NBT-1 certificates, in that order, in each case up to the total principal amount thereof.

Voting rights allocated to a class of series 2006-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C3 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2006-C3 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C3 pooling and servicing agreement will be given to each series 2006-C3 certificateholder. The final payment with respect to each series 2006-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C3 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C3 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C3 certificates. However, the rights of any single holder or group of holders of the series 2006-C3 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Non-Pooled Portions of the Split Mortgage Loans) be less than 1.0% of the total principal balance of the series 2006-C3 principal balance certificates on the Issue Date. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C3 certificateholders, will constitute part of the Net Available P&I Funds, the Class FTH Available P&I Funds or the Class NBT Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C3 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments. The yield to maturity of the class X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,         ,          and          certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C3 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class         ,         ,         ,         ,         ,         ,         ,     ,     ,     ,     ,      and      certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C3 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C3 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on a Split Mortgage Loan that are otherwise payable with respect to the related Loan-Specific Principal Balance Certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C3 Pooling and Servicing Agreement’’ and ‘‘Servicing of the 888 Seventh Avenue Loan Combination’’ in this offering prospectus and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest. If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this offering prospectus is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this offering prospectus, the Net Total Principal Payment Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this offering prospectus), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C3 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C3 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C3 pooling and servicing agreement and the governing servicing agreement for the Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C3 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans held in that REMIC.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP certificates will, and one or more other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a) (6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a) (6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this offering prospectus. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c) (5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section 7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group No. 1, which generally, with the exception of one (1) underlying mortgage loans, does not consist of assets described in that section of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C3 certificateholders.

See ‘‘The Series 2006-C3 Pooling and Servicing Agreement—REO Properties’’ in this offering prospectus and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C3 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C3 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C3 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this offering prospectus.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will, severally and not jointly, purchase from us, and we will sell to them, their respective allotments, in each case if any, of the offered certificates as set forth in the final prospectus supplement for the offered certificates. Not every underwriter will have an obligation to acquire offered certificates. We will disclose in the final prospectus supplement for the offered certificates the expected proceeds to us from the sale of the offered certificates, before deducting expenses payable by us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about April     , 2006, against payment for them in immediately available funds.

The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter will represent to and agree with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C3 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C3 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C3 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C3 certificates to the public’’ in relation to any series 2006-C3 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C3 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C3 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement will provide that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this offering prospectus, the final prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

•	UBS Securities LLC is acting as co-lead manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for both underwriters by Sidley Austin LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Moody’s
X-CP	AAA	Aaa
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-AB	AAA	Aaa
A-4	AAA	Aaa
A-1A	AAA	Aaa
A-M	AAA	Aaa
A-J	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA–	Aa3
E	A+	A1
F	A	A2

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘1 Allen Bradley Drive Borrower’’ means the borrower under the 1 Allen Bradley Drive Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The 1 Allen Bradley Drive Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1 Allen Bradley Drive Interest Holder’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1 Allen Bradley Drive Mortgage Loan—Transfers’’ in this offering prospectus.

‘‘1 Allen Bradley Drive Mortgage Loan’’ means the underlying mortgage loan secured by the 1 Allen Bradley Drive Mortgaged Property.

‘‘1 Allen Bradley Drive Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1 Allen Bradley Drive.

‘‘200 South Wacker Drive Borrower’’ means the borrower under the 200 South Wacker Drive Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 200 South Wacker Drive Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘200 South Wacker Drive Mortgage Loan’’ means the underlying mortgage loan secured by the 200 South Wacker Drive Mortgaged Property.

‘‘200 South Wacker Drive Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 200 South Wacker Drive.

‘‘623 Fifth Avenue Borrower’’ means the borrower under the 623 Fifth Avenue Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 623 Fifth Avenue Mortgage Loan— The Borrower and Sponsor’’ in this offering prospectus.

‘‘623 Fifth Avenue Ground Lease’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 623 Fifth Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus.

‘‘623 Fifth Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 623 Fifth Avenue Mortgaged Property.

‘‘623 Fifth Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 623 Fifth Avenue.

‘‘623 Fifth Avenue Non-Pooled Portion’’ has the meaning assigned to such term under "Description of the Mortgage Pool—Split Mortgage Loans—General" in this offering prospectus.

‘‘623 Fifth Avenue Pooled Portion’’ has the meaning assigned to such term under "Description of the Mortgage Pool—Split Mortgage Loans—General" in this offering prospectus.

‘‘888 Seventh Avenue Borrower’’ means the borrower under the 888 Seventh Avenue Mortgage Loan, as identified under "Description of the Mortgage Pool—Significant Underlying Mortgage Loans—the 888 Seventh Avenue Mortgage Loan—The Borrower and the Sponsor" in this offering prospectus.

‘‘888 Seventh Avenue Cash Management Event’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Lockbox’’ in this offering prospectus.

‘‘888 Seventh Avenue Co-Lender Agreement’’ means the Co-Lender Agreement for the 888 Seventh Avenue Loan Combination.

‘‘888 Seventh Avenue Ground Lease’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The 888 Seventh Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus.

‘‘888 Seventh Avenue Loan Combination’’ means, collectively, the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Non-Trust Loans.

‘‘888 Seventh Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 888 Seventh Avenue Mortgage Loan.

‘‘888 Seventh Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 888 Seventh Avenue.

‘‘888 Seventh Avenue Non-Trust Loans’’ means the two (2) Non-Trust Loans secured by the 888 Seventh Avenue Mortgaged Property.

‘‘888 Seventh Avenue Note A Non-Trust Loan’’ means the 888 Seventh Avenue Non-Trust Loan evidenced by a promissory note designated as note A-1.

‘‘888 Seventh Avenue Note B Non-Trust Loan’’ means the 888 Seventh Avenue Non-Trust Loan evidenced by a promissory note designated as note B.

‘‘1010 Second Avenue Borrower’’ means the borrower under the 1010 Second Avenue Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1010 Second Avenue Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘1010 Second Avenue Excess Cashflow Sweep Period’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1010 Second Avenue Mortgage Loan’’ in this offering prospectus.

‘‘1010 Second Avenue Ground Lease’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The 1010 Second Avenue Mortgage Loan—Ground Lease’’ in this offering prospectus.

‘‘1010 Second Avenue Mortgage Loan’’ means the underlying mortgage loan secured by the 1010 Second Avenue Mortgaged Property.

‘‘1010 Second Avenue Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as 1010 Second Avenue.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C3 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2006-C3 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C3 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C3 pooling and servicing agreement, and

•	solely with respect to the Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

"Allocated Principal Balance ’’ means:

•	in the case of the Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Pooled Portion thereof, and included in the Net Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus, and

2.	the then Stated Principal Balance of the subject Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Non-Pooled Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Non-Pooled Portion thereof, and included in the Class FTH Available P&I Funds, with respect to the 623 Fifth Avenue Non-Pooled Portion, and the Class NBT Available P&I Funds, with respect to the Northborough Tower Non-Pooled Portion, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this offering prospectus, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the subject Split Mortgage Loan, over (b) the then Allocated Principal Balance of the Pooled Portion thereof.

However, the ‘‘Allocated Principal Balance’’ of each of the Pooled Portion and the Non-Pooled Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C3 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement —Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2006-C1 pooling and servicing agreement with respect to the 888 Seventh Avenue Loan Combination will be calculated in a manner substantially the same as that described above, except that any unpaid interest accrued on delinquency advances with respect to the 888 Seventh Avenue Note A Non-Trust Loan will be taken into account in calculating an Appraisal Reduction Amount with respect to the 888 Seventh Avenue Loan Combination.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the 888 Seventh Avenue Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2006-C1 pooling and servicing agreement, first, to the 888 Seventh Avenue Note B Non-Trust Loan, up to the amount of the outstanding principal balance of the 888 Seventh Avenue Note B Non-Trust Loan, and second, on a pro rata basis by balance, between the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Mortgage Loan; and

•	with respect to the City Centre Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the City Centre Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the City Centre Non-Trust Loan, and then, to the City Centre Mortgage Loan.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the 888 Seventh Avenue Mortgage Loan will be as set forth in, and appraisals of the 888 Seventh Avenue Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2006-C1 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘ARD Balance’’ means, with respect to an ARD Loan, the expected balance as of the anticipated repayment date, assuming no prepayments or defaults.

‘‘ARD Loan’’ means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, referred to as its anticipated repayment date, but as to which the failure to repay such mortgage loan by such anticipated prepayment date would not by itself be a default.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C3 certificates on each distribution date, consisting of the Net Available P&I Funds, the Class FTH Available P&I Funds and the Class NBT Available P&I Funds.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-C3 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Birchwood Portfolio Borrower’’ means the borrower under the Birchwood Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Birchwood Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Birchwood Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Birchwood Portfolio Mortgaged Property.

‘‘Birchwood Portfolio Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Birchwood Portfolio.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘City Centre Co-Lender Agreement’’ means that certain Co-Lender Agreement dated as of executed as of March 13, 2006, between the initial holder of the promissory note for the City Centre Mortgage Loan and the initial holder of the promissory note for the City Centre Non-Trust Loan.

‘‘City Centre Loan Combination’’ means, together, the City Centre Mortgage Loan and the City Centre Non-Trust Loan.

‘‘City Centre Mortgage Loan’’ means the underlying mortgage loan secured by the City Centre Mortgaged Property.

‘‘City Centre Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as City Centre.

‘‘City Centre Non-Trust Loan’’ means the Non-Trust Loan secured by the City Centre Mortgaged Property and evidenced by Note B.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates —Payments—Payments of Principal’’ in this offering prospectus.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Class FTH Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the 623 Fifth Avenue Non-Pooled Portion in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Class FTH Principal Balance Certificates’’ means, collectively, the class FTH-1, FTH-2, FTH-3, FTH-4 and FTH-5 certificates.

‘‘Class FTH Principal Payment Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the 623 Fifth Avenue Non-Pooled Portion in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Class FTH Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C3 voting rights allocated to the Class FTH Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class FTH Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class FTH Principal Balance Certificates that a Class FTH Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class FTH Principal Balance Certificates that beneficially owns Class FTH Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C3 voting rights allocable to those certificates, will be the Class FTH Representative.

‘‘Class NBT Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Northborough Tower Non-Pooled Portion in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Class NBT Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C3 voting rights allocated to the Class NBT Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class NBT Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class NBT Principal Balance Certificates that a Class NBT Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class NBT Principal Balance Certificates that beneficially owns Class NBT Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C3 voting rights allocable to those certificates, will be the Class NBT Representative.

‘‘Class NBT Principal Balance Certificates’’ means, collectively, the class NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates.

‘‘Class NBT Principal Payment Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Northborough Tower Non-Pooled Portion in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this offering prospectus, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of (a) the 888 Seventh Avenue Mortgage Loan, as shown on Annex A-1 to this offering prospectus, and (b) the 888 Seventh Avenue Note A Non-Trust Loan, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this offering prospectus;

except that, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the related Pooled Portion.

‘‘CWCapital’’ and "CWCAM" each means CWCapital Asset Management LLC.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Eastpoint Mall Borrower’’ means the borrower under the Eastpoint Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Eastpoint Mall Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Eastpoint Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Eastpoint Mall Mortgaged Property.

‘‘Eastpoint Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Eastpoint Mall.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/WEGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this offering prospectus.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a) (16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group No. 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the Non-Pooled Portions of the Split Mortgage Loans, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group No. 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of a Split Mortgage Loan, just the Pooled Portion thereof), after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2006-C3 certificates, which will be on or about April 10, 2006.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this offering prospectus;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Fair Value Option’’ in this offering prospectus;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C3 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this offering prospectus;

•	the purchase of a Split Mortgage Loan by the related Loan-Specific Class Representative, as described under ‘‘Servicing of the Underlying Mortgage Loans—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Loan-Specific Class Representatives; Right to Purchase and Right to Cure Defaults’’ in this offering prospectus;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners Inc.

‘‘Loan Combination’’ means each of the Loan Combinations identified in the chart under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this offering prospectus.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—The Series 2006-C3 Controlling Class Representative, the Loan-Specific Class Representatives and the Serviced Non-Trust Loan Noteholders’’ in this offering prospectus. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus.

‘‘Loan Group No. 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan Group No. 1 Multifamily Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Alderwood Apartments.

‘‘Loan Group No. 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this offering prospectus.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus (or, in the case of the 888 Seventh Avenue Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the 888 Seventh Avenue Note A Non-Trust Loan), divided by the net rentable square foot area of the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per SF will be based on the cut-off date principal balance of the Pooled Portion thereof.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this offering prospectus, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Pooled Portion thereof.

‘‘Loan-Specific Class Representative’’ means the Class FTH Representative or the Class NBT Representative, as applicable.

‘‘Loan-Specific Principal Balance Certificates’’ means, collectively, the class FTH-1, FTH-2, FTH-3, FTH-4, FTH-5, NBT-1, NBT-2, NBT-3, NBT-4 and NBT-5 certificates.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Marriott Hotel—Orlando Airport Borrower’’ means the borrower under the Marriott Hotel—Orlando Airport Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Marriott Hotel—Orlando Airport Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Marriott Hotel—Orlando Airport Mortgage Loan’’ means the underlying mortgage loan secured by the Marriott Hotel—Orlando Airport Mortgaged Property.

‘‘Marriott Hotel—Orlando Airport Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Marriott Hotel—Orlando Airport.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this offering prospectus.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this offering prospectus.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this offering prospectus.

‘‘Maturity Balance’’ and ‘‘Balloon Balance’’ each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as 1010 Second Avenue, Queensbury Portfolio, University Towers, Rio Santa Fe Apartments, Advance Tower, Maple Hill Apartments, 950 Herndon Parkway, Westwood Office Center and 400 South Sepulveda, respectively, the Maturity/ARD Balance has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of ‘‘Modeling Assumptions.’’

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the 888 Seventh Avenue Mortgage Loan), the ratio, expressed as a percentage, of—

1.	the Maturity/ARD Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this offering prospectus (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan); and

•	with respect to the 888 Seventh Avenue Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults of (a) the 888 Seventh Avenue Mortgage Loan, as shown on Annex A-1 to this offering prospectus, and (b) the 888 Seventh Avenue Note A Non-Trust Loan, to

2.	the appraised value of the 888 Seventh Avenue Mortgaged Property, as shown on Annex A-1 to this offering prospectus.

except that, in the case of each the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this offering prospectus based solely on the related Pooled Portion.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2006-C3 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $1,720,194,980, the Initial Loan Group No. 1 Balance is approximately $1,304,291,565 and the Initial Loan Group No. 2 Balance is approximately $415,903,415;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C3 certificates is as described in this offering prospectus;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	the ARD Loan is paid in full on its anticipated repayment date;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 1010 Second Avenue, where the related borrower is required to make additional monthly amortization payments of $54,280.70, on each payment date, solely to the extent available from excess cash flow, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Queensbury Portfolio, where the related borrower is required to make additional monthly amortization payments of $36,248.43, solely to the extent available from excess cash flow, on and after the payment date in May 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as University Towers, where the related borrower is required to make additional monthly amortization payments of $35,094.31, solely to the extent available from excess cash flow, on and after the payment date in April 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rio Santa Fe Apartments, where the related borrower is required to make additional monthly amortization payments of $28,674.64, solely to the extent available from excess cash flow, on and after the payment date in March 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Advance Tower, where the related borrower is required to make additional monthly amortization payments of $27,386.38, solely to the extent available from excess cash flow, on and after the payment date in April 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Maple Hill Apartments, where the related borrower is required to make additional monthly amortization payments of $26,420.51, solely to the extent available from excess cash flow, on and after May 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 950 Herndon Parkway, where the related borrower is required to make additional monthly amortization payments of $22,043.53, solely to the extent available from excess cash flow, on and after February 2009, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Westwood Office Center, where the related borrower is required to make additional monthly amortization payments of $19,117.03, solely to the extent available from excess cash flow, on and after March 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 400 South Sepulveda, where the related borrower is required to make additional monthly amortization payments of $10,971.65, solely to the extent available from excess cash flow, on and after the payment date in March 2012, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	payments on the offered certificates are made on the 15th day of each month, commencing in April 2006; and

•	the offered certificates are settled on April 10, 2006.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C3 certificates—exclusive of the Loan-Specific Principal Balance Certificates—on each distribution date. The Net Available P&I Funds are more particularly described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this offering prospectus.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the Station Place II Mortgage Loan, the 200 South Wacker Drive Mortgage Loan, the Eastpoint Mall Mortgage Loan, the Spring Creek Apartments Mortgage Loan, the Marriott Hotel—Orlando Airport Mortgage Loan, the 623 Fifth Avenue Mortgage Loan and the Time Hotel Mortgage Loan, in addition to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Cypress Financial Center, Knoxville Hilton, Rocky Point Hotel Portfolio, Best Western Soldiers Field, Hilton Garden Inn—Chattanooga, Quality Inn Cookstown,

Hampton Inn—Beaumont, Hampton Inn—Augusta West, Comfort Inn—Jamestown, Wingate Inn—Augusta, Best Western Arlington and Best Western—Amsterdam, respectively, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this offering prospectus.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally, but not always, assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $150 or more than approximately $300 per residential unit per year, depending on the condition of the property;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan (other than, if applicable, a Split Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than the 888 Seventh Avenue Mortgage Loan and, if applicable, other than a Split Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the 888 Seventh Avenue Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) the actual/360 equivalent of 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under the series 2006-C1 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006-C3 pooling and servicing agreement;

•	in the case of the Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan; and

•	in the case of the Non-Pooled Portion of each Split Mortgage Loan, for any distribution date, an annual rate equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Non-Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Non-Pooled Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Non-Pooled Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ in this offering prospectus)—that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth and fifth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan—or, in the case of any Pooled Portion or Non-Pooled Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Pooled Portion or Non-Pooled Portion, as the case may be (as described under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ in this offering prospectus)—that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

‘‘Net Total Principal Payment Amount’’ means the Total Principal Payment Amount, exclusive of the Class FTH Principal Payment Amount and the Class NBT Principal Payment Amount, for any distribution date.

‘‘Non-Pooled Portion’’ means either the 623 Fifth Avenue Non-Pooled Portion or the Northborough Tower Non-Pooled Portion.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Northborough Tower Borrower’’ means the borrower under the Northborough Tower Mortgage Loan.

‘‘Northborough Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Northborough Tower Mortgaged Property

‘‘Northborough Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Northborough Tower.

‘‘Northborough Tower Non-Pooled Portion’’ has the meaning assigned to such term under "Description of the Mortgage Pool—Split Mortgage Loans—General" in this offering prospectus.

‘‘Northborough Tower Pooled Portion’’ has the meaning assigned to such term under "Description of the Mortgage Pool—Split Mortgage Loans—General" in this offering prospectus.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan’’ means each of the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue Note A Non-Trust Loan.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under "Description of the Mortgage Pool—Loan Combinations—General" in this offering prospectus.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	other matters to which like properties are commonly subject.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2006-C3 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘Pooled Portion’’ means the 623 Fifth Avenue Pooled Portion or the Northborough Tower Pooled Portion, as applicable.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Outside

Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this offering prospectus.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Payment Amount’’ below in this glossary.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this offering prospectus.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to the Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Series 2006-C1 Securitization’’ means the securitization that includes the 888 Seventh Avenue Note A Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Serviced Non-Trust Loan Noteholder’’ has the meaning assigned to that term under ‘‘The Series 2006-C3 Pooling and Servicing Agreement—General’’ in this offering prospectus.

‘‘Servicing File’’ means with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), the following documents, to the extent applicable to such underlying mortgage loan: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports; provided that, in each case, the subject document: (a) was obtained in connection with the origination of the subject underlying mortgage loan, (b) relates to, and is reasonably necessary for, the administration or servicing of the subject underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C3 pooling and servicing agreement, and (c) is in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; and, provided further, that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C3 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2006-C3 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) ), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C3 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C3 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C3 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C3 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole) ) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C3 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C3 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C3 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C3 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the 888 Seventh Avenue Mortgage Loan, which is being serviced under the series 2006-C1 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2006-C3 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C3 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, (i) except as described in clause (ii) below, for 60 days after the subject balloon payment was due (provided that the assumed monthly debt service payment continues to be made) or (ii) in certain circumstances involving the delivery of a refinancing commitment acceptable to the special servicer prior to the date 60 days after the balloon payment was due, for 120 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the master servicer (with respect to non-specially serviced mortgage loans) or the special servicer (with respect to specially serviced mortgage loans) has determined in each case in its reasonable judgment (subject to any required consent of the series 2006-C3 controlling class representative, the related Loan Combination Controlling Party or the Loan-Specific Class Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C3 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C3 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C3 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C3 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The 888 Seventh Avenue Mortgage Loan is not being serviced under the series 2006-C3 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2006-C1 pooling and servicing agreement (which governs the servicing of the 888 Seventh Avenue Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination. If a Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event with respect to the 888 Seventh Avenue Mortgage Loan through the exercise of cure rights as set forth in the 888 Seventh Avenue Co-Lender Agreement or the series 2006-C1 pooling and servicing agreement, then the existence of such servicing transfer event with respect to such Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the subject underlying mortgage loan or the transfer to special servicing of the 888 Seventh Avenue Loan Combination, unless a separate servicing transfer event has occurred with respect thereto.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this offering prospectus.

‘‘Split Mortgage Loan Principal Payment Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, that portion of the Total Principal Payment Amount for such distribution date that is attributable to such Split Mortgage Loan.

‘‘Split Mortgage Loan’’ means the 623 Fifth Avenue Mortgage Loan or the Northborough Tower Mortgage Loan, as applicable.

‘‘Spring Creek Apartments Borrowers’’ means the borrowers under the Spring Creek Apartments Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—The Borrowers and Sponsor’’ in this offering prospectus.

‘‘Spring Creek Apartments Intercreditor Agreement’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Spring Creek Apartments Mezzanine Collateral’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Spring Creek Apartments Mezzanine Lender’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Spring Creek Apartments Mezzanine Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Spring Creek Apartments Mortgage Loan—Mezzanine Financing’’ in this offering prospectus.

‘‘Spring Creek Apartments Mortgage Loan’’ means the underlying mortgage loan secured by the Spring Creek Apartments Mortgaged Property.

‘‘Spring Creek Apartments Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Spring Creek Apartments.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Payment Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Split Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Pooled Portion and the Non-Pooled Portion of such Split Mortgage Loan.

‘‘Station Place II Borrower’’ means the borrower under the Station Place II Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Station Place II Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Station Place II Mortgage Loan’’ means the underlying mortgage loan secured by the Station Place II Mortgaged Property.

‘‘Station Place II Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Station Place II.

‘‘Station Place II Pre-ARD Interest Rate’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Station Place II Mortgage Loan—The Mortgage Loan’’ in this offering prospectus.

‘‘Station Place II Post-ARD Interest Rate’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Station Place II Mortgage Loan—The Mortgage Loan’’ in this offering prospectus.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under "Description of the Mortgage Pool—Loan Combinations—General" in this offering prospectus.

‘‘Subordinate Serviced Non-Trust Loan’’ means the City Centre Non-Trust Loan.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Time Hotel Borrower’’ means the borrower under the Time Hotel Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Time Hotel Mortgage Loan—The Borrower and Sponsor’’ in this offering prospectus.

‘‘Time Hotel Mortgage Loan’’ means the underlying mortgage loan secured by the Time Hotel Mortgaged Property.

‘‘Time Hotel Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this offering prospectus as Time Hotel.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this offering prospectus.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Payment Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C3 principal balance certificates (with a corresponding reduction in the applicable Total Principal Payment Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C3 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received.

The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this offering prospectus.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the related Non-Pooled Portion;

•	with respect to the 888 Seventh Avenue Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for both of the Pari Passu Loans in the 888 Seventh Avenue Loan Combination, and without regard to the 888 Seventh Avenue Note B Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this offering prospectus);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

Unless the context clearly indicates otherwise, the Underwritten Debt Service Coverage Ratio for an underlying mortgage loan that is part of a Loan Combination does not take into account any related Subordinate Non-Trust Loan.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this offering prospectus; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this offering prospectus.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of a Split Mortgage

Loan, for the Pooled Portion thereof) for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances (or, in the case of a Split Mortgage Loans, the Allocated Principal Balance of the Pooled Portion thereof) immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y) ’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

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 CONTROL   FOOTNOTE   GROUP
   NO.        NO.      NO.     LOAN SELLER              PROPERTY NAME                                   ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1         (1)          1   UBS           888 Seventh Avenue                     888 Seventh Avenue
    2         (2)          1   UBS           Station Place II                       600 Second Street, Northeast
    3         (3)          1   LB            200 South Wacker Drive                 200 South Wacker Drive
    4         (4)          1   LB            Eastpoint Mall                         7839 Eastpoint Mall
    5         (5)          2   LB            Spring Creek Apartments                8085 Brandon Mill Road
    6         (6)          1   LB            Marriott Hotel - Orlando Airport       7499 Augusta National Drive
    7         (7)          1   LB            623 Fifth Avenue                       623 Fifth Avenue
    8         (8)          1   LB            The Time Hotel                         224 W 49th Street
    9         (9)          1   UBS           1 Allen Bradley Drive                  1 Allen Bradley Drive
   10        (10)          1   UBS           1010 Second Avenue                     1010 Second Avenue
   11        (11)          2   UBS           Queensbury Portfolio                   Various
  11A1                     2   UBS           Northbrook                             Mallard Drive
  11A2                     2   UBS           Hiland Springs                         Hiland Springs Way
  11A3                     2   UBS           Hunterbrook                            18-44 Hunter Brook Lane
  11A4                     2   UBS           Deer Run                               1025 Dix Avenue
  11A5                     2   UBS           Baybrook                               3-4, 7-9 Baybrook Drive
  11A6                     2   UBS           Springbrook                            1040 Dix Avenue
  11A7                     2   UBS           The Oaks Village                       1-11 Oakwood Drive
  11A8                     2   UBS           Meadowbrooks                           218 Meadowbrook Road
  11A9                     2   UBS           17 Queen Anne                          3 Charles Street, 3 Mountain View Lane,10 Queene
                                                                                    Anne Drive & 2 Spring Street
   12        (12)          1   UBS           Dacra Portfolio                        Various
  12A1                     1   UBS           Buena Vista                            180 N.E. 39th Street
  12A2                     1   UBS           Buick                                  3841 N.E. 2nd Avenue
  12A3                     1   UBS           Melin                                  3930 N.E. 2nd Avenue
   13        (13)          1   LB            Cypress Financial Center               5900 N. Andrews Avenue
   14        (14)          2   UBS           University Towers                      536 South Forest Avenue
   15        (15)          2   UBS           Rio Santa Fe Apartments                13015 West Rancho Santa Fe Boulevard
   16                      2   UBS           Rochester Apartments                   Various
  16A1                     2   UBS           Henrietta Highlands                    41 High Manor Drive
  16A2                     2   UBS           Eastridge Manor                        2389 Ridge Road East
  16A3                     2   UBS           Parkway Manor                          32 Portland Parkway
  16A4                     2   UBS           Dixon Manor                            2312-2336 Culver Road
   17        (16)          1   UBS           Advance Tower                          6262 Sunset Drive
   18        (17)          2   UBS           Maple Hill Apartments                  18215 Foothill Boulevard
   19        (44)          1   LB            IBM Distribution Facilty               180 Kost Road
   20                      1   LB            Knoxville Hilton                       501 West Church Avenue
   21        (18)          1   UBS           950 Herndon Parkway                    950 Herndon Parkway
   22                      2   LB            Windridge Apartments                   14232 & 14350 Dallas Parkway North
   23                      2   LB            Sunchase Apartments                    790 North Cedar Bluff Road
   24        (19)          2   UBS           Meadows at Westbrook                   140 Westbrook Hills Drive
   25        (20)          1   UBS           Westwood Office Center                 8607 Westwood Center Drive
   26                      2   LB            Tiburon Apartments                     15411 Preston Road
   27        (21)          2   UBS           Green Caye                             2415 Caroline Street
   28        (22)          1   LB            Rocky Point Hotel Portfolio            Various
  28A1                     1   LB            Holiday Inn Express-Rocky Point        3025 North Rocky Point Drive
  28A2                     1   LB            Hampton Inn - Rocky Point              3035 North Rocky Point Drive
   29                      2   LB            The Summit                             1057 Americana Lane
   30        (23)          1   LB            Northborough Tower                     100 Glenborough
   31                      1   LB            Best Western Soldiers Field            401 Sixth Street Southwest
   32                      1   LB            313-321 W. 37th Street                 313-321 W. 37th Street
   33                      1   LB            Robinson Crossing                      450-484 Ritchie Highway
   34        (24)          1   UBS           5435 Balboa                            5435 and 5445 Balboa Boulevard
   35                      2   LB            Lodge on Perrin Creek                  2355 Austin Highway
   36                      2   LB            The Willows on Rosemeade               4300 Rosemeade Parkway
   37                      1   LB            College Industrial Park                28250-514 Hayes Road
   38                      1   LB            Vanguard Center                        23800 West Ten Mile Road
   39        (25)          1   UBS           400 South Sepulveda                    400 South Sepulveda Boulevard
   40        (26)          1   UBS           Glens Falls Hospital Building          1 Murray Street
   41        (27)          1   UBS           Cory Building                          888 Newark Avenue
   42                      1   LB            Courtyard at Pleasant Run              3250 West Pleasant Run Road
   43                      2   LB            Enclave at Valley Ranch                9805 MacArthur Boulevard
   44                      2   LB            Creekwood                              4208 West Pioneer Drive
   45                      1   LB            Newberry Crossing                      1005 NW 76th Boulevard/Newberry Road
   46        (28)          1   LB            City Centre                            4500 City Line Avenue
   47                      2   LB            Del Rey Apartments                     9607 Wickersham Road
   48                      2   LB            Hampton Bay Apartments                 248 E. Southwest Parkway
   49                      1   LB            Interline Portfolio - Nashville        50 Teledyne Place
   50                      1   LB            Hilton Garden Inn - Chattanooga        2343 Shallowford Village Drive
   51                      1   LB            Bridgeworks Retail                     224-238 5th Avenue
   52        (29)          1   LB            Parkway Commons                        3046 Columbia Avenue
   53        (30)          1   LB            Alderwood Apartments                   50 Kerr Parkway
   54        (31)          1   UBS           151 West 25th Street                   151 West 25th Street
   55                      1   UBS           Quality Inn Cookstown                  21 Wrightstown - Cookstown Road
   56      (32, 44)        1   UBS           Kuakini Self Storage                   76-6201 Walua Road
   57                      1   LB            BRT Self Storage                       10 Old Newtown Rd, 99-105 Beaver Brook Rd, and 2
                                                                                    Plumtrees Rd
   58                      1   LB            80 University Place                    80 University Place
   59        (33)          1   LB            La Mirada Plaza                        3501 W. Vine St.
   60                      1   UBS           Peachtree Square Industrial            2675, 2687, 2691, 2692, 2695, 2696 & 2703
                                                                                    Peachtree Square
   61                      1   LB            6600 College Boulevard                 6600 College Boulevard
   62                      1   UBS           Northwest 36th Street                  6555 Northwest 36th Street
   63                      1   LB            Hampton Inn - Beaumont                 3795 Interstate 10 South
   64                      1   LB            Crossroads Shopping Center             2516-2590 Bell Road
   65                      2   LB            Woodland Village Townhomes             35 Woodland Drive
   66                      2   LB            Crosby Creek Apartments                1300 East Crosby Road
   67                      1   LB            Southpointe Commons Shopping Center    2400 S. Woodland Boulevard
   68                      1   LB            St. Mary's Plaza                       1501-1551 West St. Mary's Road
   69                      2   UBS           Colony Park Apartments                 4700 Taft Boulevard
   70                      1   LB            Glendale Food City Shopping Center     4335 West Glendale Avenue
   71                      1   LB            Hampton Inn - Augusta West             4081 Belair Road
   72                      1   LB            700 Reed Road                          700 Reed Road
   73        (34)          1   LB            100 South Anaheim                      100 S. Anaheim Blvd.
   74        (35)          1   UBS           The Waterfront                         2200 Metrocenter Boulevard
   75                      2   LB            Pebble Walk Apartments                 8500 Broadway Boulevard
   76        (36)          1   UBS           Ken's Korner Shopping Center           11042 State Route 525
   77        (37)          2   UBS           Metropolitan Apartments                121 Craddock Avenue
   78                      2   LB            Summer Glen Apartments                 9624 Rolling Rock Lane
   79                      1   LB            Decatur Hacienda Business Center       4851-4881 West Hacienda Avenue
   80                      1   LB            Comfort Inn - Jamestown                2800 N. Main Street
   81                      1   LB            Wingate Inn - Augusta                  4087 Belair Road
   82                      1   LB            6931-6939 Van Nuys Blvd                6931-6939 Van Nuys Blvd
   83                      1   LB            New England Building                   503 South Kansas Avenue
   84                      1   LB            Storage Depot North                    4401 N. 6th Street
   85        (38)          1   UBS           Capital Self Storage - Mechanicsburg   5160 East Trindle Road
   86                      2   LB            Villas of Southland                    6285 Ivywood Drive
   87        (39)          1   UBS           Wells Fargo                            101 North Phillips Avenue
   88        (40)          1   UBS           Walgreens - Humble                     9510 North Sam Houston Parkway East
   89                      1   UBS           Southampton                            1328 Armory Drive
   90                      1   UBS           CVS - Nashville                        292 South Van Buren Street
   91                      1   UBS           Eckerd - Durham                        3798 Guess Road
   92                      1   LB            Eldridge Self Storage                  2210 Eldridge Parkway
   93                      1   UBS           Capital Self Storage - Enola           10 Prospect Street
   94                      1   LB            Forest Mart Shopping Center            6055-6125 Faiburn Road
   95                      1   LB            Lumberton & Silsbee                    Various
  95A1                     1   LB            Silsbee Plaza                          1005 Highway 96 Bypass
  95A2                     1   LB            Lumberton Plaza                        86 Forest Road
   96        (41)          2   UBS           Tropical Village Apartments            251 West Walnut Avenue
   97                      1   LB            Westridge Office Park                  6781-6845 East Highway 36
   98                      2   LB            Century Apartments                     1156 21st Street West
   99                      1   LB            Fraser Valley Shopping Center          503-585 Zerex Street
   100                     1   LB            Shops at Scenic Highway                2050 Scenic Highway
   101                     2   UBS           Woischke MHP                           11830 Henriette Road
   102                     1   LB            520 James Street                       520 James Street
   103                     1   LB            Lemay Business Park                    1411 LeMay Drive
   104                     1   UBS           Capital Self Storage - Dover           4050A Carlisle Road
   105                     1   UBS           Capital Self Storage - Hanover         250 East Chesnut Street
   106                     1   LB            Interline Portfolio - Bristol          1526 Grundys Lane
   107                     1   LB            Best Western Arlington                 4024 Melear Drive
   108                     1   LB            Interline Portfolio - El Paso          7145 Industrial Avenue
   109                     1   UBS           Best Western - Amsterdam               10 Market Street
   110                     1   LB            Athens Shopping Center                 1001 Highway 72 East
   111       (42)          1   LB            Rockwall Town Center Phase ll          615 Whitehills Drive
   112                     2   UBS           North Side Manor Apartments            31,37, 43, 49 Onondaga Road; 44, 48 Buell Road;
                                                                                    and 1422 Portland Avenue
   113                     1   LB            Rice Street Business Center            2027-2085 Rice Street
   114                     1   LB            Tuffy Auto Center                      8615 South Tryon Street
   115                     1   LB            Armata's Plaza                         901 Shaker Road
   116                     2   UBS           Liberty Point                          3417-3429 Liberty Avenue, 1-4 St. Johns Place,
                                                                                    3500-3504 Howley Street, 3422-3432 Denny Street
   117                     2   LB            Townhomes at Mallard Creek             802-814 37th Avenue South
   118                     1   LB            Interline Portfolio - Orlando          1930 Commerce Oak Avenue
   119                     2   UBS           Sunrise Village                        24 Erin Lane
   120                     1   UBS           Spata Plaza                            2449 McMullen Booth Road
   121       (43)          1   UBS           Alcom Industrial                       31 Industrial Road
   122                     1   LB            Monroe Road Mini Storage               4500 Monroe Road
   123                     1   LB            Interline Portfolio - Birmingham       2714 4th Avenue North
   124                     1   LB            Interline Portfolio - Phoenix          3901 West Buckeye Road

                                                                                                   CROSS                ORIGINAL
 CONTROL                                                                     LOAN             COLLATERALIZED             BALANCE
   NO.            CITY                 STATE             ZIP               PURPOSE              GROUPS (45)                ($)
------------------------------------------------------------------------------------------------------------------------------------

    1         New York                    NY             10106           Refinance             No                    145,894,000.00
    2         Washington                  DC             20002           Refinance             No                    106,000,000.00
    3         Chicago                     IL             60606           Acquisition           No                     95,500,000.00
    4         Baltimore                   MD             21224           Acquisition           No                     95,000,000.00
    5         Atlanta                     GA             30350           Acquisition           No                     60,000,000.00
    6         Orlando                     FL             32822           Acquisition           No                     59,000,000.00
    7         New York                    NY             10022           Refinance             No                     56,334,695.00
    8         New York                    NY             10019           Refinance             No                     55,000,000.00
    9         Mayfield Heights            OH             44124           Acquisition           No                     52,700,000.00
   10         San Diego                   CA             92101           Acquisition           No                     40,000,000.00
   11         Various                     NY           Various           Refinance             No                     37,250,000.00
  11A1        Queensbury                  NY             12804           N/A                   Yes (UBS-A)
  11A2        Queensbury                  NY             12804           N/A                   Yes (UBS-A)
  11A3        Queensbury                  NY             12804           N/A                   Yes (UBS-A)
  11A4        Hudson Falls                NY             12839           N/A                   Yes (UBS-A)
  11A5        Queensbury                  NY             12804           N/A                   Yes (UBS-A)
  11A6        Kingsbury                   NY             12839           N/A                   Yes (UBS-A)
  11A7        Hudson Falls                NY             12839           N/A                   Yes (UBS-A)
  11A8        Queensbury                  NY             12804           N/A                   Yes (UBS-A)
  11A9        Fort Ann                    NY             12827           N/A                   Yes (UBS-A)
   12         Miami                       FL             33137           Refinance             No                     34,000,000.00
  12A1        Miami                       FL             33137           N/A                   Yes (UBS-B)
  12A2        Miami                       FL             33137           N/A                   Yes (UBS-B)
  12A3        Miami                       FL             33137           N/A                   Yes (UBS-B)
   13         Fort Lauderdale             FL             33309           Acquisition           No                     33,000,000.00
   14         Ann Arbor                   MI             48104           Refinance             No                     31,500,000.00
   15         Avondale                    AZ             85323           Acquisition           No                     26,700,000.00
   16         Various                     NY           Various           Acquisition           No                     25,883,000.00
  16A1        Henrietta                   NY             14467           N/A                   Yes (UBS-C)
  16A2        Rochester                   NY             14622           N/A                   Yes (UBS-C)
  16A3        Rochester                   NY             14621           N/A                   Yes (UBS-C)
  16A4        Rochester                   NY             14609           N/A                   Yes (UBS-C)
   17         South Miami                 FL             33143           Refinance             No                     25,600,000.00
   18         Fontana                     CA             92335           Refinance             No                     23,350,000.00
   19         Mechanicsburg               PA             17055           Refinance             No                     22,750,000.00
   20         Knoxville                   TN             37902           Refinance             No                     20,500,000.00
   21         Herndon                     VA             20170           Acquisition           No                     18,500,000.00
   22         Dallas                      TX             75254           Refinance             No                     18,200,000.00
   23         Knoxville                   TN             37923           Acquisition           No                     18,000,000.00
   24         Syracuse                    NY             13215           Acquisition           No                     17,840,000.00
   25         Vienna                      VA             22182           Acquisition           No                     16,983,000.00
   26         Dallas                      TX             75248           Acquisition           No                     15,840,000.00
   27         Dickinson                   TX             77539           Refinance             No                     14,750,000.00
   28         Tampa                       FL             33607           Acquisition           No                     14,100,000.00
  28A1        Tampa                       FL             33607           Acquisition           Yes (LB-A)
  28A2        Tampa                       FL             33607           Acquisition           Yes (LB-A)
   29         Mesquite                    TX             75150           Refinance             No                     13,600,000.00
   30         Houston                     TX             77067           Acquisition           No                     12,132,957.00
   31         Rochester                   MN             55902           Refinance             No                     12,000,000.00
   32         New York                    NY             10018           Acquisition           No                     11,750,000.00
   33         Severna Park                MD             21146           Refinance             No                     11,750,000.00
   34         Encino                      CA             91316           Refinance             No                     11,000,000.00
   35         San Antonio                 TX             78218           Refinance             No                     10,700,000.00
   36         Dallas                      TX             75287           Acquisition           No                     10,380,000.00
   37         Roseville                   MI             48066           Refinance             No                     10,000,000.00
   38         Southfield                  MI             48034           Refinance             No                      9,800,000.00
   39         Manhattan Beach             CA             90266           Acquisition           No                      9,750,000.00
   40         Glens Falls                 NY             12801           Refinance             No                      9,700,000.00
   41         Jersey City                 NJ             07306           Refinance             No                      9,450,000.00
   42         Lancaster                   TX             75146           Acquisition           No                      9,280,000.00
   43         Irving                      TX             75063           Acquisition           No                      9,100,000.00
   44         Irving                      TX             75061           Acquisition           No                      8,800,000.00
   45         Gainesville                 FL             32606           Refinance             No                      8,750,000.00
   46         Philadelphia                PA             19131           Refinance             No                      8,646,000.00
   47         Dallas                      TX             75238           Refinance             No                      8,600,000.00
   48         Lewisville                  TX             75067           Acquisition           No                      8,580,000.00
   49         La Vergne                   TN             37086           Refinance             Yes (LB-B)              8,530,000.00
   50         Chattanooga                 TN             37421           Refinance             No                      8,500,000.00
   51         San Diego                   CA             92101           Refinance             No                      8,400,000.00
   52         Franklin                    TN             37064           Refinance             No                      8,400,000.00
   53         Lake Oswego                 OR             97035           Acquisition           No                      8,250,000.00
   54         New York                    NY             10001           Refinance             No                      8,000,000.00
   55         Cookstown                   NJ             08511           Refinance             No                      7,500,000.00
   56         Kailua Kona                 HI             96740           Refinance             No                      7,380,000.00
   57         Danbury                     CT             06810           Acquisition           No                      7,150,000.00
   58         New York                    NY             10003           Refinance             No                      7,000,000.00
   59         Kissimmee                   FL             34741           Refinance             No                      7,000,000.00
   60         Doraville                   GA             30360           Refinance             No                      6,920,000.00
   61         Overland Park               KS             66211           Refinance             No                      6,900,000.00
   62         Virginia Gardens            FL             33166           Acquisition           No                      6,750,000.00
   63         Beaumont                    TX             77705           Acquisition           No                      6,745,000.00
   64         Auburn                      CA             95603           Refinance             No                      6,700,000.00
   65         Hartford                    CT             06105           Refinance             No                      6,650,000.00
   66         Carrollton                  TX             75006           Refinance             No                      6,640,000.00
   67         Deland                      FL             32720           Acquisition           No                      6,500,000.00
   68         Tucson                      AZ             85745           Refinance             No                      6,175,000.00
   69         Wichita Falls               TX             76308           Refinance             No                      6,208,000.00
   70         Glendale                    AZ             85301           Refinance             No                      6,125,000.00
   71         Augusta                     GA             30909           Refinance             Yes (LB-D)              6,000,000.00
   72         Sugar Land                  TX             77478           Refinance             No                      5,900,000.00
   73         Anaheim                     CA             92805           Refinance             No                      5,800,000.00
   74         Nashville                   TN             37228           Refinance             No                      5,700,000.00
   75         Houston                     TX             77061           Refinance             No                      5,750,000.00
   76         Clinton                     WA             98236           Refinance             No                      5,500,000.00
   77         San Marcos                  TX             78666           Acquisition           No                      5,400,000.00
   78         Dallas                      TX             75238           Refinance             No                      5,350,000.00
   79         Las Vegas                   NV             89118           Refinance             No                      5,000,000.00
   80         Ellicott                    NY             14701           Refinance             No                      4,900,000.00
   81         Augusta                     GA             30909           Refinance             Yes (LB-D)              4,850,000.00
   82         Van Nuys                    CA             91405           Refinance             No                      4,792,000.00
   83         Topeka                      KS             66603           Acquisition           No                      4,600,000.00
   84         Harrisburg                  PA             17110           Refinance             No                      4,600,000.00
   85         Mechanicsburg               PA             17050           Refinance             No                      4,550,000.00
   86         Portage                     MI             49024           Acquisition           No                      4,500,000.00
   87         Sioux Falls                 SD             57104           Acquisition           No                      4,200,000.00
   88         Humble                      TX             77396           Acquisition           No                      3,868,000.00
   89         Franklin                    VA             23851           Refinance             No                      3,750,000.00
   90         Nashville                   IN             47448           Refinance             No                      3,750,000.00
   91         Durham                      NC             27705           Acquisition           No                      3,731,000.00
   92         Houston                     TX             77077           Refinance             No                      3,600,000.00
   93         Enola                       PA             17025           Refinance             No                      3,550,000.00
   94         Douglasville                GA             30134           Acquisition           No                      3,412,500.00
   95         Various                     TX           Various           Acquisition           No                      3,400,000.00
  95A1        Silsbee                     TX             77656           Acquisition           Yes (LB-C)
  95A2        Lumberton                   TX             77657           Acquisition           Yes (LB-C)
   96         Painesville                 OH             44077           Refinance             No                      3,400,000.00
   97         Avon                        IN             46123           Refinance             No                      3,375,000.00
   98         Dickinson                   ND             58601           Refinance             No                      3,300,000.00
   99         Fraser                      CO             80442           Refinance             No                      3,100,000.00
   100        Snellville                  GA             30078           Acquisition           No                      3,000,000.00
   101        Pine City                   MN             55063           Refinance             No                      3,000,000.00
   102        Lakewood                    NJ             08701           Refinance             No                      2,900,000.00
   103        Carrollton                  TX             75007           Refinance             No                      2,725,000.00
   104        Dover                       PA             17315           Refinance             No                      2,500,000.00
   105        Hanover                     PA             17331           Refinance             No                      2,400,000.00
   106        Bristol                     PA             19007           Refinance             Yes (LB-B)              2,400,000.00
   107        Arlington                   TX             76015           Refinance             No                      2,300,000.00
   108        El Paso                     TX             79915           Refinance             Yes (LB-B)              2,200,000.00
   109        Amsterdam                   NY             12010           Refinance             No                      2,200,000.00
   110        Athens                      AL             35611           Refinance             No                      2,150,000.00
   111        Rockwall                    TX             75087           Refinance             No                      2,100,000.00
   112        Irondequoit                 NY             14621           Acquisition           No                      2,025,000.00
   113        Roseville                   MN             55113           Refinance             No                      2,000,000.00
   114        Charlotte                   NC             28273           Acquisition           No                      1,900,000.00
   115        Longmeadow                  MA             01106           Acquisition           No                      1,820,000.00
   116        Pittsburgh                  PA             15201           Refinance             No                      1,700,000.00
   117        Moorhead                    MN             56560           Refinance             No                      1,700,000.00
   118        Orlando                     FL             32808           Refinance             Yes (LB-B)              1,620,000.00
   119        Scottsbluff                 NE             69361           Refinance             No                      1,400,000.00
   120        Clearwater                  FL             34695           Refinance             No                      1,120,000.00
   121        Addison                     IL             60101           Refinance             No                      1,000,000.00
   122        Charlotte                   NC             28205           Refinance             No                      1,000,000.00
   123        Birmingham                  AL             35203           Refinance             Yes (LB-B)              1,000,000.00
   124        Phoenix                     AZ             85009           Refinance             Yes (LB-B)                950,000.00

                  CUT-OFF DATE              % OF AGGREGATE               CUMULATIVE %                               ADMINISTRATIVE
 CONTROL             BALANCE                 CUT-OFF DATE               OF INITIAL POOL             MORTGAGE             COST
   NO.                 ($)                      BALANCE                    BALANCE                  RATE (%)           RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

    1             145,894,000.00                      8.5%                        8.5%                 5.7050                0.0211
    2             105,870,750.53                      6.2%                       14.6%                 6.9000                0.0211
    3              95,500,000.00                      5.6%                       20.2%                 5.5250                0.0211
    4              95,000,000.00                      5.5%                       25.7%                 5.6650                0.0211
    5              60,000,000.00                      3.5%                       29.2%                 5.7100                0.0211
    6              59,000,000.00                      3.4%                       32.6%                 5.6800                0.0211
    7              56,334,695.00                      3.3%                       35.9%                 5.7040                0.0211
    8              55,000,000.00                      3.2%                       39.1%                 5.7900                0.0211
    9              52,700,000.00                      3.1%                       42.2%                 5.7100                0.0211
   10              39,945,719.30                      2.3%                       44.5%                 5.5800                0.0211
   11              37,250,000.00                      2.2%                       46.7%                 6.4900                0.0211
  11A1
  11A2
  11A3
  11A4
  11A5
  11A6
  11A7
  11A8
  11A9
   12              34,000,000.00                      2.0%                       48.6%                 6.2800                0.0211
  12A1
  12A2
  12A3
   13              33,000,000.00                      1.9%                       50.5%                 5.7200                0.0211
   14              31,500,000.00                      1.8%                       52.4%                 5.8000                0.0211
   15              26,700,000.00                      1.6%                       53.9%                 5.9900                0.0211
   16              25,883,000.00                      1.5%                       55.4%                 6.2500                0.0211
  16A1
  16A2
  16A3
  16A4
   17              25,600,000.00                      1.5%                       56.9%                 6.0100                0.0211
   18              23,350,000.00                      1.4%                       58.3%                 6.0700                0.0211
   19              22,750,000.00                      1.3%                       59.6%                 6.4000                0.0211
   20              20,412,516.01                      1.2%                       60.8%                 5.6700                0.0211
   21              18,500,000.00                      1.1%                       61.9%                 5.8000                0.0211
   22              18,200,000.00                      1.1%                       62.9%                 5.5800                0.0211
   23              18,000,000.00                      1.0%                       64.0%                 5.7300                0.0211
   24              17,840,000.00                      1.0%                       65.0%                 6.1400                0.0211
   25              16,983,000.00                      1.0%                       66.0%                 5.7700                0.0211
   26              15,840,000.00                      0.9%                       66.9%                 5.4800                0.0211
   27              14,730,116.75                      0.9%                       67.8%                 5.8600                0.0211
   28              14,100,000.00                      0.8%                       68.6%                 5.9100                0.0211
  28A1
  28A2
   29              13,600,000.00                      0.8%                       69.4%                 5.5800                0.0211
   30              12,132,957.00                      0.7%                       70.1%                 5.6600                0.0211
   31              12,000,000.00                      0.7%                       70.8%                 5.9400                0.0811
   32              11,750,000.00                      0.7%                       71.5%                 5.7300                0.0211
   33              11,687,209.32                      0.7%                       72.1%                 5.5200                0.0211
   34              11,000,000.00                      0.6%                       72.8%                 5.9200                0.0211
   35              10,700,000.00                      0.6%                       73.4%                 5.5600                0.0211
   36              10,380,000.00                      0.6%                       74.0%                 5.4800                0.0211
   37               9,968,095.67                      0.6%                       74.6%                 5.6900                0.0211
   38               9,759,499.37                      0.6%                       75.2%                 5.8400                0.0211
   39               9,750,000.00                      0.6%                       75.7%                 5.6100                0.0211
   40               9,700,000.00                      0.6%                       76.3%                 5.7000                0.0211
   41               9,450,000.00                      0.5%                       76.8%                 6.9200                0.0211
   42               9,267,373.06                      0.5%                       77.4%                 5.7700                0.0211
   43               9,100,000.00                      0.5%                       77.9%                 5.4800                0.0211
   44               8,800,000.00                      0.5%                       78.4%                 5.4800                0.0211
   45               8,750,000.00                      0.5%                       78.9%                 5.7300                0.0211
   46               8,646,000.00                      0.5%                       79.4%                 5.8800                0.0211
   47               8,600,000.00                      0.5%                       79.9%                 5.7000                0.0211
   48               8,580,000.00                      0.5%                       80.4%                 5.4800                0.0211
   49               8,516,286.68                      0.5%                       80.9%                 5.7800                0.0211
   50               8,484,787.08                      0.5%                       81.4%                 5.9200                0.0211
   51               8,400,000.00                      0.5%                       81.9%                 6.1400                0.0211
   52               8,400,000.00                      0.5%                       82.4%                 5.9000                0.0211
   53               8,250,000.00                      0.5%                       82.9%                 5.4700                0.0211
   54               8,000,000.00                      0.5%                       83.3%                 5.4800                0.0211
   55               7,500,000.00                      0.4%                       83.8%                 5.8200                0.0211
   56               7,380,000.00                      0.4%                       84.2%                 5.9700                0.0211
   57               7,134,468.96                      0.4%                       84.6%                 5.9700                0.0811
   58               7,000,000.00                      0.4%                       85.0%                 5.6800                0.0211
   59               7,000,000.00                      0.4%                       85.4%                 5.6500                0.0811
   60               6,920,000.00                      0.4%                       85.8%                 6.0300                0.0211
   61               6,900,000.00                      0.4%                       86.2%                 5.6900                0.0211
   62               6,750,000.00                      0.4%                       86.6%                 6.3700                0.0211
   63               6,729,459.35                      0.4%                       87.0%                 5.6100                0.0211
   64               6,684,788.90                      0.4%                       87.4%                 5.7000                0.0211
   65               6,650,000.00                      0.4%                       87.8%                 5.7500                0.0211
   66               6,640,000.00                      0.4%                       88.2%                 5.7900                0.0211
   67               6,491,015.07                      0.4%                       88.6%                 5.6200                0.0211
   68               6,160,980.81                      0.4%                       88.9%                 5.7000                0.0211
   69               6,159,358.60                      0.4%                       89.3%                 5.2500                0.0211
   70               6,111,094.33                      0.4%                       89.6%                 5.7000                0.0211
   71               5,989,076.54                      0.3%                       90.0%                 5.7400                0.0211
   72               5,900,000.00                      0.3%                       90.3%                 5.6500                0.0211
   73               5,800,000.00                      0.3%                       90.7%                 5.6000                0.0211
   74               5,700,000.00                      0.3%                       91.0%                 5.6000                0.0211
   75               5,693,763.39                      0.3%                       91.3%                 5.1700                0.0811
   76               5,492,857.62                      0.3%                       91.6%                 6.2300                0.0211
   77               5,376,606.24                      0.3%                       92.0%                 5.5900                0.0211
   78               5,350,000.00                      0.3%                       92.3%                 5.6000                0.0211
   79               4,993,335.51                      0.3%                       92.6%                 5.9700                0.0211
   80               4,885,474.90                      0.3%                       92.8%                 6.2300                0.0211
   81               4,841,170.20                      0.3%                       93.1%                 5.7400                0.0211
   82               4,777,186.49                      0.3%                       93.4%                 5.8400                0.0211
   83               4,600,000.00                      0.3%                       93.7%                 5.5700                0.0211
   84               4,570,851.01                      0.3%                       93.9%                 5.4300                0.0211
   85               4,550,000.00                      0.3%                       94.2%                 5.7200                0.0211
   86               4,493,759.81                      0.3%                       94.5%                 5.5900                0.0211
   87               4,200,000.00                      0.2%                       94.7%                 5.7000                0.0211
   88               3,868,000.00                      0.2%                       94.9%                 6.2400                0.0211
   89               3,750,000.00                      0.2%                       95.1%                 6.2100                0.0211
   90               3,750,000.00                      0.2%                       95.4%                 5.9400                0.0211
   91               3,731,000.00                      0.2%                       95.6%                 5.5000                0.0211
   92               3,600,000.00                      0.2%                       95.8%                 5.7200                0.0211
   93               3,550,000.00                      0.2%                       96.0%                 5.7200                0.0211
   94               3,407,115.75                      0.2%                       96.2%                 5.9700                0.0211
   95               3,392,280.95                      0.2%                       96.4%                 5.7000                0.0211
  95A1
  95A2
   96               3,386,369.17                      0.2%                       96.6%                 6.0000                0.0211
   97               3,375,000.00                      0.2%                       96.8%                 5.9900                0.0211
   98               3,289,892.70                      0.2%                       97.0%                 5.9900                0.0811
   99               3,100,000.00                      0.2%                       97.2%                 5.9600                0.0811
   100              3,000,000.00                      0.2%                       97.3%                 5.8400                0.0211
   101              2,993,646.48                      0.2%                       97.5%                 6.1250                0.0211
   102              2,894,710.23                      0.2%                       97.7%                 5.7200                0.0211
   103              2,718,803.25                      0.2%                       97.8%                 5.6900                0.0811
   104              2,500,000.00                      0.1%                       98.0%                 5.7200                0.0211
   105              2,400,000.00                      0.1%                       98.1%                 5.7200                0.0211
   106              2,396,141.62                      0.1%                       98.2%                 5.7800                0.0211
   107              2,286,259.69                      0.1%                       98.4%                 5.8200                0.0211
   108              2,196,463.15                      0.1%                       98.5%                 5.7800                0.0211
   109              2,188,701.08                      0.1%                       98.6%                 6.8000                0.0211
   110              2,147,040.62                      0.1%                       98.8%                 5.6600                0.0211
   111              2,082,691.22                      0.1%                       98.9%                 5.5000                0.0211
   112              2,025,000.00                      0.1%                       99.0%                 5.9800                0.0211
   113              2,000,000.00                      0.1%                       99.1%                 5.6900                0.1111
   114              1,895,832.17                      0.1%                       99.2%                 5.9100                0.0811
   115              1,815,840.87                      0.1%                       99.3%                 5.6600                0.0811
   116              1,700,000.00                      0.1%                       99.4%                 5.9300                0.0211
   117              1,696,184.45                      0.1%                       99.5%                 5.7700                0.1111
   118              1,617,395.59                      0.1%                       99.6%                 5.7800                0.0211
   119              1,395,717.89                      0.1%                       99.7%                 6.0000                0.0211
   120              1,118,111.82                      0.1%                       99.8%                 6.5700                0.0211
   121              1,000,000.00                      0.1%                       99.8%                 6.2500                0.0211
   122                998,663.02                      0.1%                       99.9%                 5.9400                0.0811
   123                998,392.35                      0.1%                       99.9%                 5.7800                0.0211
   124                948,472.73                      0.1%                      100.0%                 5.7800                0.0211

                    INTEREST                                            ORIGINAL               REMAINING                 ORIGINAL
 CONTROL            ACCRUAL                AMORTIZATION               INTEREST-ONLY          INTEREST-ONLY               TERM TO
   NO.               BASIS                     TYPE                   PERIOD (MOS.)          PERIOD (MOS.)           MATURITY (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    1              Actual/360          Interest-Only                            120                     118                     120
    2              Actual/360          Hyperamortizing                            0                       0                     120
    3              Actual/360          Interest-Only                             60                      59                      60
    4              Actual/360          Interest-Only, Balloon                    36                      35                     120
    5              Actual/360          Interest-Only                             60                      58                      60
    6              Actual/360          Interest-Only, Balloon                    60                      58                     120
    7              Actual/360          Interest-Only, Balloon                    35                      26                     120
    8              Actual/360          Interest-Only, Balloon                    59                      57                     120
    9              Actual/360          Interest-Only                            120                     120                     120
   10              Actual/360          Interest-Only                            120                     119                     120
   11              Actual/360          Interest-Only                            121                     121                     121
  11A1
  11A2
  11A3
  11A4
  11A5
  11A6
  11A7
  11A8
  11A9
   12              Actual/360          Balloon                                    0                       0                     120
  12A1
  12A2
  12A3
   13              Actual/360          Interest-Only, Balloon                    36                      35                     120
   14              Actual/360          Interest-Only                            120                     120                     120
   15              Actual/360          Interest-Only                            120                     120                     120
   16              Actual/360          Interest-Only, Balloon                    60                      59                     120
  16A1
  16A2
  16A3
  16A4
   17              Actual/360          Interest-Only                            120                     120                     120
   18              Actual/360          Interest-Only                            121                     121                     121
   19              Actual/360          Balloon                                    1                       1                      61
   20              Actual/360          Balloon                                    0                       0                     120
   21              Actual/360          Interest-Only                            120                     118                     120
   22              Actual/360          Interest-Only, Balloon                    60                      58                     120
   23              Actual/360          Interest-Only, Balloon                    36                      34                     120
   24              Actual/360          Interest-Only, Balloon                    60                      59                     120
   25              Actual/360          Interest-Only                            120                     119                     120
   26              Actual/360          Interest-Only                             60                      57                      60
   27              Actual/360          Balloon                                    0                       0                     120
   28              Actual/360          Interest-Only, Balloon                    36                      34                      84
  28A1
  28A2
   29              Actual/360          Interest-Only, Balloon                    60                      58                     120
   30              Actual/360          Interest-Only, Balloon                    24                      22                     120
   31              Actual/360          Balloon                                    0                       0                     120
   32              Actual/360          Interest-Only                             60                      59                      60
   33              Actual/360          Balloon                                    0                       0                     120
   34              Actual/360          Interest-Only, Balloon                    61                      61                     121
   35              Actual/360          Interest-Only, Balloon                    60                      58                     120
   36              Actual/360          Interest-Only                             60                      57                      60
   37              Actual/360          Balloon                                    0                       0                     120
   38              Actual/360          Balloon                                    0                       0                     120
   39              Actual/360          Interest-Only                            120                     119                     120
   40              Actual/360          Interest-Only                            121                     121                     121
   41              Actual/360          Balloon                                    1                       1                     121
   42              Actual/360          Balloon                                    0                       0                     120
   43              Actual/360          Interest-Only                             60                      57                      60
   44              Actual/360          Interest-Only                             60                      57                      60
   45              Actual/360          Interest-Only, Balloon                    36                      35                     120
   46              Actual/360          Interest-Only, Balloon                    60                      50                     180
   47              Actual/360          Interest-Only, Balloon                    60                      58                     120
   48              Actual/360          Interest-Only                             60                      57                      60
   49              Actual/360          Balloon                                    0                       0                     120
   50              Actual/360          Balloon                                    0                       0                     120
   51              Actual/360          Interest-Only, Balloon                    24                      24                      60
   52              Actual/360          Balloon                                    0                       0                     120
   53              Actual/360          Interest-Only, Balloon                    60                      53                     120
   54              Actual/360          Interest-Only                            121                     121                     121
   55              Actual/360          Balloon                                    0                       0                     120
   56              Actual/360          Balloon                                    1                       1                     121
   57              Actual/360          Balloon                                    0                       0                     120
   58              Actual/360          Balloon                                    0                       0                     120
   59              Actual/360          Interest-Only, Balloon                    12                       9                     120
   60              Actual/360          Interest-Only, Balloon                    36                      35                     120
   61              Actual/360          Interest-Only, Balloon                    24                      22                     120
   62              Actual/360          Balloon                                    0                       0                     120
   63              Actual/360          Balloon                                    0                       0                     120
   64              Actual/360          Balloon                                    0                       0                     120
   65              Actual/360          Balloon                                    0                       0                     120
   66              Actual/360          Interest-Only, Balloon                    24                      20                     120
   67              Actual/360          Balloon                                    0                       0                     120
   68              Actual/360          Balloon                                    0                       0                     120
   69              Actual/360          Balloon                                    0                       0                     120
   70              Actual/360          Balloon                                    0                       0                     120
   71              Actual/360          Balloon                                    0                       0                     120
   72              Actual/360          Interest-Only, Balloon                    12                      11                     120
   73              Actual/360          Balloon                                    0                       0                     120
   74              Actual/360          Interest-Only, Balloon                    24                      20                     120
   75              Actual/360          Balloon                                    0                       0                     120
   76              Actual/360          Balloon                                    0                       0                     120
   77              Actual/360          Balloon                                    0                       0                     120
   78              Actual/360          Interest-Only, Balloon                    12                      10                     120
   79              Actual/360          Balloon                                    0                       0                     120
   80              Actual/360          Balloon                                    0                       0                     120
   81              Actual/360          Balloon                                    0                       0                     120
   82              Actual/360          Balloon                                    0                       0                     120
   83              Actual/360          Interest-Only, Balloon                    36                      35                     120
   84              Actual/360          Balloon                                    0                       0                     120
   85              Actual/360          Balloon                                    0                       0                     120
   86              Actual/360          Balloon                                    0                       0                     120
   87              Actual/360          Interest-Only                            120                     119                     120
   88              Actual/360          Interest-Only                            120                     120                     120
   89              Actual/360          Balloon                                    0                       0                     120
   90              Actual/360          Interest-Only                            120                     120                     120
   91              Actual/360          Interest-Only                            120                     116                     120
   92              Actual/360          Balloon                                    0                       0                     120
   93              Actual/360          Balloon                                    0                       0                     120
   94              Actual/360          Balloon                                    0                       0                      60
   95              Actual/360          Balloon                                    0                       0                     120
  95A1
  95A2
   96              Actual/360          Balloon                                    0                       0                     120
   97              Actual/360          Balloon                                    0                       0                      60
   98              Actual/360          Balloon                                    0                       0                     120
   99              Actual/360          Interest-Only, Balloon                    60                      58                     120
   100             Actual/360          Balloon                                    0                       0                     120
   101             Actual/360          Balloon                                    0                       0                     120
   102             Actual/360          Balloon                                    0                       0                     120
   103             Actual/360          Balloon                                    0                       0                     120
   104             Actual/360          Balloon                                    0                       0                     120
   105             Actual/360          Balloon                                    0                       0                     120
   106             Actual/360          Balloon                                    0                       0                     120
   107             Actual/360          Balloon                                    0                       0                     120
   108             Actual/360          Balloon                                    0                       0                     120
   109             Actual/360          Balloon                                    0                       0                     120
   110             Actual/360          Balloon                                    0                       0                     120
   111             Actual/360          Balloon                                    0                       0                     120
   112             Actual/360          Interest-Only, Balloon                    24                      23                     120
   113             Actual/360          Interest-Only, Balloon                    24                      23                     120
   114             Actual/360          Balloon                                    0                       0                     120
   115             Actual/360          Balloon                                    0                       0                     120
   116             Actual/360          Balloon                                    0                       0                     120
   117             Actual/360          Balloon                                    0                       0                     120
   118             Actual/360          Balloon                                    0                       0                     120
   119             Actual/360          Balloon                                    0                       0                      84
   120             Actual/360          Balloon                                    0                       0                     120
   121             Actual/360          Balloon                                    1                       1                     121
   122             Actual/360          Balloon                                    0                       0                     120
   123             Actual/360          Balloon                                    0                       0                     120
   124             Actual/360          Balloon                                    0                       0                     120

                    REMAINING                 ORIGINAL                 REMAINING                                        MATURITY OR
 CONTROL             TERM TO                AMORTIZATION             AMORTIZATION             ORIGINATION               ANTICIPATED
   NO.           MATURITY (MOS.)             TERM (MOS.)              TERM (MOS.)                DATE                 REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

    1                       118                       0                        0              12/12/2005                   1/11/2016
    2                       119                     360                      359               1/30/2006                   2/11/2036
    3                        59                       0                        0               1/30/2006                   2/11/2011
    4                       119                     360                      360               1/12/2006                   2/11/2016
    5                        58                       0                        0              12/29/2005                   1/11/2011
    6                       118                     360                      360              12/16/2005                   1/11/2016
    7                       111                     360                      360               6/10/2005                   6/11/2015
    8                       118                     324                      324              12/29/2005                   1/11/2016
    9                       120                       0                        0               2/23/2006                   3/11/2016
   10                       119                       0                        0               1/27/2006                   2/11/2016
   11                       121                       0                        0               3/15/2006                   4/11/2016
  11A1
  11A2
  11A3
  11A4
  11A5
  11A6
  11A7
  11A8
  11A9
   12                       120                     360                      360                3/3/2006                   3/11/2016
  12A1
  12A2
  12A3
   13                       119                     360                      360               1/18/2006                   2/11/2016
   14                       120                       0                        0               2/15/2006                   3/11/2016
   15                       120                       0                        0               2/27/2006                   3/11/2016
   16                       119                     360                      360               1/12/2006                   2/11/2016
  16A1
  16A2
  16A3
  16A4
   17                       120                       0                        0                3/1/2006                   3/11/2016
   18                       121                       0                        0               3/22/2006                   4/11/2016
   19                        61                     264                      264               3/27/2006                   4/11/2011
   20                       116                     360                      356              11/10/2005                  11/11/2015
   21                       118                       0                        0              12/28/2005                   1/11/2016
   22                       118                     360                      360              12/28/2005                   1/11/2016
   23                       118                     360                      360              12/15/2005                   1/11/2016
   24                       119                     360                      360               1/30/2006                   2/11/2016
   25                       119                       0                        0                2/8/2006                   2/11/2016
   26                        57                       0                        0              11/29/2005                  12/11/2010
   27                       119                     360                      359               1/13/2006                   2/11/2016
   28                        82                     360                      360              12/21/2005                   1/11/2013
  28A1
  28A2
   29                       118                     360                      360              12/28/2005                   1/11/2016
   30                       118                     360                      360              12/29/2005                   1/11/2016
   31                       120                     300                      300               2/16/2006                   3/11/2016
   32                        59                       0                        0               1/20/2006                   2/11/2011
   33                       115                     360                      355               9/29/2005                  10/11/2015
   34                       121                     360                      360               3/22/2006                   4/11/2016
   35                       118                     360                      360              12/28/2005                   1/11/2016
   36                        57                       0                        0              11/29/2005                  12/11/2010
   37                       118                     300                      298              12/30/2005                   1/11/2016
   38                       116                     360                      356               11/4/2005                  11/11/2015
   39                       119                       0                        0               1/30/2006                   2/11/2016
   40                       121                       0                        0               3/17/2006                   4/11/2016
   41                       121                     360                      360               3/17/2006                   4/11/2016
   42                       119                     360                      359               1/23/2006                   2/11/2016
   43                        57                       0                        0              11/29/2005                  12/11/2010
   44                        57                       0                        0              11/29/2005                  12/11/2010
   45                       119                     360                      360                2/1/2006                   2/11/2016
   46                       170                     360                      360               4/21/2005                   5/11/2020
   47                       118                     360                      360              12/30/2005                   1/11/2016
   48                        57                       0                        0              11/29/2005                  12/11/2010
   49                       119                     324                      323                2/8/2006                   2/11/2016
   50                       119                     300                      299               1/24/2006                   2/11/2016
   51                        60                     360                      360               3/10/2006                   3/11/2011
   52                       120                     360                      360               3/10/2006                   3/11/2016
   53                       113                     360                      360                8/3/2005                   8/11/2015
   54                       121                       0                        0               3/21/2006                   4/11/2016
   55                       120                     300                      300               2/22/2006                   3/11/2016
   56                       121                     360                      360               3/27/2006                   4/11/2016
   57                       118                     360                      358                1/3/2006                   1/11/2016
   58                       120                     360                      360               2/28/2006                   3/11/2016
   59                       117                     300                      300              11/15/2005                  12/11/2015
   60                       119                     360                      360                2/2/2006                   2/11/2016
   61                       118                     360                      360               1/11/2006                   1/11/2016
   62                       120                     360                      360               2/17/2006                   3/11/2016
   63                       118                     360                      358               1/11/2006                   1/11/2016
   64                       118                     360                      358              12/27/2005                   1/11/2016
   65                       120                     360                      360                3/9/2006                   3/11/2016
   66                       116                     360                      360               11/7/2005                  11/11/2015
   67                       119                     360                      359               1/31/2006                   2/11/2016
   68                       118                     360                      358              12/27/2005                   1/11/2016
   69                       113                     360                      353                8/1/2005                   8/11/2015
   70                       118                     360                      358              12/27/2005                   1/11/2016
   71                       119                     300                      299               1/20/2006                   2/11/2016
   72                       119                     324                      324               1/20/2006                   2/11/2016
   73                       120                     360                      360               2/23/2006                   3/11/2016
   74                       116                     360                      360              10/19/2005                  11/11/2015
   75                       114                     300                      294                8/2/2005                    9/1/2015
   76                       119                     360                      359                2/3/2006                   2/11/2016
   77                       116                     360                      356              10/19/2005                  11/11/2015
   78                       118                     360                      360              12/30/2005                   1/11/2016
   79                       119                     360                      359                2/9/2006                   2/11/2016
   80                       118                     300                      298              12/28/2005                   1/11/2016
   81                       119                     300                      299               1/20/2006                   2/11/2016
   82                       117                     360                      357              11/23/2005                  12/11/2015
   83                       119                     360                      360               1/26/2006                   2/11/2016
   84                       116                     300                      296              10/26/2005                  11/11/2015
   85                       120                     360                      360               2/13/2006                   3/11/2016
   86                       119                     360                      359               1/27/2006                   2/11/2016
   87                       119                       0                        0               1/25/2006                   2/11/2016
   88                       120                       0                        0                3/7/2006                   3/11/2016
   89                       120                     360                      360               2/22/2006                   3/11/2016
   90                       120                       0                        0               2/21/2006                   3/11/2016
   91                       116                       0                        0               11/4/2005                  11/11/2015
   92                       120                     360                      360                3/6/2006                   3/11/2016
   93                       120                     360                      360               2/13/2006                   3/11/2016
   94                        59                     324                      323               1/30/2006                   2/11/2011
   95                       118                     360                      358                1/5/2006                   1/11/2016
  95A1
  95A2
   96                       116                     360                      356              10/19/2005                  11/11/2015
   97                        60                     360                      360               2/15/2006                   3/11/2011
   98                       118                     300                      298              12/15/2005                   1/11/2016
   99                       118                     360                      360              12/22/2005                   1/11/2016
   100                      120                     360                      360               2/17/2006                   3/11/2016
   101                      118                     360                      358              12/28/2005                   1/11/2016
   102                      119                     300                      299               1/31/2006                   2/11/2016
   103                      118                     360                      358              12/28/2005                   1/11/2016
   104                      120                     360                      360               2/13/2006                   3/11/2016
   105                      120                     360                      360               2/13/2006                   3/11/2016
   106                      119                     324                      323                2/8/2006                   2/11/2016
   107                      116                     300                      296              10/27/2005                  11/11/2015
   108                      119                     324                      323                2/8/2006                   2/11/2016
   109                      116                     300                      296               11/8/2005                  11/11/2015
   110                      119                     360                      359                2/3/2006                   2/11/2016
   111                      112                     360                      352               6/30/2005                   7/11/2015
   112                      119                     360                      360               1/20/2006                   2/11/2016
   113                      119                     360                      360               1/20/2006                   2/11/2016
   114                      118                     360                      358                1/3/2006                   1/11/2016
   115                      118                     360                      358                1/5/2006                   1/11/2016
   116                      120                     360                      360               2/27/2006                   3/11/2016
   117                      118                     360                      358              12/29/2005                   1/11/2016
   118                      119                     324                      323                2/8/2006                   2/11/2016
   119                       82                     300                      298               1/11/2006                   1/11/2013
   120                      119                     300                      299                2/6/2006                   2/11/2016
   121                      121                     180                      180               3/17/2006                   4/11/2016
   122                      119                     360                      359               1/13/2006                   2/11/2016
   123                      119                     324                      323                2/8/2006                   2/11/2016
   124                      119                     324                      323                2/8/2006                   2/11/2016

                                                                                                                          EFFECTIVE
                                                                                                     MONTHLY                GROSS
 CONTROL         BALLOON                   PROPERTY                      PREPAYMENT                   DEBT                 INCOME
   NO.         BALANCE ($)                   TYPE                      PROVISIONS (46)             SERVICE ($)               ($)
------------------------------------------------------------------------------------------------------------------------------------

    1           145,894,000           Office                     L(27),D(89),O(4)                   703,237.79            46,649,723
    2            92,157,625           Office                     L(26),D(91),O(3)                   698,116.14            16,416,208
    3            95,500,000           Office                     YM(57),O(3)                        445,804.83            21,186,795
    4            85,256,010           Retail                     L(26),D(91),O(3)                   549,275.14            13,806,622
    5            60,000,000           Multifamily                YM1%(57),O(3)                      289,465.28             9,471,719
    6            54,949,085           Hotel                      L(27),D(90),O(3)                   341,688.84            22,789,599
    7            50,285,249           Office                     L(34),D(80),O(6)                   329,877.91            19,828,260
    8            50,269,062           Hotel                      L(27),D(90),O(3)                   336,016.67            14,875,820
    9            52,700,000           Office                     YM(25),Def or YM(92),O(3)          254,247.00             4,083,330
   10            33,486,316           Office                     L(26),D(91),O(3)                   227,722.37             5,820,133
   11            35,075,094           Multifamily                L(25),D(94),O(2)                   234,862.73             4,496,575
  11A1                                Multifamily                N/A
  11A2                                Multifamily                N/A
  11A3                                Multifamily                N/A
  11A4                                Multifamily                N/A
  11A5                                Multifamily                N/A
  11A6                                Multifamily                N/A
  11A7                                Multifamily                N/A
  11A8                                Multifamily                N/A
  11A9                                Multifamily                N/A
   12            29,078,827           Mixed-Use                  L(25),D(93),O(2)                   210,007.69             4,581,871
  12A1                                Mixed-Use                  N/A
  12A2                                Mixed-Use                  N/A
  12A3                                Mixed-Use                  N/A
   13            29,647,943           Office                     L(26),D(94)                        191,950.59             4,707,642
   14            29,394,341           Multifamily                L(25),D(92),O(3)                   184,553.99             3,704,192
   15            24,950,847           Multifamily                L(25),D(92),O(3)                   159,418.46             3,120,170
   16            24,289,377           Multifamily                L(26),D(92),O(2)                   159,366.08             5,274,231
  16A1                                Multifamily                N/A
  16A2                                Multifamily                N/A
  16A3                                Multifamily                N/A
  16A4                                Multifamily                N/A
   17            23,956,817           Office                     L(25),D(92),O(3)                   153,419.92             2,088,013
   18            21,130,677           Multifamily                L(25),D(93),O(3)                   140,639.42             2,847,590
   19            20,084,592           Industrial/W'hse           L(25),D(33),O(3)                   160,823.35             2,763,961
   20            17,211,103           Hotel                      L(48),D(69),O(3)                   118,592.65             9,239,237
   21            16,648,343           Office                     L(27),D(90),O(3)                   108,250.23             2,187,086
   22            16,926,740           Multifamily                L(27),D(90),O(3)                   104,252.96             3,103,855
   23            16,175,829           Multifamily                YM1%(120)                          104,814.53             3,287,624
   24            16,717,703           Multifamily                L(26),D(92),O(2)                   108,570.83             3,456,239
   25            15,835,978           Office                     L(26),D(91),O(3)                    99,202.33             2,119,397
   26            15,840,000           Multifamily                L(28),D(28),O(4)                    73,340.67             2,860,989
   27            12,453,066           Multifamily                L(26),D(91),O(3)                    87,110.47             2,287,510
   28            13,381,520           Hotel                      L(36),D(47),O(1)                    83,722.49             4,723,884
  28A1                                Hotel                      N/A
  28A2                                Hotel                      N/A
   29            12,648,553           Multifamily                L(27),D(90),O(3)                    77,903.31             2,135,748
   30            10,670,959           Office                     L(27),D(90),O(3)                    70,087.02             4,188,977
   31             9,276,786           Hotel                      L(48),D(71),O(1)                    76,876.64             4,216,187
   32            11,750,000           Industrial/W'hse           L(48),YM1%(6),O(6)                  56,885.50             1,399,434
   33             9,820,547           Retail                     L(48),D(69),O(3)                    66,862.72             1,563,464
   34            10,281,083           Office                     L(25),D(93),O(3)                    65,385.86             1,524,038
   35             9,948,635           Multifamily                L(27),D(90),O(3)                    61,156.83             2,083,751
   36            10,380,000           Multifamily                L(28),D(28),O(4)                    48,060.36             1,808,486
   37             7,660,445           Industrial/W'hse           L(48),D(69),O(3)                    62,548.57             1,691,757
   38             8,270,048           Office                     L(48),D(72)                         57,751.67             2,189,382
   39             9,223,361           Office                     L(26),D(91),O(3)                    55,993.16             1,176,523
   40             9,700,000           Office                     L(25),D(93),O(3)                    46,714.93             1,766,615
   41             8,225,794           Industrial/W'hse           L(25),D(95),O(1)                    62,364.18             2,131,840
   42             7,813,799           Retail                     L(48),D(72)                         54,273.52             1,558,532
   43             9,100,000           Multifamily                L(28),D(28),O(4)                    42,133.84             1,808,033
   44             8,800,000           Multifamily                L(28),D(28),O(4)                    40,744.81             1,654,270
   45             7,862,768           Retail                     L(26),D(94)                         50,951.51             1,168,033
   46             7,308,316           Retail                     L(25),YM1%(143),O(12)               51,171.99             1,198,523
   47             8,011,748           Multifamily                L(27),D(92),O(1)                    49,914.44             2,134,190
   48             8,580,000           Multifamily                L(28),D(28),O(4)                    39,726.19             1,673,269
   49             6,839,694           Industrial/W'hse           L(26),D(91),O(3)                    52,060.41             1,071,708
   50             6,561,949           Hotel                      L(26),D(92),O(2)                    54,350.70             2,948,911
   51             8,102,604           Retail                     L(25),D(32),O(3)                    51,120.79               967,052
   52             7,104,768           Retail                     L(48),D(72)                         49,823.47               947,437
   53             7,661,308           Multifamily                L(32),D(88)                         46,687.43             1,064,305
   54             8,000,000           Office                     L(25),D(93),O(3)                    37,040.74             1,428,873
   55             5,774,291           Hotel                      L(25),D(93),O(2)                    47,500.75             2,481,272
   56             6,254,381           Self-Storage               L(25),D(93),O(3)                    44,104.59               979,488
   57             6,056,937           Self-Storage               L(27),D(92),O(1)                    42,730.05               863,374
   58             5,881,463           Office                     L(24),YM1%(93),O(3)                 40,539.35               866,261
   59             5,565,793           Mixed-Use                  L(48),D(72)                         43,615.43             1,354,114
   60             6,255,036           Industrial/W'hse           L(26),D(93),O(1)                    41,622.46               875,625
   61             6,071,412           Office                     L(27),D(91),O(2)                    40,003.91             1,092,211
   62             5,787,850           Office                     L(25),D(93),O(2)                    42,089.15             1,768,050
   63             5,652,377           Hotel                      L(27),D(90),O(3)                    38,764.17             2,649,768
   64             5,630,087           Retail                     L(48),YM1%(69),O(3)                 38,886.83               851,215
   65             5,599,298           Multifamily                L(48),D(72)                         38,807.59             1,093,282
   66             5,856,359           Multifamily                L(48),YM1%(66),O(6)                 38,918.13             1,238,126
   67             5,448,195           Retail                     L(48),D(72)                         37,397.15               795,994
   68             5,188,923           Retail                     L(48),YM1%(69),O(3)                 35,839.73               801,375
   69             5,144,917           Multifamily                L(32),D(85),O(3)                    34,280.81             1,144,205
   70             5,146,907           Retail                     L(48),YM1%(69),O(3)                 35,549.53               793,248
   71             4,603,632           Hotel                      L(26),D(94)                         37,710.13             2,048,816
   72             4,862,893           Industrial/W'hse           L(48),D(72)                         35,536.52               738,383
   73             4,861,277           Office                     L(48),D(72)                         33,296.58               943,033
   74             5,004,970           Office                     L(29),D(89),O(2)                    32,722.50             1,366,622
   75             4,325,046           Multifamily                L(48),D(71),O(1)                    34,185.90             1,206,543
   76             4,693,989           Retail                     L(26),D(92),O(2)                    33,792.94               793,329
   77             4,522,586           Multifamily                L(29),D(88),O(3)                    30,966.22               846,904
   78             4,592,829           Multifamily                L(27),D(92),O(1)                    30,713.23             1,221,011
   79             4,235,155           Industrial/W'hse           L(48),D(72)                         29,881.16               650,195
   80             3,822,710           Hotel                      L(48),D(72)                         32,263.25             1,802,369
   81             3,721,268           Hotel                      L(26),D(94)                         30,482.36             1,712,186
   82             4,044,206           Office                     L(48),D(72)                         28,239.39               640,409
   83             4,120,255           Office                     L(26),D(91),O(3)                    26,320.68               954,561
   84             3,492,108           Self-Storage               L(48),D(72)                         28,056.05               671,747
   85             3,827,611           Self-Storage               L(25),D(92),O(3)                    26,465.92               612,811
   86             3,768,365           Multifamily                L(48),D(69),O(3)                    25,805.19             1,112,926
   87             4,200,000           Office                     L(26),D(91),O(3)                    20,227.08               352,971
   88             3,868,000           Retail                     L(25),D(92),O(3)                    20,392.96               304,999
   89             3,200,768           Retail                     YM1%(117),O(3)                      22,991.93               697,070
   90             3,750,000           Retail                     L(25),D(92),O(3)                    18,820.31               310,953
   91             3,731,000           Retail                     L(29),D(88),O(3)                    17,337.92               290,549
   92             3,028,441           Self-Storage               L(48),D(72)                         20,940.06               611,438
   93             2,986,378           Self-Storage               L(25),D(92),O(3)                    20,649.23               520,409
   94             3,132,190           Retail                     L(48),D(12)                         21,229.63               472,170
   95             2,857,060           Retail                     L(27),D(93)                         19,733.61               431,031
  95A1                                Retail                     N/A
  95A2                                Retail                     N/A
   96             2,882,843           Multifamily                L(29),D(90),O(1)                    20,384.72               656,910
   97             3,156,948           Office                     L(48),D(9),O(3)                     20,213.14               539,044
   98             2,553,937           Multifamily                L(48),D(71),O(1)                    21,241.78               706,631
   99             2,898,197           Retail                     L(48),D(71),O(1)                    18,506.42               565,782
   100            2,532,865           Retail                     L(48),D(72)                         17,679.08               328,630
   101            2,552,917           Mobile Home Park           L(27),D(90),O(3)                    18,228.32               492,931
   102            2,223,560           Industrial/W'hse           L(48),D(72)                         18,191.55               489,328
   103            2,289,154           Industrial/W'hse           L(36),D(83),O(1)                    15,798.65               344,523
   104            2,103,083           Self-Storage               L(25),D(92),O(3)                    14,541.71               430,800
   105            2,018,960           Self-Storage               L(25),D(92),O(3)                    13,960.04               394,349
   106            1,924,416           Industrial/W'hse           L(26),D(91),O(3)                    14,647.71               337,020
   107            1,769,834           Hotel                      L(48),D(72)                         14,566.90             1,079,188
   108            1,764,048           Industrial/W'hse           L(26),D(91),O(3)                    13,427.07               327,165
   109            1,748,303           Hotel                      L(29),D(90),O(1)                    15,269.59             1,418,607
   110            1,804,295           Retail                     L(48),D(71),O(1)                    12,424.16               245,313
   111            1,753,770           Retail                     L(48),D(71),O(1)                    11,931.46               267,289
   112            1,793,639           Multifamily                L(26),D(91),O(3)                    12,114.87               489,134
   113            1,759,703           Office                     L(48),D(71),O(1)                    11,595.34               374,318
   114            1,606,683           Retail                     L(48),D(72)                         11,281.75               234,436
   115            1,527,509           Retail                     L(48),D(69),O(3)                    10,517.20               260,898
   116            1,439,155           Multifamily                L(25),D(92),O(3)                    10,115.98               297,025
   117            1,431,554           Multifamily                L(48),D(71),O(1)                     9,942.35               216,218
   118            1,298,980           Industrial/W'hse           L(26),D(91),O(3)                     9,887.21               198,971
   119            1,199,642           Mobile Home Park           L(27),D(54),O(3)                     9,020.22               375,098
   120              883,373           Office                     L(26),D(93),O(1)                     7,611.38               181,450
   121              450,895           Industrial/W'hse           L(25),D(93),O(3)                     8,574.23               231,855
   122              846,283           Self-Storage               L(48),D(72)                          5,956.98               358,171
   123              801,840           Industrial/W'hse           L(26),D(91),O(3)                     6,103.21               126,799
   124              761,748           Industrial/W'hse           L(26),D(91),O(3)                     5,798.05               127,046

                   TOTAL           U/W NET            U/W NET            U/W                                                CUT-OFF
 CONTROL         EXPENSES         OPERATING             CASH             NCF            APPRAISED          APPRAISAL          DATE
   NO.              ($)           INCOME ($)          FLOW ($)         DSCR (X)         VALUE ($)            DATE           LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

    1            24,447,277       22,202,446         20,253,257           1.20          430,000,000         12/1/2005           67.9
    2             5,813,692       10,602,516         10,511,998           1.25          198,000,000         12/9/2005           53.5
    3            12,722,714        8,464,081          7,675,672           1.43          133,000,000         1/11/2006           71.8
    4             5,355,215        8,451,407          8,053,926           1.22          125,000,000        12/16/2005           76.0
    5             4,088,513        5,383,206          5,134,226           1.48           99,100,000        11/22/2005           60.5
    6            16,256,105        6,533,494          5,394,014           1.32           80,000,000         11/1/2005           73.8
    7            11,582,797        8,246,064          7,169,759           1.81          145,000,000          7/1/2005           38.9
    8             8,476,619        6,399,201          5,813,768           1.44           80,500,000          1/1/2006           68.3
    9               122,500        3,960,830          3,868,430           1.27           62,800,000         1/16/2006           83.9
   10             2,716,515        3,103,617          2,865,813           1.27           50,000,000         12/1/2005           79.9
   11             1,449,194        3,047,381          2,940,181           1.20           48,800,000          1/1/2006           76.3
  11A1                                                                                          N/A               N/A
  11A2                                                                                          N/A               N/A
  11A3                                                                                          N/A               N/A
  11A4                                                                                          N/A               N/A
  11A5                                                                                          N/A               N/A
  11A6                                                                                          N/A               N/A
  11A7                                                                                          N/A               N/A
  11A8                                                                                          N/A               N/A
  11A9                                                                                          N/A               N/A
   12             1,352,333        3,229,538          3,058,514           1.21           42,500,000           Various           80.0
  12A1                                                                                   16,000,000         11/1/2007
  12A2                                                                                   15,000,000         11/1/2007
  12A3                                                                                   11,500,000        11/19/2005
   13             2,184,902        2,522,740          2,417,909           1.05           48,000,000        12/19/2005           68.8
   14             1,265,262        2,438,930          2,354,930           1.27           40,000,000        11/28/2005           78.8
   15             1,016,236        2,103,934          2,016,441           1.24           35,000,000         1/12/2006           76.3
   16             2,794,670        2,479,562          2,296,562           1.20           30,450,000        11/29/2005           85.0
  16A1                                                                                   16,000,000        11/29/2005
  16A2                                                                                    7,050,000        11/29/2005
  16A3                                                                                    4,700,000        11/29/2005
  16A4                                                                                    2,700,000        11/29/2005
   17                62,640        2,025,372          2,005,144           1.29           32,000,000        12/16/2005           80.0
   18             1,139,245        1,708,345          1,652,345           1.15           34,500,000         1/31/2006           67.7
   19               176,824        2,587,137          2,374,328           1.23           38,300,000          2/3/2006           59.4
   20             6,838,589        2,400,648          2,031,079           1.43           29,000,000         8/22/2005           70.4
   21               736,189        1,450,897          1,352,249           1.24           24,500,000        11/21/2005           75.5
   22             1,458,088        1,645,767          1,549,435           1.24           25,200,000        10/18/2005           72.2
   23             1,556,450        1,731,174          1,589,214           1.26           22,600,000        11/14/2005           79.6
   24             1,579,314        1,876,925          1,774,925           1.36           22,300,000         11/1/2007           80.0
   25               862,664        1,256,733          1,192,242           1.20           21,900,000        12/21/2005           77.5
   26             1,487,516        1,373,473          1,301,073           1.48           19,800,000         10/3/2005           80.0
   27               952,967        1,334,543          1,265,073           1.21           22,400,000        10/27/2005           65.8
   28             3,210,886        1,512,998          1,324,043           1.32           18,800,000         12/1/2005           75.0
  28A1                                                                                   10,500,000         12/1/2005
  28A2                                                                                    8,300,000         12/1/2005
   29               967,630        1,168,118          1,117,318           1.20           17,350,000        10/19/2005           78.4
   30             1,785,426        2,403,551          2,094,431           2.49           27,100,000        12/20/2005           44.8
   31             2,647,903        1,568,284          1,399,637           1.52           17,200,000        11/17/2005           69.8
   32               502,574          896,860            857,254           1.26           16,800,000         11/3/2005           69.9
   33               395,303        1,168,161          1,101,584           1.37           15,700,000         6/17/2005           74.4
   34               483,872        1,040,167            958,610           1.22           13,750,000          1/5/2006           80.0
   35               974,895        1,108,856          1,039,331           1.42           14,100,000        11/21/2005           75.9
   36               906,187          902,299            855,099           1.48           12,975,000         10/3/2005           80.0
   37               646,609        1,045,148            905,905           1.21           12,900,000         11/7/2005           77.3
   38             1,131,277        1,058,105            920,355           1.33           14,500,000          8/9/2005           67.3
   39               427,536          748,987            708,279           1.28           12,500,000        12/13/2005           78.0
   40               507,174        1,259,441          1,158,044           2.07           18,000,000         1/20/2006           53.9
   41               920,466        1,211,374          1,098,874           1.47           17,200,000         10/1/2005           54.9
   42               615,503          943,029            856,445           1.32           12,500,000         12/8/2005           74.1
   43             1,012,504          795,529            742,729           1.47           11,600,000         10/3/2005           78.4
   44               877,559          776,711            730,311           1.49           11,000,000         10/3/2005           80.0
   45               340,650          827,383            786,494           1.29           11,500,000         1/25/2006           76.1
   46               396,874          801,649            773,416           1.26           13,200,000          3/4/2006           65.5
   47             1,302,935          831,255            766,455           1.28           12,780,000         12/1/2005           67.3
   48               896,329          776,940            725,740           1.52           10,725,000         10/3/2005           80.0
   49               203,169          868,539            779,754           1.25           10,800,000        12/19/2005           78.9
   50             1,842,074        1,106,837            988,881           1.52           11,600,000        11/16/2005           73.1
   51               201,760          765,292            750,154           1.22           12,700,000        12/14/2005           66.1
   52               199,700          747,737            718,279           1.20           10,850,000         2/15/2006           77.4
   53               442,468          621,837            582,181           1.04           11,900,000          7/5/2005           69.3
   54               417,683        1,011,190            946,725           2.13           16,100,000        11/11/2005           49.7
   55             1,550,422          930,850            831,599           1.46           11,300,000        11/15/2005           66.4
   56               306,690          672,798            661,540           1.25           11,500,000         2/10/2006           64.2
   57               235,763          627,611            612,750           1.20            9,600,000         11/3/2005           74.3
   58               252,349          613,912            587,429           1.21            9,100,000         10/1/2005           76.9
   59               620,513          733,601            668,446           1.28           10,700,000         8/18/2005           65.4
   60               220,929          654,697            597,689           1.20            8,625,000        12/13/2005           80.2
   61               426,315          665,896            579,088           1.21            9,200,000        12/14/2005           75.0
   62             1,026,867          741,183            617,094           1.22           12,300,000         11/2/2005           54.9
   63             1,793,309          856,459            750,468           1.61            9,000,000         9/14/2005           74.8
   64               252,624          598,591            562,873           1.21            8,450,000         11/8/2005           79.1
   65               492,030          601,252            559,752           1.20            9,700,000        11/17/2005           68.6
   66               657,685          580,441            539,471           1.16            8,300,000          9/9/2005           80.0
   67               208,491          587,503            557,650           1.24            8,600,000        11/26/2005           75.5
   68               227,135          574,240            542,713           1.26            7,800,000        11/10/2005           79.0
   69               566,250          577,955            504,243           1.23            8,000,000         4/12/2005           77.0
   70               251,267          541,981            513,665           1.20            8,000,000        11/10/2005           76.4
   71             1,264,263          784,553            702,600           1.55            8,000,000         9/22/2005           74.9
   72               191,317          547,066            513,903           1.21            7,375,000        11/17/2005           80.0
   73               365,669          577,364            490,656           1.23            8,300,000        11/10/2005           69.9
   74               699,744          666,878            562,019           1.43            8,100,000         8/15/2005           70.4
   75               642,837          563,706            511,950           1.25            7,200,000         6/16/2005           79.1
   76               219,282          574,047            511,121           1.26            8,500,000          7/6/2005           64.6
   77               369,816          477,088            445,288           1.20            6,810,000         8/29/2005           79.0
   78               691,261          529,750            483,400           1.31            7,000,000         12/1/2005           76.4
   79               129,819          520,376            479,997           1.34            6,400,000         8/31/2005           78.0
   80             1,146,506          655,863            583,768           1.51            7,100,000          5/2/2005           68.8
   81             1,167,194          544,992            476,505           1.30            7,000,000         9/22/2005           69.2
   82               186,825          453,584            426,120           1.26            6,660,000         9/12/2005           71.7
   83               498,411          456,150            391,914           1.24            5,800,000        11/17/2005           79.3
   84               238,591          433,156            424,996           1.26            6,140,000         8/16/2005           74.4
   85               213,988          398,823            387,119           1.22            6,650,000        11/30/2005           68.4
   86               642,661          470,265            406,763           1.31            7,400,000        11/17/2005           60.7
   87                10,589          342,382            327,019           1.35            5,500,000        11/30/2005           76.4
   88                 9,150          295,849            293,626           1.20            5,240,000         8/26/2005           73.8
   89               166,244          530,826            468,307           1.70            7,600,000          6/2/2005           49.3
   90                29,169          281,785            280,153           1.24            4,700,000        11/16/2005           79.8
   91                13,313          277,236            275,599           1.32            4,400,000         11/9/2005           84.8
   92               294,052          317,386            311,323           1.24            4,900,000         12/8/2005           73.5
   93               192,237          328,172            319,328           1.29            4,740,000        11/30/2005           74.9
   94               122,392          349,778            317,900           1.25            4,550,000         12/1/2005           74.9
   95               127,261          303,770            286,022           1.21            4,750,000        10/24/2005           71.4
  95A1                                                                                    2,450,000        10/24/2005
  95A2                                                                                    2,300,000        10/24/2005
   96               329,928          326,981            298,481           1.22            4,400,000         8/24/2005           77.0
   97               184,747          354,297            303,162           1.25            4,500,000          1/5/2006           75.0
   98               344,136          362,495            330,694           1.30            4,550,000        10/24/2005           72.3
   99               221,352          344,430            303,766           1.37            5,260,000        11/18/2005           58.9
   100               66,833          261,797            253,812           1.20            3,900,000          1/8/2006           76.9
   101              198,770          294,161            286,561           1.31            4,200,000         7/26/2005           71.3
   102              174,992          314,336            273,815           1.25            4,700,000        11/21/2005           61.6
   103               87,237          257,286            230,195           1.21            3,600,000        10/18/2005           75.5
   104              190,062          240,738            230,688           1.32            3,420,000        11/29/2005           73.1
   105              169,037          225,311            216,446           1.29            3,200,000        11/29/2005           75.0
   106               89,869          247,151            228,220           1.30            3,300,000          1/6/2006           72.6
   107              730,703          348,485            305,317           1.75            3,300,000         9/12/2005           69.3
   108               84,881          242,284            212,864           1.32            2,750,000          1/9/2006           79.9
   109            1,058,988          359,619            302,875           1.65            3,150,000         7/10/2005           69.5
   110               39,122          206,191            194,779           1.31            2,700,000        11/30/2005           79.5
   111               83,480          183,809            171,583           1.20            2,820,000         4/30/2005           73.9
   112              293,768          195,366            177,366           1.22            2,600,000        11/17/2005           77.9
   113              162,949          211,369            183,624           1.32            2,600,000         12/8/2005           76.9
   114               43,516          190,920            181,945           1.34            2,725,000        11/21/2005           69.6
   115               84,122          176,776            163,718           1.30            2,450,000        11/21/2005           74.1
   116              132,502          164,523            150,273           1.24            2,132,000         8/31/2005           79.7
   117               56,378          159,840            156,640           1.31            2,175,000        10/26/2005           78.0
   118               37,895          161,076            150,604           1.27            2,500,000          1/4/2006           64.7
   119              222,682          152,416            144,166           1.33            2,270,000         6/15/2005           61.5
   120               57,041          124,410            113,994           1.25            1,400,000          4/1/2006           79.9
   121               59,209          172,646            151,201           1.47            1,690,000         2/24/2006           59.2
   122              143,555          214,616            197,862           2.77            2,840,000        11/17/2005           35.2
   123               22,220          104,579             95,463           1.30            1,700,000        12/21/2005           58.7
   124               27,515           99,531             87,253           1.25            1,650,000        12/23/2005           57.5

              SCHEDULED       HOSPITALITY                                                             SQ FEET,               UNIT
 CONTROL      MATURITY/         AVERAGE                 YEAR                           YEAR          PADS, ROOMS              OF
   NO.         LTV (%)       DAILY RATE ($)             BUILT                     RENOVATED         UNITS OR ACRE           MEASURE
------------------------------------------------------------------------------------------------------------------------------------

    1               67.9                0.0                      1968                  2003               908,299           Sq Feet
    2               46.5                0.0                      2005                   N/A               362,069           Sq Feet
    3               71.8                0.0                      1981                  2005               758,961           Sq Feet
    4               68.2                0.0                      1956      1972, 1991, 2005               844,175           Sq Feet
    5               60.5                0.0                 1984-1988                   N/A                 1,180           Units
    6               68.7              102.1                      1983                  2003                   486           Rooms
    7               34.7                0.0                      1989                   N/A               350,878           Sq Feet
    8               62.4              228.8                      1927            1999, 2000                   193           Rooms
    9               83.9                0.0                      1995               Ongoing               462,000           Sq Feet
   10               67.0                0.0                1963, 1973                  2002               324,341           Sq Feet
   11               71.9                0.0                   Various                   N/A                   536           Units
  11A1                                                           2005                   N/A                   128           Units
  11A2                                                           2002                   N/A                   120           Units
  11A3                                                           1998                   N/A                    66           Units
  11A4                                                           2004                   N/A                    58           Units
  11A5                                                           1999                   N/A                    48           Units
  11A6                                                           2002                   N/A                    48           Units
  11A7                                                           2002                   N/A                    35           Units
  11A8                                                           1994                   N/A                    20           Units
  11A9                                                     1992, 1996                   N/A                    13           Units
   12               68.4                0.0                   Various               Various               204,932           Sq Feet
  12A1                                                           1980               Ongoing                74,063           Sq Feet
  12A2                                                           1926                  1999                81,707           Sq Feet
  12A3                                                           1986               Ongoing                49,162           Sq Feet
   13               61.8                0.0                      1988                   N/A               198,874           Sq Feet
   14               73.5                0.0                      1965                  1999                   240           Units
   15               71.3                0.0                      2000                   N/A                   336           Units
   16               79.8                0.0                   Various               Various                   732           Units
  16A1                                                           1974                  2005                   336           Units
  16A2                                                           1970                   N/A                   184           Units
  16A3                                                           1971                   N/A                   129           Units
  16A4                                                           1966                   N/A                    83           Units
   17               74.9                0.0                      1986                   N/A               101,143           Sq Feet
   18               61.2                0.0                      1986                   N/A                   280           Units
   19               52.4                0.0                      1981                   N/A               414,016           Sq Feet
   20               59.3               91.2                      1982                   N/A                   317           Rooms
   21               68.0                0.0                      1987                   N/A                91,920           Sq Feet
   22               67.2                0.0                1978, 1980                   N/A                   447           Units
   23               71.6                0.0                      1986                   N/A                   520           Units
   24               75.0                0.0                 1972-1974                  2002                   408           Units
   25               72.3                0.0                      1989                  2000                86,560           Sq Feet
   26               80.0                0.0                      1980                  2003                   362           Units
   27               55.6                0.0    1998, 2000, 2002, 2005                   N/A                   554           Units
   28               71.2              106.0                      1998                   N/A                   158           Rooms
  28A1                                                           1998                   N/A                    88           Rooms
  28A2                                                           1998                   N/A                    70           Rooms
   29               72.9                0.0                      1984                   N/A                   254           Units
   30               39.4                0.0                      1983                  2005               207,908           Sq Feet
   31               53.9               77.2                1967, 1988             2003-2005                   214           Rooms
   32               69.9                0.0                      1921                   N/A                80,200           Sq Feet
   33               62.6                0.0                      1986                   N/A               114,616           Sq Feet
   34               74.8                0.0                      1980                   N/A                74,947           Sq Feet
   35               70.6                0.0                      1983                   N/A                   309           Units
   36               80.0                0.0                      1987                  2003                   236           Units
   37               59.4                0.0                 1971-1978                   N/A               316,460           Sq Feet
   38               57.0                0.0                      1940                  1986               114,667           Sq Feet
   39               73.8                0.0                      1986                   N/A                38,348           Sq Feet
   40               53.9                0.0                      1993                   N/A                90,121           Sq Feet
   41               47.8                0.0                1910, 1984                  1996               450,084           Sq Feet
   42               62.5                0.0                      1986                   N/A               121,369           Sq Feet
   43               78.4                0.0                      1985                  2003                   264           Units
   44               80.0                0.0                      1985                  2003                   232           Units
   45               68.4                0.0                      1988                   N/A               114,693           Sq Feet
   46               55.4                0.0                      1991                   N/A                38,970           Sq Feet
   47               62.7                0.0                      1973                  2004                   288           Units
   48               80.0                0.0                      1984                  2003                   256           Units
   49               63.3                0.0                      2000                   N/A               317,085           Sq Feet
   50               56.6               93.2                      2004                   N/A                   112           Rooms
   51               63.8                0.0                      2000                   N/A                18,569           Sq Feet
   52               65.5                0.0                      2005                   N/A                42,869           Sq Feet
   53               64.4                0.0                      1972                  2005                   127           Units
   54               49.7                0.0                      1909                  1988                72,000           Sq Feet
   55               51.1               82.9                      1988               Ongoing                   102           Room
   56               54.4                0.0                      2003                   N/A                75,058           Sq Feet
   57               63.1                0.0          1989, 1996, 1999                   N/A                99,075           Sq Feet
   58               64.6                0.0                      1930                  1995                12,500           Sq Feet
   59               52.0                0.0                      1987                   N/A                99,203           Sq Feet
   60               72.5                0.0                      1972                  2005               152,261           Sq Feet
   61               66.0                0.0                      1981             2004-2005                79,316           Sq Feet
   62               47.1                0.0                      1971                   N/A               135,042           Sq Feet
   63               62.8               79.2                      1999                   N/A                   122           Rooms
   64               66.6                0.0                      1994                   N/A                46,948           Sq Feet
   65               57.7                0.0                      1949                   N/A                   165           Units
   66               70.6                0.0                      1973                   N/A                   200           Units
   67               63.4                0.0                      1993                   N/A                61,779           Sq Feet
   68               66.5                0.0                      1977                   N/A                78,204           Sq Feet
   69               64.3                0.0                      1979                   N/A                   272           Units
   70               64.3                0.0                      1972                   N/A                81,176           Sq Feet
   71               57.5               90.8                      2002                   N/A                    83           Rooms
   72               65.9                0.0                      1977                  2001               211,009           Sq Feet
   73               58.6                0.0                      1983                   N/A                49,753           Sq Feet
   74               61.8                0.0                      1986                   N/A               128,570           Sq Feet
   75               60.1                0.0                      1974                  2001                   228           Units
   76               55.2                0.0                      1981                  1996               115,369           Sq Feet
   77               66.4                0.0                      2001                   N/A                   106           Units
   78               65.6                0.0                      1972                  2004                   206           Units
   79               66.2                0.0                      1988                   N/A                50,360           Sq Feet
   80               53.8               73.7                      1987             2002-2003                   101           Rooms
   81               53.2               61.8                      1998                   N/A                   100           Rooms
   82               60.7                0.0                1975, 1978                  2002                37,670           Sq Feet
   83               71.0                0.0                      1911                  1998                83,967           Sq Feet
   84               56.9                0.0          1989, 1991, 1994                   N/A                65,850           Sq Feet
   85               57.6                0.0                      1999                  2005                78,025           Sq Feet
   86               50.9                0.0                1973, 1975                   N/A                   254           Units
   87               76.4                0.0                      1973                  1992               102,422           Sq Feet
   88               73.8                0.0                      2005                   N/A                14,820           Sq Feet
   89               42.1                0.0                      1987                   N/A               145,331           Sq Feet
   90               79.8                0.0                      2005                   N/A                10,880           Sq Feet
   91               84.8                0.0                      2001                   N/A                10,908           Sq Feet
   92               61.8                0.0                      2002                   N/A                60,625           Sq Feet
   93               63.0                0.0                      1989                   N/A                58,959           Sq Feet
   94               68.8                0.0                      1964                   N/A                76,484           Sq Feet
   95               60.1                0.0                      2005                   N/A                29,150           Sq Feet
  95A1                                                           2005                   N/A                14,400           Sq Feet
  95A2                                                           2005                   N/A                14,750           Sq Feet
   96               65.5                0.0                      1965                  2004                   114           Units
   97               70.2                0.0                1987, 1989                   N/A                38,492           Sq Feet
   98               56.1                0.0                 1980-1982                   N/A                   120           Units
   99               55.1                0.0                      1984                   N/A                67,936           Sq Feet
   100              64.9                0.0                      2005                   N/A                12,150           Sq Feet
   101              60.8                0.0                      1970                  2004                   152           Pads
   102              47.3                0.0                      1960                  2000                60,800           Sq Feet
   103              63.6                0.0                      1984                   N/A                34,200           Sq Feet
   104              61.5                0.0                1986, 2005                   N/A                67,000           Sq Feet
   105              63.1                0.0                 2001-2003                   N/A                59,100           Sq Feet
   106              58.3                0.0                      2000                   N/A                55,000           Sq Feet
   107              53.6               67.8                      1994                   N/A                    66           Rooms
   108              64.1                0.0                      1974                   N/A                91,935           Sq Feet
   109              55.5               52.3                      1973               Ongoing                   125           Room
   110              66.8                0.0                      2000                   N/A                20,560           Sq Feet
   111              62.2                0.0                      2001                   N/A                10,920           Sq Feet
   112              69.0                0.0                      1965                   N/A                    72           Units
   113              67.7                0.0               1984 - 1986                   N/A                24,950           Sq Feet
   114              59.0                0.0                      2003                   N/A                10,163           Sq Feet
   115              62.3                0.0                      1960                  1984                19,399           Sq Feet
   116              67.5                0.0                      1910                  1988                    57           Units
   117              65.8                0.0                      2005                   N/A                    16           Units
   118              52.0                0.0                      2000                   N/A                30,000           Sq Feet
   119              52.8                0.0                      1972                   N/A                   165           Pads
   120              63.1                0.0                2003, 2006                   N/A                11,194           Sq Feet
   121              26.7                0.0                      1974                  1978                45,045           Sq Feet
   122              29.8                0.0                1978, 1984                   N/A                55,567           Sq Feet
   123              47.2                0.0                      1999                   N/A                30,618           Sq Feet
   124              46.2                0.0                      1999                   N/A                30,408           Sq Feet

               LOAN                                  RENT                                                   LARGEST
 CONTROL       PER             OCCUPANCY             ROLL            OWNERSHIP                               TENANT
   NO.         UNIT       PERCENTAGE (%) (47)        DATE             INTEREST                                NAME
------------------------------------------------------------------------------------------------------------------------------------

    1             321                    99.0       12/1/2005      Leasehold                Soros Fund Management LLC
    2             292                   100.0        2/1/2006      Fee Simple               U.S. Securities and Exchange Commission
    3             126                    87.9        1/1/2006      Fee Simple               Boston Consulting Group, Inc.
    4             113                    88.7      12/29/2005      Fee Simple               J.C. Penney
    5          50,847                    94.7      12/21/2005      Fee Simple               N/A
    6         121,399                    79.5       9/30/2005      Fee Simple               N/A
    7             161                    82.8       11/1/2005      Leasehold                UBS Securities, LLC
    8         284,974                    86.8      12/31/2005      Leasehold                N/A
    9             114                   100.0       2/14/2006      Fee Simple               Rockwell Automation, Inc.
   10             123                    94.2       1/10/2006      Fee Simple/Leasehold     The City of San Diego
   11          69,496                    98.9       2/28/2006      Fee Simple               N/A
  11A1                                   96.9       2/28/2006      Fee Simple               N/A
  11A2                                   99.2       2/28/2006      Fee Simple               N/A
  11A3                                  100.0       2/28/2006      Fee Simple               N/A
  11A4                                  100.0       2/28/2006      Fee Simple               N/A
  11A5                                   97.9       2/28/2006      Fee Simple               N/A
  11A6                                  100.0       2/28/2006      Fee Simple               N/A
  11A7                                  100.0       2/28/2006      Fee Simple               N/A
  11A8                                  100.0       2/28/2006      Fee Simple               N/A
  11A9                                  100.0       2/28/2006      Fee Simple               N/A
   12             166                    81.2        3/1/2006      Fee Simple               Dacra Development Corporation
  12A1                                   75.5        3/1/2006      Fee Simple               Gibson Guitar Corp.
  12A2                                   80.6        3/1/2006      Fee Simple               Hunt Enterprises of Illinois, Inc.
  12A3                                   90.5        3/1/2006      Fee Simple               Poliform USA, Inc.
   13             166                    84.6        2/2/2006      Fee Simple               Altadis U.S.A, Inc.
   14         131,250                   100.0       1/10/2006      Fee Simple               N/A
   15          79,464                    96.7       1/31/2006      Fee Simple               N/A
   16          35,359                    94.1                      Fee Simple               N/A
  16A1                                   95.8       11/1/2005      Fee Simple               N/A
  16A2                                   93.5       11/9/2005      Fee Simple               N/A
  16A3                                   89.9       11/9/2005      Fee Simple               N/A
  16A4                                   92.8       11/7/2005      Fee Simple               N/A
   17             253                   100.0        2/1/2006      Fee Simple               Interval International, Inc.
   18          83,393                    89.6       2/28/2006      Fee Simple               N/A
   19              55                    80.7       2/15/2006      Fee Simple               IBM Corporation
   20          64,393                    65.2       9/30/2005      Fee Simple               N/A
   21             201                    96.0        1/1/2006      Fee Simple               RER Solutions, Inc.
   22          40,716                    93.5      11/10/2005      Fee Simple               N/A
   23          34,615                    92.1      11/11/2005      Fee Simple               N/A
   24          43,725                    94.1       12/1/2005      Fee Simple               N/A
   25             196                   100.0        1/1/2006      Fee Simple               Feld Entertainment, Inc.
   26          43,757                    93.9      10/31/2005      Fee Simple               N/A
   27          26,589                    81.8       1/11/2006      Fee Simple               N/A
   28          89,241                    76.9      11/30/2005      Fee Simple               N/A
  28A1                                   76.7      11/30/2005      Fee Simple               N/A
  28A2                                   77.0      11/30/2005      Fee Simple               N/A
   29          53,543                    93.3      11/10/2005      Fee Simple               N/A
   30              58                   100.0       12/5/2005      Fee Simple               Noble Energy
   31          56,075                    67.4      10/31/2005      Fee Simple               N/A
   32             147                    91.3       11/3/2005      Fee Simple               Nic Mar Printing, Inc.
   33             102                   100.0       9/13/2005      Fee Simple               Food Lion
   34             147                    96.8        2/2/2006      Fee Simple               Phillips Graduate Institute
   35          34,628                    97.1       12/8/2005      Fee Simple               N/A
   36          43,983                    96.6       11/1/2005      Fee Simple               N/A
   37              31                    74.3      12/29/2005      Fee Simple               Guardian Automotive
   38              85                    91.3      10/31/2005      Fee Simple               Broadwing Communications LLC
   39             254                   100.0      11/28/2005      Fee Simple               CF Real Estate Loans, Inc.
   40             108                    99.8       1/12/2006      Leasehold                Glens Falls Hospital
   41              21                   100.0        1/1/2006      Fee Simple               Moishe's Guarantee Asset Management, LLC
   42              76                    91.0       1/11/2006      Fee Simple               Cinemark Movies
   43          34,470                    96.2      10/31/2005      Fee Simple               N/A
   44          37,931                    94.4      10/31/2005      Fee Simple               N/A
   45              76                   100.0       1/17/2006      Fee Simple               TJX Companies, Inc.
   46             222                    84.1       3/21/2006      Fee Simple               Petco Animal Supplies
   47          29,861                    92.0       12/8/2005      Fee Simple               N/A
   48          33,516                    95.3      10/31/2005      Fee Simple               N/A
   49              27                   100.0        2/1/2006      Fee Simple               Interline, Inc.
   50          75,757                    68.4      10/31/2005      Fee Simple               N/A
   51             452                   100.0        3/6/2006      Fee Simple               Lou & Mickey's
   52             196                    83.6       3/15/2006      Fee Simple               Panera Bread
   53          64,961                    83.5      12/31/2005      Fee Simple               N/A
   54             111                   100.0       11/1/2005      Fee Simple               Leo D. Bernstein & Sons, Inc.
   55          73,529                    87.9       9/30/2005      Fee Simple               N/A
   56              98                    78.2       2/28/2006      Fee Simple               N/A
   57              72                    93.7      12/12/2005      Fee Simple               N/A
   58             560                    97.6        3/1/2006      Fee Simple               Blum & Weprin Associates
   59              71                    79.9      11/18/2005      Fee Simple               Academy of Cosmotology
   60              45                   100.0       12/1/2005      Fee Simple               Commercial Roofing Specialties, Inc.
   61              87                    97.7      12/12/2005      Fee Simple               Pulaski Bank
   62              50                    79.6       1/30/2006      Fee Simple               Miami-Dade County
   63          55,160                    74.9       8/31/2005      Fee Simple               N/A
   64             142                   100.0       12/5/2005      Fee Simple               Ross Stores, Inc.
   65          40,303                    94.6        1/5/2006      Fee Simple               N/A
   66          33,200                    89.5        3/7/2006      Fee Simple               N/A
   67             105                   100.0        2/1/2006      Fee Simple               Publix Super Market
   68              79                    99.9       11/3/2005      Fee Simple               Safeway Inc.
   69          22,645                    87.1       1/31/2006      Fee Simple               N/A
   70              75                    97.8       11/3/2005      Fee Simple               Basha's Inc Store
   71          72,158                    74.5      10/31/2005      Fee Simple               N/A
   72              28                   100.0      12/30/2005      Fee Simple               Boise Cascade
   73             117                    90.7       2/13/2006      Fee Simple               Arbor E & T
   74              44                    84.9        1/1/2006      Fee Simple               State of Tennessee (Department of Labor
                                                                                            and Workforce Development)
   75          24,973                    84.6       1/31/2006      Fee Simple               N/A
   76              48                    98.5        9/1/2005      Fee Simple               Red Apple Grocery Store
   77          50,723                    97.2        9/1/2005      Fee Simple               N/A
   78          25,971                    93.2       12/8/2005      Fee Simple               N/A
   79              99                   100.0       2/10/2006      Fee Simple               Electostatic Painting
   80          48,371                    64.7       9/30/2005      Fee Simple               N/A
   81          48,412                    72.9      10/31/2005      Fee Simple               N/A
   82             127                   100.0       9/28/2005      Fee Simple               Sunshine Day Care
   83              55                    99.6       2/14/2006      Fee Simple               State Dept of Social And Rehab
   84              69                    90.4       11/7/2005      Fee Simple/Leasehold     N/A
   85              58                    81.9      11/22/2005      Fee Simple               N/A
   86          17,692                    81.9        1/3/2006      Fee Simple               N/A
   87              41                   100.0       12/8/2005      Fee Simple               Wells Fargo Bank, N.A.
   88             261                   100.0       1/27/2006      Fee Simple               Walgreen Co.
   89              26                    97.9        2/1/2006      Fee Simple               Variety Stores, Inc. (dba Rose's)
   90             345                   100.0       1/30/2006      Fee Simple               Hook SupeRx, Inc. (CVS Pharmacy, Inc.)
   91             342                   100.0        7/1/2005      Fee Simple               EDC Drug Stores, Inc.
   92              59                    88.0        1/9/2006      Fee Simple               N/A
   93              60                    91.2      11/22/2005      Fee Simple               N/A
   94              45                   100.0      12/31/2005      Fee Simple               Farmers Furniture- Warehouse Home
                                                                                            Furnishings Distributors
   95             116                    84.6      11/20/2005      Fee Simple               N/A
  95A1                                   68.9      11/20/2005      Fee Simple               Shoe Show
  95A2                                  100.0      11/20/2005      Fee Simple               Shoe Show
   96          29,705                    93.0       2/10/2006      Fee Simple               N/A
   97              88                    94.3        2/8/2006      Fee Simple               Avon Family Medicine
   98          27,416                    97.5      11/18/2005      Fee Simple               N/A
   99              46                    86.6       2/16/2006      Fee Simple               Duckwall-Alco Stores
   100            247                    87.3       2/15/2006      Fee Simple               T-Mobile
   101         19,695                    82.2      11/17/2005      Fee Simple               N/A
   102             48                   100.0       1/12/2006      Fee Simple               RWZ Stairs & Rails
   103             79                    97.0        2/1/2006      Fee Simple               Copeland's Carpets & More
   104             37                    86.9      11/22/2005      Fee Simple               N/A
   105             41                    82.7      11/22/2005      Fee Simple               N/A
   106             44                   100.0        2/1/2006      Fee Simple               Interline, Inc.
   107         34,640                    65.5       7/31/2005      Fee Simple               N/A
   108             24                    88.4        2/1/2006      Fee Simple               Interline, Inc.
   109         17,510                    57.7      12/31/2005      Fee Simple               N/A
   110            104                   100.0       2/20/2006      Fee Simple               Dollar Tree Stores
   111            191                   100.0        3/2/2006      Fee Simple               Car Toys
   112         28,125                    97.2       12/1/2005      Fee Simple               N/A
   113             80                   100.0       1/16/2006      Fee Simple               Communication Service for the Deaf, Inc.
   114            187                    85.7       12/8/2005      Fee Simple               Tuffy Auto Service
   115             94                   100.0      12/20/2005      Fee Simple               Armata's Grocer
   116         29,825                    93.0       12/1/2005      Fee Simple               N/A
   117        106,012                    93.8      12/22/2005      Fee Simple               N/A
   118             54                   100.0        2/1/2006      Fee Simple               Interline, Inc.
   119          8,459                    94.5      11/18/2005      Fee Simple               N/A
   120            100                   100.0       1/30/2006      Fee Simple               ADA Tampa Bay, Inc. (aka FGL)
   121             22                   100.0       3/14/2006      Fee Simple               Alcom Building Components, Inc.
   122             18                    84.8      12/19/2005      Fee Simple               N/A
   123             33                   100.0        2/1/2006      Fee Simple               Interline, Inc.
   124             31                   100.0        2/1/2006      Fee Simple               Interline, Inc. (subleased to Southwest
                                                                                            Tire Distributor)

                  LARGEST                 LARGEST                                2ND LARGEST                        2ND LARGEST
 CONTROL        TENANT AREA             TENANT LEASE                               TENANT                           TENANT AREA
   NO.        LEASED (SQ. FT.)           EXP. DATE                                  NAME                          LEASED (SQ. FT.)
------------------------------------------------------------------------------------------------------------------------------------

    1                   95,260             6/30/2015            Central Parking System of New York, Inc.                    69,633
    2                  362,069              1/6/2020            N/A                                                            N/A
    3                   88,664             1/31/2010            Orbitz, LLC                                                 66,663
    4                  151,738             8/31/2011            Value City                                                 140,000
    5                      N/A                   N/A            N/A                                                            N/A
    6                      N/A                   N/A            N/A                                                            N/A
    7                   42,844             10/5/2015            Satellite Asset Management, L.P.                            40,888
    8                      N/A                   N/A            N/A                                                            N/A
    9                  462,000             11/8/2020            N/A                                                            N/A
   10                  136,321             3/31/2014            Neil, Dymott, Frank, Harrison & McFall APLC                 23,908
   11                      N/A                   N/A            N/A                                                            N/A
  11A1                     N/A                   N/A            N/A                                                            N/A
  11A2                     N/A                   N/A            N/A                                                            N/A
  11A3                     N/A                   N/A            N/A                                                            N/A
  11A4                     N/A                   N/A            N/A                                                            N/A
  11A5                     N/A                   N/A            N/A                                                            N/A
  11A6                     N/A                   N/A            N/A                                                            N/A
  11A7                     N/A                   N/A            N/A                                                            N/A
  11A8                     N/A                   N/A            N/A                                                            N/A
  11A9                     N/A                   N/A            N/A                                                            N/A
   12                   23,081             1/31/2018            Hunt Enterprises of Illinois, Inc.                          21,439
  12A1                  12,065             7/31/2010            Campaniello Imports of Florida, Inc.                         9,490
  12A2                  21,439             4/30/2010            Dacra Development Corporation                               17,483
  12A3                   6,778             4/14/2011            HausScape Inc.                                               5,708
   13                   37,128             4/30/2013            Brown & Brown, Inc.                                         30,044
   14                      N/A                   N/A            N/A                                                            N/A
   15                      N/A                   N/A            N/A                                                            N/A
   16                      N/A                   N/A            N/A                                                            N/A
  16A1                     N/A                   N/A            N/A                                                            N/A
  16A2                     N/A                   N/A            N/A                                                            N/A
  16A3                     N/A                   N/A            N/A                                                            N/A
  16A4                     N/A                   N/A            N/A                                                            N/A
   17                  100,723            12/31/2020            Cingular Wireless                                              420
   18                      N/A                   N/A            N/A                                                            N/A
   19                  334,016              1/9/2011            N/A                                                            N/A
   20                      N/A                   N/A            N/A                                                            N/A
   21                   12,749             4/30/2010            KForce, Inc.                                                 9,691
   22                      N/A                   N/A            N/A                                                            N/A
   23                      N/A                   N/A            N/A                                                            N/A
   24                      N/A                   N/A            N/A                                                            N/A
   25                   78,889             2/28/2018            Shamshiry, Inc.                                              3,140
   26                      N/A                   N/A            N/A                                                            N/A
   27                      N/A                   N/A            N/A                                                            N/A
   28                      N/A                   N/A            N/A                                                            N/A
  28A1                     N/A                   N/A            N/A                                                            N/A
  28A2                     N/A                   N/A            N/A                                                            N/A
   29                      N/A                   N/A            N/A                                                            N/A
   30                  163,462             4/30/2013            Houston TPA                                                 32,065
   31                      N/A                   N/A            N/A                                                            N/A
   32                   10,000             1/31/2012            Yong Ming International Corp.                               10,000
   33                   43,000             1/31/2021            Dollar Tree Stores                                          10,450
   34                   37,523             8/31/2008            Magical Empire Realty, Inc.                                  3,696
   35                      N/A                   N/A            N/A                                                            N/A
   36                      N/A                   N/A            N/A                                                            N/A
   37                   46,000             9/30/2006            The John Christian Company                                  30,604
   38                   22,600             8/31/2008            Arco Construction                                           13,720
   39                   23,658             4/30/2012            Physiotherapy Associates, Inc.                               5,242
   40                   84,538             4/30/2041            Dr. Christopher Hoy                                          2,497
   41                  287,800             2/12/2021            GRM Information Management, Inc.                           153,000
   42                   49,642             2/28/2013            The Evergreen Restaurant                                     9,200
   43                      N/A                   N/A            N/A                                                            N/A
   44                      N/A                   N/A            N/A                                                            N/A
   45                   49,643            11/30/2015            Beall's Outlet                                              30,760
   46                    8,600             6/30/2008            Jennifer Convertible                                         2,998
   47                      N/A                   N/A            N/A                                                            N/A
   48                      N/A                   N/A            N/A                                                            N/A
   49                  317,085             6/30/2011            N/A                                                            N/A
   50                      N/A                   N/A            N/A                                                            N/A
   51                    8,702             5/30/2015            Avitatt Furniture                                            2,271
   52                    4,500            12/31/2015            Case Selects Wines                                           4,405
   53                      N/A                   N/A            N/A                                                            N/A
   54                    6,000             4/30/2007            BCI/Godlove Serow & Sindlinger, Inc.                         6,000
   55                      N/A                   N/A            N/A                                                            N/A
   56                      N/A                   N/A            N/A                                                            N/A
   57                      N/A                   N/A            N/A                                                            N/A
   58                    2,500            10/31/2006            Dr. Susanna Neumann                                          2,500
   59                    7,583            12/31/2009            Shells of Kissimmee, Inc.                                    7,484
   60                   78,308            11/30/2012            Miller Zell Display, Inc.                                   23,692
   61                   10,045            10/31/2008            K.C. Title Co., Inc.                                         7,105
   62                   15,060             6/30/2010            Comprehensive Medical Insurance & Billing, Inc    .          3,209
   63                      N/A                   N/A            N/A                                                            N/A
   64                   25,500             1/31/2010            Blockbuster Video                                            6,808
   65                      N/A                   N/A            N/A                                                            N/A
   66                      N/A                   N/A            N/A                                                            N/A
   67                   42,112              1/1/2013            Walgreen's                                                  14,080
   68                   36,953            11/30/2007            Walgreen                                                    12,080
   69                      N/A                   N/A            N/A                                                            N/A
   70                   45,435             4/30/2013            Peter Piper Pizza                                            8,500
   71                      N/A                   N/A            N/A                                                            N/A
   72                  158,742             2/28/2011            Plywood Sales, Inc.                                         52,267
   73                   11,684             3/31/2007            T.M.A.D. Engineers, Inc.                                    11,096
   74                   38,404            12/31/2015            State of Tennessee (Worker's Comp)                          14,550
   75                      N/A                   N/A            N/A                                                            N/A
   76                   19,934             4/15/2009            Murphy's Home Furnishings                                   10,356
   77                      N/A                   N/A            N/A                                                            N/A
   78                      N/A                   N/A            N/A                                                            N/A
   79                    5,820             7/31/2013            MG Tile & Stone, Inc.                                        5,820
   80                      N/A                   N/A            N/A                                                            N/A
   81                      N/A                   N/A            N/A                                                            N/A
   82                    9,720             2/28/2008            Yaspan, Robert                                               9,500
   83                   46,734             3/31/2006            Kansas Department on Aging                                  36,864
   84                      N/A                   N/A            N/A                                                            N/A
   85                      N/A                   N/A            N/A                                                            N/A
   86                      N/A                   N/A            N/A                                                            N/A
   87                  102,422            12/31/2015            N/A                                                            N/A
   88                   14,820            10/31/2080            N/A                                                            N/A
   89                   45,495             4/16/2007            Food Lion, LLC                                              32,040
   90                   10,880             1/31/2026            N/A                                                            N/A
   91                   10,908             1/24/2026            N/A                                                            N/A
   92                      N/A                   N/A            N/A                                                            N/A
   93                      N/A                   N/A            N/A                                                            N/A
   94                   22,000             8/31/2007            Aaron Rents                                                 11,348
   95                      N/A                   N/A            N/A                                                            N/A
  95A1                   5,120             7/31/2010            Dollar World                                                 3,200
  95A2                   5,200             6/30/2010            Cato                                                         4,160
   96                      N/A                   N/A            N/A                                                            N/A
   97                    5,840            12/31/2006            Teleservices Direct                                          5,745
   98                      N/A                   N/A            N/A                                                            N/A
   99                   26,753             9/30/2009            Mountain Timber Furnishing                                   5,864
   100                   2,800             5/31/2010            Super Suppers                                                1,875
   101                     N/A                   N/A            N/A                                                            N/A
   102                  16,750             1/31/2009            Lakewood Cheder                                             12,000
   103                   2,400             4/30/2006            First Capital Investments                                    2,400
   104                     N/A                   N/A            N/A                                                            N/A
   105                     N/A                   N/A            N/A                                                            N/A
   106                  55,000            10/31/2009            N/A                                                            N/A
   107                     N/A                   N/A            N/A                                                            N/A
   108                  42,837             3/31/2010            OSGO Furniture                                              20,363
   109                     N/A                   N/A            N/A                                                            N/A
   110                   5,000            11/30/2011            Hibbett Sporting Goods                                       5,000
   111                   5,500             6/30/2011            Sprint Corp.                                                 2,470
   112                     N/A                   N/A            N/A                                                            N/A
   113                   6,324             9/30/2010            TSE, Inc.                                                    6,282
   114                   4,213             3/31/2024            Sang & Soon Seol (Dewey Cleaner)                             1,800
   115                   8,320             5/14/2007            Bottle Shop                                                  7,489
   116                     N/A                   N/A            N/A                                                            N/A
   117                     N/A                   N/A            N/A                                                            N/A
   118                  30,000             9/30/2009            N/A                                                            N/A
   119                     N/A                   N/A            N/A                                                            N/A
   120                  11,194             5/31/2009            N/A                                                            N/A
   121                  45,045             3/17/2021            N/A                                                            N/A
   122                     N/A                   N/A            N/A                                                            N/A
   123                  30,618             8/31/2008            N/A                                                            N/A
   124                  30,408            12/31/2009            N/A                                                            N/A

             2ND LARGEST             3RD LARGEST                      3RD LARGEST           3RD LARGEST
 CONTROL    TENANT LEASE                TENANT                        TENANT AREA          TENANT LEASE      CONTROL       FOOTNOTE
   NO.         EXP. DATE                 NAME                      LEASED (SQ. FT.)          EXP. DATE         NO.           NO.
------------------------------------------------------------------------------------------------------------------------------------

    1          8/31/2012    New Line Realty of New York, Inc.                69,232           6/30/2017         1             (1)
    2                N/A    N/A                                                 N/A                 N/A         2             (2)
    3          4/30/2009    Continental Casualty Company                     65,691           6/30/2006         3             (3)
    4         11/30/2009    Sears                                            87,734          10/15/2011         4             (4)
    5                N/A    N/A                                                 N/A                 N/A         5             (5)
    6                N/A    N/A                                                 N/A                 N/A         6             (6)
    7          3/31/2011    Merrill Lynch, Pierce, Fenner and                35,708           5/31/2016         7             (7)
                            Smith, Inc.
    8                N/A    N/A                                                 N/A                 N/A         8             (8)
    9                N/A    N/A                                                 N/A                 N/A         9             (9)
   10         12/31/2012    CardioNet                                        19,929           8/31/2006         10           (10)
   11                N/A    N/A                                                 N/A                 N/A         11           (11)
  11A1               N/A    N/A                                                 N/A                 N/A        11A1
  11A2               N/A    N/A                                                 N/A                 N/A        11A2
  11A3               N/A    N/A                                                 N/A                 N/A        11A3
  11A4               N/A    N/A                                                 N/A                 N/A        11A4
  11A5               N/A    N/A                                                 N/A                 N/A        11A5
  11A6               N/A    N/A                                                 N/A                 N/A        11A6
  11A7               N/A    N/A                                                 N/A                 N/A        11A7
  11A8               N/A    N/A                                                 N/A                 N/A        11A8
  11A9               N/A    N/A                                                 N/A                 N/A        11A9
   12          4/30/2010    Gibson Guitar Corp.                              12,065           7/31/2010         12           (12)
  12A1         6/30/2012    British Khaki Furniture of FL., Inc.              8,205           6/30/2010        12A1
  12A2         1/31/2018    European Design, Inc.                             8,101           6/30/2016        12A2
  12A3        11/30/2007    Dacra Development Corporation                     5,598           4/30/2009        12A3
   13          9/30/2010    CITCO Technology Mgmt, Inc.                      19,211          12/31/2009         13           (13)
   14                N/A    N/A                                                 N/A                 N/A         14           (14)
   15                N/A    N/A                                                 N/A                 N/A         15           (15)
   16                N/A    N/A                                                 N/A                 N/A         16
  16A1               N/A    N/A                                                 N/A                 N/A        16A1
  16A2               N/A    N/A                                                 N/A                 N/A        16A2
  16A3               N/A    N/A                                                 N/A                 N/A        16A3
  16A4               N/A    N/A                                                 N/A                 N/A        16A4
   17          11/1/2011    N/A                                                 N/A                 N/A         17           (16)
   18                N/A    N/A                                                 N/A                 N/A         18           (17)
   19                N/A    N/A                                                 N/A                 N/A         19           (44)
   20                N/A    N/A                                                 N/A                 N/A         20
   21          1/31/2007    Carteret Mortgage                                 5,940           1/31/2008         21           (18)
   22                N/A    N/A                                                 N/A                 N/A         22
   23                N/A    N/A                                                 N/A                 N/A         23
   24                N/A    N/A                                                 N/A                 N/A         24           (19)
   25          3/31/2011    Masterpiece, Inc.                                 3,131           3/31/2010         25           (20)
   26                N/A    N/A                                                 N/A                 N/A         26
   27                N/A    N/A                                                 N/A                 N/A         27           (21)
   28                N/A    N/A                                                 N/A                 N/A         28           (22)
  28A1               N/A    N/A                                                 N/A                 N/A        28A1
  28A2               N/A    N/A                                                 N/A                 N/A        28A2
   29                N/A    N/A                                                 N/A                 N/A         29
   30          7/31/2010    Republic Insurance                                8,488           4/30/2007         30           (23)
   31                N/A    N/A                                                 N/A                 N/A         31
   32          8/31/2006    New Concepts of New York LLC                      9,750           6/30/2007         32
   33         12/31/2010    Hollywood Video                                   7,218           1/31/2007         33
   34          1/31/2011    Pash & Benson International, LTD                  3,517           8/31/2010         34           (24)
   35                N/A    N/A                                                 N/A                 N/A         35
   36                N/A    N/A                                                 N/A                 N/A         36
   37          4/30/2007    Earle M. Jorgensen Company                       28,740           3/31/2009         37
   38          8/30/2013    Miracle Software                                 13,243           7/31/2006         38
   39          1/31/2008    Caremark RX, Inc. (National Media,                4,049           4/30/2007         39           (25)
                            Inc.)
   40         11/30/2014    GFH Employees Fed. Credit Union                   1,502           9/30/2009         40           (26)
   41          2/12/2021    Joseph Cory Holdings, LLC                         9,284           8/31/2008         41           (27)
   42         11/30/2008    Aaron Rents                                       7,000           7/11/2010         42
   43                N/A    N/A                                                 N/A                 N/A         43
   44                N/A    N/A                                                 N/A                 N/A         44
   45          4/30/2011    Natural Retail Group                              7,210           9/30/2009         45
   46          3/31/2008    The Casual Male, Inc.                             2,870          12/31/2016         46           (28)
   47                N/A    N/A                                                 N/A                 N/A         47
   48                N/A    N/A                                                 N/A                 N/A         48
   49                N/A    N/A                                                 N/A                 N/A         49
   50                N/A    N/A                                                 N/A                 N/A         50
   51         12/31/2007    Rocky Mountain Chocolate                          1,983           3/31/2007         51
   52          6/30/2010    Pancho's Place                                    3,353           9/30/2010         52           (29)
   53                N/A    N/A                                                 N/A                 N/A         53           (30)
   54         12/31/2009    Schoen Trimming Cord                              6,000           2/28/2008         54           (31)
   55                N/A    N/A                                                 N/A                 N/A         55
   56                N/A    N/A                                                 N/A                 N/A         56         (32, 44)
   57                N/A    N/A                                                 N/A                 N/A         57
   58          5/31/2007    Fifth Floor Assoc., Inc.                          2,500           1/31/2008         58
   59          7/31/2012    Oriental Seafood Buffet                           6,291           9/30/2007         59           (33)
   60          5/30/2007    H.S. Photo Processing, Inc.                      20,242           1/31/2008         60
   61          1/31/2011    Howmedica Osteonics Cor                           5,797           6/30/2010         61
   62          3/31/2007    Quality Service Realty, Inc.                      3,197          12/31/2007         62
   63                N/A    N/A                                                 N/A                 N/A         63
   64         11/30/2010    Famous Footwear                                   5,108           1/31/2010         64
   65                N/A    N/A                                                 N/A                 N/A         65
   66                N/A    N/A                                                 N/A                 N/A         66
   67          9/30/2012    El Rancho Mexicano                                2,787          12/31/2010         67
   68         11/30/2020    St. Mary's Thrift Shop                            4,550           7/31/2007         68
   69                N/A    N/A                                                 N/A                 N/A         69
   70          12/8/2008    Chung Im French                                   6,000           4/30/2008         70
   71                N/A    N/A                                                 N/A                 N/A         71
   72          9/30/2008    N/A                                                 N/A                 N/A         72
   73         12/31/2006    Formula                                           9,506           3/31/2012         73           (34)
   74         12/31/2014    CFP Group, L.L.C.                                14,025           6/30/2006         74           (35)
   75                N/A    N/A                                                 N/A                 N/A         75
   76          9/30/2007    Island Dance                                      7,871           9/30/2006         76           (36)
   77                N/A    N/A                                                 N/A                 N/A         77           (37)
   78                N/A    N/A                                                 N/A                 N/A         78
   79          5/30/2008    Palapa Depot, LLC                                 3,920           2/14/2010         79
   80                N/A    N/A                                                 N/A                 N/A         80
   81                N/A    N/A                                                 N/A                 N/A         81
   82          8/31/2008    SFV Comm Health                                   9,500           3/31/2008         82
   83          1/31/2013    N/A                                                 N/A                 N/A         83
   84                N/A    N/A                                                 N/A                 N/A         84
   85                N/A    N/A                                                 N/A                 N/A         85           (38)
   86                N/A    N/A                                                 N/A                 N/A         86
   87                N/A    N/A                                                 N/A                 N/A         87           (39)
   88                N/A    N/A                                                 N/A                 N/A         88           (40)
   89          2/28/2012    Belk                                             30,096           7/31/2010         89
   90                N/A    N/A                                                 N/A                 N/A         90
   91                N/A    N/A                                                 N/A                 N/A         91
   92                N/A    N/A                                                 N/A                 N/A         92
   93                N/A    N/A                                                 N/A                 N/A         93
   94         11/30/2006    Family Dollar                                    10,000           4/30/2010         94
   95                N/A    N/A                                                 N/A                 N/A         95
  95A1         12/8/2010    GameStop                                          1,600           1/31/2011        95A1
  95A2         1/31/2010    Dollar Store Services                             2,590           6/10/2010        95A2
   96                N/A    N/A                                                 N/A                 N/A         96           (41)
   97          8/31/2008    State of Indiana-Hendricks County                 5,469           6/30/2009         97
                            Division of Family & Children
   98                N/A    N/A                                                 N/A                 N/A         98
   99          6/30/2010    Grand County Custom Homes                         4,207          12/31/2006         99
   100         1/31/2011    Los Portales Bar and Grill                        1,735           1/31/2011        100
   101               N/A    N/A                                                 N/A                 N/A        101
   102         8/31/2007    Universal Recording                               7,442           8/31/2006        102
   103               MTM    National Express Tax                              2,400           5/31/2006        103
   104               N/A    N/A                                                 N/A                 N/A        104
   105               N/A    N/A                                                 N/A                 N/A        105
   106               N/A    N/A                                                 N/A                 N/A        106
   107               N/A    N/A                                                 N/A                 N/A        107
   108         6/14/2007    Fred Jones                                        9,500           2/29/2008        108
   109               N/A    N/A                                                 N/A                 N/A        109
   110         1/31/2010    Movie Gallery                                     4,800          12/31/2012        110
   111         8/31/2006    Clint Herzog                                      1,900           2/28/2011        111           (42)
   112               N/A    N/A                                                 N/A                 N/A        112
   113         3/31/2008    Bio-Medical Applications of MN                    6,000          11/30/2007        113
   114         5/31/2010    FHS One, Inc                                      1,500           4/30/2009        114
   115         6/30/2007    Subway                                            1,100           2/28/2010        115
   116               N/A    N/A                                                 N/A                 N/A        116
   117               N/A    N/A                                                 N/A                 N/A        117
   118               N/A    N/A                                                 N/A                 N/A        118
   119               N/A    N/A                                                 N/A                 N/A        119
   120               N/A    N/A                                                 N/A                 N/A        120
   121               N/A    N/A                                                 N/A                 N/A        121           (43)
   122               N/A    N/A                                                 N/A                 N/A        122
   123               N/A    N/A                                                 N/A                 N/A        123
   124               N/A    N/A                                                 N/A                 N/A        124

Footnotes to Annex A-1

(1)	888 Seventh Avenue

Original Balance and Cut-off Date Balance reflect the 888 Seventh Avenue Mortgage Loan (A2-Note). The 888 Seventh Avenue Non-Trust Loans totals $172,660,000. The 888 Seventh Avenue Loan Combination totals $318,554,000, of which $145,894,000 comprises the 888 Seventh Avenue Mortgage Loan.

Maturity Date Balance reflects the balance after month 120 of the 888 Seventh Avenue Mortgage Loan. At maturity the 888 Seventh Avenue Loan Combination is expected to have an outstanding principal balance of $318,554,000.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue pari passu Non-Trust Loan, totaling $291,788,000. The Original LTV and Cut-Off Date LTV of the 888 Seventh Avenue Loan Combination is approximately 74.1%. The LTV of the 888 Seventh Avenue Loan Combination at maturity is expected to be 74.1%.

U/W NCF DSCR is based on the initial principal balance of the 888 Seventh Avenue pari passu A-Notes and an interest rate of 5.705%, calculated on an actual/360 basis. The DSCR of the 888 Seventh Avenue Loan Combination is 1.10x, calculated based on an interest rate of 5.705% and an actual/360 basis.

The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.

During any reserve period the related borrower will be required to fund a monthly capital expenditure reserve in an annual amount equal to $0.30 per square foot, and a monthly rollover reserve in an annual amount equal to $2.98 per square foot until January 11, 2009 and $1.98 thereafter. In addition, during periods other than a Reserve Period, payment of the foregoing reserves (to the extent not expended at the Property) are guaranteed by a principal of the related borrower.

(2)	Station Place II

The SEC has the right to request additional tenant improvement payments by the related borrower to the SEC up to $35 per square foot. These funds are required to either be paid back by the SEC within one year or the rent increases in an amount sufficient to repay such that these amounts are repaid on a fully amortizing basis at 9.00% over the lease term. The Sponsors have guaranteed the payment of the total amount initially available to the SEC less the amount that has already been funded to them.

The SEC may assign up to three floors to a governmental or quasi-governmental agency, provided the assignee carries the full faith and credit of the US Government. If an assignment does not conform to these requirements, the assignment is required to be accompanied by a letter of credit (from an acceptable bank) or cash security equal to one year's rent for the assigned space and the SEC is required to resume its obligations under the lease upon re-delivery of the space.

Net Rent is equal to the base rent of $43.63 per square foot plus the ‘‘Service Agreement Rent’’. Service Agreement Rent is the amount by which operating expenses and real estate taxes for services provided by the related borrower at the property have increased over such expenses for the first year of the lease. The SEC has the right to offset against Service Agreement Rent if the related borrower defaults in providing utilities, services maintenance or repairs. The related borrower must fund a reserve in the amount of $88,214 per annum (for certain services which the landlord is required to provide under the lease) until the reserve reaches 5% of the net rent. In the event that the reserve has been drawn down, the related borrower, in order to maintain the 5% cap, is not required to deposit more than 2% of net rent in any one year.

(3)	200 South Wacker Drive

Tenant 1 Lease Expiration Date—Tenant 1—Boston Consulting Group, Inc.'s lease expiration includes 88,664 square feet of space which expires on 1/31/2010.

Tenant 2 Lease Expiration Date—Tenant 2—Orbitz, LLC's leases 66,663 square feet directly from the 200 South Wacker Property, LLC which expires on 11/30/2012. In addition, Orbitz, LLC subleases 44,169 square feet (not reflected in the above square footage) of the JP Morgan Chase Bank, N.A.'s space, which lease expires on 7/31/2007. Orbitz, LLC has a one-time right to terminate its lease effective 4/30/2009 upon a minimum of 12 month's prior notice and payment of a termination fee.

Tenant 3 Lease Expiration Date—Tenant 3—Continental Casualty Company's square footage includes 43,793 square feet of space which is sublet to three sub-tenants. Continental Casualty Company remains fully responsible for all of it's lease obligations. Continental Casualty Company has indicated that it will not be renewing its space when its lease expires on 6/30/2006.

(4)	Eastpoint Mall

Gross Square Feet—reflects gross leasable area of the entire mall including anchors and outparcel pads and related outparcel improvements which may not be part of the collateral.

Collateral square feet comprising the Eastpoint Mall Mortgaged Property consists of all of the anchor space with the exception of JCPenney, which owns its store, 266,701 square feet of in-line mall space and 123,996 square feet of certain outparcel improvements and other mall space. In addition, three outparcel pads, but not the tenant-owned improvements on these pads, are part of the collateral.

(5)	Spring Creek Apartments

Release Parcel—The related mortgage permits the release of the portion of the related mortgaged property known as Spring Creek Apartments Phase 4 subject to, among other things, (i) partial prepayment of the mortgage loan in an amount equal to or greater than $13,220,339 and payment of all prepayment premiums related thereto, (ii) the remaining portion of the mortgaged property having a loan-to-value ratio of no more than 65%, based on an appraisal obtained by the mortgagee, and (iii) the remaining property having a DSCR of at least 1.25x.

Appraised Value—Appraised value of $99,100,000 represents the aggregate of appraisal values of $76,000,000 for Phases 1-3 and $23,100,000 for Phase 4.

(6)	Marriot Hotel—Orlando Airport

Cut Off Date LTV, Balloon LTV—The prospective appraised value as of 11/1/2006 is $95,000,000, based upon assumed completion of renovation program.

(7)	623 Fifth Avenue

U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 623 Fifth Avenue Mortgaged Property is projected to be $9,485,384 and $8,299,107, respectively, based on the assumed lease up of currently vacant space at the appraiser's estimate of fair market rent and other lease up assumptions.

The 623 Fifth Avenue Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the 623 Fifth Avenue Pooled Portion and the 623 Fifth Avenue Non-Pooled Portion. The Cut-Off Date Principal Balance is based on the 623 Fifth Avenue Pooled Portion only. The cut-off date principal balance of the 623 Fifth Avenue Mortgage Loan (including the 623 Fifth Avenue Pooled Portion and the 623 Fifth Avenue Non-Pooled Portion) is $95,000,000.

U/W NCF DSCR—The U/W NCF DSCR Is calculated taking into account the 623 Fifth Avenue Pooled Portion (excluding the 623 Fifth Avenue Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire 623 Fifth Avenue Mortgage Loan, would be 1.11x (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

U/W NCF DSCR—The U/W NCF DSCR is based on in-place U/W Net Cash Flow. Based on projected U/W Net Cash flow of $8,299,107 the U/W NCF DSCR for the 623 Fifth Avenue Pooled Portion would be 2.17x, and the U/W NCF DSCR for the entire 623 Fifth Avenue Mortgage Loan would be 1.29x (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 623 Fifth Avenue Pooled Portion (excluding the 623 Fifth Avenue Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire 623 Fifth Avenue Mortgage Loan would be 65.5% (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

Tenant 1 Lease Expiration Date—Tenant 1—UBS Securities LLC's lease expiration includes 42,844 square feet which expires on 10/5/2015, with one 5 year renewal option.

Tenant 2 Lease Expiration Date—Tenant 2—Satellite Asset Management L.P.'s lease expiration includes 40,888 square feet which expires on 3/31/2011, with one 5 year renewal option.

Tenant 3 Lease Expiration Date—Tenant 3—Merrill Lynch, Pierce, Fenner & Smith Inc.'s lease expiration includes 35,708 square feet which expires on 5/31/2016, with one 5 year renewal option.

Merrill Lynch, Pierce, Fenner & Smith Inc. has an option to expand to the entire 33rd floor for a 10 year term with exercise notice by 3/31/2006 (or 45 days after landlord notifies tenant that landlord has a third party offer on the space).

Merrill Lynch, Pierce, Fenner & Smith Inc.'s lease provides for scheduled rent abatements through 5/16/2006. The rent per square foot reflects overall rent per square foot for all space leased excluding any scheduled rent abatements.

Merrill Lynch, Pierce, Fenner & Smith Inc. has the right to terminate all of its space on the 35th and 36th floors (21,383 square feet) on or after 5/17/2011 upon 12 months prior notice and payment of a termination fee. Merrill Lynch, Pierce, Fenner & Smith Inc. also has the right to terminate all of its space on the 34th floor (14,425 square feet) on or after 11/17/2010 provided that they are not in default and give 12 months prior notice and payment of a termination fee. If Merrill Lynch, Pierce, Fenner & Smith Inc. exercises its right to expand to the 33rd floor, they will have the right to terminate that space on or after the fifth anniversary of their new expanded lease commencement date after giving 12 months prior notice and payment of a termination fee.

(8)	Time Hotel

Average occupancy, average daily rate and revenue per available room for Time Hotel reflect the weighted average for the full year ending 12/31/2005.

U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Time Hotel Mortgaged Property is projected to be $6,633,901 and $6,011,479, respectively, based on the assumed stabilized occupancy per third-party appraisal and assumed increase in ADR reflecting the average of 2005 RevPar and budgeted 2006 RevPar.

U/W NCF DSCR—The U/W NCF DSCR Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow of $6,011,479, the U/W NCF DSCR for the Time Hotel Mortgage Loan would be 1.49x.

The property is subject to a ground lease that expires in 2045. Base rent payable under the Hotel ground lease was $800,000 for year 2004 and will increase to $1,000,000 for 2007-2011 with incremental increases of approximately 25% per every five years thereafter.

(9)	1 Allen Bradley Drive

Rockwell Automation, Inc. may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with 12 months prior notice and payment of one year of base rent.

(10)	1010 Second Avenue

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the first payment date of the Mortgage Loan and continuing until maturity, in the approximate amount of $54,280.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the first payment date of the Mortgage Loan through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

The mortgaged property includes 26,867 square feet of storage space, 409 square feet of mail room space and 257 square feet of common area space.

(11)	Queensbury Portfolio

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2011 payment date and continuing until maturity, in the approximate amount of $36,248.43, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in May 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(12)	Dacra Portfolio

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential lease-up at the mortgaged real properties. The amount of $7,500,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the potential lease-up, was escrowed at the closing of the mortgage loan in the form of a letter of credit. The $7,500,000 letter of credit is required to be released to the related borrower (in increments of no less than $1,000,000, and subject to certain requirements as indicated in the mortgage loan documentation) upon the then-current underwritten net cash flow providing a 1.20x DSCR, calculated on a 30-year amortization schedule. The related borrower may not draw down on the letter of credit during the first nine months of the term of the mortgage loan, unless Hunt Enterprises of Illinois, Inc.. has waived its termination option. The mortgaged real properties are currently 81.2% leased and 66.1% occupied, with current in place U/W NCF DSCR of 1.04x.

Current occupancy and current U/W NCF DSCR were calculated including tenants totaling 32,003 square feet, including Dacra Development Corporation (17,483 square feet at the Buick mortgaged real property), which have executed leases but have not yet taken occupancy. The amount of $1,750,000 was escrowed at the closing of the mortgage loan for tenant improvements related to the Dacra Development space at the Buick mortgaged real property, which is required to be released to the related borrower for tenant improvements.

Hunt Enterprised of Illinois, Inc. may terminate its lease at the end of month 90 of the lease term (April 30, 2007) upon 6 months prior notice. The amount of $750,000 was escrowed at the closing of the mortgage loan for potential rollover, which amount is required to be released to the related borrower in the event Hunt Enterprises of Illinois, Inc. does not exercise its termination option.

Gibson Guitar Corp,, Yoo Interior, Inc. and Salon de Quartierhas have each executed leases but have yet to take occupancy. The related borrower will escrow the amount of $85,000 at the closing of the mortgage loan which is equal to four months of rent. Such escrow is required to be released when, among other things, the tenants have taken occupancy and commenced paying full unabated rent.

(13)	Cypress Financial Center

Release Parcel—Borrower shall have the right to obtain the release of parcels V, VI, & VII of the subject property, over which Nautical Home Furnishings, Inc. has an option to purchase, in connection with the transfer of those release parcels to a third party. The aggregate release amount shall be equal to $292,000. The principal balance of the loan may be partially prepaid in the amount of the aggregate release amount together with payment of yield maintenance equal to 1% of that aggregate release amount.

Partial Prepayment—Following a partial prepayment of the Cypress Financial Center mortgage loan, the Required Monthly Principal and Interest Payment shall be recalculated based on the outstanding principal balance following such prepayment and an amortization period (based on an assumed 30-day month schedule) or 360 accrual periods minus the number of full accrual periods, if any, which shall have elapsed from and after February 11, 2009 through (i) the prepayment date, if the prepayment date is a scheduled monthly payment date and (ii) otherwise, the monthly payment date succeeding the prepayment date.

(14)	University Towers

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2011 payment date and continuing until maturity, in the amount of $35,094.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in April 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(15)	Rio Santa Fe Apartments

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity, in the amount of $28,674.64, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(16)	Advance Tower

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2011 payment date and continuing until maturity, in the amount of $27,386.38, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in April 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Interval International Inc.’s lease is guaranteed by a credit rated entity. A 100% cash flow sweep shall commence upon certain rating agency downgrades of the guarantor under the Interval International Inc. lease. All excess cash flow accumulated by means of such sweep is required to be deposited into a reserve account for tenant improvements and leasing commissions, the aggregate amount of which is capped at $2,000,000. In lieu of a cash flow sweep, the related borrower may (i) post a letter of credit from an ‘‘AA’’ rated bank in the amount of $2,000,000, or (ii) the related borrower may guarantee the amount of $2,000,000 provided, among other things, that certain net worth and liquidity requirements are met.

(17)	Maple Hill Apartments

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2009 payment date and continuing until maturity, in the amount of $26,420.51, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in May 2009 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments. The original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(18)	950 Herndon Parkway

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2009 payment date and continuing until maturity, in the amount of $22,043.53, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2009 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(19)	Meadows at Westbrook

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. Two letters of credit in the aggregate amount of $2,540,000, representing proceeds allocable to the cash flow differential between underwritten net cash flow on a trailing 12-month basis and annualized net cash flow on a trailing three-month basis, were posted at the closing of the mortgage loan. Additionally, Appraised Value, Original LTV, Current LTV and

Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of November 1, 2007. The ‘‘as-is’’ appraised value of $18,000,000 as of November 3, 2005 results in a current LTV and original LTV of 99.1% and maturity LTV of 92.9%. The $2,540,000 letters of credit are required to be released to the related borrower upon satisfaction of certain requirements, including, but not limited to: (i) completion of certain budgeted capital improvements of $2,000,000, (ii) achievement of a 1.20x DSCR on a trailing 12-month basis calculated on a 30-year amortization schedule, and (iii) an LTV of no greater than 80% of the mortgaged real property’s value at stabilization, as indicated in the mortgage loan documentation.

(20)	Westwood Office Center

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity, in the amount of $19,117.03, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Feld Entertainment, Inc. occupies multiple spaces at the mortgaged real property, with expiration dates as follows: 63,609 square feet on February 28, 2018 and 15,280 square feet on June 30, 2007. Feld Entertainment, Inc. has the option to terminate the lease with respect to the third floor premises (15,280 square feet) the earlier of (i) 18 months after the lease commencement date and (ii) any date specified by the landlord after September 2006. The amount of $600,000 was escrowed at the closing of the mortgage loan, representing proceeds attributable to the cash flow differential between current in-place cash flow and expected future cash flow based on the re-tenanting of the applicable space at a rate no less than $28 per square foot.

(21)	Green Caye

Size reflects total units at the mortgaged real property, which includes 194 townhomes,180 pads and 180 RV spaces. Not included in the size but included in the appraised value is 19,800 square feet of self-storage space.

(22)	Rocky Point Hotel Portfolio

Appraised Value—Appraised value of $18,800,000 represents the aggregate of appraisal values of $10,500,000 for Holiday Inn Express and $8,300,000 for Hampton Inn.

The related Borrower has provided a $1,000,000 letter of credit in relation to completion of property improvements before certain cut-off dates specified in the loan documents. The related borrower may request release of the $1,000,000 letter of credit following completion of property improvements and payment of all costs/expenses related hereto, among other conditions.

(23)	Northborough Tower

The Northborough Tower Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Northborough Tower Pooled Portion and the Northborough Tower Non-Pooled Portion. The cut-off date principal balance is based on the Northborough Tower Pooled Portion only. The Northborough Tower Mortgage Loan (including the Northborough Tower Pooled Portion and the Northborough Tower Non-Pooled Portion) is $21,000,000.

U/W NCF DSCR—The U/W NCF DSCR is calculated taking into account the Northborough Tower Pooled Portion (excluding the Northborough Tower Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow taking into account the entire Northborough Mortgage Loan would be 1.44x (including the Pooled and Non-Pooled Portion of the Northborough Tower Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Northbrough Tower Pooled Portion (excluding the Northborough Tower Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Northborough Tower Mortgage Loan would be 77.5% (including the Pooled and Non-Pooled Portion of the Northborough Tower Mortgage Loan).

(24)	5435 Balboa

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(25)	400 South Sepulveda

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2012 payment date and continuing until maturity, in the amount of $10,971.65, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2012 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Commencing in the third year of the mortgage loan, $37,200 per annum will be required to be deposited into a TI/LC reserve account and $7,860 per annum will be required to be deposited into a replacement reserve account. The amount of $225,000 was escrowed at the closing of the mortgage loan, which is required to be released in an amount equal to $18,750 per month beginning May 2006, provided that, among other things, Caremark is not in default of its lease. The amount of $50,000 was escrowed at closing of the mortgage loan (Parking Reserve), which is required to be released to the related borrower at such time as net annual parking revenues are at least $50,000.

In addition, $371,220 was escrowed at closing for tenant improvement and leasing commissions incurred with respect to the space demised by Remax, which is required to be released to the related borrower for expenses incurred in connection with the Remax lease.

(26)	Glens Falls Hospital Building

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(27)	Cory Building

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(28)	City Centre

Occupancy Percentage—A master lease was signed by the borrower to cover the leasing on 11,030 sq feet of space at the subject property. There is a 10 year signed lease on 7,300 sq. feet of space to Grand East Buffet as well as a 5 year lease on 2,230 sq. feet of space that has been signed by tenant Allan Iverson. Grande East Buffet's lease commenced on March 1, 2006 with seven months of free rent. Grand East Buffet is currently making improvements and is expected to take occupancy in June 2006. The master lease also covers 1,500 sq feet of vacant space at the subject property that has not yet been leased. The master lease is to ensure the subject property will receive $230,000 in additional base rent with pro-rata reimbursements. Without the Master Lease the physical occupany at the subject property would be 55.8%.

(29)	Parkway Commons

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as stabilized" value as of February 15, 2006. The "as is" appraised value of $10,650,000, as of November 10, 2005, results in a Current LTV and Original LTV of 78.9% and Maturity Date LTV of 66.7%.

(30)	Alderwood Apartments

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as stabilized" value as of July 5, 2005. The "as is" appraised value of $9,970,000, as of July 5, 2005, results in a Current LTV and Original LTV of 82.7% and Maturity Date LTV of 76.8%.

(31)	151 West 25th Street

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(32)	Kuakini Self Storage

U/W Net Cash Flow, and U/W NCF DSCR were calculated based on potential lease-up at the mortgaged real property. The amount of $865,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the potential lease-up, was escrowed at the closing of the mortgage loan. The amount of $865,000, is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.25x DSCR on a trailing twelve-month basis. Current U/W NCF DSCR is 1.10x.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(33)	La Mirada Plaza

Release Parcel—Borrower shall have the right, from time to time to obtain the release from the lien of the security instrument of each portion of the property described as Lot 1, Lot 2, and the "Grass Parcel" in connection with the transfer of each release parcels to a third party. The applicable release price shall be equal to $800,000 for each of the parcels described as Lot 1 and Lot 2 parcel, provided that there shall be no release price as required prepayment in connection with release of the 'Grass Parcel'. Following any partial prepayment of the La Mirada mortgage loan the Required Monthly Principal and Interest Payment shall be recalculated based on the outstanding principal balance following such prepayment and an amoritization period of 300 accrual periods minus the number of full accrual periods, if any, which shall have elapsed from and after December 11, 2015 through the prepayment date. The DSCR for the remaining property, immediately after such release, shall be no less than 1.25x.

(34)	100 South Anaheim

Release Parcel—Borrower shall have the right, from time to time to obtain the release from the lien of the security instrument for the portion of the property described as the parking release area, in connection with the transfer of such release parcel to a third party. Immediately following the release, the outstanding principal balance of the 100 South Anaheim mortgage loan shall be no more than 75% of the then current fair market value of the remaining property, and the DSCR for the remaining property, immediately following the release, shall be no less than 1.25x.

(35)	The Waterfront

Two agencies of the State of Tennessee occupy a total of approximately 52,954 square feet of space through two leases. The State of Tennessee has termination options subject to certain funding appropriations pursuant to the leases. If at any time the Workers Compensation or Department of Labor and Workforce Development agencies give notice of their intention to terminate, an excess cash flow sweep will commence, until the amount of $6.00 per square foot of space for which the termination applies, has been deposited into the tenant improvement and leaseing commision reserve account.

The State of Tennessee has the option to terminate each of its two leases any time after the fifth year of the lease term, (January 2010 for 14,550 square feet and January 2011 for 35,866 square feet), pursuant to certain requirements set forth inthe lease.

(36)	Kens Korner

Size includes 30,007 square feet of self-storage space.

(37)	Metropolitan Apartments

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential stabilized cash flow. The amount of $300,000, representing the proceeds allocable to the cash flow differential between the current in-place net cash flow and the projected net cash flow, was escrowed at the closing of the mortgage loan. The $300,000 is required to be released to the related borrower upon the property achieving an actual DSCR of 1.20x, based on trailing twelve-month financials and calculated as indicated in the mortgage loan documentation. If the disbursement conditions are not satisfied prior to November 1, 2008, the related borrower is only entitled to disbursements in proportions as described in the mortgage loan documents. Based on the current in-place cash flow, the DSCR is 1.13x.

(38)	Capital Self-Storage Mechanicsburg

The amount of $350,000 was escrowed at the closing of the mortgage loan. The $350,000 is required to be released to the related borrower upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.25x based on trailing-12 month financials and calculated as indicated in the mortgage loan documentation. Based on current in-place net cash flow, the DSCR is 1.22x.

(39)	Wells Fargo

In the event that (i) Wells Fargo Bank South Dakota, N.A. ceases to be in occupancy and open for business or (ii) Wells Fargo Bank South Dakota, N.A. is in default under its lease, the related borrower is required to fund all excess cash flow into an excess cash flow escrow fund until a cash flow sweep termination occurs as described in the mortgage loan documents.

(40)	Walgreens—Humble

Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2030), and every five years thereafter, pursuant to the lease.

(41)	Tropical Village Apartments

The amount of $300,000 was escrowed at the closing of the mortgage loan. The $300,000 is required to be released to the related borrower if no event of default has occurred and is continuing upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.20x based on trailing-12 month financials, calculated as indicated in the mortgage loan documentation, U/W NCF DSCR calculated based on the current roll is 1.22x.

(42)	Rockwall Town Center Phase II

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as is" value as of April 30, 2005. The "as stabilized" appraised value of $2,900,000, as of December 1, 2005, results in a Current LTV of 71.8%, an Original LTV of 72.4% and a Maturity Date LTV of 60.5%.

(43)	Alcom Industrial

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(44)	IBM Distribution Facility Kuakini Self Storage

The corresponding mortgage loans referenced, collectively representing 2.0% of the initial mortgage pool balance, have not closed as of the date of this preliminary prospectus supplement and therefore, certain mortgage loan characteristics, including the interest rate, have been estimated. As a result, certain statistical information in the prospectus supplement may change if those mortgage loans bear a different interest rate than estimated.

(45)	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgage real property with a particular letter designation in the "Cross-Collateralized Groups" column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgage properties with the same letter designation.

The number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment provision is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

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ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon (2)	98	$932,952,510	54.2%	$9,519,924	$95,000,000	70.5%	1.33	x	90.1%	5.814%
Interest Only	25	681,371,719	39.6	27,254,869	145,894,000	72.8	1.32		96.1	5.742
Hyperamortizing	1	105,870,751	6.2	105,870,751	105,870,751	53.5	1.25		100.0	6.900
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 31.3% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 17.4% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$57,333,358	3.3%	$28,666,679	$56,334,695	38.8%	1.83	x	82.8%	5.708%
40.1 - 45.0	1	12,132,957	0.7	12,132,957	12,132,957	44.8	2.49		100.0	5.660
45.1 - 50.0	2	11,750,000	0.7	5,875,000	8,000,000	49.6	1.99		99.3	5.713
50.1 - 55.0	4	131,770,751	7.7	32,942,688	105,870,751	53.7	1.32		98.9	6.786
55.1 - 60.0	5	28,796,865	1.7	5,759,373	22,750,000	59.3	1.26		83.3	6.306
60.1 - 65.0	7	83,274,441	4.8	11,896,349	60,000,000	61.2	1.42		93.1	5.767
65.1 - 70.0	22	386,977,054	22.5	17,589,866	145,894,000	68.0	1.25		93.2	5.782
70.1 - 75.0	28	317,123,537	18.4	11,325,841	95,500,000	72.9	1.36		91.0	5.666
75.1 - 80.0	49	601,802,017	35.0	12,281,674	95,000,000	78.0	1.27		93.9	5.797
80.1 >=	4	89,234,000	5.2	22,308,500	52,700,000	84.0	1.25		98.3	5.883
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%
Weighted Average Cut-off Date LTV Ratio: 70.4%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity(1)
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	11	$235,132,116	13.7%	$21,375,647	$95,500,000	70.5%	1.43	x	92.1%	5.607%	60
61 - 72	1	22,750,000	1.3	22,750,000	22,750,000	59.4	1.23		80.7	6.400	61
73 - 84	2	15,495,718	0.9	7,747,859	14,100,000	73.8	1.32		94.5	5.918	84
109 - 120	101	1,331,041,147	77.4	13,178,625	145,894,000	70.8	1.30		93.9	5.858	120
121 - 144	8	107,130,000	6.2	13,391,250	37,250,000	67.9	1.37		95.5	6.193	121
169 - 180	1	8,646,000	0.5	8,646,000	8,646,000	65.5	1.26		84.1	5.880	180
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%	111
Weighted Average Original Term to Maturity: 111 months.

(1)	Assumes that ARD Loan will mature on its anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity(1)
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	11	$235,132,116	13.7%	$21,375,647	$95,500,000	70.5%	1.43	x	92.1%	5.607%	58
61 - 72	1	22,750,000	1.3	22,750,000	22,750,000	59.4	1.23		80.7	6.400	61
73 - 84	2	15,495,718	0.9	7,747,859	14,100,000	73.8	1.32		94.5	5.918	82
109 - 120	101	1,331,041,147	77.4	13,178,625	145,894,000	70.8	1.30		93.9	5.858	118
121 - 144	8	107,130,000	6.2	13,391,250	37,250,000	67.9	1.37		95.5	6.193	121
169 - 180	1	8,646,000	0.5	8,646,000	8,646,000	65.5	1.26		84.1	5.880	170
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%	109
Weighted Average Remaining Term to Maturity: 109 months.

(1)	Assumes that ARD Loan will mature on its anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type (1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	27	$702,890,920	40.9%	$26,032,997	$145,894,000	66.6%	1.35	x	95.0%	5.877%
Multifamily	42	419,764,051	24.4	9,994,382	60,000,000	74.1	1.30		94.0	5.825
Retail	25	217,031,121	12.6	8,681,245	95,000,000	74.3	1.25		92.5	5.750
Hotel	14	203,417,445	11.8	14,529,817	59,000,000	71.3	1.42		—	5.783
Industrial/Warehouse	16	95,018,097	5.5	5,938,631	22,750,000	69.0	1.27		91.3	6.047
Mixed Use	4	41,000,000	2.4	10,250,000	12,800,000	77.5	1.22		81.0	6.172
Self Storage	9	36,683,983	2.1	4,075,998	7,380,000	70.4	1.29		86.5	5.789
Mobile Home Park	2	4,389,364	0.3	2,194,682	2,993,646	68.2	1.32		86.1	6.085
Total/Avg/Wtd Avg:	139	$1,720,194,980	100.0%	$12,375,503	$145,894,000	70.4%	1.32	x	93.5%	5.852%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1. - 2,000,000.	12	$17,184,611	1.0%	$1,432,051	$2,000,000	68.4%	1.39	x	95.8%	5.891%
2,000,001. - 4,000,000	25	74,029,116	4.3	2,961,165	3,868,000	72.7	1.31		93.8	5.888
4,000,001. - 6,000,000	17	87,214,082	5.1	5,130,240	5,989,077	73.1	1.31		93.1	5.701
6,000,001. - 8,000,000	17	116,211,166	6.8	6,835,951	8,000,000	71.2	1.32		93.0	5.755
8,000,001. - 10,000,000	17	152,422,042	8.9	8,966,002	9,968,096	71.5	1.37		92.8	5.796
10,000,001. - 15,000,000	10	122,080,283	7.1	12,208,028	14,730,117	71.2	1.44		94.1	5.724
15,000,001. - 20,000,000	6	105,363,000	6.1	17,560,500	18,500,000	77.4	1.29		94.9	5.755
20,000,001. - 25,000,000	3	66,512,516	3.9	22,170,839	23,350,000	65.7	1.26		85.2	6.060
25,000,001. - 50,000,000	8	253,878,719	14.8	31,734,840	39,945,719	78.0	1.21		93.5	6.008
50,000,001. - 75,000,000	5	283,034,695	16.5	56,606,939	60,000,000	64.8	1.47		92.4	5.718
75,000,001. - 100,000,000	2	190,500,000	11.1	95,250,000	95,500,000	73.9	1.33		88.3	5.595
100,000,001. - 125,000,000	1	105,870,751	6.2	105,870,751	105,870,751	53.5	1.25		100.0	6.900
125,000,001. - 150,000,000	1	145,894,000	8.5	145,894,000	145,894,000	67.9	1.20		99.0	5.705
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%
Average Cut-off Date Principal Balance: $13,872,540

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
0.00 - 1.19	4	$71,240,000	4.1%	$17,810,000	$33,000,000	69.5%	1.09	x	86.6%	5.812%
1.20 - 1.29	68	1,019,823,891	59.3	14,997,410	145,894,000	72.5	1.23		94.6	5.938
1.30 - 1.39	25	177,688,500	10.3	7,107,540	59,000,000	73.9	1.33		94.0	5.777
1.40 - 1.49	13	309,382,516	18.0	23,798,655	95,500,000	69.4	1.45		92.0	5.666
1.50 - 1.59	5	39,939,339	2.3	7,987,868	12,000,000	73.3	1.52		95.3	5.842
1.60 - 1.69	2	8,918,160	0.5	4,459,080	6,729,459	73.5	1.62		—	5.902
1.70 - 1.79	2	6,036,260	0.4	3,018,130	3,750,000	56.9	1.72		97.9	6.062
1.80 - 1.89	1	56,334,695	3.3	56,334,695	56,334,695	38.9	1.81		82.8	5.704
2.00 >=	4	30,831,620	1.8	7,707,905	12,132,957	48.6	2.27		99.4	5.635
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%
Weighted Average U/W NCF DSCR: 1.32x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgaged Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
65.1 - 70.0	1	$1,763,986	0.1%	$1,763,986	$1,763,986	71.4%	1.21	x	68.9%	5.700%
70.1 - 75.0	1	9,968,096	0.6	9,968,096	9,968,096	77.3	1.21		74.3	5.690
75.1 - 80.0	4	33,930,000	2.0	8,482,500	12,800,000	68.6	1.24		77.8	6.101
80.1 - 85.0	15	191,340,644	11.1	12,756,043	56,334,695	59.7	1.38		82.8	5.832
85.1 - 90.0	12	246,824,104	14.3	20,568,675	95,500,000	73.6	1.30		88.4	5.661
90.1 - 95.0	26	293,293,743	17.1	11,280,529	60,000,000	73.2	1.33		93.4	5.734
95.1 >=	66	739,656,962	43.0	11,206,924	145,894,000	70.8	1.30		99.1	5.978
Total/Avg/Wtd Avg:	125	$1,516,777,535	88.2%	$12,134,220	$145,894,000	70.3%	1.31	x	93.5%	5.862%
Weighted average occupancy rate: 93.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	25	$681,371,719	39.6%	$27,254,869	$145,894,000	72.8%	1.32	x	96.1%	5.742%	0
169 - 180	1	1,000,000	0.1	1,000,000	1,000,000	59.2	1.47		100.0	6.250	180
253 - 264	1	22,750,000	1.3	22,750,000	22,750,000	59.4	1.23		80.7	6.400	264
289 - 300	16	84,106,612	4.9	5,256,663	12,000,000	71.3	1.40		84.9	5.808	298
313 - 324	9	80,980,268	4.7	8,997,808	55,000,000	70.7	1.38		99.0	5.785	324
349 - 360	72	849,986,381	49.4	11,805,366	105,870,751	68.6	1.31		91.7	5.936	359
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%	349
Weighted Average Remaining Amortization Term: 349 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date or anticipated repayment date, as applicable.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	2	$11,853,122	0.7%	$5,926,561	$6,159,359	78.0%	1.24	x	85.9%	5.212%
5.251 - 5.500	10	79,334,542	4.6	7,933,454	15,840,000	75.4	1.48		94.5	5.478
5.501 - 5.750	52	944,171,819	54.9	18,157,150	145,894,000	70.1	1.34		92.9	5.662
5.751 - 6.000	40	335,474,954	19.5	8,386,874	55,000,000	73.0	1.31		94.0	5.860
6.001 - 6.250	12	129,982,979	7.6	10,831,915	25,883,000	75.4	1.27		95.4	6.131
6.251 - 6.500	4	100,750,000	5.9	25,187,500	37,250,000	72.3	1.21		87.5	6.391
6.501 - 6.750	1	1,118,112	0.1	1,118,112	1,118,112	79.9	1.25		100.0	6.570
6.751 - 7.000	3	117,509,452	6.8	39,169,817	105,870,751	53.9	1.28		100.0	6.900
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	70.4%	1.32	x	93.5%	5.852%
Weighted Average Mortgage Rate: 5.852%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1 - 30.0	2	$1,998,663	0.1%	$999,332	$1,000,000	28.2%	2.12	x	92.4%	6.095%
30.1 - 35.0	1	56,334,695	3.3	56,334,695	56,334,695	34.7	1.81		82.8	5.704
35.1 - 40.0	1	12,132,957	0.7	12,132,957	12,132,957	39.4	2.49		100.0	5.660
40.1 - 45.0	1	3,750,000	0.2	3,750,000	3,750,000	42.1	1.70		97.9	6.210
45.1 - 50.0	7	134,912,326	7.8	19,273,189	105,870,751	46.8	1.32		99.0	6.749
50.1 - 55.0	12	85,849,778	5.0	7,154,148	22,750,000	52.9	1.43		84.7	5.985
55.1 - 60.0	17	117,924,368	6.9	6,936,728	20,412,516	57.3	1.33		87.0	5.810
60.1 - 65.0	31	313,235,053	18.2	10,104,357	60,000,000	62.1	1.31		92.0	5.743
65.1 - 70.0	24	497,167,141	28.9	20,715,298	145,894,000	67.8	1.24		94.0	5.732
70.1 - 75.0	18	353,926,000	20.6	19,662,556	95,500,000	72.4	1.30		94.8	5.835
75.1 - 80.0	8	86,533,000	5.0	10,816,625	25,883,000	79.6	1.38		95.3	5.741
80.1 - 85.0	2	56,431,000	3.3	28,215,500	52,700,000	84.0	1.27		100.0	5.696
Total/Avg/Wtd Avg:	124	$1,720,194,980	100.0%	$13,872,540	$145,894,000	64.4%	1.32	x	93.5%	5.852%
Weighted Average Maturity Date LTV Ratio: 64.4%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	24	$383,750,871	22.3%
TX	27	201,924,133	11.7
FL	14	197,426,522	11.5
CA	8	109,707,695	6.4
MD	2	106,687,209	6.2
DC	1	105,870,751	6.2
IL	2	96,500,000	5.6
GA	6	84,157,362	4.9
TN	6	69,513,590	4.0
OH	2	56,086,369	3.3
MI	4	55,721,355	3.2
PA	9	53,062,993	3.1
AZ	4	39,920,548	2.3
VA	3	39,233,000	2.3
NJ	3	19,844,710	1.2
MN	4	18,689,831	1.1
CT	2	13,784,469	0.8
KS	2	11,500,000	0.7
OR	1	8,250,000	0.5
HI	1	7,380,000	0.4
IN	2	7,125,000	0.4
NC	3	6,625,495	0.4
WA	1	5,492,858	0.3
NV	1	4,993,336	0.3
SD	1	4,200,000	0.2
ND	1	3,289,893	0.2
AL	2	3,145,433	0.2
CO	1	3,100,000	0.2
MA	1	1,815,841	0.1
NE	1	1,395,718	0.1
Total:	139	$1,720,194,980	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Amortizing Balloon(2)	76	$748,549,095	57.4%	$9,849,330	$95,000,000	69.2%	1.35	x	89.6%	5.818%
Interest Only	15	449,871,719	34.5	29,991,448	145,894,000	73.0	1.31		96.2	5.679
Hyperamortizing	1	105,870,751	8.1	105,870,751	105,870,751	53.5	1.25		100.0	6.900
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33x		93.3%	5.858%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 31.6% of the initial Loan Group No. 1 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 20.5% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
35.1 - 40.0	2	$57,333,358	4.4%	$28,666,679	$56,334,695	38.8%	1.83	x	82.8%	5.708%
40.1 - 45.0	1	12,132,957	0.9	12,132,957	12,132,957	44.8	2.49		100.0	5.660
45.1 - 50.0	2	11,750,000	0.9	5,875,000	8,000,000	49.6	1.99		99.3	5.713
50.1 - 55.0	4	131,770,751	10.1	32,942,688	105,870,751	53.7	1.32		98.9	6.786
55.1 - 60.0	5	28,796,865	2.2	5,759,373	22,750,000	59.3	1.26		83.3	6.306
60.1 - 65.0	4	17,384,963	1.3	4,346,241	7,380,000	63.9	1.26		90.3	5.993
65.1 - 70.0	18	333,646,937	25.6	18,535,941	145,894,000	68.1	1.26		94.2	5.761
70.1 - 75.0	25	292,639,998	22.4	11,705,600	95,500,000	73.0	1.37		90.7	5.663
75.1 - 80.0	28	355,484,735	27.3	12,695,883	95,000,000	77.8	1.24		92.8	5.781
80.1 >=	3	63,351,000	4.9	21,117,000	52,700,000	83.5	1.27		100.0	5.733
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%
Weighted Average Cut-off Date LTV Ratio: 69.2%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity(1)
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	5	$122,432,116	9.4%	$24,486,423	$95,500,000	71.4%	1.39	x	89.6%	5.612%	60
61 - 72	1	22,750,000	1.7	22,750,000	22,750,000	59.4	1.23		80.7	6.400	61
73 - 84	1	14,100,000	1.1	14,100,000	14,100,000	75.0	1.32		—	5.910	84
109 - 120	78	1,089,833,449	83.6	13,972,224	145,894,000	69.5	1.31		94.1	5.867	120
121 - 144	6	46,530,000	3.6	7,755,000	11,000,000	61.3	1.61		95.7	6.017	121
169 - 180	1	8,646,000	0.7	8,646,000	8,646,000	65.5	1.26		84.1	5.880	180
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%	113

Weighted Average Original Term to Maturity: 113 months

(1)	Assumes that ARD Loan will mature on its anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity (1)
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	5	$122,432,116	9.4%	$24,486,423	$95,500,000	71.4%	1.39	x	89.6%	5.612%	59
61 - 72	1	22,750,000	1.7	22,750,000	22,750,000	59.4	1.23		80.7	6.400	61
73 - 84	1	14,100,000	1.1	14,100,000	14,100,000	75.0	1.32		—	5.910	82
109 - 120	78	1,089,833,449	83.6	13,972,224	145,894,000	69.5	1.31		94.1	5.867	118
121 - 144	6	46,530,000	3.6	7,755,000	11,000,000	61.3	1.61		95.7	6.017	121
169 - 180	1	8,646,000	0.7	8,646,000	8,646,000	65.5	1.26		84.1	5.880	170
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%	112

Weighted Average Remaining Term to Maturity: 112 months

(1)	Assumes that ARD Loan will mature on its anticipated repayment date.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type (1)
(Loan Group No. 1)

Property Type	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	27	$702,890,920	53.9%	$26,032,997	$145,894,000	66.6%	1.35	x	95.0%	5.877%
Retail	25	217,031,121	16.6	8,681,245	95,000,000	74.3	1.25		92.5	5.750
Hotel	14	203,417,445	15.6	14,529,817	59,000,000	71.3	1.42		—	5.783
Industrial/Warehouse	16	95,018,097	7.3	5,938,631	22,750,000	69.0	1.27		91.3	6.047
Mixed Use	4	41,000,000	3.1	10,250,000	12,800,000	77.5	1.22		81.0	6.172
Self Storage	9	36,683,983	2.8	4,075,998	7,380,000	70.4	1.29		86.5	5.789
Multifamily	1	8,250,000	0.6	8,250,000	8,250,000	69.3	1.04		83.5	5.470
Total/Avg/Wtd Avg:	96	$1,304,291,565	100.0%	$13,586,370	$145,894,000	69.2%	1.33	x	93.3%	5.858%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-Off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	9	$12,392,709	1.0%	$1,376,968	$2,000,000	66.3%	1.43	x	96.6%	5.890%
2,000,001 - 4,000,000	21	62,334,208	4.8	2,968,296	3,868,000	72.4	1.32		94.1	5.862
4,000,001 - 6,000,000	13	66,299,952	5.1	5,099,996	5,989,077	72.7	1.32		94.5	5.772
6,000,001 - 8,000,000	14	96,761,807	7.4	6,911,558	8,000,000	70.4	1.35		93.6	5.785
8,000,001 - 10,000,000	13	117,342,042	9.0	9,026,311	9,968,096	70.0	1.35		92.3	5.874
10,000,001 - 15,000,000	6	72,670,166	5.6	12,111,694	14,100,000	68.9	1.53		97.0	5.783
15,000,001 - 20,000,000	2	35,483,000	2.7	17,741,500	18,500,000	76.5	1.22		97.9	5.786
20,000,001 - 25,000,000	2	43,162,516	3.3	21,581,258	22,750,000	64.6	1.32		80.7	6.055
25,000,001 - 50,000,000	4	132,545,719	10.2	33,136,430	39,945,719	77.2	1.20		89.6	5.877
50,000,001 - 75,000,000	4	223,034,695	17.1	55,758,674	59,000,000	66.0	1.46		91.1	5.720
75,000,001 - 100,000,000	2	190,500,000	14.6	95,250,000	95,500,000	73.9	1.33		88.3	5.595
100,000,001 - 125,000,000	1	105,870,751	8.1	105,870,751	105,870,751	53.5	1.25		100.0	6.900
125,000,001 - 150,000,000	1	145,894,000	11.2	145,894,000	145,894,000	67.9	1.20		99.0	5.705
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%

Average Cut-off Date Principal Balance: $ 14,177,082

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
0.00 - 1.19	2	$41,250,000	3.2%	$20,625,000	$33,000,000	68.9%	1.05	x	84.4%	5.670%
1.20 - 1.29	52	794,369,677	60.9	15,276,340	145,894,000	71.3	1.23		94.7	5.943
1.30 - 1.39	18	140,629,298	10.8	7,812,739	59,000,000	73.6	1.33		95.3	5.729
1.40 - 1.49	7	194,562,516	14.9	27,794,645	95,500,000	69.5	1.44		88.9	5.700
1.50 - 1.59	4	31,359,339	2.4	7,839,835	12,000,000	71.5	1.52		—	5.942
1.60 - 1.69	2	8,918,160	0.7	4,459,080	6,729,459	73.5	1.62		—	5.902
1.70 - 1.79	2	6,036,260	0.5	3,018,130	3,750,000	56.9	1.72		97.9	6.062
1.80 - 1.89	1	56,334,695	4.3	56,334,695	56,334,695	38.9	1.81		82.8	5.704
2.00 >=	4	30,831,620	2.4	7,707,905	12,132,957	48.6	2.27		99.4	5.635
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%

Weighted Average U/W NCF DSCR: 1.33x

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates (1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
65.1 - 70.0	1	$1,763,986	0.1%	$1,763,986	$1,763,986	71.4%	1.21	x	68.9%	5.700%
70.1 - 75.0	1	9,968,096	0.8	9,968,096	9,968,096	77.3	1.21		74.3	5.690
75.1 - 80.0	4	33,930,000	2.6	8,482,500	12,800,000	68.6	1.24		77.8	6.101
80.1 - 85.0	11	163,429,358	12.5	14,857,214	56,334,695	58.3	1.40		82.9	5.854
85.1 - 90.0	8	206,792,295	15.9	25,849,037	95,500,000	73.7	1.32		88.2	5.612
90.1 - 95.0	10	103,952,912	8.0	10,395,291	39,945,719	75.6	1.27		92.5	5.737
95.1 >=	47	581,037,473	44.5	12,362,499	145,894,000	68.8	1.30		99.4	5.984
Total/Avg/Wtd Avg:	82	$1,100,874,120	84.4%	$13,425,294	$145,894,000	68.9%	1.31	x	93.3%	5.872%

Weighted average occupancy rate: 93.3%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining(1) Amortization Terms (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	15	$449,871,719	34.5%	$29,991,448	$145,894,000	73.0%	1.31	x	96.2%	5.679%	0
169 - 180	1	1,000,000	0.1	1,000,000	1,000,000	59.2	1.47		100.0	6.250	180
253 - 264	1	22,750,000	1.7	22,750,000	22,750,000	59.4	1.23		80.7	6.400	264
289 - 300	13	73,727,238	5.7	5,671,326	12,000,000	70.8	1.42		82.8	5.845	299
313 - 324	9	80,980,268	6.2	8,997,808	55,000,000	70.7	1.38		99.0	5.785	324
349 - 360	53	675,962,339	51.8	12,754,006	105,870,751	66.7	1.33		91.7	5.968	359
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%	348

Weighted Average Remaining Amortization Term: 348 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date or anticipated repayment date, as applicable.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.251 - 5.500	5	$26,634,542	2.0%	$5,326,908	$8,250,000	66.8%	1.46	x	93.2%	5.473%
5.501 - 5.750	42	793,201,453	60.8	18,885,749	145,894,000	70.4	1.34		92.7	5.661
5.751 - 6.000	30	242,411,673	18.6	8,080,389	55,000,000	72.0	1.34		93.5	5.850
6.001 - 6.250	8	59,916,333	4.6	7,489,542	25,600,000	73.1	1.31		99.7	6.100
6.251 - 6.500	3	63,500,000	4.9	21,166,667	34,000,000	70.0	1.22		80.9	6.333
6.501 - 6.750	1	1,118,112	0.1	1,118,112	1,118,112	79.9	1.25		100.0	6.570
6.751 - 7.000	3	117,509,452	9.0	39,169,817	105,870,751	53.9	1.28		100.0	6.900
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	69.2%	1.33	x	93.3%	5.858%

Weighted Average Mortgage Rate: 5.858%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
25.1 - 30.0	2	$1,998,663	0.2%	$999,332	$1,000,000	28.2%	2.12	x	92.4%	6.095%
30.1 - 35.0	1	56,334,695	4.3	56,334,695	56,334,695	34.7	1.81		82.8	5.704
35.1 - 40.0	1	12,132,957	0.9	12,132,957	12,132,957	39.4	2.49		100.0	5.660
40.1 - 45.0	1	3,750,000	0.3	3,750,000	3,750,000	42.1	1.70		97.9	6.210
45.1 - 50.0	7	134,912,326	10.3	19,273,189	105,870,751	46.8	1.32		99.0	6.749
50.1 - 55.0	10	79,960,300	6.1	7,996,030	22,750,000	53.0	1.44		84.7	6.007
55.1 - 60.0	14	93,254,358	7.1	6,661,026	20,412,516	57.6	1.35		86.9	5.800
60.1 - 65.0	25	206,438,285	15.8	8,257,531	55,000,000	62.7	1.28		92.0	5.742
65.1 - 70.0	17	459,432,981	35.2	27,025,469	145,894,000	67.9	1.24		94.0	5.737
70.1 - 75.0	10	191,696,000	14.7	19,169,600	95,500,000	72.5	1.34		93.2	5.709
75.1 - 80.0	2	7,950,000	0.6	3,975,000	4,200,000	78.0	1.30		100.0	5.813
80.1 - 85.0	2	56,431,000	4.3	28,215,500	52,700,000	84.0	1.27		100.0	5.696
Total/Avg/Wtd Avg:	92	$1,304,291,565	100.0%	$14,177,082	$145,894,000	62.8%	1.33	x	93.3%	5.858%

Weighted Average Maturity Date LTV Ratio: 62.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State (1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	9	$300,752,871	23.1%
FL	14	197,426,522	15.1
MD	2	106,687,209	8.2
DC	1	105,870,751	8.1
IL	2	96,500,000	7.4
CA	7	86,357,695	6.6
TX	12	54,174,288	4.2
OH	1	52,700,000	4.0
TN	5	51,513,590	3.9
PA	8	51,362,993	3.9
VA	3	39,233,000	3.0
GA	5	24,157,362	1.9
NJ	3	19,844,710	1.5
MI	2	19,727,595	1.5
MN	2	14,000,000	1.1
AZ	3	13,220,548	1.0
KS	2	11,500,000	0.9
OR	1	8,250,000	0.6
HI	1	7,380,000	0.6
CT	1	7,134,469	0.5
IN	2	7,125,000	0.5
NC	3	6,625,495	0.5
WA	1	5,492,858	0.4
NV	1	4,993,336	0.4
SD	1	4,200,000	0.3
AL	2	3,145,433	0.2
CO	1	3,100,000	0.2
MA	1	1,815,841	0.1
Total:	96	$1,304,291,565	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only	10	$231,500,000	55.7%	$23,150,000	$60,000,000	72.5%	1.35	x	95.9%	5.864%
Amortizing Balloon(1)	22	184,403,415	44.3	8,381,973	25,883,000	76.1	1.26		91.8	5.797
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%

(1)	Includes mortgage loans, representing 30.5% of the initial Loan Group No. 2 Balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 7.7% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
60.1 - 65.0	3	$65,889,478	15.8%	$21,963,159	$60,000,000	60.5%	1.47	x	93.8%	5.708%
65.1 - 70.0	4	53,330,117	12.8	13,332,529	23,350,000	67.2	1.19		88.5	5.912
70.1 - 75.0	3	24,483,539	5.9	8,161,180	18,200,000	72.1	1.26		92.7	5.702
75.1 - 80.0	21	246,317,282	59.2	11,729,394	37,250,000	78.3	1.30		95.6	5.821
80.1 >=	1	25,883,000	6.2	25,883,000	25,883,000	85.0	1.20		94.1	6.250
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%

Weighted Average Cut-off Date LTV Ratio: 74.1%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$112,700,000	27.1%	$18,783,333	$60,000,000	69.5%	1.48	x	94.9%	5.602%	60
73 - 84	1	1,395,718	0.3	1,395,718	1,395,718	61.5	1.33		94.5	6.000	84
109 - 120	23	241,207,698	58.0	10,487,291	31,500,000	76.6	1.26		93.4	5.818	120
121 - 144	2	60,600,000	14.6	30,300,000	37,250,000	73.0	1.18		95.3	6.328	121
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%	104

Weighted Average Original Term to Maturity: 104 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	$112,700,000	27.1%	$18,783,333	$60,000,000	69.5%	1.48	x	94.9%	5.602%	58
73 - 84	1	1,395,718	0.3	1,395,718	1,395,718	61.5	1.33		94.5	6.000	82
109 - 120	23	241,207,698	58.0	10,487,291	31,500,000	76.6	1.26		93.4	5.818	118
121 - 144	2	60,600,000	14.6	30,300,000	37,250,000	73.0	1.18		95.3	6.328	121
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%	102

Weighted Average Remaining Term to Maturity: 102 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	41	$411,514,051	98.9%	$10,036,928	$60,000,000	74.2%	1.31	x	94.2%	5.832%
Mobile Home Park	2	4,389,364	1.1	2,194,682	2,993,646	68.2	1.32		86.1	6.085
Total/Avg/Wtd Avg:	43	$415,903,415	100.0%	$9,672,172	$60,000,000	74.1%	1.31	x	94.1%	5.834%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
1 - 2,000,000	3	$4,791,902	1.2%	$1,597,301	$1,700,000	73.8%	1.29	x	93.7%	5.894%
2,000,001 - 4,000,000	4	11,694,908	2.8	2,923,727	3,386,369	74.4	1.27		92.2	6.026
4,000,001 - 6,000,000	4	20,914,129	5.0	5,228,532	5,693,763	74.4	1.27		89.5	5.478
6,000,001 - 8,000,000	3	19,449,359	4.7	6,483,120	6,650,000	75.2	1.20		90.5	5.605
8,000,001 - 10,000,000	4	35,080,000	8.4	8,770,000	9,100,000	76.5	1.44		94.5	5.534
10,000,001 - 15,000,000	4	49,410,117	11.9	12,352,529	14,730,117	74.4	1.31		91.4	5.638
15,000,001 - 20,000,000	4	69,880,000	16.8	17,470,000	18,200,000	77.9	1.33		93.4	5.739
20,000,001 - 25,000,000	1	23,350,000	5.6	23,350,000	23,350,000	67.7	1.15		89.6	6.070
25,000,001 - 50,000,000	4	121,333,000	29.2	30,333,250	37,250,000	78.8	1.23		97.7	6.150
50,000,001 - 75,000,000	1	60,000,000	14.4	60,000,000	60,000,000	60.5	1.48		94.7	5.710
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%

Average Cut-off Date Principal Balance: $12,996,982

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
0.00 - 1.19	2	$29,990,000	7.2%	$14,995,000	$23,350,000	70.4%	1.15	x	89.6%	6.008%
1.20 - 1.29	16	225,454,214	54.2	14,090,888	37,250,000	76.7	1.23		94.5	5.920
1.30 - 1.39	7	37,059,201	8.9	5,294,172	17,840,000	75.0	1.33		91.8	5.959
1.40 - 1.49	6	114,820,000	27.6	19,136,667	60,000,000	69.3	1.47		95.1	5.608
1.50 - 1.59	1	8,580,000	2.1	8,580,000	8,580,000	80.0	1.52		95.3	5.480
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%

Weighted Average U/W NCF DSCR: 1.31x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
80.1 - 85.0	4	$27,911,286	6.7%	$6,977,822	$14,730,117	68.3%	1.24	x	82.4%	5.704%
85.1 - 90.0	4	40,031,809	9.6	10,007,952	23,350,000	72.8	1.17		89.2	5.915
90.1 - 95.0	16	189,340,832	45.5	11,833,802	60,000,000	71.8	1.36		93.8	5.732
95.1 >=	19	158,619,489	38.1	8,348,394	31,500,000	78.1	1.29		97.7	5.959
Total/Avg/Wtd Avg:	43	$415,903,415	100.0%	$9,672,172	$60,000,000	74.1%	1.31	x	94.1%	5.834%

Weighted average occupancy rate: 94.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	10	$231,500,000	55.7%	$23,150,000	$60,000,000	72.5%	1.35	x	95.9%	5.864%	0
289 - 300	3	10,379,374	2.5	3,459,791	5,693,763	74.6	1.28		90.0	5.542	296
349 - 360	19	174,024,042	41.8	9,159,160	25,883,000	76.2	1.25		92.0	5.812	359
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%	356

(3)Weighted Average Remaining Amortization Term: 356 months.

(1)	Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.001 - 5.250	2	$11,853,122	2.8%	$5,926,561	$6,159,359	78.0%	1.24	x	85.9%	5.212%
5.251 - 5.500	5	52,700,000	12.7	10,540,000	15,840,000	79.7	1.49		95.1	5.480
5.501 - 5.750	10	150,970,366	36.3	15,097,037	60,000,000	68.9	1.35		93.8	5.664
5.751 - 6.000	10	93,063,281	22.4	9,306,328	31,500,000	75.5	1.24		94.7	5.886
6.001 - 6.250	4	70,066,646	16.8	17,516,662	25,883,000	77.4	1.23		92.1	6.157
6.251 - 6.500	1	37,250,000	9.0	37,250,000	37,250,000	76.3	1.20		98.9	6.490
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	74.1%	1.31	x	94.1%	5.834%

Weighted Average Mortgage Rate: 5.834%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	2	$5,889,478	1.4%	$2,944,739	$4,493,760	51.4%	1.31	x	84.9%	5.687%
55.1 - 60.0	3	24,670,009	5.9	8,223,336	14,730,117	56.2	1.22		87.3	5.848
60.1 - 65.0	6	106,796,768	25.7	17,799,461	60,000,000	61.0	1.36		92.0	5.744
65.1 - 70.0	7	37,734,160	9.1	5,390,594	18,200,000	66.8	1.24		94.1	5.668
70.1 - 75.0	8	162,230,000	39.0	20,278,750	37,250,000	72.4	1.26		96.5	5.985
75.1 - 80.0	6	78,583,000	18.9	13,097,167	25,883,000	79.7	1.39		94.8	5.734
Total/Avg/Wtd Avg:	32	$415,903,415	100.0%	$12,996,982	$60,000,000	69.1%	1.31	x	94.1%	5.834%

Weighted Average Maturity Date LTV Ratio: 69.1%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TX	15	$147,749,845	35.5%
NY	15	$82,998,000	20.0
GA	1	$60,000,000	14.4
MI	2	$35,993,760	8.7
AZ	1	$26,700,000	6.4
CA	1	$23,350,000	5.6
TN	1	$18,000,000	4.3
CT	1	$6,650,000	1.6
MN	2	$4,689,831	1.1
OH	1	$3,386,369	0.8
ND	1	$3,289,893	0.8
PA	1	$1,700,000	0.4
NE	1	$1,395,718	0.3
Total:	43	$415,903,415	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                              LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3

                                                              ORIGINAL        REMAINING
CONTROL   FOOTNOTE                                          INTEREST-ONLY   INTEREST-ONLY        AMORTIZATION         ANTICIPATED
  NO.       NO.                 PROPERTY NAME               PERIOD (MOS.)   PERIOD (MOS.)            TYPE            REPAYMENT DATE
-----------------------------------------------------------------------------------------------------------------------------------

      1     (1)      888 Seventh Avenue                               120             118   Interest-Only                       N/A
      2              Station Place II                                   0               0   Hyperamortizing               2/11/2016
      3              200 South Wacker Drive                            60              59   Interest-Only                       N/A
      4              Eastpoint Mall                                    36              35   Interest-Only, Balloon              N/A
      5              Spring Creek Apartments                           60              58   Interest-Only                       N/A
      6     (2)      Marriott Hotel - Orlando Airport                  60              58   Interest-Only, Balloon              N/A
      7     (3)      623 Fifth Avenue                                  35              26   Interest-Only, Balloon              N/A
      8     (4)      The Time Hotel                                    59              57   Interest-Only, Balloon              N/A
      9              1 Allen Bradley Drive                            120             120   Interest-Only                       N/A
     10     (5)      1010 Second Avenue                               120             119   Interest-Only                       N/A
     11     (6)      Queensbury Portfolio                             121             121   Interest-Only                       N/A
     12     (7)      Dacra Portfolio                                    0               0   Balloon                             N/A
     13              Cypress Financial Center                          36              35   Interest-Only, Balloon              N/A
     14     (8)      University Towers                                120             120   Interest-Only                       N/A
     15     (9)      Rio Santa Fe Apartments                          120             120   Interest-Only                       N/A
     16              Rochester Apartments                              60              59   Interest-Only, Balloon              N/A
     17     (10)     Advance Tower                                    120             120   Interest-Only                       N/A
     18     (11)     Maple Hill Apartments                            121             121   Interest-Only                       N/A
     19     (31)     IBM Distribution Facilty                           1               1   Balloon                             N/A
     20              Knoxville Hilton                                   0               0   Balloon                             N/A
     21     (12)     950 Herndon Parkway                              120             118   Interest-Only                       N/A
     22              Windridge Apartments                              60              58   Interest-Only, Balloon              N/A
     23              Sunchase Apartments                               36              34   Interest-Only, Balloon              N/A
     24     (13)     Meadows at Westbrook                              60              59   Interest-Only, Balloon              N/A
     25     (14)     Westwood Office Center                           120             119   Interest-Only                       N/A
     26              Tiburon Apartments                                60              57   Interest-Only                       N/A
     27              Green Caye                                         0               0   Balloon                             N/A
     28     (15)     Rocky Point Hotel Portfolio                       36              34   Interest-Only, Balloon              N/A
     29              The Summit                                        60              58   Interest-Only, Balloon              N/A
     30     (16)     Northborough Tower                                24              22   Interest-Only, Balloon              N/A
     31              Best Western Soldiers Field                        0               0   Balloon                             N/A
     32              313-321 W. 37th Street                            60              59   Interest-Only                       N/A
     33              Robinson Crossing                                  0               0   Balloon                             N/A
     34     (17)     5435 Balboa                                       61              61   Interest-Only, Balloon              N/A
     35              Lodge on Perrin Creek                             60              58   Interest-Only, Balloon              N/A
     36              The Willows on Rosemeade                          60              57   Interest-Only                       N/A
     37              College Industrial Park                            0               0   Balloon                             N/A
     38              Vanguard Center                                    0               0   Balloon                             N/A
     39     (21)     400 South Sepulveda                              120             119   Interest-Only                       N/A
     40     (22)     Glens Falls Hospital Building                    121             121   Interest-Only                       N/A
     41     (23)     Cory Building                                      1               1   Balloon                             N/A
     42              Courtyard at Pleasant Run                          0               0   Balloon                             N/A
     43              Enclave at Valley Ranch                           60              57   Interest-Only                       N/A
     44              Creekwood                                         60              57   Interest-Only                       N/A
     45              Newberry Crossing                                 36              35   Interest-Only, Balloon              N/A
     46     (18)     City Centre                                       60              50   Interest-Only, Balloon              N/A
     47              Del Rey Apartments                                60              58   Interest-Only, Balloon              N/A
     48              Hampton Bay Apartments                            60              57   Interest-Only                       N/A
     49              Interline Portfolio - Nashville                    0               0   Balloon                             N/A
     50              Hilton Garden Inn - Chattanooga                    0               0   Balloon                             N/A
     51              Bridgeworks Retail                                24              24   Interest-Only, Balloon              N/A
     52     (19)     Parkway Commons                                    0               0   Balloon                             N/A
     53     (20)     Alderwood Apartments                              60              53   Interest-Only, Balloon              N/A
     54     (24)     151 West 25th Street                             121             121   Interest-Only                       N/A
     55              Quality Inn Cookstown                              0               0   Balloon                             N/A
     56   (25, 31)   Kuakini Self Storage                               1               1   Balloon                             N/A
     57              BRT Self Storage                                   0               0   Balloon                             N/A
     58              80 University Place                                0               0   Balloon                             N/A
     59              La Mirada Plaza                                   12               9   Interest-Only, Balloon              N/A
     60              Peachtree Square Industrial                       36              35   Interest-Only, Balloon              N/A
     61              6600 College Boulevard                            24              22   Interest-Only, Balloon              N/A
     62              Northwest 36th Street                              0               0   Balloon                             N/A
     63              Hampton Inn - Beaumont                             0               0   Balloon                             N/A
     64              Crossroads Shopping Center                         0               0   Balloon                             N/A
     65              Woodland Village Townhomes                         0               0   Balloon                             N/A
     66              Crosby Creek Apartments                           24              20   Interest-Only, Balloon              N/A
     67              Southpointe Commons Shopping Center                0               0   Balloon                             N/A
     68              St. Mary's Plaza                                   0               0   Balloon                             N/A
     69              Colony Park Apartments                             0               0   Balloon                             N/A
     70              Glendale Food City Shopping Center                 0               0   Balloon                             N/A
     71              Hampton Inn - Augusta West                         0               0   Balloon                             N/A
     72              700 Reed Road                                     12              11   Interest-Only, Balloon              N/A
     73              100 South Anaheim                                  0               0   Balloon                             N/A
     74              The Waterfront                                    24              20   Interest-Only, Balloon              N/A
     75              Pebble Walk Apartments                             0               0   Balloon                             N/A
     76              Ken's Korner Shopping Center                       0               0   Balloon                             N/A
     77     (26)     Metropolitan Apartments                            0               0   Balloon                             N/A
     78              Summer Glen Apartments                            12              10   Interest-Only, Balloon              N/A
     79              Decatur Hacienda Business Center                   0               0   Balloon                             N/A
     80              Comfort Inn - Jamestown                            0               0   Balloon                             N/A
     81              Wingate Inn - Augusta                              0               0   Balloon                             N/A
     82              6931-6939 Van Nuys Blvd                            0               0   Balloon                             N/A
     83              New England Building                              36              35   Interest-Only, Balloon              N/A
     84              Storage Depot North                                0               0   Balloon                             N/A
     85     (27)     Capital Self Storage - Mechanicsburg               0               0   Balloon                             N/A
     86              Villas of Southland                                0               0   Balloon                             N/A
     87              Wells Fargo                                      120             119   Interest-Only                       N/A
     88              Walgreens - Humble                               120             120   Interest-Only                       N/A
     89              Southampton                                        0               0   Balloon                             N/A
     90              CVS - Nashville                                  120             120   Interest-Only                       N/A
     91              Eckerd - Durham                                  120             116   Interest-Only                       N/A
     92              Eldridge Self Storage                              0               0   Balloon                             N/A
     93              Capital Self Storage - Enola                       0               0   Balloon                             N/A
     94              Forest Mart Shopping Center                        0               0   Balloon                             N/A
     95              Lumberton & Silsbee                                0               0   Balloon                             N/A
     96     (28)     Tropical Village Apartments                        0               0   Balloon                             N/A
     97              Westridge Office Park                              0               0   Balloon                             N/A
     98              Century Apartments                                 0               0   Balloon                             N/A
     99              Fraser Valley Shopping Center                     60              58   Interest-Only, Balloon              N/A
    100              Shops at Scenic Highway                            0               0   Balloon                             N/A
    101              Woischke MHP                                       0               0   Balloon                             N/A
    102              520 James Street                                   0               0   Balloon                             N/A
    103              Lemay Business Park                                0               0   Balloon                             N/A
    104              Capital Self Storage - Dover                       0               0   Balloon                             N/A
    105              Capital Self Storage - Hanover                     0               0   Balloon                             N/A
    106              Interline Portfolio - Bristol                      0               0   Balloon                             N/A
    107              Best Western Arlington                             0               0   Balloon                             N/A
    108              Interline Portfolio - El Paso                      0               0   Balloon                             N/A
    109              Best Western - Amsterdam                           0               0   Balloon                             N/A
    110              Athens Shopping Center                             0               0   Balloon                             N/A
    111     (29)     Rockwall Town Center Phase ll                      0               0   Balloon                             N/A
    112              North Side Manor Apartments                       24              23   Interest-Only, Balloon              N/A
    113              Rice Street Business Center                       24              23   Interest-Only, Balloon              N/A
    114              Tuffy Auto Center                                  0               0   Balloon                             N/A
    115              Armata's Plaza                                     0               0   Balloon                             N/A
    116              Liberty Point                                      0               0   Balloon                             N/A
    117              Townhomes at Mallard Creek                         0               0   Balloon                             N/A
    118              Interline Portfolio - Orlando                      0               0   Balloon                             N/A
    119              Sunrise Village                                    0               0   Balloon                             N/A
    120              Spata Plaza                                        0               0   Balloon                             N/A
    121     (30)     Alcom Industrial                                   1               1   Balloon                             N/A
    122              Monroe Road Mini Storage                           0               0   Balloon                             N/A
    123              Interline Portfolio - Birmingham                   0               0   Balloon                             N/A
    124              Interline Portfolio - Phoenix                      0               0   Balloon                             N/A

                                    ORIGINAL                    REMAINING          REMAINING          U/W      CUT-OFF   SCHEDULED
CONTROL    MATURITY    MORTGAGE   AMORTIZATION   SEASONING       TERM TO       LOCKOUT/DEFEASANCE     NCF       DATE     MATURITY/
  NO.        DATE      RATE(%)    TERM (MOS.)     (MOS.)     MATURITY (MOS.)     PERIOD (MOS.)      DSCR (X)   LTV (%)   ARD LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

      1    1/11/2016     5.7050              0           2               118                  114       1.20      67.9          67.9
      2    2/11/2036     6.9000            360           1               119                  116       1.25      53.5          46.5
      3    2/11/2011     5.5250              0           1                59                    0       1.43      71.8          71.8
      4    2/11/2016     5.6650            360           1               119                  116       1.22      76.0          68.2
      5    1/11/2011     5.7100              0           2                58                    0       1.48      60.5          60.5
      6    1/11/2016     5.6800            360           2               118                  115       1.32      73.8          68.7
      7    6/11/2015     5.7040            360           9               111                  105       1.81      38.9          34.7
      8    1/11/2016     5.7900            324           2               118                  115       1.44      68.3          62.4
      9    3/11/2016     5.7100              0           0               120                    0       1.27      83.9          83.9
     10    2/11/2016     5.5800              0           1               119                  116       1.27      79.9          67.0
     11    4/11/2016     6.4900              0           0               121                  119       1.20      76.3          71.9
     12    3/11/2016     6.2800            360           0               120                  118       1.21      80.0          68.4
     13    2/11/2016     5.7200            360           1               119                  119       1.05      68.8          61.8
     14    3/11/2016     5.8000              0           0               120                  117       1.27      78.8          73.5
     15    3/11/2016     5.9900              0           0               120                  117       1.24      76.3          71.3
     16    2/11/2016     6.2500            360           1               119                  117       1.20      85.0          79.8
     17    3/11/2016     6.0100              0           0               120                  117       1.29      80.0          74.9
     18    4/11/2016     6.0700              0           0               121                  118       1.15      67.7          61.2
     19    4/11/2011     6.4000            264           0                61                   58       1.23      59.4          52.4
     20   11/11/2015     5.6700            360           4               116                  113       1.43      70.4          59.3
     21    1/11/2016     5.8000              0           2               118                  115       1.24      75.5          68.0
     22    1/11/2016     5.5800            360           2               118                  115       1.24      72.2          67.2
     23    1/11/2016     5.7300            360           2               118                    0       1.26      79.6          71.6
     24    2/11/2016     6.1400            360           1               119                  117       1.36      80.0          75.0
     25    2/11/2016     5.7700              0           1               119                  116       1.20      77.5          72.3
     26   12/11/2010     5.4800              0           3                57                   53       1.48      80.0          80.0
     27    2/11/2016     5.8600            360           1               119                  116       1.21      65.8          55.6
     28    1/11/2013     5.9100            360           2                82                   81       1.32      75.0          71.2
     29    1/11/2016     5.5800            360           2               118                  115       1.20      78.4          72.9
     30    1/11/2016     5.6600            360           2               118                  115       2.49      44.8          39.4
     31    3/11/2016     5.9400            300           0               120                  119       1.52      69.8          53.9
     32    2/11/2011     5.7300              0           1                59                   47       1.26      69.9          69.9
     33   10/11/2015     5.5200            360           5               115                  112       1.37      74.4          62.6
     34    4/11/2016     5.9200            360           0               121                  118       1.22      80.0          74.8
     35    1/11/2016     5.5600            360           2               118                  115       1.42      75.9          70.6
     36   12/11/2010     5.4800              0           3                57                   53       1.48      80.0          80.0
     37    1/11/2016     5.6900            300           2               118                  115       1.21      77.3          59.4
     38   11/11/2015     5.8400            360           4               116                  116       1.33      67.3          57.0
     39    2/11/2016     5.6100              0           1               119                  116       1.28      78.0          73.8
     40    4/11/2016     5.7000              0           0               121                  118       2.07      53.9          53.9
     41    4/11/2016     6.9200            360           0               121                  120       1.47      54.9          47.8
     42    2/11/2016     5.7700            360           1               119                  119       1.32      74.1          62.5
     43   12/11/2010     5.4800              0           3                57                   53       1.47      78.4          78.4
     44   12/11/2010     5.4800              0           3                57                   53       1.49      80.0          80.0
     45    2/11/2016     5.7300            360           1               119                  119       1.29      76.1          68.4
     46    5/11/2020     5.8800            360          10               170                   15       1.26      65.5          55.4
     47    1/11/2016     5.7000            360           2               118                  117       1.28      67.3          62.7
     48   12/11/2010     5.4800              0           3                57                   53       1.52      80.0          80.0
     49    2/11/2016     5.7800            324           1               119                  116       1.25      78.9          63.3
     50    2/11/2016     5.9200            300           1               119                  117       1.52      73.1          56.6
     51    3/11/2011     6.1400            360           0                60                   57       1.22      66.1          63.8
     52    3/11/2016     5.9000            360           0               120                  120       1.20      77.4          65.5
     53    8/11/2015     5.4700            360           7               113                  113       1.04      69.3          64.4
     54    4/11/2016     5.4800              0           0               121                  118       2.13      49.7          49.7
     55    3/11/2016     5.8200            300           0               120                  118       1.46      66.4          51.1
     56    4/11/2016     5.9700            360           0               121                  118       1.25      64.2          54.4
     57    1/11/2016     5.9700            360           2               118                  117       1.20      74.3          63.1
     58    3/11/2016     5.6800            360           0               120                   24       1.21      76.9          64.6
     59   12/11/2015     5.6500            300           3               117                  117       1.28      65.4          52.0
     60    2/11/2016     6.0300            360           1               119                  118       1.20      80.2          72.5
     61    1/11/2016     5.6900            360           2               118                  116       1.21      75.0          66.0
     62    3/11/2016     6.3700            360           0               120                  118       1.22      54.9          47.1
     63    1/11/2016     5.6100            360           2               118                  115       1.61      74.8          62.8
     64    1/11/2016     5.7000            360           2               118                   46       1.21      79.1          66.6
     65    3/11/2016     5.7500            360           0               120                  120       1.20      68.6          57.7
     66   11/11/2015     5.7900            360           4               116                   44       1.16      80.0          70.6
     67    2/11/2016     5.6200            360           1               119                  119       1.24      75.5          63.4
     68    1/11/2016     5.7000            360           2               118                   46       1.26      79.0          66.5
     69    8/11/2015     5.2500            360           7               113                  110       1.23      77.0          64.3
     70    1/11/2016     5.7000            360           2               118                   46       1.20      76.4          64.3
     71    2/11/2016     5.7400            300           1               119                  119       1.55      74.9          57.5
     72    2/11/2016     5.6500            324           1               119                  119       1.21      80.0          65.9
     73    3/11/2016     5.6000            360           0               120                  120       1.23      69.9          58.6
     74   11/11/2015     5.6000            360           4               116                  114       1.43      70.4          61.8
     75     9/1/2015     5.1700            300           6               114                  113       1.25      79.1          60.1
     76    2/11/2016     6.2300            360           1               119                  117       1.26      64.6          55.2
     77   11/11/2015     5.5900            360           4               116                  113       1.20      79.0          66.4
     78    1/11/2016     5.6000            360           2               118                  117       1.31      76.4          65.6
     79    2/11/2016     5.9700            360           1               119                  119       1.34      78.0          66.2
     80    1/11/2016     6.2300            300           2               118                  118       1.51      68.8          53.8
     81    2/11/2016     5.7400            300           1               119                  119       1.30      69.2          53.2
     82   12/11/2015     5.8400            360           3               117                  117       1.26      71.7          60.7
     83    2/11/2016     5.5700            360           1               119                  116       1.24      79.3          71.0
     84   11/11/2015     5.4300            300           4               116                  116       1.26      74.4          56.9
     85    3/11/2016     5.7200            360           0               120                  117       1.22      68.4          57.6
     86    2/11/2016     5.5900            360           1               119                  116       1.31      60.7          50.9
     87    2/11/2016     5.7000              0           1               119                  116       1.35      76.4          76.4
     88    3/11/2016     6.2400              0           0               120                  117       1.20      73.8          73.8
     89    3/11/2016     6.2100            360           0               120                    0       1.70      49.3          42.1
     90    3/11/2016     5.9400              0           0               120                  117       1.24      79.8          79.8
     91   11/11/2015     5.5000              0           4               116                  113       1.32      84.8          84.8
     92    3/11/2016     5.7200            360           0               120                  120       1.24      73.5          61.8
     93    3/11/2016     5.7200            360           0               120                  117       1.29      74.9          63.0
     94    2/11/2011     5.9700            324           1                59                   59       1.25      74.9          68.8
     95    1/11/2016     5.7000            360           2               118                  118       1.21      71.4          60.1
     96   11/11/2015     6.0000            360           4               116                  115       1.22      77.0          65.5
     97    3/11/2011     5.9900            360           0                60                   57       1.25      75.0          70.2
     98    1/11/2016     5.9900            300           2               118                  117       1.30      72.3          56.1
     99    1/11/2016     5.9600            360           2               118                  117       1.37      58.9          55.1
    100    3/11/2016     5.8400            360           0               120                  120       1.20      76.9          64.9
    101    1/11/2016     6.1250            360           2               118                  115       1.31      71.3          60.8
    102    2/11/2016     5.7200            300           1               119                  119       1.25      61.6          47.3
    103    1/11/2016     5.6900            360           2               118                  117       1.21      75.5          63.6
    104    3/11/2016     5.7200            360           0               120                  117       1.32      73.1          61.5
    105    3/11/2016     5.7200            360           0               120                  117       1.29      75.0          63.1
    106    2/11/2016     5.7800            324           1               119                  116       1.30      72.6          58.3
    107   11/11/2015     5.8200            300           4               116                  116       1.75      69.3          53.6
    108    2/11/2016     5.7800            324           1               119                  116       1.32      79.9          64.1
    109   11/11/2015     6.8000            300           4               116                  115       1.65      69.5          55.5
    110    2/11/2016     5.6600            360           1               119                  118       1.31      79.5          66.8
    111    7/11/2015     5.5000            360           8               112                  111       1.20      73.9          62.2
    112    2/11/2016     5.9800            360           1               119                  116       1.22      77.9          69.0
    113    2/11/2016     5.6900            360           1               119                  118       1.32      76.9          67.7
    114    1/11/2016     5.9100            360           2               118                  118       1.34      69.6          59.0
    115    1/11/2016     5.6600            360           2               118                  115       1.30      74.1          62.3
    116    3/11/2016     5.9300            360           0               120                  117       1.24      79.7          67.5
    117    1/11/2016     5.7700            360           2               118                  117       1.31      78.0          65.8
    118    2/11/2016     5.7800            324           1               119                  116       1.27      64.7          52.0
    119    1/11/2013     6.0000            300           2                82                   79       1.33      61.5          52.8
    120    2/11/2016     6.5700            300           1               119                  118       1.25      79.9          63.1
    121    4/11/2016     6.2500            180           0               121                  118       1.47      59.2          26.7
    122    2/11/2016     5.9400            360           1               119                  119       2.77      35.2          29.8
    123    2/11/2016     5.7800            324           1               119                  116       1.30      58.7          47.2
    124    2/11/2016     5.7800            324           1               119                  116       1.25      57.5          46.2

Footnotes to Annex A-5

(1)	888 Seventh Avenue

Original Balance and Cut-off Date Balance reflect the 888 Seventh Avenue Mortgage Loan (A2-Note). The 888 Seventh Avenue Non-Trust Loans totals $172,660,000. The 888 Seventh Avenue Loan Combination totals $318,554,000, of which $145,894,000 comprises the 888 Seventh Avenue Mortgage Loan.

Maturity Date Balance reflects the balance after month 120 of the 888 Seventh Avenue Mortgage Loan. At maturity the 888 Seventh Avenue Loan Combination is expected to have an outstanding principal balance of $318,554,000.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 888 Seventh Avenue Mortgage Loan and the 888 Seventh Avenue pari passu Non-Trust Loan, totaling $291,788,000. The Original LTV and Cut-Off Date LTV of the 888 Seventh Avenue Loan Combination is approximately 74.1%. The LTV of the 888 Seventh Avenue Loan Combination at maturity is expected to be 74.1%.

U/W NCF DSCR is based on the initial principal balance of the 888 Seventh Avenue pari passu A-Notes and an interest rate of 5.705%, calculated on an actual/360 basis. The DSCR of the 888 Seventh Avenue Loan Combination is 1.10x, calculated based on an interest rate of 5.705% and an actual/360 basis.

The scheduled debt service was calculated by applying the 5.705% coupon to the outstanding principal balance of the 888 Seventh Avenue Mortgage Loan.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR include executed leases for five tenants totaling 56,762 square feet, which tenants are currently building out their spaces, and a dark tenant totaling 18,807 square feet, which space is master leased by the 888 Seventh Avenue Borrower. The mortgaged real property is 99.0% leased and 90.7% occupied.

During any ‘‘Reserve Period’’ the related borrower will be required to fund a monthly capital expenditure reserve in an annual amount equal to $0.30 per square foot, and a monthly rollover reserve in an annual amount equal to $2.98 per square foot until January 11, 2009 and $1.98 thereafter. In addition, during periods other than a Reserve Period, payment of the foregoing reserves (to the extent not expended at the Property) are guaranteed by a principal of the related borrower.

(2)	Marriot Hotel—Orlando Airport

Cut Off Date LTV, Balloon LTV—The prospective appraised value as of 11/1/2006 is $95,000,000, based upon assumed completion of renovation program.

(3)	623 Fifth Avenue

U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 623 Fifth Avenue Mortgaged Property is projected to be $9,485,384 and $8,299,107, respectively, based on the assumed lease up of currently vacant space, the appraiser's estimate of fair market rent and other lease up assumptions.

The 623 Fifth Avenue Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the 623 Fifth Avenue Pooled Portion and the 623 Fifth Avenue Non-Pooled Portion. The Cut-Off Date Principal Balance is based on the 623 Fifth Avenue Pooled Portion only. The cut-off date principal balance of the 623 Fifth Avenue Mortgage Loan (including the 623 Fifth Avenue Pooled Portion and the 623 Fifth Avenue Non-Pooled Portion) is $95,000,000.

U/W NCF DSCR—The U/W NCF DSCR Is calculated taking into account the 623 Fifth Avenue Pooled Portion (excluding the 623 Fifth Avenue Non-Pooled Portion). The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire 623 Fifth Avenue Mortgage Loan, would be 1.11x (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

U/W NCF DSCR—The U/W NCF DSCR is based on in-place U/W Net Cash Flow. Based on projected U/W Net Cash flow of $8,299,107 the U/W NCF DSCR for the 623 Fifth Avenue Pooled Portion would be 2.17x, and the U/W NCF DSCR for the entire 623 Fifth Avenue Mortgage Loan would be 1.29x (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the 623 Fifth Avenue Pooled Portion (excluding the 623 Fifth Avenue Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire 623 Fifth Avenue Mortgage Loan would be 65.5% (including the Pooled and Non-Pooled Portions of the 623 Fifth Avenue Mortgage Loan).

(4)	Time Hotel

Average occupancy, average daily rate and revenue per available room for Time Hotel reflect the weighted average for the full year ending 12/31/2005.

U/W NOI and U/W NCF reflects in-place U/W Net Operating Income and in-place U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the Time Hotel Mortgaged Property is projected to be $6,633,901 and $6,011,479, respectively, based on the assumed stabilized occupancy per third-party appraisal and assumed increase in ADR reflecting the average of 2005 RevPar and budgeted 2006 RevPar.

U/W NCF DSCR—The U/W NCF DSCR Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash Flow of $6,011,479, the U/W NCF DSCR for the Time Hotel Mortgage Loan would be 1.49x.

(5)	1010 Second Avenue

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the first payment date of the Mortgage Loan and continuing until maturity, in the approximate amount of $54,280.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the first payment date of the Mortgage Loan through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(6)	Queensbury Portfolio

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2011 payment date and continuing until maturity, in the approximate amount of $36,248.43, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in May 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(7)	Dacra Portfolio

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential lease-up at the mortgaged real properties. The amount of $7,500,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the potential lease-up, was escrowed at the closing of the mortgage loan in the form of a letter of credit. The $7,500,000 letter of credit is required to be released to the related borrower (in increments of no less than $1,000,000, and subject to certain requirements as indicated in the mortgage loan documentation) upon the then-current underwritten net cash flow providing a 1.20x DSCR, calculated on a 30-year amortization schedule. The related borrower may not draw down on the letter of credit during the first nine months of the term of the mortgage loan, unless Hunt Enterprises of Illinois, Inc. has waived its termination option. The mortgaged real properties are currently 81.2% leased and 66.1% occupied, with current in place U/W NCF DSCR of 1.04x.

Current occupancy and current U/W NCF DSCR were calculated including tenants totaling 32,003 square feet, including Dacra Development Corporation (17,483 square feet at the Buick mortgaged real property), which have executed leases but have not yet taken occupancy. The amount of $1,750,000 was escrowed at the closing of the mortgage loan for tenant improvements related to the Dacra Development space at the Buick mortgaged real property, which is required to be released to the related borrower for tenant improvements.

(8)	University Towers

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2011 payment date and continuing until maturity, in the amount of $35,094.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in April 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(9)	Rio Santa Fe Apartments

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity, in the amount of $28,674.64, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(10)	Advance Tower

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the April 2011 payment date and continuing until maturity, in the amount of $27,386.38, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in April 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(11)	Maple Hill Apartments

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2009 payment date and continuing until maturity, in the amount of $26,420.51, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in May 2009 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments. The original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(12)	950 Herndon Parkway

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the February 2009 payment date and continuing until maturity, in the amount of $22,043.53, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in February 2009 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(13)	Meadows at Westbrook

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. Two letters of credit in the aggregate amount of $2,540,000, representing proceeds allocable to the cash flow differential between underwritten net cash flow on a trailing 12-month basis and annualized net cash flow on a trailing three-month basis, were posted at the closing of the mortgage loan. Additionally, Appraised Value, Original LTV, Current LTV and Maturity Date LTV were calculated based on an ‘‘As-stabilized’’ value as of November 1, 2007. The ‘‘as-is’’ appraised value of $18,000,000 as of November 3, 2005 results in a current LTV and original LTV of 99.1% and maturity LTV of 92.9%. The $2,540,000 letters of credit are required to be released to the related borrower upon satisfaction of certain requirements, including, but not limited to: (i) completion of certain budgeted capital improvements of $2,000,000, (ii) achievement of a 1.20x DSCR on a trailing 12-month basis calculated on a 30-year amortization schedule, and (iii) an LTV of no greater than 80% of the mortgaged real property’s value at stabilization, as indicated in the mortgage loan documentation.

(14)	Westwood Office Center

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity, in the amount of $19,117.03, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(15)	Rocky Point Hotel Portfolio

Appraised Value—Appraised value of $18,800,000 represents the aggregate of appraisal values of $10,500,000 for Holiday Inn Express and $8,300,000 for Hampton Inn.

(16)	Northborough Tower

The Northborough Tower Mortgage Loan is evidenced by two loan portions that are referred to in this prospectus supplement as the Northborough Tower Pooled Portion and the Northborough Tower Non-Pooled Portion. The cut-off date principal balance is based on the Northborough Tower Pooled Portion only. The Northborough Tower Mortgage Loan (including the Northborough Tower Pooled Portion and the Northborough Tower Non-Pooled Portion) is $21,000,000.

U/W NCF DSCR—The U/W DSCR Is calculated taking into account the Northborough Tower Pooled Portion (excluding the Northborough Tower Non-Pooled Portion). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire Northborough Mortgage Loan would be 1.44x (including the Pooled and Non-Pooled Portion of the Northborough Tower Mortgage Loan).

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Northbrough Tower Pooled Portion (excluding the Northborough Tower Non-Pooled Portion). The Cut-off Date LTV Ratio based on the entire Northborough Tower Mortgage Loan would be 77.5% (including the Pooled and Non-Pooled Portion of the Northborough Tower Mortgage Loan).

(17)	5435 Balboa

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(18)	City Centre

Occupancy Percentage—A master lease was signed by the borrower to cover the leasing on 11,030 sq feet of space at the subject property. There is a 10 year signed lease on 7,300 sq. feet of space to Grand East Buffet as well as a 5 year lease on 2,230 sq. feet of space that has been signed by tenant Allan Iverson. Grande East Buffet's lease commenced on March 1, 2006 with seven months of free rent. Grand East Buffet is currently making improvements and is expected to take occupancy in June 2006. The master lease also covers 1,500 sq feet of vacant space at the subject property that has not yet been leased. The master lease is to ensure the subject property will receive $230,000 in additional base rent with pro-rata reimbursements. Without the Master Lease the physical occupany at the subject property would be 55.8%.

(19)	Parkway Commons

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as stabilized" value as of February 15, 2006. The "as is" appraised value of $10,650,000, as of November 10, 2005, results in a Current LTV and Original LTV of 78.9% and Maturity Date LTV of 66.7%.

(20)	Alderwood Apartments

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as stabilized" value as of July 5, 2005. The "as is" appraised value of $9,970,000, as of July 5, 2005, results in a Current LTV and Original LTV of 82.7% and Maturity Date LTV of 76.8%.

(21)	400 South Sepulveda

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2012 payment date and continuing until maturity, in the amount of $10,971.65, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in March 2012 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(22)	Glens Falls Hospital Building

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(23)	Cory Building

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(24)	151 West 25th Street

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(25)	Kuakini Self Storage

U/W Net Cash Flow, and U/W NCF DSCR were calculated based on potential lease-up at the mortgaged real property. The amount of $865,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the potential lease-up, was escrowed at the closing of the mortgage loan. The amount of $865,000, is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.25x DSCR on a trailing twelve-month basis. Current U/W NCF DSCR is 1.10x.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(26)	Metropolitan Apartments

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential stabilized cash flow. The amount of $300,000, representing the proceeds allocable to the cash flow differential between the current in-place net cash flow and the projected net cash flow, was escrowed at the closing of the mortgage loan. The $300,000 is required to be released to the related borrower upon the property achieving an actual DSCR of 1.20x, based on trailing twelve-month financials and calculated as indicated in the mortgage loan documentation. If the disbursement conditions are not satisfied prior to November 1, 2008, the related borrower is only entitled to disbursements in proportions as described in the mortgage loan documents. Based on the current in-place cash flow, the DSCR is 1.13x.

(27)	Capital Self-Storage Mechanicsburg

The amount of $350,000 was escrowed at the closing of the mortgage loan. The $350,000 is required to be released to the related borrower upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.25x based on trailing-12 month financials and calculated as indicated in the mortgage loan documentation. Based on current in-place net cash flow, the DSCR is 1.21x.

(28)	Tropical Village Apartments

The amount of $300,000 was escrowed at the closing of the mortgage loan. The $300,000 is required to be released to the related borrower if not event of default has occurred and is continuing upon, among other things, the mortgage loan achieving an underwritten DSCR of 1.20x based on trailing-12 month financials, calculated as indicated in the mortgage loan documentation, U/W NCF DSCR calculated based on the current roll is 1.22x.

(29)	Rockwall Town Center Phase II

Appraised Value, Original LTV, Current LTV, and Maturity Date LTV were calculated based on an "as is" value as of April 30, 2005. The "as stabilized" appraised value of $2,900,000, as of December 1, 2005, results in a Current LTV of 71.8%, an Original LTV of 72.4% and a Maturity Date LTV of 60.5%.

(30)	Alcom Industrial

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and prepayment provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on April 11, 2006.

(31)	IBM Distribution Facility Kuakini Self Storage

The corresponding mortgage loans referenced, collectively representing 2.0% of the initial mortgage pool balance, have not closed as of the date of this preliminary prospectus supplement and therefore, certain mortgage loan characteristics, including the interest rate, have been estimated. As a result, certain statistical information in the prospectus supplement may change if those mortgage loans bear a different interest rate than estimated.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3

                                                                                                     INITIAL DEPOSIT
                                                                                                     TO THE DEFERRED
CONTROL                                                          PROPERTY                              MAINTENANCE
  NO.     FOOTNOTE               PROPERTY NAME                     TYPE                SPECIFIC        ACCOUNT ($)
-----------------------------------------------------------------------------------------------------------------------

      1      (1)     888 Seventh Avenue                     Office                                                 0
      2      (2)     Station Place II                       Office                                                 0
      3      (3)     200 South Wacker Drive                 Office                                                 0
      4      (4)     Eastpoint Mall                         Retail                 Regional Mall                   0
      5      (5)     Spring Creek Apartments                Multifamily                                      328,956
      6      (6)     Marriott Hotel - Orlando Airport       Hotel                  Full Service                    0
      7      (7)     623 Fifth Avenue                       Office                                                 0
      8      (8)     The Time Hotel                         Hotel                  Full Service              700,000
      9              1 Allen Bradley Drive                  Office                                                 0
     10              1010 Second Avenue                     Office                                                 0
     11              Queensbury Portfolio                   Multifamily                                            0
     12      (9)     Dacra Portfolio                        Mixed Use              Office/Retail             142,500
     13     (10)     Cypress Financial Center               Office                                            22,500
     14     (11)     University Towers                      Multifamily                                            0
     15              Rio Santa Fe Apartments                Multifamily                                       29,750
     16              Rochester Apartments                   Multifamily                                      104,953
     17     (12)     Advance Tower                          Office                                                 0
     18              Maple Hill Apartments                  Multifamily                                       12,188
     19              IBM Distribution Facilty               Industrial/Warehouse                                   0
     20     (13)     Knoxville Hilton                       Hotel                  Full Service                    0
     21     (14)     950 Herndon Parkway                    Office                                             5,000
     22              Windridge Apartments                   Multifamily                                        2,500
     23              Sunchase Apartments                    Multifamily                                      107,500
     24     (15)     Meadows at Westbrook                   Multifamily                                    2,000,000
     25              Westwood Office Center                 Office                                                 0
     26              Tiburon Apartments                     Multifamily                                       25,000
     27              Green Caye                             Multifamily                                       20,625
     28     (16)     Rocky Point Hotel Portfolio            Hotel                  Limited Service            15,313
     29              The Summit                             Multifamily                                            0
     30              Northborough Tower                     Office                                                 0
     31     (17)     Best Western Soldiers Field            Hotel                  Limited Service                 0
     32     (18)     313-321 W. 37th Street                 Industrial/Warehouse                              18,750
     33     (19)     Robinson Crossing                      Retail                 Anchored                    1,875
     34              5435 Balboa                            Office                                            28,000
     35              Lodge on Perrin Creek                  Multifamily                                        4,375
     36              The Willows on Rosemeade               Multifamily                                       19,500
     37              College Industrial Park                Industrial/Warehouse                                   0
     38     (20)     Vanguard Center                        Office                                             5,500
     39     (21)     400 South Sepulveda                    Office                                            16,250
     40              Glens Falls Hospital Building          Office                                                 0
     41              Cory Building                          Industrial/Warehouse                                   0
     42     (22)     Courtyard at Pleasant Run              Retail                 Anhcored                        0
     43              Enclave at Valley Ranch                Multifamily                                            0
     44              Creekwood                              Multifamily                                            0
     45              Newberry Crossing                      Retail                 Anchored                        0
     46              City Centre                            Retail                 Unanchored                  3,731
     47              Del Rey Apartments                     Multifamily                                        2,813
     48              Hampton Bay Apartments                 Multifamily                                       17,625
     49     (23)     Interline Portfolio - Nashville        Industrial/Warehouse                               3,125
     50     (24)     Hilton Garden Inn - Chattanooga        Hotel                  Full Service                    0
     51              Bridgeworks Retail                     Retail                 Unanchored                    313
     52              Parkway Commons                        Retail                 Anhcored                        0
     53              Alderwood Apartments                   Multifamily                                            0
     54              151 West 25th Street                   Office                                                 0
     55              Quality Inn Cookstown                  Hotel                  Limited Service             3,125
     56              Kuakini Self Storage                   Self Storage                                           0
     57              BRT Self Storage                       Self Storage                                           0
     58              80 University Place                    Office                                                 0
     59              La Mirada Plaza                        Mixed Use              Office/Retail                   0
     60     (25)     Peachtree Square Industrial            Industrial/Warehouse                                   0
     61     (26)     6600 College Boulevard                 Office                                                 0
     62     (27)     Northwest 36th Street                  Office                                                 0
     63     (28)     Hampton Inn - Beaumont                 Hotel                  Limited Service             6,250
     64              Crossroads Shopping Center             Retail                 Shadow Anchored             1,250
     65              Woodland Village Townhomes             Multifamily                                       14,563
     66              Crosby Creek Apartments                Multifamily                                       99,000
     67              Southpointe Commons Shopping Center    Retail                 Anhcored                    2,500
     68              St. Mary's Plaza                       Retail                 Anchored                      438
     69              Colony Park Apartments                 Multifamily                                      109,375
     70     (29)     Glendale Food City Shopping Center     Retail                 Anchored                    3,750
     71     (30)     Hampton Inn - Augusta West             Hotel                  Limited Service                 0
     72              700 Reed Road                          Industrial/Warehouse                                   0
     73     (31)     100 South Anaheim                      Office                                                 0
     74     (32)     The Waterfront                         Office                                            20,000
     75              Pebble Walk Apartments                 Multifamily                                      126,763
     76              Ken's Korner Shopping Center           Retail                 Anchored                        0
     77              Metropolitan Apartments                Multifamily                                        5,000
     78              Summer Glen Apartments                 Multifamily                                        7,160
     79     (33)     Decatur Hacienda Business Center       Industrial/Warehouse                               9,375
     80     (34)     Comfort Inn - Jamestown                Hotel                  Limited Service                 0
     81     (35)     Wingate Inn - Augusta                  Hotel                  Limited Service                 0
     82     (36)     6931-6939 Van Nuys Blvd                Office                                            23,288
     83     (37)     New England Building                   Office                                             3,000
     84              Storage Depot North                    Self Storage                                           0
     85              Capital Self Storage - Mechanicsburg   Self Storage                                           0
     86              Villas of Southland                    Multifamily                                      450,438
     87     (38)     Wells Fargo                            Office                                                 0
     88              Walgreens - Humble                     Retail                 Single Tenant                   0
     89              Southampton                            Retail                 Anchored                  367,078
     90              CVS - Nashville                        Retail                 Single Tenant                   0
     91              Eckerd - Durham                        Retail                 Single Tenant                   0
     92              Eldridge Self Storage                  Self Storage                                           0
     93              Capital Self Storage - Enola           Self Storage                                           0
     94              Forest Mart Shopping Center            Retail                 Unanchored                      0
     95     (39)     Lumberton & Silsbee                    Retail                 Shadow Anchored            11,875
     96     (40)     Tropical Village Apartments            Multifamily                                       12,500
     97              Westridge Office Park                  Office                                                 0
     98              Century Apartments                     Multifamily                                        3,750
     99              Fraser Valley Shopping Center          Retail                 Unanchored                 71,469
    100              Shops at Scenic Highway                Retail                 Unanchored                      0
    101              Woischke MHP                           Mobile Home Park                                  49,500
    102              520 James Street                       Industrial/Warehouse                               6,781
    103              Lemay Business Park                    Industrial/Warehouse                               4,375
    104              Capital Self Storage - Dover           Self Storage                                           0
    105              Capital Self Storage - Hanover         Self Storage                                           0
    106     (23)     Interline Portfolio - Bristol          Industrial/Warehouse                               4,375
    107     (41)     Best Western Arlington                 Hotel                  Limited Service               625
    108     (23)     Interline Portfolio - El Paso          Industrial/Warehouse                              34,250
    109              Best Western - Amsterdam               Hotel                                                  0
    110     (42)     Athens Shopping Center                 Retail                 Anhcored                    9,688
    111              Rockwall Town Center Phase ll          Retail                 Unanchored                      0
    112              North Side Manor Apartments            Multifamily                                            0
    113              Rice Street Business Center            Office                                                 0
    114              Tuffy Auto Center                      Retail                 Unanchored                      0
    115              Armata's Plaza                         Retail                 Anchored                    6,875
    116              Liberty Point                          Multifamily                                            0
    117              Townhomes at Mallard Creek             Multifamily                                            0
    118     (23)     Interline Portfolio - Orlando          Industrial/Warehouse                               3,875
    119              Sunrise Village                        Mobile Home Park                                       0
    120     (43)     Spata Plaza                            Office                                                 0
    121              Alcom Industrial                       Industrial/Warehouse                               5,000
    122              Monroe Road Mini Storage               Self Storage                                       1,875
    123     (23)     Interline Portfolio - Birmingham       Industrial/Warehouse                               5,000
    124     (23)     Interline Portfolio - Phoenix          Industrial/Warehouse                                   0

            ANNUAL DEPOSIT     REPLACEMENT       ANNUAL          CURRENT        TI & LC     AS OF
          TO THE REPLACEMENT     RESERVE     DEPOSIT TO THE   BALANCE OF THE    RESERVE    DATE OF
CONTROL        RESERVE          ACCOUNT        TI & LC          TI & LC         ACCOUNT    TI & LC
  NO.        ACCOUNT ($)        CAP ($)      ACCOUNT ($)      ACCOUNT ($)       CAP ($)    ACCOUNT
---------------------------------------------------------------------------------------------------

      1                    0             0                0                0           0   March-06
      2                    0             0                0                0   6,000,000   March-06
      3                    0             0                0                0           0   March-06
      4               84,446       168,893          210,000          518,857   1,130,000   March-06
      5              248,933       746,798                0                0           0   March-06
      6                    0             0                0                0           0   March-06
      7               52,500             0                0                0           0   March-06
      8              595,633             0                0                0           0   March-06
      9                    0             0                0                0           0   March-06
     10               44,521        44,521          296,808           24,734     296,808   March-06
     11              107,200       107,200                0                0           0   March-06
     12               40,881             0          117,264                0           0   March-06
     13               29,831        59,662          200,000          751,790     500,000   March-06
     14               84,000             0                0                0     150,000   March-06
     15               87,360        87,360                0                0           0   March-06
     16              183,000             0                0                0           0   March-06
     17               20,141        60,423                0                0           0   March-06
     18               56,000             0                0                0           0   March-06
     19                    0             0                0                0           0   March-06
     20              367,884             0                0                0           0   March-06
     21               18,384             0                0          752,646     450,000   March-06
     22               96,332             0                0                0           0   March-06
     23              141,960             0                0                0           0   March-06
     24              102,000             0                0                0           0   March-06
     25               17,312        34,624           25,968            2,164           0   March-06
     26               72,400       144,800                0                0           0   March-06
     27               69,470             0                0                0           0   March-06
     28              139,860             0                0                0           0   March-06
     29               45,519             0                0                0           0   March-06
     30               51,977             0           53,661            8,944           0   March-06
     31              168,647             0                0                0           0   March-06
     32               12,030             0           27,506            2,292           0   March-06
     33               26,362             0           45,000           18,750     135,000   March-06
     34               14,989             0           65,953                0      74,947   March-06
     35               61,800             0                0                0           0   March-06
     36               47,200        94,400                0                0           0   March-06
     37               60,127        94,570           78,807           19,702     157,614   March-06
     38               19,493        51,867           75,000           25,014     350,000   March-06
     39                    0             0                0          434,346           0   March-06
     40               18,024             0           40,000                0     120,000   March-06
     41              112,500             0                0                0           0   March-06
     42               24,000        72,000           60,000            5,000     180,000   March-06
     43               52,800       105,600                0                0           0   March-06
     44               46,400        92,800                0                0           0   March-06
     45               17,204             0           24,000            4,000      48,000   March-06
     46                5,935        23,740           20,004           16,703      60,000   March-06
     47               57,600             0                0                0           0   March-06
     48               51,200       102,400                0                0           0   March-06
     49               31,704        94,261           71,412          177,334     371,330   March-06
     50              117,956             0                0                0           0   March-06
     51                1,857             0           17,825                0           0   March-06
     52                4,287         8,574           30,000                0     150,000   March-06
     53               32,004             0                0                0           0   March-06
     54               15,000        30,000           20,000                0      40,000   March-06
     55               99,251             0                0                0           0   March-06
     56               11,259             0                0                0           0   March-06
     57               14,861        29,722                0                0           0   March-06
     58                1,872             0           30,000                0           0   March-06
     59               14,901        29,802           50,000          100,000     100,000   March-06
     60               22,839             0                0          150,050           0   March-06
     61                    0             0                0                0           0   March-06
     62               27,008             0          106,249                0     300,000   March-06
     63              105,991             0                0                0           0   March-06
     64               10,592        31,775           25,109           54,185      50,000   March-06
     65               41,256             0                0                0           0   March-06
     66               40,968             0                0                0           0   March-06
     67               15,445             0           30,000           85,001      85,000   March-06
     68                8,994        26,981           22,500           33,761      31,000   March-06
     69               73,712       368,560                0                0           0   March-06
     70                9,977        29,930           18,285           33,048      30,000   March-06
     71               81,953             0                0                0           0   March-06
     72               21,096        50,000           52,752          104,396     250,000   March-06
     73               16,960             0           96,000          500,000     250,000   March-06
     74               19,313             0           55,000          270,117           0   March-06
     75               57,000             0                0                0           0   March-06
     76               16,937             0           45,989           53,832     150,000   March-06
     77               31,800             0                0                0           0   March-06
     78               41,279             0                0                0           0   March-06
     79                7,554             0           32,734           26,703     122,177   March-06
     80               72,095             0                0                0           0   March-06
     81               68,487             0                0                0           0   March-06
     82                5,651             0           65,000           65,074     300,000   March-06
     83                9,236             0           55,000                0     165,000   March-06
     84                8,160             0                0                0           0   March-06
     85               11,704             0                0                0           0   March-06
     86               63,500       125,000                0                0           0   March-06
     87                    0             0                0                0           0   March-06
     88                    0             0                0                0           0   March-06
     89               29,031             0           31,257                0           0   March-06
     90                1,632             0                0                0           0   March-06
     91                    0             0                0                0           0   March-06
     92                5,888             0                0                0           0   March-06
     93                8,844             0                0                0           0   March-06
     94               11,473             0           24,230            2,019           0   March-06
     95                2,915         2,195           14,575            2,429      58,300   March-06
     96               28,500             0                0                0           0   March-06
     97                5,857        11,548           15,000           50,000      30,000   March-06
     98               31,801             0                0                0           0   March-06
     99                6,794        13,587           34,403            5,734      68,805   March-06
    100                1,215         2,430           12,150                0      60,750   March-06
    101                7,600             0                0                0           0   March-06
    102                9,120             0           30,000           75,000     100,000   March-06
    103                7,469        15,390           17,100           50,000      50,000   March-06
    104               10,050             0                0                0           0   March-06
    105                8,865             0                0                0           0   March-06
    106                6,555        16,350           12,386           30,759      64,409   March-06
    107               42,852             0                0                0           0   March-06
    108                9,194        27,330           20,226           51,416     107,663   March-06
    109               56,089             0                0                0           0   March-06
    110                3,084             0           18,000           60,000      60,000   March-06
    111                1,638             0           10,000            6,667           0   March-06
    112               18,000             0                0                0           0   March-06
    113                2,495         2,495           23,453            1,954      23,453   March-06
    114                1,016         2,032           10,000           10,000      10,000   March-06
    115                5,820        11,639            7,237           21,213      40,000   March-06
    116               14,250             0                0                0           0   March-06
    117                3,200             0                0                0           0   March-06
    118                3,000         8,918            6,756           16,778      35,132   March-06
    119                8,250             0                0                0           0   March-06
    120                    0             0                0                0           0   March-06
    121               11,261             0           10,184                0           0   March-06
    122               16,560        33,120                0                0           0   March-06
    123                3,062         9,102            6,895           17,124      35,856   March-06
    124                3,041         9,039            6,852           17,006      35,610   March-06

Footnotes to Annex A-6

(1)	888 Seventh Avenue

During any ‘‘Reserve Period’’ the related borrower will be required to fund a monthly capital expenditure reserve in an annual amount equal to $0.30 per square foot, and a monthly rollover reserve in an annual amount equal to $2.98 per square foot until January 11, 2009 and $1.98 thereafter. In addition, during periods other than a Reserve Period, payment of the foregoing reserves (to the extent not expended at the Property) are guaranteed by a principal of the related borrower.

(2)	Station Place II

$9,246,711 was reserved at closing to pay for certain project close-out costs which include retainage and punch list items. Such reserve may be replaced with a letter of credit.

The SEC has the right to request additional tenant improvement payments by the related borrower to the SEC up to $35 per square foot. These funds are required to either be paid back by the SEC within one year or the rent increases in an amount sufficient to repay such that these amounts are repaid on a fully amortizing basis at 9.00% over the lease term. The Sponsors have guaranteed the payment of the total amount initially available to the SEC less the amount that has already been funded to them.

Net Rent is equal to the base rent of $43.63 per square foot plus the ‘‘Service Agreement Rent’’. Service Agreement Rent is the amount by which operating expenses and real estate taxes for services provided by the related borrower at the property have increased over such expenses for the first year of the lease. The SEC has the right to offset against Service Agreement Rent if the related borrower defaults in providing utilities, services maintenance or repairs. The related borrower is required to fund a reserve in the amount of $88,214 per annum (for certain services which the landlord is required to provide under the lease) until the reserve reaches 5% of the net rent. In the event that the reserve has been drawn down, the related borrower, in order to maintain the 5% cap, is not required to deposit more than 2% of net rent in any one year.

Beginning on February 11, 2012, and through the ARD, the related borrower is required to deposit $1,500,000 per annum in the form of cash or a letter of credit with the lender. The aggregate amount deposited into the reserve will be capped at $6,000,000.

(3)	200 South Wacker Drive

Upon the occurrence and continuance of an event of default or the DSCR falls below 1.10x, the 200 South Wacker Drive Borrower is required to make monthly escrow deposits into a tax and insurance reserve account equal to one twelfth of the estimated annual real estate taxes and insurance premiums payable during the ensuing twelve months. Provided no event of default exists and the DSCR is equal to or above 1.10x, all tax and insurance funds on deposit shall be promptly returned to the 200 South Wacker Borrower. Notwithstanding the foregoing, so long as the 200 South Wacker Drive Borrower provides evidence of a blanket insurance policy covering the 200 South Wacker Mortgaged Property, the monthly insurance escrow will not be required. The 200 South Wacker Drive Borrower may provide a letter of credit in lieu of making such deposits.

The 200 South Wacker Drive Borrower is required, upon the occurrence and continuance of an event of default or the DSCR falls below 1.10x, to make monthly escrow deposits into a capital expenditure reserve account in an amount of $12,693. Provided no event of default exists and the DSCR is equal to or above 1.10x, all capital expenditure funds shall be promptly returned to the 200 South Wacker Drive Borrower. The 200 South Wacker Drive Borrower may provide a letter of credit in lieu of making such deposits.

The 200 South Wacker Drive Borrower is required to deposit into a lease termination reserve account any fees, payments or other compensation related to any lease termination which in the aggregate for such lease exceeds $350,000 into a lease termination rollover account. In addition, provided that no event of default then exists, if the 200 South Wacker Drive Borrower enters into any new replacement leases with a term of at least 5 years, and pays the tenant improvements and leasing commissions the 200 South Wacker Drive Borrower will be reimbursed for the lease termination payment made in connection with such space. The 200 South Wacker Drive borrower may provide a letter of credit in lieu of making such deposits.

At closing, the 200 South Wacker Drive borrower deposited $578,508 into an unfunded tenant allowance to pay for unfunded tenant allowances for a specified tenant lease.

(4)	Eastpoint Mall

If all of JC Penney, Steve & Barry, Sears, & Value City shall have extended their leases for an additional term extending no less than two years beyond the maturity date, at the same or greater rent and otherwise on the same or terms more favorable Eastpoint Mall Borrower, then the cap on the replacement reserve shall be reduced to $630,000, and all amounts in the account in excess of $630,000 shall be released to borrower

The Eastpoint Mall Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the ensuing 12 months. Notwithstanding the foregoing, subject to certain minimal escrow requirements, the insurance escrows shall not be required as long as insurance coverage is provided under the Eastpoint Mall Borrower's blanket insurance policy.

(5)	Spring Creek Apartments

Annual Deposit to the Replace Reserve Account, Replacement Reserve Account Cap—Following a release of the partial release property, the annual deposit to the replacement reserve account shall be equal to $194,083, the replacement reserve account cap shall be reduced to $582,250 and all amounts in the replacement reserve account in excess of the reduced replacement reserve account cap shall be disbursed to the borrower.

(6)	Marriot Hotel—Orlando Airport

As long as the Marriot Hotel Manager is reserving pursuant to the Marriot Hotel Management Agreement an amount not less than the replacement reserve monthly deposit, borrower shall not be obligated to make deposits into the replacement reserve account.

(7)	623 Fifth Avenue

At closing, the 623 Fifth Avenue Borrower was required to make an upfront deposit of $2,188,143 into a free rent reserve account for the payment of free rent concessions outstanding on certain tenants' leases and future contemplated leases. Notwithstanding the foregoing, in lieu of the upfront cash deposit, the 623 Fifth Avenue sponsor has provided a guaranty of the free rent reserve.

At closing, the 623 Fifth Avenue Borrower was required to deposit $4,465,365 for certain outstanding tenant improvements and leasing commissions and $5,600,000 to be used for lease-up of vacant space as of the date of closing. Notwithstanding the foregoing, in lieu of the upfront cash deposits, the 623 Fifth Avenue Borrower has provided a guaranty of the rollover reserve account.

The 623 Fifth Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

The 623 Fifth Avenue Borrower is required to make monthly escrow deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payments payable during the next ensuing 12 months.

The 623 Fifth Avenue Borrower is required to make monthly escrow deposits in an amount equal to $4,375(subject to certain periodic increases as determined by mortgagee in it's reasonable discretion) into a replacement reserve account.

On each payment from and after September 11, 2006, the 623 Fifth Avenue Borrower is required to make monthly payments in the amount of $125,000 into a rollover reserve account. In addition, the 623 Fifth Avenue Borrower is required to deposit all lease termination payments, lease cancellation payments, any lease surrender payments, buy-out fees or reimbursements for tenant improvements and leasing commissions into the rollover reserve fund. Notwithstanding the foregoing, in lieu of the monthly deposits or other required deposits, the 623 Fifth Avenue Borrower has provided a guaranty of the rollover account, however they have the option to make a cash deposit in lieu of the guaranty for the monthly rollover reserve account.

(8)	Time Hotel

The Time Hotel Borrower deposited $700,000 into a repair escrow account, to be used to pay for certain immediate repairs and renovations required to be performed at the Time Hotel Mortgaged Property.

The Time Hotel Borrower is required to make monthly deposits of one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months into a tax escrow fund for the payment of taxes. The Time Hotel Borrower is required to make monthly deposits of one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof into an insurance escrow fund for the payment of insurance premiums.

The Time Hotel Borrower is required to make monthly deposits of one-twelfth of an amount which would be sufficient to pay the ground lease payments payable, or estimated by lender to be payable, during the next ensuing 12 months under the ground lease into a ground lease escrow fund for the payment of ground rent.

The Time Hotel Borrower is required to make monthly deposits into a replacement reserve account in an amount that is the greater of A) one-twelfth of 4% of the gross income derived from the operation of the Time Hotel Mortgaged Property during the preceding calendar year for each successive month during the term of the loan, or B) the amount required under any franchise agreement and or management agreement.

(9)	Dacra Portfolio

Current occupancy and current U/W NCF DSCR were calculated including tenants totaling 32,003 square feet, including Dacra Development Corporation (17,483 square feet at the Buick mortgaged real property), which have executed leases but have not yet taken occupancy. The amount of $1,750,000 was escrowed at the closing of the mortgage loan for tenant improvements related to the Dacra Development space at the Buick mortgaged real property, which is required to be released to the related borrower for tenant improvements.

Hunt Enterprised of Illinois, Inc. may terminate its lease at the end of month 90 of the lease term (April 30, 2007) upon 6 months prior notice. The amount of $750,000 was escrowed at the closing of the mortgage loan for potential rollover, which amount is required to be released to the related borrower in the event Hunt Enterprises of Illinois, Inc. does not exercise its termination option.

(10)	Cypress Financial Center

$212,628 of the original funding has been "held back" in escrow for tenant improvement allowances and free rent. Provided no event of default exists and subject to other conditions, $23,099.97 of the escrow shall be released to the Borrower within 15 days of the Borrower's first monthly payment and $21,058.67 shall be released within 15 days of each subsequent monthly payment thereafter.

(11)	University Towers

Commencing upon the earlier of (i) University of Michigan giving notice that it is not renewing its lease or (ii) the date that is one year prior to the expiration date of the first renewal option on the University of Michigan lease, the related borrower will be required to escrow all rents and other sums collected from the University of Michigan lease for tenant improvement and leasing commissions. The aggregate amount deposited into the reserve will be capped at $150,000.

(12)	Advance Tower

Interval International Inc.’s lease is guaranteed by a credit rated entity. A 100% cash flow sweep shall commence upon certain rating agency downgrades of the guarantor under the Interval International Inc. lease. All excess cash flow accumulated by means of such sweep is required to be deposited into a reserve account for tenant improvements and leasing commissions, the aggregate amount of which is capped at $2,000,000. In lieu of a cash flow sweep, the related borrower may (i) post a letter of credit from an ‘‘AA’’ rated bank in the amount of $2,000,000, or (ii) the related borrower may guarantee the amount of $2,000,000 provided, among other things, that certain net worth and liquidity requirements are met.

(13)	Knoxville Hilton

$119,896.26 of the original funding was "held back" in escrow for property improvements. Provided no event of default exists and subject to other conditions, lender shall make a single disbursement to reimburse the borrower for property improvements performed.

The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of (i) for the period prior to the fourth anniversary of the date hereof, two percent (2%) of the gross income and (ii) thereafter four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $30,657.

(14)	950 Herndon Parkway

The amount of $750,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. No ongoing reserves for tenant improvements and leasing commissions are required, provided the balance of the tenant improvement and leasing commisions reserve account is no less than $450,000. In the event the balance of the tenant improvement and leasing commisions reserve account falls below $450,000, monthly deposits in the annual amount of $64,125 will be required.

(15)	Meadows at Westbrook

Approximately $2,000,000 was escrowed at the closing of the mortgage for capital improvements/renovation at the mortgaged real property to be completed by December 31, 2008.

(16)	Rocky Point Hotel Portfolio

The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to Lender in an amount equal to one-twelfth of (i) for through and including 2008, three percent (3%) of the gross income and (ii) thereafter four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the Initial monthly replacement account deposit of $11,655.

(17)	Best Western—Soldiers Field

The monthly replacement account deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%)

percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $14,053.91.

(18)	313-321 W. 37th Street

Borrower has delivered a cash deposit (Drawdown Escrow) in the amount of $2,500,000, which shall be advanced by the lender to the borrower on or prior to August 10, 2008. Thereafter any undisbursed amounts my be applied to prepayment of the 313-321 W. 37th Street Mortgage Loan in accordance with the terms of the related loan documents.

(19)	Robinson Crossing

$350,000 of the original funding was "held back" in escrow pending receipt by lender of evidence that sales per square foot for the space within the property leased by Food Lion shall be equal to or greater than the national average sales per square foot for Food Lion stores. The holdback will be released within 15 days by lender upon satisfaction of the above condition.

$169,770.84 of the original funding was "held back" in escrow for tenant improvement allowances. Provided no event of default exists, upon completion of the repairs and improvements at the subject property the funds in the escrow will be released to pay for or reimburse the borrower for costs incurred within 15 days of request.

(20)	Vanguard Center

$650,000 of the original funding was "held back" in escrow for tenant occupancy conditions. Provided no event of default exists, escrow will be released to the borrower upon Miracle Software renewing its lease or if Miracle Software's lease shall expire upon satisfaction of certain occupancy conditions.

(21)	400 South Sepulveda

Commencing in the third year of the mortgage loan, $37,200 per annum will be required to be deposited into a TI/LC reserve account and $7,860 per annum will be required to be deposited into a replacement reserve account. The amount of $225,000 was escrowed at the closing of the mortgage loan, which is required to be released in an amount equal to $18,750 per month beginning May 2006, provided that, among other things, Caremark is not in default of its lease. The amount of $50,000 was escrowed at closing of the mortgage loan (Parking Reserve), which is required to be released to the related borrower at such time as net annual parking revenues are at least $50,000.

In addition, $371,220 was escrowed at closing for tenant improvement and leasing commissions incurred with respect to the space demised by Remax, which is required to be released to the related borrower for expenses incurred in connection with the Remax lease.

(22)	Courtyard at Pleasant Run

TI & LC Reserve Account Cap—cash flow sweep beginning February 1, 2011 until Cinemark lease end date of February 28, 2013. Upon renewal of the Cinemark lease all balances in the TILC reserve account above the cap of $180,000 shall be released to borrower.

(23)	Interline Portfolio—Nashville, Interline Portfolio—Bristol, Interline Portfolio—El Paso, Interline Portfolio—Orlando, Interline Portfolio—Birmingham, Interline Portfolio—Phoenix

The monthly reserve deposits and reserve account balances & account caps are shown per allocated loan amount for each mortgaged property in the Interline Portfolio. Prior to the defeasance or prepayment of the loan made to Teledyne Place TN LLC, the monthly leasing account cap shall not apply during the period (the "Notice Period) commencing on the earlier of (i) six months prior to the expiration of the "Tenessee Lease" or (ii) the date by which Interline Brands, Inc, must give notice of renewal of the "Tennesee Lease" for an additional five years, and ending on the date upon which (i) Interline Brands, Inc. shall have excericed their five year renewal option under the lease or (ii) a replacement tenant acceptable to lender shall have taken occupancy of the subject property under the terms of a lease acceptable to lender. Following the notice period, the monthly leasing account cap shall be reduced to $575,000 and any amounts in the leasing account in excess of the cap shall be released to borrower.

(24)	Hilton Garden Inn—Chattanooga

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the Initial monthly replacement account deposit of $9,829.67.

(25)	Peachtree Square Industrial

The amount of $150,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. No ongoing reserves for tenant improvements and leasing commissions are required, provided the balance of the tenant improvement and leaseing commision reserve account is no less than $150,000. In the event that at any time during the term of the loan the balance of the TI/LC reserve account falls below $150,000, the related borrower will be required to fund one sixth of the deficiency on each of the immediately following six payment dates. Commencing on the payment date in February 2008, the related borrower is required tofund monthly tenant improvement and leaseing commision reserves of $2,817.

(26)	6600 College Boulevard

Annual Deposit to the Replacement Reserve Account, Annual Deposit to the TI & LC Account— annual deposits shall not be required as long as E. Stanley Kroenke and Michael H. Staenberg deliver a guaranty of payment of the loan with liabilities thereunder limited to $337,068.

The monthly tax escrow deposit shall not be required as long as E. Stanley Kroenke and Michael H. Staenberg have delivered a guaranty of payment for all taxes at the mortgaged property.

The monthly insurance escrow deposit shall not be required as long as E. Stanley Kroenke and Michael H. Staenberg have delivered a guaranty of payment for all taxes at the mortgaged property.

(27)	Northwest 36th Street

Ongoing reserves for tenant improvement and leasing commissions will be capped at $300,000.

(28)	Hampton Inn—Beaumont

$222,768.75 of the original funding was "held back" in escrow for property improvements. Provided no event of default exists and subject to other conditions, lender shall make a single disbursement to reimburse the borrower for property improvements performed.

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the Initial monthly replacement account deposit of $8,832.58.

(29)	Glendale Food City Shopping Center

TI & LC Reserve Account—Six months prior to the expiration of the Basha's Inc. Store Lease, there will be a cash flow sweep into the TI & LC account until the balance in the reserve reaches $125,000 at which time the cash flow sweep shall cease and no monthly deposits shall be required to be made into the TILC reserve account.

(30)	Hampton Inn—Augusta West

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $6,829.42.

(31)	100 South Anaheim

Annual Deposit to the TI & LC Account—borrower shall make initial deposit of $500,000 into the TI & LC Account. Thereafter the annual deposit to the TI & LC account shall be $96,000; provided that, during such times when the balance in the leasing account exceeds $250,000, the monthly leasing account deposit shall equal $0.

TI & LC Reserve Account—If T.M.A.D. Engineers Inc. or an acceptable substitute tenant has taken full occupancy and is paying rent on all or part of the 11,156 sf currently occupied by T.M.A.D. Engineers Inc. (TMAD Premises) for a term of not less than 3 years then the borrower is entitled to a disbursement from the account in the lessor amount of (i) current balance in leasing account, or (ii) an amount equal to the product of (x) $250,000 and (y) the percent of the TMAD Premises re-leased.

(32)	The Waterfront

Two agencies of the State of Tennessee occupy a total of approximately 52,954 square feet of space through two leases. The State of Tennessee has termination options subject to certain funding appropriations pursuant to the leases. If at any time the Workers Compensation or Department of Labor and Workforce Development agencies give notice of their intention to terminate, an excess cash flow sweep will commence, until the amount of $6.00 per square foot of space for which the termination applies, has been deposited into the tenant improvement and leasing commision reserve account.

(33)	Decatur Hacienda Business Center

TI & LC Reserve Account—In the event that certain lease extension or other lease-up conditions are satisfied, the TI & LC reserve account cap shall be reduced to $98,202, and all amounts in the leasing account in excess of the cap shall be released to borrower.

(34)	Comfort Inn—Jamestown

$120,625 of the original funding was "held back" in escrow for property improvements. Provided no event of default exists and subject to other conditions, lender shall make a single disbursement to reimburse the borrower for property improvements performed.

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $6,007.90.

(35)	Wingate Inn—Augusta

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $5,707.25.

(36)	6931-6939 Van Nuys Blvd

TI & LC Reserve Account—In the event that San Fernando Valley Community Mental Health Care, Inc., Sunshine Adult Health Care Center, or an acceptable substitute tenant renews its lease or signs a new lease among other conditions then the leasing account cap shall be reduced to $125,000, and all amounts in the leasing account above the cap shall be released to borrower.

(37)	New England Building

TI & LC Reserve Account—During the period commencing on March 11, 2012 and ending on February 11, 2014, the annual deposit to the TI & LC Account shall be equal to $112,500; provided further that, if the Kansas Department on Aging and the Kansas Department of Social and Rehabilitation Services shall renew their leases for a term of not less than 5 years, or an acceptable substitute tenant takes full occupancy, then the annual deposit to the TI & LC Account shall be equal to $55,000 and the TI & LC reserve account cap shall be $165,000 and funds in excess of $165,000 shall be returned to the borrower.

(38)	Wells Fargo

Upon the occurrence of certain events described in the mortgage loan documents, including but not limited to ratings downgrades, the related borrower is required to make monthly deposits for capital expenditures in the amount of $1,280.28.

(39)	Lumberton & Silsbee

$69,283.50 of the original funding was "held back" in escrow for the maximum amount due and payable by Plaza Development of Silsbee LLC to Borrower for base rent paid is paid with regard to the master lease premises for the master lease period.

$207,202 of the original funding was "held back" in escrow to fund the reserve for tenant improvements at the subject property. Provided no event of default exists upon satisfaction of the improvements Lender will release the escrowed funds to Plaza Development of Silsbee LLC. If the Spec Space Condition is not satisfied within one year, such funds shall be deposited in the TI & LC reserve account.

(40)	Tropical Village Apartments

The amount of $300,000 was escrowed at the closing of the mortgage loan. The $300,000 is required to be released to the related borrower if no event of default has occurred and is continuing upon,

among other things, the mortgage loan achieving an underwritten DSCR of 1.20x based on trailing-12 month financials, calculated as indicated in the mortgage loan documentation, U/W NCF DSCR calculated based on the current roll is 1.22x.

(41)	Best Western Arlington

The Monthly Replacement Account Deposit means, for each calendar year, a monthly replacement account deposit shall be due from borrower to lender in an amount equal to one-twelfth of four (4%) percent of the gross income derived from the operation of the property during the preceding calendar year. The amount of the monthly replacement account deposit shall be recalculated each year on January 1 during the term of the loan, such that the monthly replacement account deposit shall be equal to four (4%) percent of the prior calendar year's gross income divided by twelve; provided, however, that the monthly replacement account deposit shall never be less than the initial monthly replacement account deposit of $3,571.02.

(42)	Athens Shopping Center

TI & LC Reserve Account—The initial deposit to the TI & LC reserve account is $60,000.00. The annual deposit to the TI & LC account shall be equal to $18,000.00. If at any time the balance in the leasing account falls below $20,000.00, borrower shall make the monthly leasing account deposit until the balance in the leasing account reaches $60,000.00. If at any time the balance in the leasing account is $60,000.00 or more, borrower's obligation to make monthly deposits to the leasing account shall temporarily cease until such time as the ablance in the leasing account drops below $20,000.00 at which time borrower shall resume paying the monthly leasing account deposit until $60,000.00 balance is re-established.

(43)	Spata Plaza

In lieu of ongoing reserves for real estate taxes, insurance premiums, capital expenditures and tenant improvements and leasing commissions the related borrower posted two letters of credit in the aggregate amount of $75,136 at the closing of the mortgage loan, which amount is equal to approximately the sum of 1 year of real estate taxes, insurance premiums, capital expenditures and tenant improvements.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL                        PROPERTY                               CUT-OFF DATE    UTILITIES PAID
  NO.     FOOTNOTE               NAME                    COUNTY        BALANCE ($)      BY TENANT
----------------------------------------------------------------------------------------------------

   5                Spring Creek Apartments          Fulton             60,000,000        Yes
  11                Queensbury Portfolio             Various            37,250,000        Yes
 11A1               Northbrook                       Warren              8,895,300        Yes
 11A2               Hiland Springs                   Warren              8,340,275        Yes
 11A3               Hunterbrook                      Warren              4,581,750        Yes
 11A4               Deer Run                         Washington          4,030,450        Yes
 11A5               Baybrook                         Warren              3,337,600        Yes
 11A6               Springbrook                      Washington          3,337,600        Yes
 11A7               The Oaks Village                 Washington          2,432,425        Yes
 11A8               Meadowbrooks                     Warren              1,389,425        Yes
 11A9               17 Queen Anne                    Washington            905,175        Yes
  14                University Towers                Washtenaw          31,500,000        Yes
  15                Rio Santa Fe Apartments          Maricopa           26,700,000        Yes
  16                Rochester Apartments             Monroe             25,883,000        Yes
 16A1               Henrietta Highlands              Monroe             13,717,990        Yes
 16A2               Eastridge Manor                  Monroe              5,953,090        Yes
 16A3               Parkway Manor                    Monroe              3,882,450        Yes
 16A4               Dixon Manor                      Monroe              2,329,470        Yes
  18                Maple Hill Apartments            San Bernardino     23,350,000        Yes
  22                Windridge Apartments             Dallas             18,200,000        Yes
  23                Sunchase Apartments              Knox               18,000,000        Yes
  24                Meadows at Westbrook             Onondaga           17,840,000        Yes
  26                Tiburon Apartments               Dallas             15,840,000        Yes
  27                Green Caye                       Galveston          14,730,117        Yes
  29                The Summit                       Dallas             13,600,000        Yes
  35                Lodge on Perrin Creek            Bexar              10,700,000        Yes
  36                The Willows on Rosemeade         Collin             10,380,000        Yes
  43                Enclave at Valley Ranch          Dallas              9,100,000        Yes
  44                Creekwood                        Dallas              8,800,000        Yes
  47                Del Rey Apartments               Dallas              8,600,000        Yes
  48                Hampton Bay Apartments           Denton              8,580,000        Yes
  53                Alderwood Apartments             Multnomah           8,250,000        Yes
  65                Woodland Village Townhomes       Hartford            6,650,000        Yes
  66                Crosby Creek Apartments          Dallas              6,640,000         No
  69                Colony Park Apartments           Wichita             6,159,359        Yes
  75                Pebble Walk Apartments           Harris              5,693,763         No
  77                Metropolitan Apartments          Hays                5,376,606        Yes
  78                Summer Glen Apartments           Dallas              5,350,000        Yes
  86                Villas of Southland              Kalamazoo           4,493,760         No
  96                Tropical Village Apartments      Lake                3,386,369        Yes
  98                Century Apartments               Stark               3,289,893        Yes
  101               Woischke MHP                     Pine                2,993,646        Yes
  112               North Side Manor Apartments      Monroe              2,025,000        Yes
  116               Liberty Point                    Allegheny           1,700,000        Yes
  117               Townhomes at Mallard Creek       Clay                1,696,184        Yes
  119               Sunrise Village                  Scotts Bluff        1,395,718        N/A

CONTROL   UTILITIES PAID                    # OF   AVG. RENT   MAX. RENT    # OF      AVG. RENT     MAX. RENT
  NO.     BY TENANT                         PADS   PADS ($)     PADS ($)   STUDIOS   STUDIOS ($)   STUDIOS ($)
--------------------------------------------------------------------------------------------------------------

   5      Electric & Water                     0           0          0          0             0             0
  11      Electric, Sewer, Gas                 0           0          0          0             0             0
 11A1     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A2     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A3     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A4     Electric, Gas                        0           0          0          0             0             0
 11A5     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A6     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A7     Electric, Gas                        0           0          0          0             0             0
 11A8     Electric, Sewer, Gas                 0           0          0          0             0             0
 11A9     Electric, Sewer, Gas                 0           0          0          0             0             0
  14      Electric                             0           0          0         32           865           865
  15      Electric, Water, Sewer               0           0          0          0             0             0
  16      Electric                             0           0          0         18           438           500
 16A1     Electric                             0           0          0          0             0             0
 16A2     Electric                             0           0          0          0             0             0
 16A3     Electric                             0           0          0         16           433           450
 16A4     Electric                             0           0          0          2           480           500
  18      Electric                             0           0          0          0             0             0
  22      Electric & Water                     0           0          0          3           615           665
  23      Electric                             0           0          0          0             0             0
  24      Electric, Gas                        0           0          0          0             0             0
  26      Electric, Water, Sewer & Trash       0           0          0          0             0             0
  27      Electric                           180         227        285          0             0             0
  29      Electric, Water & Trash              0           0          0          0             0             0
  35      Electric & Water                     0           0          0          0             0             0
  36      Electric, Water, Sewer & Trash       0           0          0          0             0             0
  43      Electric, Water, Sewer & Trash       0           0          0          0             0             0
  44      Electric, Water, Sewer & Trash       0           0          0          0             0             0
  47      Electric                             0           0          0          0             0             0
  48      Electric, Water, Sewer & Trash       0           0          0          0             0             0
  53      Gas and Electric                     0           0          0          0             0             0
  65      Electric, Fuel & Water               0           0          0          0             0             0
  66      None                                 0           0          0          0             0             0
  69      Electric, Water                      0           0          0          0             0             0
  75      None                                 0           0          0          0             0             0
  77      Electric, Gas                        0           0          0          0             0             0
  78      Electric                             0           0          0         40           425           425
  86      None                                 0           0          0         24           431           575
  96      Electric, Gas                        0           0          0          0             0             0
  98      Electric                             0           0          0          0             0             0
  101     Electric                           152         323        750          0             0             0
  112     Electric                             0           0          0          0             0             0
  116     Electric, Gas                        0           0          0          0             0             0
  117     Electric, Heat, Water & Sewer        0           0          0          0             0             0
  119     N/A                                165         175        175          0             0             0

CONTROL    # OF 1       AVG. RENT        MAX. RENT       # OF 2      AVG. RENT        MAX. RENT
  NO.     BEDROOMS    1 BEDROOMS ($)   1 BEDROOMS ($)   BEDROOMS   2 BEDROOMS ($)   2 BEDROOMS ($)
--------------------------------------------------------------------------------------------------

   5            550              614              885        630              736            1,105
  11              4              388              395        340              658              885
 11A1             0                0                0        128              662              680
 11A2             0                0                0         42              800              885
 11A3             0                0                0         37              677              720
 11A4             0                0                0         32              599              610
 11A5             0                0                0         24              698              760
 11A6             0                0                0         48              590              610
 11A7             0                0                0          0                0                0
 11A8             0                0                0         20              574              615
 11A9             4              388              395          9              519              550
  14             32              993            1,040        176             1208            1,325
  15            132              816              895        192              940            1,055
  16            255              605            1,210        451              676              759
 16A1            96              611              640        240              684              720
 16A2            64              616            1,210        120              677              748
 16A3            44              613              635         61              653              759
 16A4            51              573              623         30              646              660
  18             52              823              890        228              915            1,030
  22            420              692              930         24              919              975
  23            408              555              600        112              706              735
  24            104              578              665        304              671            1,210
  26            244              597              715        118              790            1,075
  27              0                0                0        194              811              960
  29             94              555              770         96              793              865
  35            267              521              714         42              701              769
  36            160              598              750         76              758              925
  43            216              506              775         48              771              930
  44            160              563              706         72              763              840
  47             80              655              655        144              780              789
  48            224              509              705         32              681              800
  53             30              577              700         63              710              850
  65             18              525              575        135              586              700
  66            136              513              549         64              663              724
  69            144              347              388        128              433              523
  75            144              451              600         84              591              692
  77             86              567              600          0                0                0
  78             72              561              575         74              647              675
  86            158              464              620         72              518              720
  96             59              450              475         54              554              595
  98             30              395              452         60              461              527
  101             0                0                0          0                0                0
  112            42              586              645         29              618              675
  116            56              460              504          1              539              539
  117             0                0                0          0                0                0
  119             0                0                0          0                0                0

CONTROL    # OF 3       AVG. RENT        MAX. RENT       # OF 4      AVG. RENT        MAX. RENT
  NO.     BEDROOMS    3 BEDROOMS ($)   3 BEDROOMS ($)   BEDROOMS   4 BEDROOMS ($)   4 BEDROOMS ($)
--------------------------------------------------------------------------------------------------

   5              0                0                0          0                0                0
  11            192              831            1,000          0                0                0
 11A1             0                0                0          0                0                0
 11A2            78              924            1,000          0                0                0
 11A3            29              743              775          0                0                0
 11A4            26              802              830          0                0                0
 11A5            24              746              792          0                0                0
 11A6             0                0                0          0                0                0
 11A7            35              774              810          0                0                0
 11A8             0                0                0          0                0                0
 11A9             0                0                0          0                0                0
  14              0                0                0          0                0                0
  15             12             1223            1,250          0                0                0
  16              8              843              860          0                0                0
 16A1             0                0                0          0                0                0
 16A2             0                0                0          0                0                0
 16A3             8              843              860          0                0                0
 16A4             0                0                0          0                0                0
  18              0                0                0          0                0                0
  22              0                0                0          0                0                0
  23              0                0                0          0                0                0
  24              0                0                0          0                0                0
  26              0                0                0          0                0                0
  27              0                0                0          0                0                0
  29             64              932              985          0                0                0
  35              0                0                0          0                0                0
  36              0                0                0          0                0                0
  43              0                0                0          0                0                0
  44              0                0                0          0                0                0
  47             64              899              899          0                0                0
  48              0                0                0          0                0                0
  53             34              899            1,950          0                0                0
  65             12              617              700          0                0                0
  66              0                0                0          0                0                0
  69              0                0                0          0                0                0
  75              0                0                0          0                0                0
  77              0                0                0         20             1199            1,500
  78             20              766              770          0                0                0
  86              0                0                0          0                0                0
  96              1              560              560          0                0                0
  98             30              555              600          0                0                0
  101             0                0                0          0                0                0
  112             1                0                0          0                0                0
  116             0                0                0          0                0                0
  117             6             1077            1,250         10             1308            1,350
  119             0                0                0          0                0                0

CONTROL   # OF COMMERCIAL         AVG. RENT             MAX. RENT                    TOTAL
  NO.          UNITS        COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)  ELEVATOR    UNITS
-------------------------------------------------------------------------------------------

   5                    0                      0                      0     No        1,180
  11                    0                      0                      0     No          536
 11A1                   0                      0                      0     No          128
 11A2                   0                      0                      0     No          120
 11A3                   0                      0                      0     No           66
 11A4                   0                      0                      0     No           58
 11A5                   0                      0                      0     No           48
 11A6                   0                      0                      0     No           48
 11A7                   0                      0                      0     No           35
 11A8                   0                      0                      0     No           20
 11A9                   0                      0                      0     No           13
  14                    0                      0                      0    Yes          240
  15                    0                      0                      0     No          336
  16                    0                      0                      0     No          732
 16A1                   0                      0                      0     No          336
 16A2                   0                      0                      0     No          184
 16A3                   0                      0                      0     No          129
 16A4                   0                      0                      0     No           83
  18                    0                      0                      0     No          280
  22                    0                      0                      0     No          447
  23                    0                      0                      0     No          520
  24                    0                      0                      0     No          408
  26                    0                      0                      0     No          362
  27                    0                      0                      0     No          554
  29                    0                      0                      0     No          254
  35                    0                      0                      0     No          309
  36                    0                      0                      0     No          236
  43                    0                      0                      0     No          264
  44                    0                      0                      0     No          232
  47                    0                      0                      0     No          288
  48                    0                      0                      0     No          256
  53                    0                      0                      0     No          127
  65                    0                      0                      0     No          165
  66                    0                      0                      0     No          200
  69                    0                      0                      0     No          272
  75                    0                      0                      0     No          228
  77                    0                      0                      0     No          106
  78                    0                      0                      0     No          206
  86                    0                      0                      0     No          254
  96                    0                      0                      0     No          114
  98                    0                      0                      0     No          120
  101                   0                      0                      0    N/A          152
  112                   0                      0                      0     No           72
  116                   0                      0                      0     No           57
  117                   0                      0                      0     No           16
  119                   0                      0                      0    N/A          165

ANNEX C-1

PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C-2

DECREMENT TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................    100%             100%            100%             100%            100%
March 2007...............................     85               85              85               85              85
March 2008...............................     69               69              69               69              69
March 2009...............................     50               50              50               50              50
March 2010...............................     24               24              24               24              24
March 2011 and thereafter................      0                0               0                0               0

Weighted Average Life (in years).........    2.76             2.74            2.74             2.73            2.72

                                                                     ANNEX C-2-2

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................    100%             100%             100%            100%            100%
March 2007...............................    100              100              100             100              100
March 2008...............................    100              100              100             100              100
March 2009...............................    100              100              100             100              100
March 2010...............................    100              100              100             100              100
March 2011...............................     13               12               11               9                0
March 2012 and thereafter................      0                0                0               0                0

Weighted Average Life (in years).........   4.88             4.87             4.85            4.83             4.62

                                                                     ANNEX C-2-3

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................    100%            100%            100%            100%          100%
March 2007...............................    100              100              100              100            100
March 2008...............................    100              100              100              100            100
March 2009...............................    100              100              100              100            100
March 2010...............................    100              100              100              100            100
March 2011...............................    100              100              100              100             96
March 2012...............................    100              100              100              100             96
March 2013...............................     10               10               10               10             10
March 2014 and thereafter................      0                0                0                0              0

Weighted Average Life (in years).........   6.80             6.80             6.80             6.80           6.67

                                                                     ANNEX C-2-4

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................    100%            100%            100%            100%          100%
March 2007...............................    100              100              100              100            100
March 2008...............................    100              100              100              100            100
March 2009...............................    100              100              100              100            100
March 2010...............................    100              100              100              100            100
March 2011...............................    100              100              100              100            100
March 2012...............................     75               75               75               75             76
March 2013...............................     57               57               57               57             57
March 2014...............................     34               34               34               34             34
March 2015...............................      7                0                0                0              0
March 2016 and thereafter................      0                0                0                0              0

Weighted Average Life (in years).........   7.17             7.15             7.14             7.14           7.16

                                                                     ANNEX C-2-5

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................    100%            100%            100%           100%           100%
March 2007...............................    100              100              100             100             100
March 2008...............................    100              100              100             100             100
March 2009...............................    100              100              100             100             100
March 2010...............................    100              100              100             100             100
March 2011...............................    100              100              100             100             100
March 2012...............................    100              100              100             100             100
March 2013...............................    100              100              100             100             100
March 2014...............................    100              100              100             100             100
March 2015...............................    100              100               99              97              91
March 2016 and thereafter................      0                0                0               0               0

Weighted Average Life (in years).........    9.69             9.67             9.64            9.61            9.42

                                                                     ANNEX C-2-6

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................   99                 99               99              99              99
March 2010...............................   99                 99               99              99              99
March 2011...............................   71                 71               71              71              71
March 2012...............................   70                 70               70              70              70
March 2013...............................   69                 69               69              69              69
March 2014...............................   68                 68               68              68              68
March 2015...............................   67                 67               67              67              67
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 8.19               8.18             8.17            8.15             7.96

                                                                     ANNEX C-2-7

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................  100                100              100             100             100
March 2010...............................  100                100              100             100             100
March 2011...............................  100                100              100             100             100
March 2012...............................  100                100              100             100             100
March 2013...............................  100                100              100             100             100
March 2014...............................  100                100              100             100             100
March 2015...............................  100                100              100             100             100
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 9.85               9.85             9.85            9.85            9.68

                                                                     ANNEX C-2-8

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................  100                100              100             100             100
March 2010...............................  100                100              100             100             100
March 2011...............................  100                100              100             100             100
March 2012...............................  100                100              100             100             100
March 2013...............................  100                100              100             100             100
March 2014...............................  100                100              100             100             100
March 2015...............................  100                100              100             100             100
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 9.93               9.91             9.90            9.87            9.72

                                                                     ANNEX C-2-8

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................  100                100              100             100             100
March 2010...............................  100                100              100             100             100
March 2011...............................  100                100              100             100             100
March 2012...............................  100                100              100             100             100
March 2013...............................  100                100              100             100             100
March 2014...............................  100                100              100             100             100
March 2015...............................  100                100              100             100             100
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 9.93               9.93             9.93            9.93            9.76

                                                                    ANNEX C-2-10

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................  100                100              100             100             100
March 2010...............................  100                100              100             100             100
March 2011...............................  100                100              100             100             100
March 2012...............................  100                100              100             100             100
March 2013...............................  100                100              100             100             100
March 2014...............................  100                100              100             100             100
March 2015...............................  100                100              100             100             100
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 9.93               9.93             9.93            9.93            9.76

                                                                    ANNEX C-2-11

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage.......................  100%              100%            100%           100%           100%
March 2007...............................  100                100              100             100             100
March 2008...............................  100                100              100             100             100
March 2009...............................  100                100              100             100             100
March 2010...............................  100                100              100             100             100
March 2011...............................  100                100              100             100             100
March 2012...............................  100                100              100             100             100
March 2013...............................  100                100              100             100             100
March 2014...............................  100                100              100             100             100
March 2015...............................  100                100              100             100             100
March 2016 and thereafter................    0                  0                0               0               0

Weighted Average Life (in years)......... 9.93               9.93             9.93            9.93            9.76

                                                                    ANNEX C-2-12

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage .....................   100%              100%            100%           100%           100%
March 2007 .............................   100                100              100             100             100
March 2008 .............................   100                100              100             100             100
March 2009 .............................   100                100              100             100             100
March 2010 .............................   100                100              100             100             100
March 2011 .............................   100                100              100             100             100
March 2012 .............................   100                100              100             100             100
March 2013 .............................   100                100              100             100             100
March 2014 .............................   100                100              100             100             100
March 2015 .............................   100                100              100             100             100
March 2016 and thereafter ..............     0                  0                0               0               0

Weighted Average Life (in years) .......   9.93               9.93             9.93            9.93            9.76

                                                                    ANNEX C-2-13

                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                           ---------------------------------------------------------------------------
DISTRIBUTION DATE                          0% CPR            25% CPR         50% CPR          75% CPR         100% CPR
-----------------                          ------            -------         -------          -------         --------

Initial Percentage ......................  100%              100%            100%           100%           100%
March 2007 ..............................  100                100              100             100             100
March 2008 ..............................  100                100              100             100             100
March 2009 ..............................  100                100              100             100             100
March 2010 ..............................  100                100              100             100             100
March 2011 ..............................  100                100              100             100             100
March 2012 ..............................  100                100              100             100             100
March 2013 ..............................  100                100              100             100             100
March 2014 ..............................  100                100              100             100             100
March 2015 ..............................  100                100              100             100             100
March 2016 and thereafter ...............    0                  0                0               0               0

Weighted Average Life (in years)......... 9.93               9.93             9.93            9.93            9.79

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
135 S. LaSalle Street, Suite 1625                                                                         Next Payment:    17-May-06
Chicago, IL 60603                                                                                         Record Date:        Apr-06
USA

Administrator:                                             ABN AMRO ACCT:                        Analyst:
Kathryn Hawkinson 312.904.6561                  REPORTING PACKAGE TABLE OF CONTENTS              Patrick Gong 714.259.6253
kathryn.hawkinson@abnamro.com                                                                    patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------  ------------------------------------------------------------------  ---------------------------

                                                                                              Page(s)
Issue Id:           SAMPLUBS         Statements to Certificateholders                         Page 2     Closing Date:
                                     Cash Recon                                               Page 3
Monthly Data File                    Bond Interest Reconciliation                             Page 4     First Payment Date:
Name:         SAMPLUBS_200602_3.ZIP  Bond Interest Reconciliation                             Page 5
-----------------------------------  Shortfall Summary Report                                 Page 6     Rated Final Payment Date:
                                     Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
                                     Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8     Determination Date:
                                     Mortgage Loan Characteristics                            Page 9-11
                                     Delinquent Loan Detail                                   Page 12    ---------------------------
                                     Loan Level Detail                                        Page 13      Trust Collection Period
                                     Realized Loss Detail                                     Page 14    ---------------------------
                                     Collateral Realized Loss                                 Page 15
                                     Appraisal Reduction Detail                               Page 16    ---------------------------
                                     Material Breaches Detail                                 Page 17
                                     Historical Collateral Prepayment                         Page 18
                                     Specially Serviced (Part I) - Loan Detail                Page 19
                                     Specially Serviced (Part II) - Servicer Comments         Page 20
                                     Summary of Loan Maturity Extensions                      Page 21
                                     Rating Information                                       Page 22
                                     Other Related Information                                Page 23
                                     ------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                        Depositor: Structured Asset Securities Corporation II
                                        Underwriter: Lehman Brothers Inc./UBS Securities LLC
                                        Master Servicer: Wachovia Bank, National Association
                                         Special Servicer: CW Capital Asset Management LLC
                          Rating Agency: Standard & Poor's Rating Services/Moody's Investors Service, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                          ------------------------------------------------------------------------------------
                                   INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ------------------------------------------------------------------------------------
                           LaSalle Web Site                                                   www.etrustee.net
                           Servicer Web Site                                                  www.wachovia.com
                           LaSalle Factor Line                                                    800.246.5761
                          ------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
WAC:         0.000000%                                                                                    Record Date:        Apr-06

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL        OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
   CLASS   FACE VALUE (1)     BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)  ADJUSTMENT       RATE

   CUSIP                                                                                                              Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                    ------------------------------------------
                                                                     Total P&I Payment
                                                                    ------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

            --------------------------------------------------     --------------------------------------------------
                             INTEREST SUMMARY                                      PRINCIPAL SUMMARY
            --------------------------------------------------     --------------------------------------------------

            Current Scheduled Interest                    0.00     SCHEDULED PRINCIPAL:
            Less Deferred Interest                        0.00     Current Scheduled Principal                   0.00
            Less PPIS Reducing Scheduled Int              0.00     Advanced Scheduled Principal                  0.00
            Plus Gross Advance Interest                   0.00     --------------------------------------------------
            Less ASER Interest Adv Reduction              0.00     Scheduled Principal                           0.00
            Less Other Interest Not Advanced              0.00     --------------------------------------------------
            Less Other Adjustment                         0.00     UNSCHEDULED PRINCIPAL:
            --------------------------------------------------     Curtailments                                  0.00
            Total                                         0.00     Prepayments in Full                           0.00
            --------------------------------------------------     Liquidation Proceeds                          0.00
            UNSCHEDULED INTEREST:                                  Repurchase Proceeds                           0.00
            --------------------------------------------------     Other Principal Proceeds                      0.00
            Prepayment Penalties                          0.00     --------------------------------------------------
            Yield Maintenance Penalties                   0.00     Total Unscheduled Principal                   0.00
            Other Interest Proceeds                       0.00     --------------------------------------------------
            --------------------------------------------------     Remittance Principal                          0.00
            Total                                         0.00     --------------------------------------------------
            --------------------------------------------------     Remittance P&I Due Trust                      0.00
            Less Fee Paid To Servicer                     0.00     --------------------------------------------------
            Less Fee Strips Paid by Servicer              0.00     Remittance P&I Due Certs                      0.00
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO SERVICER
            --------------------------------------------------     --------------------------------------------------
            Special Servicing Fees                        0.00                    POOL BALANCE SUMMARY
            Workout Fees                                  0.00     --------------------------------------------------
            Liquidation Fees                              0.00                                        Balance   Count
            Interest Due Serv on Advances                 0.00     --------------------------------------------------
            Non Recoverable Advances                      0.00     Beginning Pool                        1.00       1
            Misc. Fees & Expenses                         0.00     Scheduled Principal                   0.00       0
            --------------------------------------------------     Unscheduled Principal                 0.00       0
                                                                   Deferred Interest                     0.00
            --------------------------------------------------     Liquidations                          0.00       0
            Total Unscheduled Fees & Expenses             0.00     Repurchases                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            Total Interest Due Trust                      0.00     Ending Pool                           1.00       1
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO TRUST
            --------------------------------------------------     --------------------------------------------------
            Trustee Fee                                   0.00     Servicing Advance Summary
            Fee Strips                                    0.00     --------------------------------------------------
            Misc. Fees                                    0.00                                         Amount
            Interest Reserve Withholding                  0.00     --------------------------------------------------
            Plus Interest Reserve Deposit                 0.00     Prior Outstanding
            --------------------------------------------------     Plus Current Period
            Total                                         0.00     Less Recovered
            --------------------------------------------------     Less Non Recovered
                                                                   Ending Outstanding
                                                                   --------------------------------------------------

                                        --------------------------------------------------
                                                      SERVICING FEE SUMMARY
                                        --------------------------------------------------
                                        Current Servicing Fees                        0.00
                                        Plus Fees Advanced for PPIS                   0.00
                                        Less Reduction for PPIS                       0.00
                                        Plus Delinquent Servicing Fees                0.00
                                        --------------------------------------------------
                                        Total Servicing Fees                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                       CAP LEASE ACCRETION
                                        --------------------------------------------------
                                        Accretion Amt                                 0.00
                                        Distributable Interest                        0.00
                                        Distributable Principal                       0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                           PPIS SUMMARY
                                        --------------------------------------------------
                                        Gross PPIS                                    0.00
                                        Reduced by PPIE                               0.00
                                        Reduced by Shortfalls in Fees                 0.00
                                        Reduced by Other Amounts                      0.00
                                        --------------------------------------------------
                                        PPIS Reducing Scheduled Interest              0.00
                                        --------------------------------------------------
                                        PPIS Reducing Servicing Fee                   0.00
                                        --------------------------------------------------
                                        PPIS Due Certificate                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                            ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
                                        --------------------------------------------------
                                                                     Principal    Interest
                                        --------------------------------------------------
                                        Prior Outstanding                 0.00        0.00
                                        Plus Current Period               0.00        0.00
                                        Less Recovered                    0.00        0.00
                                        Less Non Recovered                0.00        0.00
                                        Ending Outstanding                0.00        0.00
                                        --------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

            -----------------------------------------------------------------------------------------------------------
                                                         Prior         Current
                                          Pass          Interest       Interest           Accrual             Accrued
                          Opening         Thru            Due            Due        -------------------     Certificate
            Class         Balance         Rate            Date           Date         Method     Days        Interest
            -----------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------
                                                                                          Current         Remaining
              Total              Total           Distributable         Interest           Period         Outstanding
             Interest          Interest           Certificate          Payment          Shortfall/         Interest
            Deductions         Additions           Interest             Amount           Recovery         Shortfalls
            -----------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 4 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

                              -------------------------------------------------------------------------------
                                                                                  Deductions
                                                                  -------------------------------------------
                                                       Accrued                     Deferred &
                                        Opening      Certificate     Allocable     Accretion       Interest
                              Class     Balance       Interest         PPIS         Interest      Loss / Exp
                              -------------------------------------------------------------------------------

                              -------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------------------
                                      Additions
          ------------------------------------------------------------------
          Prior Int    Int Accrual                                 Other       Distributable   Interest      Credit Support
          Shortfall     on Prior     Prepayment      Yield       Interest       Certificate    Payment    ---------------------
             Due        Shortfall     Premiums    Maintenance   Proceeds (1)     Interest       Amount    Original   Current(3)
          ---------------------------------------------------------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------------------

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable Interest.

(3)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 5 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------    --------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:                                     EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------               ------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds       0.00      Other Interest Proceeds Due the Bonds                  0.00

Special Servicing Fees                                      0.00      Prepayment Interest Excess Due the Bonds               0.00

Workout Fees                                                0.00      Interest Income                                        0.00

Liquidation Fees                                            0.00      Yield Maintenance Penalties Due the Bonds              0.00

Legal Fees                                                  0.00      Prepayment Penalties Due the Bonds                     0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00      Recovered ASER Interest Due the Bonds                  0.00

Interest Paid to Servicer on Outstanding Advances           0.00      Recovered Interest Due the Bonds                       0.00

ASER Interest Advance Reduction                             0.00      ARD Excess Interest                                    0.00
                                                                                                                         --------
Interest Not Advanced (Current Period)                      0.00      Total Excess Allocated to the Bonds                    0.00
                                                                                                                         ========
Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00
                                                        --------
Total Shortfall Allocated to the Bonds                      0.00
                                                        ========
------------------------------------------------------------------    --------------------------------------------------------------

                                       AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                          ---------------------------------------------------------------------------
                          Total Excess Allocated to the Bonds                                   0.00

                          Less Total Shortfall Allocated to the Bonds                           0.00
                                                                                            ---------
                          Total Interest Adjustment to the Bonds                                0.00
                                                                                            =========
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06
                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------  ---------------------------------------------------------------------------------------
                                           Delinquency Aging Categories
------------  ---------------------------------------------------------------------------------------
Distribution  Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure         REO
    Date
                #    Balance      #    Balance       #     Balance       #    Balance    #    Balance
------------  ---------------------------------------------------------------------------------------

                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 2/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------

------------  ------------------------------------------------------
                         Special Event Categories (1)
------------  ------------------------------------------------------
Distribution  Modifications     Specially Serviced      Bankruptcy
    Date
                #    Balance      #      Balance        #    Balance
------------  ------------------------------------------------------

                 0     0.00        0         0.00        0     0.00
 2/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------

     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------  ------------------------------------------------------------------------------------------------------------
Distribution  Ending Pool (1)    Payoffs(2)      Penalties    Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
    Date
                #     Balance    #    Balance    #   Amount     #        Balance       #     Balance     #       Amount
------------  ------------------------------------------------------------------------------------------------------------

 17-Feb-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------

------------  ------------------------------------
Distribution  Remaining Term    Curr Weighted Avg.
    Date
              Life     Amort    Coupon      Remit
------------  ------------------------------------

 17-Feb-06          0            0.00%      0.00%

------------  ------------------------------------

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 8 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

             DISTRIBUTION OF PRINCIPAL BALANCES                                 DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------      -----------------------------------------------------------------
 Current                                  Weighted Average            Current                                     Weighted Average
Scheduled  # of   Scheduled   % of     ----------------------        Mortgage     # of   Scheduled   % of     ----------------------
 Balance   Loans   Balance   Balance   Term  Coupon  PFY DSCR      Interest Rate  Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                      0          0    0.00%
                                                                   -----------------------------------------------------------------

                                                                   Minimum Mortgage Interest Rate        ,900.000%
                                                                   Maximum Mortgage Interest Rate        ,900.000%

                                                                               DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                   -----------------------------------------------------------------
                                                                      Balloon                                     Weighted Average
                                                                     Mortgage     # of   Scheduled   % of     ----------------------
-------------------------------------------------------------          Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
               0          0    0.00%                               -----------------------------------------------------------------
-------------------------------------------------------------

Average Schedule Balance               0
Maximum Schedule Balance  (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
-------------------------------------------------------------
  Fully
Amortizing                                Weighted Average
 Mortgage  # of   Scheduled   % of     ----------------------
  Loans    Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------      -----------------------------------------------------------------
               0          0    0.00%                                                  0          0    0.00%
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                                                                        PAGE 9 of 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)
-------------------------------------------------------------
  Debt                                                                                  GEOGRAPHIC DISTRIBUTION
 Service                                                           -----------------------------------------------------------------
Coverage   # of   Scheduled   % of                                  Geographic    # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR         Location     Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                DISTRIBUTION OF DSCR (CUTOFF)
-------------------------------------------------------------
  Debt
 Service
Coverage   # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------
                                                                   -----------------------------------------------------------------
Maximum DSCR            0.000                                                         0          0    0.00%
Minimum DSCR            0.000                                      -----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                                MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PROPERTY TYPES                                   DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------  ------------------------------------------------------------------
Property Types  # of   Scheduled   % of                               Number      # of   Scheduled    % of
                Loans  Balance     Balance  WAMM  WAC   PFY DSCR    of Months     Loans  Balance     Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                            0          0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                        DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------  ------------------------------------------------------------------
Amortization    # of   Scheduled    % of                                          # of   Scheduled    % of
    Type        Loans   Balance    Balance  WAMM  WAC   PFY DSCR       Year       Loans   Balance    Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                       2006       0              0     0.00%    0    0.00%      0.00
                                                                       2007       0              0     0.00%    0    0.00%      0.00
                                                                       2008       0              0     0.00%    0    0.00%      0.00
                                                                       2009       0              0     0.00%    0    0.00%      0.00
                                                                       2010       0              0     0.00%    0    0.00%      0.00
                                                                       2011       0              0     0.00%    0    0.00%      0.00
                                                                       2012       0              0     0.00%    0    0.00%      0.00
                                                                       2013       0              0     0.00%    0    0.00%      0.00
                                                                       2014       0              0     0.00%    0    0.00%      0.00
                                                                       2015       0              0     0.00%    0    0.00%      0.00
                                                                       2016       0              0     0.00%    0    0.00%      0.00
                                                                  2017 & Greater  0              0     0.00%    0    0.00%      0.00
----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                        0              0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                                   DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                  Outstanding    Out. Property    Loan Status      Special
Disclosure    Thru    Current P&I       P&I         Protection       Code (1)       Servicer       Foreclosure    Bankruptcy    REO
Control #     Date      Advance     Advances**       Advances                     Transfer Date       Date           Date       Date
------------------------------------------------------------------------------------------------------------------------------------

TOTAL
------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                        Statement Date:  17-Apr-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Apr-06
                                                       SERIES 2006-C3                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                       ABN AMRO ACCT:
                                                      LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                Operating               Ending                                                Loan
Disclosure           Property  Maturity   PFY   Statement     Geo.     Principal  Note   Scheduled   Prepayment Prepayment   Status
Control #    Group     Type      Date     DSCR    Date      Location    Balance   Rate      P&I        Amount      Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period              1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured    9. REO
                                                                                                     Ballon
              B. Late Payment but < 1 month   2. Delinquent 2 months   4. Performing Matured     7.  Foreclosure
                  delinq                                                   Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                     Statement Date:  17-Apr-06
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Apr-06
                                                          SERIES 2006-C3                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                          ABN AMRO ACCT:
                                                       REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance  Expenses *    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LaSalle Bank                          LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                     Statement Date:  17-Apr-06
       ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                  Payment Date:    17-Apr-06
                                                          SERIES 2006-C3                                  Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                        Beginning                                                                       Interest
                      Balance of the     Aggregate     Prior Realized      Amounts Covered by         (Shortages)
Prospectus               Loan at       Realized Loss   Loss Applied to    Overcollateralization    /Excesses applied
    ID       Period    Liquidation       on Loans       Certificates        and other Credit       to Realized Losses

                                                             A                     B                       C
---------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                          Additional                                                   (Recoveries)/
                 Modification            (Recoveries)/       Current Realized     Recoveries of        Realized Loss
Prospectus   Adjustments/Appraisal    Expenses applied to    Loss Applied to     Realized Losses         Applied to
    ID       Reduction Adjustment       Realized Losses       Certififcates*      paid as Cash      Certificate Interest

                      D                        E
------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D + E

Description of Fields

     A             Prior Realized Loss Applied to Certificates

     B             Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C             Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D             Adjustments that are based on principal haircut or future interest foregone due to modification

     E             Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------
                                                                             Remaining
                                                                               Term                                     Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I  ASER  Note  Maturity  ---------  Property  Geographic        ---------------
 Control#   Red. Date   Balance   Amount    Advance          Rate    Date    Life         Type     Location   DSCR  Value      Date
---------------------  ------------------------------  ----  -------------------------  --------------------  ----  ---------------

            ---------  ------------------------------------

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

------------------------------------------------  ----------------------------------------------------------------------------------
                   Ending             Material
Disclosure        Principal            Breach                       Material Breach and Material Document Defect
Control #          Balance              Date                                         Description
------------------------------------------------  ----------------------------------------------------------------------------------

------------------------------------------------  ----------------------------------------------------------------------------------

                    Material breaches of pool asset representation or warranties or transaction covenants.             PAGE 17 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

--------------------  ------------------------------------------------------------  --------------------  --------------------------
 Disclosure   Payoff    Initial                                Payoff      Penalty  Prepayment  Maturity  Property        Geographic
 Control #    Period    Balance              Type              Amount      Amount      Date       Date      Type           Location
--------------------  ------------------------------------------------------------  --------------------  --------------------------

--------------------  ------------------------------------------------------------  --------------------  --------------------------
                                                         -------------------------
                                             CURRENT
                                             CUMULATIVE
                                                         -------------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------
                         Loan
Disclosure   Servicing  Status       Balance       Note   Maturity  Remaining    Property    Geo.                            NOI
Control #    Xfer Date  Code(1)  ----------------  Rate     Date    ---------      Type    Location     NOI      DSCR       Date
                                 Schedule  Actual                   Life
----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

                                                                                                     Not Avail Not Avail  Not Avail

             ---------           ----------------

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        3. P&I Adv - delinquent 3+ months

             B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       4. Mat. Balloon/Assumed P&I

                                                    5. Non Performing Mat. Balloon         7. Foreclosure          9. REO
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------  ----------------------------------------------------------------------------------------
   Disclosure              Resolution
   Control #                Strategy                                               Comments
------------------------------------------  ----------------------------------------------------------------------------------------

------------------------------------------  ----------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                      LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

-------------------------------------   --------------------------------------------   ---------------------------------------------
                                                       ORIGINAL RATINGS                        RATING CHANGE/CHANGE DATE(1)

      CLASS             CUSIP             FITCH            MOODY'S            S&P         FITCH           MOODY'S           S&P
-------------------------------------   --------------------------------------------   ---------------------------------------------

-------------------------------------   --------------------------------------------   ---------------------------------------------

NR - Designates that the class was not rated by the rating agency.

      (1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LASALLE BANK                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C3                    Statement Date:  17-Apr-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Apr-06
                                                           SERIES 2006-C3                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-May-06
                                                                                                          Record Date:        Apr-06

                                                           ABN AMRO ACCT:
                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 23

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX E

REFERENCE RATE SCHEDULE

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C3, Commercial Mortgage Pass-Through Certificates, Series 2006-C3, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including March 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a) (30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate) :

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e) (5) (ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e) (5) (v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e) (3) (ii) or 1.1441-1(e) (5) (v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e) (3) (iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c) (1) (ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS06C3.xls.’’ The spreadsheet file ‘‘LBUBS06C3.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

Offering Prospectus

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	5
NOTICE TO RESIDENTS OF KOREA	5
NOTICE TO RESIDENTS OF GERMANY	6
NOTICE TO NON-U.S. INVESTORS	6
EUROPEAN ECONOMIC AREA	6
SUMMARY OF OFFERING PROSPECTUS	7
RISK FACTORS	49
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	66
FORWARD-LOOKING STATEMENTS	66
DESCRIPTION OF THE MORTGAGE POOL	67
TRANSACTION PARTICIPANTS	143
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	154
THE SERIES 2006-C3 POOLING AND SERVICING AGREEMENT	155
SERVICING OF THE 888 SEVENTH AVENUE LOAN COMBINATION	195
DESCRIPTION OF THE OFFERED CERTIFICATES	197
YIELD AND MATURITY CONSIDERATIONS	233
USE OF PROCEEDS	238
FEDERAL INCOME TAX CONSEQUENCES	238
ERISA CONSIDERATIONS	242
LEGAL INVESTMENT	244
METHOD OF DISTRIBUTION	245
LEGAL MATTERS	246
RATINGS	246
GLOSSARY	248
ANNEX A-1—Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2—Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3—Certain Characteristics of Loan Group No. 1	A-3
ANNEX A-4—Certain Characteristics of Loan Group No. 2	A-4
ANNEX A-5—Certain Monetary Terms of the Underlying Mortgage Loans	A-5
ANNEX A-6—Certain Information Regarding Reserves	A-6
ANNEX B—Certain Information Regarding Multifamily Properties	B
ANNEX C-1—Price/Yield Tables	C-1
ANNEX C-2—Decrement Tables	C-2
ANNEX D—Form of Distribution Date Statement	D
ANNEX E—Reference Rate Schedule	E
ANNEX F—Class A-AB Planned Principal Balance Schedule	F
ANNEX G—Global Clearance, Settlement and Tax Documentation Procedures	G

$1,571,828,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C3

Commercial Mortgage Pass-Through
Certificates, Series 2006-C3

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E,
Class F and Class X-CP

FREE WRITING PROSPECTUS

UBS INVESTMENT BANK

LEHMAN BROTHERS

March 27, 2006

Diskette
Dated March 27, 2006
to the Free Writing Prospectus

LB-UBS Commercial Mortgage Trust 2006-C3

Commercial Mortgage
Pass-Through Certificates
Series 2006-C3

LBUBS06C3.XLS
(Microsoft Excel Version 5.0)

$1,571,828,000 (Approximate) LB-UBS Commercial Mortgage Trust 2006-C3, Commercial Mortgage Pass-Through Certificates, Series 2006-C3